Filed with the U.S. Securities and Exchange Commission on November 29, 2023.

Registration No. 333-270499

UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

AMENDMENT NO. 5

TO

FORM F-1

REGISTRATION STATEMENT

UNDER

THE SECURITIES ACT OF 1933

LOBO EV TECHNOLOGIES LTD.

(Exact name of registrant as specified in its charter)

British Virgin Islands	3751	Not Applicable
(State or other jurisdiction of incorporation or organization)	(Primary Standard Industrial Classification Code Number)	(I.R.S. Employer Identification Number)

Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd

Xinwu District, Wuxi, Jiangsu

People’s Republic of China, 214111

+86 510 88584252

(Address, including zip code, and telephone number, including area code, of registrant’s principal executive offices)

Puglisi & Associates

850 Library Avenue, Suite 204

Newark, Delaware 19711

+1 302-738-6680

(Name, address, including zip code, and telephone number, including area code, of agent for service)

With a Copy to:

Lawrence Venick, Esq. Loeb & Loeb LLP 2206-19 Jardine House 1 Connaught Place Central, Hong Kong SAR Telephone: 852-3923-1111	Richard I. Anslow, Esq. Lijia Sanchez, Esq. Ellenoff Grossman & Schole LLP 1345 Avenue of the Americas New York, New York 10105 Telephone: (212) 370-1300

Approximate date of commencement of proposed sale to the public: Promptly after the effective date of this registration statement.

If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933 check the following box. ☐

If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

If this Form is a post-effective amendment filed pursuant to Rule 462(d) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering ☐

Indicate by check mark whether the registrant is an emerging growth Company as defined in Rule 405 of the Securities Act of 1933

Emerging growth Company ☒

If an emerging growth Company that prepares its financial statements in accordance with U.S. GAAP, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 7(a)(2)(B) of the Securities Act ☐

The registrant hereby amends this registration statement on such date or dates as may be necessary to delay its effective date until the registrant shall file a further amendment which specifically states that this registration statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act, or until the registration statement shall become effective on such date as the Securities and Exchange Commission, acting pursuant to such Section 8(a), may determine.

The information in this prospectus is not complete and may be changed. We may not sell the securities until the registration statement filed with the Securities and Exchange Commission is effective. This prospectus is not an offer to sell these securities and it is not soliciting any offer to buy these securities in any jurisdiction where such offer or sale is not permitted.

SUBJECT TO COMPLETION	PRELIMINARY PROSPECTUS DATED NOVEMBER 29, 2023

1,625,000 Ordinary Shares

LOBO EV TECHNOLOGIES LTD.

萝贝电动车科技有限公司

This is an initial public offering of our ordinary shares, par value $0.001 (“Ordinary Shares”). We are offering on a firm commitment basis our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares. We expect the initial public offering price of our Ordinary Shares to be $4.00 per share. We have applied to list our Ordinary Shares on the Nasdaq Capital Market under the symbol “LOBO.” It is a condition to the closing of this offering that our Ordinary Shares qualify for listing on a national securities exchange. There is no assurance that such application will be approved, and if our application is not approved, this offering may not be completed.

Investing in our Ordinary Shares involves a high degree of risk, including the risk of losing your entire investment. See “Risk Factors” beginning on page 14 to read about factors you should consider before buying our Ordinary Shares.

Investors are cautioned that you are not buying shares of a China-based operating company but instead are buying shares of Lobo EV Technologies Ltd. Lobo EV Technologies Ltd. is not a PRC operating company but a British Virgin Islands holding company with operations conducted by our subsidiaries in the PRC. This structure involves unique risks to investors.

The risks could result in a material change in the value of the securities we are registering for sale or could significantly limit or completely hinder our ability to offer or continue to offer securities to investors. Our Ordinary Shares offered in this prospectus are shares of our British Virgin Islands holding company, which has no material operations of its own and conducts substantially all of its operations through the operating entities established in the People’s Republic of China, or the PRC, primarily Jiangsu LOBO Electric Vehicle Co. Ltd. (“Jiangsu LOBO” or “Jiangsu WFOE”), our wholly-owned subsidiary and its subsidiaries. Because all of our operations are conducted in China through our wholly-owned subsidiaries, the Chinese government may exercise significant oversight and discretion over the conduct of our business and may intervene in or influence our operations at any time, which could result in a material change in our operations and/or the value of our Ordinary Shares.

In addition, as we conduct substantially all of our operations in China, we are subject to legal and operational risks associated with having substantially all of our operations in China, including risks related to the legal, political and economic policies of the Chinese government, the relations between China and the United States, or Chinese or United States regulations, which risks could result in a material change in our operations and/or cause the value of our Ordinary Shares to significantly decline or become worthless and affect our ability to offer or continue to offer securities to investors. Recently, the PRC government initiated a series of regulatory actions and made a number of public statements on the regulation of business operations in China with little advance notice, including cracking down on illegal activities in the securities market, enhancing supervision over China-based companies listed overseas, adopting new measures to extend the scope of cybersecurity reviews, and expanding efforts in anti-monopoly enforcement. As advised by our PRC counsel, DeHeng Law Offices (Shenzhen), as of the date of this prospectus, we are not directly subject to these regulatory actions or statements, as we have not implemented any monopolistic behavior and our business does not involve the collection of user data, implicate cybersecurity, or involve any other type of restricted industry. On February 17, 2023, the China Securities Regulatory Commission (the “CSRC”) issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. According to the Notice on the Management Arrangements for Overseas Issuance and Listing of Domestic Enterprises issued by CSRC on the same day, we need to complete the filing procedures with CSRC before our listing on U.S. exchanges. We have submitted the filing for this IPO to the CSRC on July 1, 2023, and responded to CSRC’s comments on August 15, 2023, October 26, 2023 and November 2, 2023. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. As further advised by our PRC counsel, as of the date of this prospectus, except for the CSRC filing for this issuance and listing, no effective laws or regulations in the PRC explicitly require us to seek approval from the China Securities Regulatory Commission (the “CSRC”) or any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. However, since these statements and regulatory actions by the PRC government are newly published and official guidance and related implementation rules have not been issued, it is highly uncertain what the potential impact such modified or new laws and regulations will have on our daily business operation, the ability to accept foreign investments and list on an U.S. exchange. The Standing Committee of the National People’s Congress (the “SCNPC”) or other PRC regulatory authorities may in the future promulgate laws, regulations or implementing rules that require our company, or any of our subsidiaries to obtain regulatory approval from Chinese authorities before listing in the U.S. See “Risk Factors” beginning on page 14 for a discussion of these legal and operational risks and other information that should be considered before making a decision to purchase our Ordinary Shares.

Furthermore, as more stringent criteria have been imposed by the SEC and the Public Company Accounting Oversight Board (the “PCAOB”) recently, our securities may be prohibited from trading if our auditor cannot be fully inspected. The HFCA Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On December 16, 2021, the PCAOB issued its determination that the PCAOB is unable to inspect or investigate completely PCAOB-registered public accounting firms headquartered in mainland China and in Hong Kong, because of positions taken by PRC authorities in those jurisdictions, and the PCAOB included in the report of its determination a list of the accounting firms that are headquartered in the PRC or Hong Kong. This list does not include our auditor, TPS Thayer, LLC. On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and the PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist about whether this new framework will be fully complied with. While our auditor is based in the U.S. and is registered with PCAOB and subject to PCAOB inspection, in the event it is later determined that the PCAOB is unable to inspect or investigate completely our auditor because of a position taken by an authority in a foreign jurisdiction, then such lack of inspection could cause our securities to be delisted from the Nasdaq Capital Market. See “Risk Factors — Risks Related to Doing Business in China — Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment” on page 43. On August 26, 2022, the PCAOB signed an agreement with the China Securities Regulatory Commission and the Ministry of Finance of the People’s Republic of China, allowing the PCAOB to inspect and investigate registered public accounting firms headquartered in mainland China and Hong Kong completely, consistent with U.S. law. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCA Act dictates that the PCAOB vacate the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

As a holding company, we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements. If any of our PRC subsidiaries incurs debt on its own behalf in the future, the instruments governing such debt may restrict their ability to pay dividends to us. However, none of our subsidiaries has made any dividends or other distributions to our holding company as of the date of this prospectus. In the future, cash proceeds raised from overseas financing activities, including this offering, may be transferred by us to our PRC subsidiaries via capital contribution or shareholder loans, as the case may be. As of the date of this prospectus, we have not paid any dividends or made any distributions to U.S. investors.

As of the date of this prospectus, there were no cash flows between our British Virgin Islands holding company and our subsidiaries. Funds are transferred among our PRC subsidiaries for working capital purposes, primarily between Jiangsu LOBO, our main operating subsidiary, and its subsidiaries. The transfer of funds among companies are subject to the Provisions of the Supreme People’s Court on Several Issues Concerning the Application of Law in the Trial of Private Lending Cases (2020 Revision, the “Provisions on Private Lending Cases”), which was implemented on August 20, 2020 to regulate the financing activities between natural persons, legal persons and unincorporated organizations. As advised by our PRC counsel, DeHeng Law (Shenzhen), the Provisions on Private Lending Cases do not prohibit using cash generated from one subsidiary to fund another subsidiary’s operations. We have not been notified of any other restriction which could limit our PRC subsidiaries’ ability to transfer cash between subsidiaries. Jiangsu LOBO conducts regular review and management of all its subsidiaries’ cash transfers and reports to its Risk Management Department and board of directors.

Please see “Risk Factors” beginning on page 14 of this prospectus for additional information.

We are both an “emerging growth company” and a “foreign private issuer” as defined under the U.S. federal securities laws and, as such, may elect to comply with certain reduced public company reporting requirements for this and future filings. See “Prospectus Summary—Implications of Being an Emerging Growth Company,” “Prospectus Summary—Implications of Being a Foreign Private Issuer,” “Risk Factors – For as long as we are an emerging growth Company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies,” and “Risk Factors – We are a foreign private issuer and, as a result, will not be subject to U.S. proxy rules and will be subject to more lenient and less frequent Exchange Act reporting obligations than a U.S. issuer.”

	Per Share	Total
Initial public offering price	US$	US$
Underwriting discounts and commissions	US$	US$
Proceeds, before expenses, to us	US$	US$

See “Underwriting” beginning on page 143 for additional disclosure regarding underwriting compensation payable by us.

We will also pay to the underwriters by deduction from the net proceeds of the offering, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Ordinary Shares (excluding any Ordinary Shares sold pursuant to the underwriter’s over-allotment option). The total estimated expenses related to this offering are set forth in the section entitled “Underwriting – Discounts, Commissions and Expenses.”

The underwriters are selling 1,625,000 Ordinary Shares (or 1,868,750 Ordinary Shares if the underwriters exercise their over-allotment option in full) in this Offering on a firm commitment basis.

We have granted the underwriters an option, exercisable for 45 days following the effective date of this prospectus, to purchase up to an additional fifteen percent (15%) of the Ordinary Shares offered in this offering on the same terms to cover over-allotments.

The underwriters expect to deliver the Ordinary Shares against payment in U.S. dollars to purchasers on or about [●], 2023.

Neither the United States Securities and Exchange Commission nor any other regulatory body has approved or disapproved of these securities or passed upon the accuracy or adequacy of this prospectus. Any representation to the contrary is a criminal offense.

a division of Kingswood Capital Partners, LLC

The date of this prospectus is [●], 2023.

About this Prospectus

We and the underwriters have not authorized anyone to provide any information or to make any representations other than those contained in this prospectus or in any free writing prospectuses prepared by us or on our behalf or to which we have referred you. We take no responsibility for, and can provide no assurance as to the reliability of, any other information that others may give you. This prospectus is an offer to sell only the Ordinary Shares offered hereby, but only under circumstances and in jurisdictions where it is lawful to do so. We are not making an offer to sell these securities in any jurisdiction where the offer or sale is not permitted or where the person making the offer or sale is not qualified to do so or to any person to whom it is not permitted to make such offer or sale. For the avoidance of doubt, no offer or invitation to subscribe for Ordinary Shares is made to the public in the British Virgin Islands. The information contained in this prospectus is current only as of the date on the front cover of the prospectus. Our business, financial condition, results of operations, and prospects may have changed since that date.

Until          , 2023 (25 days after the date of this prospectus), all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealer’s obligation to deliver a prospectus when acting as an underwriter and with respect to their unsold allotments or subscriptions.

Conventions that Apply to this Prospectus

Unless otherwise indicated or the context requires otherwise, the terms “we,” “us,” “our Company,” “our,” “the Company” and “LOBO EV” refer to LOBO EV Technologies Ltd., a British Virgin Islands company. In addition, in this prospectus:

●	“3C” refers to China Compulsory Certification;

●	“Beijing LOBO” refers to Beijing LOBO Intelligent Machine Co., Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●	“BVI Act” refers to the BVI Business Companies Act, 2004, as amended;

●	“China” or the “PRC” refers to the People’s Republic of China, excluding Taiwan for the purposes of this prospectus only;

i

●	“EV” or “EVs” refers to two-wheeled electric vehicles, three-wheeled electric vehicles and off-highway four-wheeled electric shuttles;

●	“e” refers to electric. All of our products are driven by electric power whether labeled “e” or not;

●	“E-bicycle” refers to the new national standard electric two-wheeled vehicle which conforms to the Safety Technical Specification for Electric Bicycle (GB 17761-2018);

●	“E-moped” refers to the electric two-wheeled vehicle which conforms to the General specifications for electric motorcycles and electric mopeds (GB/T 24158-2018);

●	“E-motorcycle” refers to the electric two-wheeled vehicle which conforms to the General specifications for electric motorcycles and electric mopeds (GB/T 24158-2018);

●	“Guangzhou LOBO” refers to Guangzhou LOBO Intelligent Technologies Co. Ltd., a wholly-owned subsidiary of Jiangsu LOBO;

●	“Jiangsu WFOE” or “Jiangsu LOBO” refers to Jiangsu LOBO Electric Vehicle Co. Ltd., a wholly-owned subsidiary of LOBO HK;

●	“LOBO HK” refers to LOBO Holdings Ltd., a wholly-owned subsidiary of LOBO EV Technologies Ltd.;

●	“RMB” or “Chinese Yuan” refers to the legal currency of China;

●	“shares”, “Shares” or “Ordinary Shares” refer to the Ordinary Shares of LOBO EV Technologies Ltd., par value $0.001 per share;

●	“Tianjin LOBO” refers to Tianjin LOBO Intelligent Robot Co., Ltd., a wholly-owned subsidiary of Beijing LOBO;

●	“Tianjin Bibosch” refers to Tianjin Bibosch Intelligent Technologies Co., Ltd., a wholly-owned subsidiary of Beijing LOBO;

●	“U.S. dollars,” “dollars,” “USD” or “$” refers to the legal currency of the United States; and.

●	“Wuxi Jinbang” refers to Wuxi Jinbang Electric Vehicle Manufacture Co., Ltd, an 85%-owned subsidiary of Beijing LOBO;

Unless the context indicates otherwise, all information in this prospectus assumes no exercise by the underwriters of their over-allotment option.

Our business is conducted by our subsidiaries in RMB for our business in China and U.S. dollars for our export business overseas. Our consolidated financial statements are presented in U.S. dollars. In this prospectus, we refer to assets, obligations, commitments, and liabilities in our consolidated financial statements in U.S. dollars. These dollar references are based on the exchange rate of RMB to U.S. dollars, determined as of a specific date or for a specific period. Changes in the exchange rate will affect the amount of our obligations and the value of our assets in terms of U.S. dollars which may result in an increase or decrease in the amount of our obligations (expressed in dollars) and the value of our assets, including accounts receivable (expressed in dollars).

ii

EXCHANGE RATE INFORMATION

Our business is conducted in China and all of our revenues are denominated in RMB. Capital accounts in our financial statements are translated into U.S. dollars from RMB at their historical exchange rates when the capital transactions occurred. RMB is not freely convertible into foreign currency and all foreign exchange transactions must take place through authorized institutions. No representation is made that the RMB amounts could have been, or could be, converted into U.S. dollars at the rates used in translation. The following table sets forth information concerning exchange rates between the RMB and the U.S. dollar for the periods indicated. Assets and liabilities are translated at the exchange rates as of the balance sheet date and include the exchange rate information for the fiscal years ended December 31, 2022 and 2021.

	For the Year Ended December 31, 2022	For the Year Ended December 31, 2021
Period Ended RMB: USD exchange rate	6.8972	6.3726
Period Average RMB: USD exchange rate	6.7290	6.4508

MARKET AND INDUSTRY DATA

This prospectus contains data related to the EVs industry and automotive electronics industry in China. This industry data includes projections that are based on a number of assumptions which have been derived from industry and government sources which we believe to be reasonable. The EVs industry and automotive electronics industry may not grow at the rate projected by industry data, or at all. The failure of the industries to grow as anticipated is likely to have a material adverse effect on our business and the market price of our Ordinary Shares. In addition, the rapidly changing nature of the EV industry and the technologies in the industry subjects any projections or estimates relating to the growth prospects or future condition of our industries to significant uncertainties. Furthermore, if any one or more of the assumptions underlying the industry data turns out to be incorrect, actual results may, and are likely to, differ from the projections based on these assumptions.

TRADEMARKS

Our logo and some of our trademarks and tradenames are used or incorporated by reference in this prospectus. This prospectus also includes trademarks, tradenames and service marks that are the property of other organizations. Solely for convenience, trademarks, tradenames and service marks referred to in this prospectus may appear without the ®, TM and SM symbols, but those references are not intended to indicate in any way that we will not assert to the fullest extent under applicable law our rights or the rights of the applicable licensor to these trademarks, tradenames and service marks.

iii

PROSPECTUS SUMMARY

The following summary is qualified in its entirety by, and should be read in conjunction with, the more detailed information and financial statements included elsewhere in this prospectus. In addition to this summary, we urge you to read the entire prospectus carefully, especially the risks of investing in our Ordinary Shares, discussed under “Risk Factors,” before deciding whether to buy our Ordinary Shares.

Business Summary

Overview

We are an innovative electric vehicles manufacturer and seller. We design, develop, manufacture and sell e-bicycles, e-mopeds, e-tricycles, and electric off-highway four-wheeled shuttles such as golf carts and mobility scooters for the elderly and disabled persons. We also provide automobile information and entertainment software development and design services to customers, but we do not provide in-vehicle entertainment services to end-users independently. Leveraging our cutting-edge technologies in connectivity, multimedia interactive systems and artificial intelligence, we are re-defining our products in order to provide users with convenient, affordable and pleasant driving experiences.

Headquartered in Wuxi, China, LOBO EV is a holding company and our operating entities include Jiangsu LOBO, Beijing LOBO, Guangzhou LOBO, Tianjin LOBO, Tianjin Bibosch and Wuxi Jinbang. We are a golden plus supplier verified by Alibaba.com, and also an Excellent Company certified by China Business Credit Platform. We also obtained a certificate dated January 18, 2022, issued by the Development and Reform Commissions of Gaoxin District and Xinwu District of Wuxi, certifying that Jiangsu LOBO is qualified as a pre-IPO company and the local governments shall provide support to the IPO of Jiangsu LOBO.

Beijing LOBO (formerly Beijing Weiqi Technology Co., Ltd.) established in August 2014 and acquired by Jiangsu LOBO in 2021, our main operating entity manufactures and sells e-bicycles and e-tricycles in China. Wuxi Jinbang, formed in 2002 as one of the earliest companies manufacturing e-bicycles in China and acquired by Beijing LOBO in 2019, manufactures e-bicycles and e-mopeds. Tianjin LOBO, established in October 2021, manufactures e-tricycles and off-highway four-wheeled electric shuttles. Tianjin Bibosch, formed in March 2022, engages in the export business of our products. Guangzhou LOBO (formerly Guangzhou Zhong Ke Car-link Technology Co., Ltd.), formed in May 2019, provides intelligent product software solutions to automotive electronics, such as multimedia interactive systems, multifunctional rear-view mirrors, and dash-cams through cooperation with leading suppliers in the automobile industry.

We amended our memorandum and articles of association in March 2023 in order to effect a reorganization of our ordinary shares by way of a sub-division and subsequent surrender of certain of our ordinary shares. In September 2023, we issued additional 700,000 ordinary shares to our shareholders on a pro-rata basis. As a result of the share reorganization and the shares issuance, there are 6,400,000 ordinary shares outstanding as of the date hereof. Throughout this prospectus, each reference to a number of our ordinary shares selling in this offering at $4.00 per share gives effect to the share reorganization, unless otherwise indicated.

Our Mission

Our mission is to provide daily commuters with safer, smarter, and affordable e-bicycles, e-tricycles, and off-highway four-wheeled electric shuttles.

Our Vision

Our vision is to provide commuters with affordable and high-quality EVs and become a market leader in our industry by leveraging our design and intelligent technology.

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

●	Accumulated industry resources and experienced management team

●	User-centered product design philosophy

●	Innovative marketing strategy

1

Our Challenges

Currently, we are facing the following major challenges:

●	The ongoing effects of the COVID-19 in China may have a material adverse effect on our business, including our ability to manage the supply chain and manage day-to-day service and product delivery.

●

Major key players in this industry have raised sufficient funds to increase their manufacturing capacity and to increase the investments in sales channel development and talent recruitment after they were listed on the exchanges in China, Hong Kong and the U.S. in recent years. As a result, market concentration began to increase and the competition intensified.

●	If we fail to effectively implement our cost leadership strategy, we may lose our channels to the markets and suffer losses.

●	If we fail to provide appropriate differentiated products, we may lose our users and market share.

●	We may not be able to attract, retain, and motivate talented and experienced employees who share our vision and passion.

To overcome these challenges, we need adequate capital to make continuous investments in the technology research and development, manage the stability of supply chain, market development, and recruitment, maintain our strength in the industry, improve profit margin, expand market share, and improve our brand awareness and reputation.

In general, the successful execution of our growth strategies depends on whether we can overcome certain challenges, manage risks and uncertainties, including but not limited to, our ability to maintain and enhance our brand awareness, innovate and successfully launch new products and services, maintain and expand our distribution network, satisfy the mandated safety standards relating to our products, secure the supply of components and parts used in our products, grow collaboration with our dealers, control costs associated with our operation and production, and recruit and retain dedicated executive officers, key employees and qualified personnel. Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

Our Growth Strategies

We are still in the early stage of development, and growth is the most important goal of the Company at present. Considering the current market competition and our own strengths and weaknesses, our strategic goal is to become a hidden champion in the field of intelligent urban tricycles and off-highway four-wheeled electric shuttles through our efforts in the next decade. Our strategies to achieve this goal are as follows:

●	Continue to innovate and launch new products

●	Attach importance to customer relationship management

●	Diversify and increase marketing methods

●	Strengthen cost control

Brief introduction to our products

Two-wheeled Electric Vehicles (The e-bicycles)

E-bicycles. Our e-bicycles are powered by electric motors. The appearance of e-bicycles is similar to that of traditional bicycles, with a few plastic shields. Our e-bicycles can reach maximum speeds of 25 km/h when powered by an electric motor. Most of our e-bicycle models use lithium batteries. All of our e-bicycles conform to the new national standard GB17761-2018 and have obtained China Compulsory Certificate, or 3C. E-bicycles are more convenient for riders to ride than traditional bicycles as riders can rely on the electric motor for propulsion. As of September 4, 2023, we have 17 e-bicycle models with 3C. The suggested retail prices for the different models of our e-bicycles ranged from RMB 1,200 (USD $188) to RMB 3,000 (USD $471) (including batteries and chargers).

2

E-Mopeds. Our e-mopeds are powered by electric motors and generally have more powerful motors, more capacity batteries than the e-bicycles. All of the e-mopeds conform to the “General specifications for electric motorcycles and mopeds’ (GB/T 24158-2018).” Most of the e-mopeds are exported overseas, including to Europe, Southeast Asia and Latin America. Very few of our e-mopeds have been sold in China. The suggested retail prices for the different models ranged from RMB 2,000 (USD $310) to RMB 4,000 (USD $630) in China.

For fiscal years 2022 and 2021, our revenue generated from sales of two-wheeled electric vehicles amounted to RMB 69 million (USD $10.3 million) and RMB 48 million (USD $7.4 million), respectively, representing 56% and 52% of our total revenue for those periods, respectively.

Three-wheeled Electric Vehicles (The e-tricycles)

Our e-tricycles consist of more than 30 models. Our e-tricycle is an urban leisure tricycle for one or two adult passengers’ commuter use only, which is mainly composed of a front wheel and two rear wheels, of which two rear wheels are power wheels and the front wheel is the steering wheel. The maximum speed is usually less than 25 km/h. As of June 4, 2023, the suggested retail prices for the different models of our multifunctional tricycles ranged from RMB 1,980 (USD $310) to RMB 4,980 (USD $780) (including batteries and chargers).

For fiscal years 2022 and 2021, our revenue generated from sales of three-wheeled electric vehicles amounted to RMB 14 million (USD $2.1 million) and RMB 27 million (USD $4.1 million), respectively, representing 11% and 37% of our total revenue for those periods, respectively.

Electric Off-highway Four-wheeled Shuttles

Our electric Off-highway Four-wheeled shuttles consists of electric golf carts and elderly e-scooters. These electric four-wheeled vehicles are powered by electric motors and are able to achieve maximum speeds of 40 km/h. They are designed for specific functions and certain models can carry loads of up to 200-300 kilograms. The elderly e-scooter is designed especially for the elderly and disabled persons and for one passenger only. The maximum speed is less than 10 km/h. The suggested retail prices for the different models of our golf carts range from RMB 20,000 (USD $3,100) to RMB 60,000 (USD $9,400) and the retail price of elderly scooters range from RMB 2,500 (USD $390) to 5,000 (USD $780) (excluding batteries and chargers).

For fiscal year 2022 and 2021, our revenue generated from sales of four-wheeled electric vehicles amounted to RMB 7 million (USD $1.1 million) and RMB 0.6 million (USD $91,000), representing 6% and 1% of our total revenue for those periods, respectively.

Industry Overview

China is one of the major manufactures and consumers of two-wheeled electric vehicles, three-wheeled electric vehicles, and off-highway four-wheeled electric shuttles on a global scale. The new energy vehicles industry in China is large and growing steadily. The industry has been attracting investment in recent years. New technologies and new materials are also constantly being added to the products in the industry. As a result, competition within the industry is intensifying.

Electric two-wheeled vehicles normally refer to all kinds of two wheeled e-scooters, e-bicycles, e-mopeds, and e-motorcycles. China has adopted a new national standard promoting the use of lithium-ion battery-powered electric two-wheeled vehicles. With the amendment of the General Technical Specifications for Electric Bicycles, the Chinese government has set a limit on the total permissible weight of electric bicycles (including the weight of the battery) to 55kg starting from April 2019. Given the typical replacement cycle of electric two-wheeled vehicles, which ranges from three to five years, it was projected that the majority of two-wheeled vehicles on the road would be replaced and become compliant by 2022. As of 2023, the majority of electric two-wheeled vehicles in China have undergone updates to ensure compliance with the new national standard. From 2017 to 2022, the annual sales revenue in China experienced a growth from $10.89 billion to $14.3 billion, representing CAGR of approximately 5.6%. The sales volume also witnessed an increase, rising from 30 million units in 2017 to 59 million units in 2022, with the volume of lithium battery two-wheelers accounting for 11.51 million units. According to the China Electric Vehicle Association, the export value of China’s electric two-wheeled vehicle industry amounted to USD 5.47 billion in 2019, USD 6.82 billion in 2020, USD 7.43 billion in 2021, and USD 7.35 billion in 2022.

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Electric three-wheeled vehicles are divided into e-tricycles for transportation (usually in rural areas) and leisure (usually in urban areas) purposes. We only manufacture and sell e-tricycles for recreational purposes, which require certain licenses from the PRC government. The growth of sales volume of three-wheeled electric vehicle in China including the freight cargo tricycles increased from 7 million units in 2017 to 14.35 million units in 2022, among them, the urban e-tricycle accounting for 4.5 million units, representing a CAGR of about 12.7%. According to the report issued by Hunan Beizhesi Information Consulting Co., Ltd., an industry market research institute, the global market size of electric three-wheeled vehicle reached USD 0.6 billion in 2022.

The off-highway four-wheeled electric shuttles market including golf carts, sight-seeing tourist carts, various utilities carts and elderly scooters. The market scale of the off-highway four-wheeled electric shuttles in China is expected to reach USD 3.87 billion in 2028, representing CAGR of 6.3% compared to the market scale in 2022. According to the China Electric Vehicle Association, the sales volume of China’s off-highway four-wheeled electric shuttles has experienced growth, increasing from 1.1 million units in 2017 to 2.9 million units in 2022, with elderly e-scooters accounting for more than 300 thousand units, representing CAGR of 18%. The sales revenue of China’s off-highway four-wheeled electric shuttles industry also witnessed growth, rising from USD 1.21 billion in 2017 to USD 2.7 billion in 2022, reflecting CAGR of 15.68%. With the continuous growth of the elderly population, the segment of four-wheeled elderly e-scooters is expected to contribute increasingly to the sales revenue.

Corporate Information

Our principal executive office is located at Gemini Mansion B 901, Software Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, and our phone number is +86 510 88584252. Our registered office in the British Virgin Islands is located at the offices of Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. We maintain a corporate website at www.loboebike.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Corporate History and Structure

We are a British Virgin Islands business company incorporated on October 25, 2021 under the name LOBO AI Technologies Ltd. On December 14, 2021, the Company changed its name to LOBO EV Technologies Ltd.

The following diagram illustrates our corporate structure upon completion of our initial public offering (“IPO”).

Our domestic operating enterprise Beijing LOBO was established in August, 2014. At the end of 2019, Beijing LOBO acquired 85% of the shares of Wuxi Jinbang. Guangzhou LOBO was established in May 2019. For the purpose of listing on Nasdaq, we incorporated LOBO EV Technologies Ltd., a BVI Business Company incorporated under the laws of British Virgin Islands with limited liability, in October 2021. Subsequently, we established LOBO Holdings Ltd, a Hong Kong limited liability Company, as a wholly-owned subsidiary of LOBO EV. On November 29, 2021, we organized Jiangsu WFOE, a PRC limited liability company. Thereafter, Jiangsu WFOE completed the merger of Beijing LOBO and Guangzhou LOBO in December 2021. Consequently, both Beijing LOBO and Guangzhou LOBO became the wholly-owned subsidiaries of Jiangsu WFOE. After these domestic internal mergers and acquisitions were completed, we undertook a reorganization, to facilitate the IPO in the United States. On March 25 2022, a qualified appraisal company appraised the value of Jiangsu WFOE and its subsidiaries and issued an appraisal report. LOBO HK determined the consideration to paid to all shareholders of Jiangsu WFOE according to the report. On April 8, 2022, Jiangsu WFOE completed the internal procedure of merger and acquisition. The written shareholders’ resolution was signed, and then followed by the legal merger and acquisition procedures which were set up by local industrial and commercial bureau and taxation administration. LOBO HK completed its merger and acquisition of 100% equity interest in Jiangsu WFOE on April 8 2022. Jiangsu WFOE then became a foreign enterprise which is a wholly-owned subsidiary of LOBO HK.

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Below is milestone of history:

Compliance with Foreign Investment

We have been advised by our PRC Counsel, DeHeng Law Offices (Shenzhen), that pursuant to the relevant laws and regulations in PRC, none of our business is stipulated on the Special Administrative Measures for the Access of Foreign Investment (Negative List) (2021 Version) (the “2021 Negative List”) promulgated by the Ministry of Commerce of the PRC (“MOFCOM”) and the National Development and Reform Commission of the PRC (“NDRC”). Therefore, we are able to conduct our business through our wholly owned PRC Subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

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Summary of Risk Factors

Investing in our Ordinary Shares involves significant risks. You should carefully consider all of the information in this prospectus before making an investment in our Ordinary Shares. Below please find a summary of the principal risks we face, organized under relevant headings. These risks are discussed more fully in the section titled “Risk Factors.”

Risks Related to Our Business and Industry

●	We may incur losses in the future;

●	Our success is dependent on our continued innovation and successful launches of new products and services, and we may not be able to anticipate or make timely responses to changes in the preferences of consumers;

●	We do not have a long history of running as an integrated group. Our limited operating history running as an integrated group in the industry may not provide an adequate basis to predict our future prospects and results of operations for this segment, and may increase the risk of your investment;

●	If we fail to adopt new technologies or adapt our e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles and solutions development for automotive electronics to changing customer requirements or the industry standards, our business may be materially and adversely affected; and

●	We rely heavily on dealers for sales and distribution of our products and our success depends on our offline distribution network.

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Risks Relating to Doing Business in China

●	Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations;

●	Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us;

●	We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business;

●	If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless;

●	The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval or clearance; and

●	Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

Risks Related to Our Securities and This Offering

●	There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our shares at or above the price you paid, or at all;

●	The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors;

●	Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment;

●	Because our public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution;

●	You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our share price; and

●	If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

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Potential CAC and CSRC Approval Required for This Offering

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law-enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws.

Furthermore, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which became effective on September 1, 2022. We do not collect or store any personal data (including certain personal information) from our individual end-users. As of date of this prospectus, we have not collected or stored personal information from our individual end-users. As a result, the likelihood of us being subject to the review of the CAC is remote. Given the recent issuance of the Measures for the Security Assessment of Cross-Border Data, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. Such overseas securities issuance and listing include direct and indirect issuance and listing. Where an enterprise, whose principal business activities are conducted in China, seeks to issue and list its shares in the name of an overseas entity, such practice is deemed as an indirect overseas issuance and listing in the meaning of the Overseas Listing Regulations. Among other things, if an overseas listed issuer intends to implement any offering in an overseas market, it should, through its major operating entity incorporated in the PRC, submit filing materials to the CSRC within three working days after the completion of the offering. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions. According to the Notice on the Management Arrangements for Overseas Issuance and Listing of Domestic Enterprises issued by CSRC on the same day, we need to complete the filing procedures with CSRC before our listing on U.S. exchanges. We have submitted the filing for this IPO to the CSRC on July 1, 2023, and responded to CSRC’s comments on August 15, 2023, October 26, 2023 and November 2, 2023. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

As further advised by our PRC counsel, as of the date of this prospectus, except for the CSRC filing for this issuance and listing, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities. We cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. If we are subject to additional requirements that we obtain the approval or clearance from either the CSRC, the CAC or any other regulators in China for this offering but fail to obtain such approval or clearance, we will not be able to pursue this offering any further. See “Risk Factors—Risks Relating to Conducting Business in China—Recent regulatory developments in China may subject us to additional regulatory review or otherwise restrict or completely hinder our ability to offer securities and raise capitals overseas, all of which could materially and adversely affect our business and cause the value of our Ordinary Shares to significantly decline or become worthless” and “—Risks Related to Our Securities and This Offering—The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.”

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Impact of the COVID-19 Pandemic on Our Operations and Financial Performance

The COVID-19 pandemic significantly impacted our business operations over the past two years. The Chinese government’s implementation of various governmental measures, including lockdowns, closures, quarantines, and travel bans, had adverse effects on our product demand and manufacturing capacity. In early 2020, when the epidemic emerged, our production came to a halt in the first quarter and gradually recovered thereafter. However, the sporadic outbreaks in some provinces, coupled with the normalization of the dynamic COVID-Zero policy, continued to affect our business, including aspects such as business travel, marketing, and customer service, throughout 2020 and 2022.Furthermore, the dynamic COVID-Zero policy implemented during the Winter Olympic Games and the outbreak of the epidemic in Shanghai in the first half of 2022 severely impacted our factories’ manufacturing capabilities. It is important to note that the World Health Organization (WHO) declared that COVID-19 was no longer a “global health emergency” and China has recently shifted its approach and abandoned the dynamic COVID-Zero policy. Despite this change, we acknowledge that risks associated with COVID-19 may persist and continue to have negative repercussions for our operations. These risks include potential disruptions to logistics, supply chains, production, delivery, as well as the overall development of our business activities.

See “Risk Factors—Risks Related to Our Business and Industry—The COVID-19 pandemic and the effect of COVID-Zero policy in China had a material adverse effect on our business in the past two years.” and “Management’s Discussion and Analysis of Financial Condition and Results of Operations—COVID-19 Pandemic Affecting Our Results of Operations.”

Implications of Being an Emerging Growth Company

As a Company with less than $1.07 billion in revenue during our last fiscal year, we qualify as an “emerging growth Company” as defined in the Jumpstart Our Business Startups Act of 2012, or the “JOBS Act.” An “emerging growth Company” may take advantage of reduced reporting requirements that are otherwise applicable to larger public companies. In particular, as an emerging growth Company, we:

●	may present only two years of audited financial statements and only two years of related Management’s Discussion and Analysis of Financial Condition and Results of Operations;

●

are not required to provide a detailed narrative disclosure discussing our compensation principles, objectives and elements and analyzing how those elements fit with our principles and objectives, which is commonly referred to as “compensation discussion and analysis”;

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●	are not required to obtain an attestation and report from our auditors on our management’s assessment of our internal control over financial reporting pursuant to the Sarbanes-Oxley Act of 2002;

●

are not required to obtain a non-binding advisory vote from our shareholders on executive compensation or golden parachute arrangements (commonly referred to as the “say-on-pay,” “say-on frequency,” and “say-on-golden-parachute” votes);

●	are exempt from certain executive compensation disclosure provisions requiring a pay-for-performance graph and chief executive officer pay ratio disclosure;

●	are eligible to claim longer phase-in periods for the adoption of new or revised financial accounting standards under §107 of the JOBS Act; and

●	will not be required to conduct an evaluation of our internal control over financial reporting until our second annual report on Form 20-F following the effectiveness of the IPO.

Under the JOBS Act, we may take advantage of the above-described reduced reporting requirements and exemptions until we no longer meet the definition of an emerging growth Company. The JOBS Act provides that we would cease to be an “emerging growth Company” at the end of the fiscal year in which the fifth anniversary of our initial sale of common equity pursuant to a registration statement declared effective under the Securities Act of 1933, as amended (the “Securities Act”) occurred, if we have more than $1.07 billion in annual revenue, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1 billion in principal amount of non-convertible debt over a three-year period.

Implications of Being a Foreign Private Issuer

We are a foreign private issuer within the meaning of the rules under the Securities Exchange Act of 1934, as amended (the “Exchange Act”). As such, we are exempt from certain provisions applicable to United States domestic public companies. For example:

●	we are not required to provide as many Exchange Act reports, or as frequently, as a domestic public Company;

●	for interim reporting, we are permitted to comply solely with our home country requirements, which are less rigorous than the rules that apply to domestic public companies;

●	we are not required to provide the same level of disclosure on certain issues, such as executive compensation;

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●	we are exempt from provisions of Regulation Fair Disclosure aimed at preventing issuers from making selective disclosures of material information;

●	we are not required to comply with the sections of the Exchange Act regulating the solicitation of proxies, consents, or authorizations in respect of a security registered under the Exchange Act; and

●	we are not required to comply with Section 16 of the Exchange Act requiring insiders to file public reports of their share ownership and trading activities and establishing insider liability for profits realized from any “short-swing” trading transaction.

We will be required to file an annual report on Form 20-F within four months of the end of each fiscal year. Press releases relating to financial results and material events will also be furnished to the SEC on Form 6-K. However, the information we are required to file with or furnish to the SEC will be less extensive and less timely compared to that required to be filed with the SEC by U.S. domestic issuers. As a result, you may not be afforded the same protections or information that would be made available to you were you investing in a U.S. domestic issuer.

The Nasdaq listing rules provide that a foreign private issuer may follow the practices of its home country, which for us is the British Virgin Islands, rather than the Nasdaq rules as to certain corporate governance requirements, including the requirement that the issuer have a majority of independent directors, the audit committee, compensation committee, and nominating and corporate governance committee requirements, the requirement to disclose third-party director and nominee compensation, and the requirement to distribute annual and interim reports. A foreign private issuer that follows a home country practice in lieu of one or more of the listing rules is required to disclose in its annual reports filed with the SEC each requirement that it does not follow and describe the home country practice followed by the issuer in lieu of such requirements. Although we do not currently intend to take advantage of these exceptions to the Nasdaq corporate governance rules, we may in the future take advantage of one or more of these exemptions. See “Risk Factors—Risks Relating to this Offering and the Trading Market—Because we are a foreign private issuer and are exempt from certain Nasdaq corporate governance standards applicable to U.S. issuers, you will have less protection than you would have if we were a domestic issuer.”

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THE OFFERING

Securities offered by us	1,625,000 Ordinary Shares

Over-allotment option	We have granted the underwriters an option, exercisable for 45 days from the date of this prospectus, to purchase up to an aggregate of 243,750 additional Ordinary Shares at the initial public offering price, less underwriting discounts.

Price per Ordinary Share	We currently estimate that the initial public offering price will be $4.00 per Ordinary Share.

Ordinary Shares outstanding prior to completion of this offering	6,400,000 Ordinary Shares See “Description of Share Capital” for more information.

Ordinary Shares outstanding immediately after this offering	8,025,000 Ordinary Shares assuming no exercise of the underwriters’ over-allotment option. 8,268,750 Ordinary Shares assuming full exercise of the underwriters’ over-allotment option.

Listing	We have submitted an application to have our Ordinary Shares listed on the Nasdaq Capital Market.

Proposed Ticker symbol	LOBO

Transfer Agent	Vstock Transfer, LLC

Use of proceeds	We intend to use the proceeds from this offering to invest in developing new intelligent products and working capital. See “Use of Proceeds” on page 56 for more information.

Lock-up	All of our directors and officers have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of twelve (12) months after the date of this prospectus. All other pre-IPO shareholders have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the date of this prospectus. See “Shares Eligible for Future Sale” and “Underwriting” for more information.

Risk factors	The Ordinary Shares offered hereby involve a high degree of risk. You should read “Risk Factors” beginning on page 14 for a discussion of factors to consider before deciding to invest in our Ordinary Shares.

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SUMMARY OF CONSOLIDATED FINANCIAL INFORMATION

The following table represents our selected consolidated financial information. The selected consolidated statements of operations and comprehensive income data and the consolidated balance sheet data, which are included in this prospectus. Our consolidated financial statements are prepared and presented in accordance with the U.S. GAAP.

Our historical results for any period are not necessarily indicative of results to be expected for any future period. You should read the following summary financial information in conjunction with the consolidated financial statements and related notes and the information under “Management’s Discussion and Analysis of Financial Condition and Results of Operations” included elsewhere in this prospectus. The following table presents our selected consolidated statements of operations and comprehensive income data and the consolidated balance sheet data:

	Six Months Ended		For the years ended
	June 30,		December 31,
	2023	2022	2022	2021
Revenues	$8,137,820	$5,489,402	$18,298,565	$14,128,459
Cost of revenues	6,954,364	4,719,210	15,273,181	11,197,314
Gross Profit	1,183,456	770,192	3,025,384	2,931,145

Operating expenses	-	-
Selling and marketing expenses	325,800	216,387	585,772	316,457
General and administrative expenses	284,134	283,050	690,763	324,702
Research and development expenses	132,174	28,492	227,555	53,139
Total operating expenses	742,108	527,929	1,504,090	694,298

Operating income	441,348	242,263	1,521,294	2,236,847

Other expenses (income)
Interest expense	4,656	8,620	16,715	12,641
Other (income)	(484,545)	(20,631)	(27,949)	(5,680)
Total other (income) expenses, net	(479,889)	(12,011)	(11,234)	6,961

Income before income tax expense	921,237	254,274	1,532,528	2,229,886
Income tax expense	249,200	117,877	417,268	568,005
Net Income	672,037	136,397	1,115,260	1,661,881

Net Income	672,037	136,397	1,115,260	1,661,881
Less: Net income attributable to non-controlling interest	(14,263)	(4,225)	(42,827)	(13,155)
Net income attributable to LOBO EV Technologies LTD	657,774	132,172	1,072,433	1,648,726

Net Income	672,037	136,397	1,115,260	1,661,881
Foreign currency translation adjustments	337,745	233,686	348,963	(61,220)
Foreign currency translation adjustments for non-controlling interest	8,374	6,275	10,651	(2,800)
Comprehensive income attributable to LOBO EV Technologies LTD	$1,018,156	$376,358	$1,474,874	$1,597,861

Net income per share, basic and diluted	$0.11	$0.02	$0.17	$0.26
Weighted average shares outstanding, basic and diluted	6,400,000	6,400,000	6,400,000	6,400,000

	As of		As of
	June 30,		December 31,
Balance Sheet Data:	2023	2022	2022	2021
Cash and cash equivalents	$370,171	$400,325	$182,829	$614,008
Total assets	17,430,279	13,297,281	16,937,458	11,270,542
Total liabilities	12,024,753	9,835,665	11,857,850	8,155,148
Total equity	$5,405,526	$3,461,616	$5,079,608	$3,115,394

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RISK FACTORS

An investment in our Ordinary Shares involves a high degree of risk. Before deciding whether to invest in our Ordinary Shares, you should consider carefully the risks described below, together with all of the other information set forth in this prospectus, including the section titled “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and our consolidated financial statements and related notes. If any of these risks actually occurs, our business, financial condition, results of operations, or cash flow could be materially and adversely affected, which could cause the trading price of our Ordinary Shares to decline, resulting in a loss of all or part of your investment. The risks described below and discussed in other parts of this prospectus are not the only ones that we face. Additional risks not presently known to us or that we currently deem immaterial may also affect our business. You should only consider investing in our Ordinary Shares if you can bear the risk of loss of your entire investment.

Risks Related to Our Business and Industry

We may incur losses in the future.

We had net income of $672,037 and $136,397 for the six months ended June 30, 2023 and 2022, respectively. Despite generating net income in the last two fiscal years, we anticipate that our operating expenses, together with the increased general administrative expenses of a growing public company, will increase in the foreseeable future as we seek to maintain and continue to grow our business, attract potential customers and further enhance our product offering. These efforts may prove more expensive than we currently anticipate, and we may not succeed in increasing our revenue sufficiently to offset these higher expenses. As a result of the foregoing and other factors, we may incur net losses in the future and may be unable to achieve or maintain profitability on a quarterly or annual basis for the foreseeable future.

Our success is dependent on our continued innovation and successful launches of new products and services, and we may not be able to anticipate or make timely responses to changes in the preferences of consumers.

The success of our operations depends on our ability to introduce new or enhanced e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles, and other new products. Consumer preferences differ across and within each of the regions in which we operate or plan to operate and may shift over time in response to changes in demographic and social trends, economic circumstances and the marketing efforts of our competitors. There can be no assurance that our existing products will continue to be favored by consumers or that we will be able to anticipate or respond to changes in consumer preferences in a timely manner. Our failure to anticipate, identify or react to these particular preferences could adversely affect our sales performance and our profitability. In addition, demand for many of our products, including accessories, are closely linked to customers’ purchasing power and disposable income levels, which may be adversely affected by unfavorable economic developments in the regions in which we operate.

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We devote significant resources to product development and extensions. However, we may not be successful in developing innovative new products, and our new products may not be commercially successful. To the extent that we are not able to effectively gauge the direction of our key markets and successfully identify, develop and manufacture new or improved e-bicycles, e-mopeds, e-tricycles, off-highway four-wheeled electric shuttles in these changing markets, our financial results and our competitive position may suffer. Moreover, there are inherent market risks associated with new product introductions, including uncertainties about marketing and consumer preference, and there can be no assurance that we will be successful in introducing new products. We may expend substantial resources developing and marketing new products that may not achieve expected sales levels.

We have identified material weaknesses in our internal control over financial reporting. If we fail to develop and maintain an effective system of internal control over financial reporting, we may be unable to accurately report our financial results or prevent fraud.

In the course of auditing our consolidated financial statements as of and for the years ended December 31, 2021, and 2020, we and our independent registered public accounting firm identified two material weaknesses in our internal control over financial reporting as well as other control deficiencies. As defined in standards established by the PCAOB, a “material weakness” is a deficiency, or a combination of deficiencies, in internal control over financial reporting, such that there is a reasonable possibility that a material misstatement of our annual or interim financial statements will not be prevented or detected on a timely basis. The material weaknesses identified relate to (1) we did not maintain proper accounting records and supporting document related to property, plant and equipment, and common stock transactions; and (2) we had insufficient financial reporting and accounting personnel with appropriate knowledge of U.S. GAAP and SEC reporting requirements to properly address complex U.S. GAAP accounting issues and to prepare and review our consolidated financial statements and related disclosures to fulfil U.S. GAAP and SEC financial reporting requirements. We do not expect that our internal control over financial reporting and disclosure controls will prevent all error and all fraud. We will continue to take measures to remediate the material weakness in the future. However, we cannot be certain that these measures will successfully remediate the material weakness or that other material weaknesses will not be discovered in the future. If our efforts are not successful or other material weaknesses or control deficiencies occur in the future, we may be unable to report our financial results accurately on a timely basis or help prevent fraud, which could cause our reported financial results to be materially misstated and result in the loss of investor confidence or delisting and cause the market price of our Ordinary Shares to decline. In addition, it could in turn limit our access to capital markets, harm our results of operations, and lead to a decline in the trading price of our securities. Additionally, ineffective internal control over financial reporting could expose us to increased risk of fraud or misuse of corporate assets and subject us to potential delisting from the stock exchange on which we list, regulatory investigations and civil or criminal sanctions. We may also be required to restate our financial statements from prior periods. Because of our status as an emerging growth company, you will not be able to depend on any attestation from our independent registered public accountants as to our internal control over financial reporting for the foreseeable future.

We do not have a long history of running as an integrated group. Our limited operating history running as an integrated group in the industry may not provide an adequate basis to predict our future prospects and results of operations for this segment, and may increase the risk of your investment.

Our Company was incorporated recently in October 2021, and we acquired Jiangsu LOBO, including its subsidiaries, on April 8, 2022. While Wuxi Jinbang, one of our subsidiaries, has started operations since 2002 and was acquired by LOBO Beijing in 2019, we do not have a long history of running as an integrated group with standardized policies and procedures and on which our past performance may be predicted. Potential customers may not be familiar with our market and may have difficulty distinguishing our products and services from those of our competitors. Convincing potential target customers of the value of our products and services is critical to increasing the volume of sales and the success of our business. If we fail to promote or advertise the value of our products and services to our potential target customers, if the market for our services does not develop as we expect, or if we fail to address the needs of our target market in China or elsewhere, our business and results of operations will be harmed.

You should consider our business and future prospects in light of the risks and challenges we face as a new entrant into our industry, including, among other things, with respect to our ability to:

●	produce safe, reliable and quality e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles, and solution development for automotive electronics;

●	build a well-recognized brand;

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●	establish and expand our customer base, including foreign customers;

●	improve and maintain our operational efficiency;

●	maintain a reliable, secure, high-performance and scalable technology infrastructure;

●	attract, retain and motivate talented employees;

●	anticipate and adapt to changing market conditions, including technological developments and changes in competitive landscape;

●	navigate an evolving and complex regulatory environment; and

●	identify suitable facilities to expand manufacturing capacity.

If we fail to address any or all of these risks and challenges, our business may be materially and adversely affected.

We have limited experience to date in high volume manufacturing of our products. We cannot assure you that we will be able to develop or ensure efficient, automated, low-cost manufacturing capability and processes, and reliable sources of component supply that will enable us to meet the quality, price, engineering, design and production standards, as well as the production volumes required to successfully mass-market our currently available and future products. We may not be able to achieve similar results or grow at the same rate as we had in the past. As our business grows, we may adjust our product and service offerings. These adjustments may not achieve expected results and may have a material and adverse impact on our financial conditions and results of operations.

In addition, our growth and expansion have placed, and continue to place, a significant strain on our management and resources. This level of significant growth may not be sustainable or achievable at all in the future. We believe that our continued growth will depend on many factors, including continued launch of new products, effective marketing, successful entry into other overseas market and operating efficiency. We cannot assure you that we will achieve any of the above, and our failure to do so may materially and adversely affect our business and results of operations.

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We face intense market competition. If we fail to develop and introduce new models, and solutions development for automotive electronics in anticipation of market demand in a timely and cost-effective manner, our competitive position and ability to generate revenues may be materially and adversely affected.

As a new player in the e-bicycles, e-tricycles and off-highway four-wheeled electric shuttles, and solutions development for automotive electronics, we face intense competition from current industry leaders. The introduction of new products is subject to risks and uncertainties. Unexpected technical, operational, logistical, regulatory or other problems could delay or prevent the introduction of our new products. Moreover, we cannot assure you that any of these new products will match the quality or popularity of those developed by our competitors, and achieve widespread market acceptance or generate the desired level of income for our customers.

Meanwhile, offering new products requires us to make investments in research and development, recruit and train additional qualified workers, and increase marketing efforts. In addition, some manufactures, including the large companies in this industry, like AIMA Technology Group Co., LTD and Yadea Group Holdings Ltd., have developed low-end and low-cost models which are sold at approximately RMB1,000 per two-wheel electric vehicle (without battery). Since most of the low-speed two-wheel EV users are low-income workers in China, we may encounter difficulties with the creation of the new products and in offering new products, we may face new risks and challenges that we are not familiar with. Furthermore, we may experience difficulties in recruiting or otherwise identifying qualified workers to develop the electric vehicles or solutions to address the new demand of potential customers. If we are unable to offer new products in a timely and cost-effective manner, our business, results of operations and financial condition could be adversely affected.

If we fail to adopt new technologies or adapt our e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles and solutions development for automotive electronics to changing customer requirements or the industry standards, our business may be materially and adversely affected.

To remain competitive, we must continue to enhance and improve the functionality and features of our products. The production cycle of e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles, from research and development stage to implementation stage takes one to two months. The changes in customer requirements and preferences, frequent introductions of new products and services embodying new technologies and the emergence of new industry standards and practices, any of which could render our existing technologies and products obsolete. Our success will depend, in part, on our ability to identify, develop, acquire or license leading technologies useful in our business, and respond to technological advances and new industry standards and practices in a cost-effective and timely way. The development of our products, and solutions development for automotive electronics or other proprietary technology entails significant technical and business risks. We may not be able to use new technologies effectively or adapt our proprietary technologies to meet customer requirements or new industry standards. If we are unable to adapt in a cost-effective and timely manner a response to changing market conditions or customer requirements, whether for technical, legal, financial or other reasons, our business, prospects, financial condition and results of operations may be materially and adversely affected.

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If we are unable to manage our growth or execute our strategies effectively, our business and prospects may be materially and adversely affected.

To accommodate our growth, we anticipate that we will need to implement a variety of new and upgraded operational and financial systems, procedures and controls, including the improvement of our accounting and other internal management systems. We will also need to continue to expand, train, manage and motivate our workforce and manage our relationships with customers and suppliers. All of these endeavors involve risks, and will require substantial management effort and significant additional expenditures. We may not be able to manage our growth or execute our strategies effectively, and any failure to do so may have a material adverse effect on our business and prospects.

Our marketing strategy of appealing to and growing sales to a more diversified group of users may not be successful.

Our marketing is aimed at reinforcing customer perceptions of our brand as a premium brand, and valuable solution provider of automotive electronics. We aim to provide users with a good user experiences. We cannot assure you that our services or our efforts in products will be successful, which could impact our revenues as well as customer satisfaction and our marketing.

To grow the business over the long term, we must be successful in selling products and services and promoting our brand experiences to a broader scope of customers and more users. We must also execute our diversification strategy without adversely impacting the strength of our brand with core users. Failure to successfully drive demand for our e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles may have a material adverse effect on our business and results of operations.

Our products and services may experience quality problems from time to time, which could result in decreased sales, adversely affect our results of operations and harm our reputation.

Our products and services may contain design and manufacturing defects. There can be no assurance that we will be able to detect and fix all defects in the products and services we offer. Failure to do so could result in lost revenues, significant warranty and other expenses and harm to our reputation.

Additionally, we source and purchase key components in our operations and production from third-party suppliers, such as tires, motors and controllers. The quality and functions of these key components supplied by suppliers may not be consistent with and maintained at our standard, even if we have adopted examination processes when we receive the components. Any defects or quality issues in these key components or any noncompliance incidents associated with these third-party suppliers could result in quality issues with our products, and hence compromise our brand image and results of operations.

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We rely heavily on dealers for sales and distribution of our products and our success depends on our offline distribution network.

We have established a distinct retail network to sell our products and services to our dealers. As of August 31, 2023, we had approximately 152 domestic dealers in China, and approximately 48 foreign dealers around the world. We sell products to dealers directly, which are our important business partners to market our products, provide services to end-users, and show our brand images. We rely on these dealers in China to directly interact with and serve our users, but the interest of our dealers may not be entirely aligned with ours or with that of other dealers. As of June 30, 2023, four dealers each accounted for greater than 10% of our net accounts receivable. There can be no assurance that we will be able to maintain our existing relationships with our dealers. Additionally, our existing dealers may not be able to maintain past levels of sales or expand their sales. In addition, as we seek to expand into new regions in China, we cannot assure you that we will be able to successfully establish and maintain relationships with new dealers in these regions on favorable terms or at all.

Furthermore, we cannot assure you that we will be successful in managing our dealers and detecting inconsistencies with our brand image or values or noncompliance with the provisions of our sales agreements by them. Any noncompliance by our dealers could, among other things, negatively affect our brand reputation, demands for our products and our relationships with other dealers. Any of these could have a material and adverse effect on our business, financial condition, results of operations and prospects.

Default in payment by clients that have large account receivable balances could adversely impact our cash flows, working capital, results of operations and financial condition.

Our net accounts receivable balance was $2,696,624 as of June 30, 2023

We are subject to the risk that we may be unable to collect accounts receivable in a timely manner, or at all. Such risk was higher as a result of the outbreak of COVID-19 resulting in financial difficulties for certain of our dealers. We extended credit terms to certain dealers during the pandemic as part of our support for dealers. As a result, our dealers may not be able to pay us in a timely fashion and our accounts receivable and allowance for doubtful accounts may accordingly increase. Our liquidity and cash flows from operations may be adversely affected if our accounts receivable cycles or collections periods lengthen or if we encounter a material increase in defaults of payment of our account receivable.

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In order to mitigate such risks, we conduct rigorous due diligence checks on the dealers and regularly assess the creditworthiness of corporate account clients.  However, these mitigating efforts cannot ensure that we will be able to collect accounts receivable. If the accounts receivable cannot be collected in time, or at all, a significant amount of bad debt expense will occur, and our business, financial condition and results of operation will likely be materially and adversely affected.

We may be subject to product liability claims if people or properties are harmed by our products and we may be compelled to undertake product recalls or take other actions, which could adversely affect our brand image and results of operations.

We are subject to product liability claims for our sold products. As a result, sales of such products could expose us to product liability claims relating to personal injury or property damage and may require product recalls or other actions. Third parties subject to such injury or damage may bring claims or legal proceedings against us as the manufacturer of the products. In the future, we may at various times, voluntarily or involuntarily, initiate a recall if any of our products, including any systems or parts sourced from our suppliers, prove to be defective or noncompliant with applicable laws and regulations. Such recalls, whether voluntary or involuntary or caused by systems or components engineered or manufactured by us or our suppliers, could involve significant expense and could adversely affect our brand image in our target markets, as well as our business, prospects, financial condition and results of operations.

The e-bicycles, e-moped, e-tricycles, and off-highway four-wheeled electric shuttles, and solutions development for automotive electronics industries experience significant product liability claims and we face inherent risk of exposure to claims in the event our products do not perform as expected or malfunction resulting in property damage, personal injury or death. A successful product liability claim against us could require us to pay a substantial monetary award. Moreover, a product liability claim could generate substantial negative publicity about our products and business and inhibit or prevent commercialization of our future products which would have material adverse effect on our brand, business, prospects and operating results. As of the date of this prospectus, we do not maintain any insurance to cover product liability claims. Any insurance coverage might not be sufficient to cover all potential product liability claims. Any lawsuit seeking significant monetary damages may have a material adverse effect on our reputation, business and financial condition.

We generally provide various warranties on different components and parts of our products to the dealers. In China, we provide extended quality warranty to our users for terms varying from three months to one year, excluding the vulnerable parts subject to certain conditions, among others, including that warranty only applies to normal use and quality issues. The occurrence of any material defects in our products could make us liable for damages and warranty claims in excess of our current reserves. In addition, we could incur costs to correct any defects, warranty claims or other problems, including costs related to product recalls. Any negative publicity related to the perceived quality of our products could affect our brand image, retailers, dealers and customer demands, and adversely affect our operating results and financial condition. While our warranty is limited to repairs and returns, warranty claims may result in litigation, the occurrence of which could adversely affect our business and operating results.

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Our products are subject to safety and other standards issued by the Chinese regulatory authorities and failure to satisfy such mandated standards would have a material adverse effect on our business and operating results.

Our products must comply with the safety standards of the market where they are sold. In China, electric vehicles must meet or exceed all mandated safety standards, including national level and local level standards. It is required under these standards to conduct rigorous testing and use approved materials and equipment.

Electric bicycles must meet the safety requirements set out in the Safety Technical Specification for Electric Bicycle (GB17761-2018), or the Electric Bicycle Standard, which was jointly issued by the State Administration for Market Regulation and the National Standardization Administration of China on May 15, 2018 and came into effect on April 15, 2019. Electric vehicles, as one type of the power-driven vehicles, must also meet the safety requirements set out in the Technical Specifications for Safety of Power-Driven Vehicles Operating on Roads (GB7258-2017), which was jointly issued by the AQSIQ and National Standardization Administration of China on September 29, 2017 and took effect in January 1, 2018. Furthermore, the Safety Specifications for Electric Motorcycles and Electric Mopeds (GB24155-2020), which issued by the State Administration for Market Regulation and the National Standardization Administration of China in May 2020 and became effective on January 1, 2021, also stipulates some specific safety requirements for electric motorcycles. There is no guarantee that our products will satisfy the relevant standard and requirements for electric bicycles or motorcycles, and we may be required to satisfy additional industry standards and face regulation changes relating to electric bicycle and motorcycle business in the future. If our models were found to be in non-compliance of relevant laws and regulations, the models in question would be prohibited from being sold in the Chinese market, which would in turn materially and adversely affect our sales and revenue, and cause damage to our brand and result in liabilities.

Furthermore, the electric bicycles and motorcycles must pass various tests, undergo a certification process and finally be affixed with China Compulsory Certification, or CCC, prior to being delivered from the factory, being sold, or being used in any commercial case, and such certification is also subject to periodic renewal. On March 14, 2019, the Opinions of the State Administration for Market Regulation, the MITT and the Ministry of Public Security on Intensifying Supervision of the Execution of National Standards for Electric Bicycles, or the Opinions, was promulgated. The Opinions provide that the market supervision department should strengthen the management of CCC certification for electric bicycles, strengthen inspections of certification agencies and manufacture enterprises, and should only allow vehicles that meet the Electric Bicycle Standards and obtained CCC certification flowing into the market. We have obtained CCC certification for all of our current products, and will try to obtain CCC certification for our future products. There is no guarantee, however, that all series of our products will always comply with the CCC standard and satisfy the requirements of CCC certification, or that we will be able to renew our current certification or certify timely our new products in the future. If our products were found to be in non-compliance with the CCC standard, we would be prohibited from selling electric vehicles in the Chinese market, which would in turn materially and adversely affect our sales and revenue, and cause damage to our brand and result in liabilities.

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We may not be able to prevent others from unauthorized use of our intellectual property, which could harm our business and competitive position.

We consider our copyrights, trademarks, trade names, internet domain names, patents and other intellectual property rights invaluable to our ability to continue to develop and enhance our brand recognition. We have invested significant resources to develop our own intellectual property. Failure to maintain or protect these rights could harm our business. We rely on a combination of patents, patent applications, trade secrets, including know-how, copyright laws, trademarks, intellectual property licenses, contractual rights and any other agreements to establish and protect our proprietary rights in our technology. In addition, we enter into confidentiality and non-disclosure agreements with our employees and business partners. See “Business—Intellectual Property.” Statutory laws and regulations are subject to judicial interpretation and enforcement and may not be applied consistently due to the lack of clear guidance on statutory interpretation. Contractual rights may be breached by counterparties, and there may not be adequate remedies available to us for any such breach.

The measures we take to protect our intellectual property rights may not be sufficient or adequate to prevent infringement on or misuse of our intellectual property. Any unauthorized use of our intellectual property by third parties may adversely affect our current and future revenues and our reputation. Preventing unauthorized uses of intellectual property rights could be difficult, costly and time-consuming, particularly in China. Litigation may be necessary to enforce our intellectual property rights. Initiating infringement proceedings against third parties can be expensive and time-consuming, and divert management’s attention from other business concerns. We may not prevail in litigation to enforce our intellectual property rights against unauthorized use. Furthermore, the practice of intellectual property rights enforcement by the PRC regulatory authorities is subject to significant uncertainty. We may have to resort to litigation to protect our intellectual property rights. Failure to adequately protect our intellectual property could harm our brand name and materially affect our business and results of operations.

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The COVID-19 pandemic and the effect of COVID-Zero policy in China had a material adverse effect on our business in the past two years.

In March 2020, the World Health Organization categorized COVID-19 as a pandemic. The spread of the outbreak caused significant disruptions in the U.S. and global economies. We are subject to risks and uncertainties brought on by COVID-19. We continue to evaluate the global risks and the slowdown in business activity related to COVID-19, including the dynamic COVID-Zero policy in China and its potential impacts on our employees, customers, dealers, suppliers and financial results. The dynamic COVID-Zero policy implemented by local governments in China had a material negative impact on our business and financial condition in 2022. From January 1, 2022 to December 1, 2022, there were outbreaks of the Omicron variant of the COVID-19 and the local governments placed lockdowns and mass testing policies in most cities in China, where our dealers and suppliers operate. The travel restrictions, mandatory COVID-19 tests, quarantine requirements and temporary closure of factories and facilities were imposed by local governments including but not limited to Tianjin, Beijing, Guangzhou, Shanghai, and Wuxi in 2022. Shanghai, the economic and logistics center in Yangtze River Delta, was subject to lock-down from April to July 2022, which resulted in severe impacts to our operations in Wuxi, hundreds miles from Shanghai. Our Tianjin factory is located in Wuqing District, Tianjin, close to Beijing. The continuous travel restrictions, mass nucleic acid testing requirements, and other pandemic prevention and control measures negatively impacted the operations of our Tianjin factory in 2022.

In December 2022, the Chinese government announced that it will be downgrading its management of COVID-19 and rolled back some of its stringent anti-COVID-19 restrictions. Those who are infected with mild symptoms and close contacts are now allowed to quarantine at home. Given the roll back of restrictions, China has been facing a rapid surge in COVID-19 cases in December 2022 and January 2023. We will continue to monitor the impacts brought by COVID-19, as the infected labor force may be unable to work, potentially resulting in a shortage of labor due to the increase in positive cases in China as a result of the easing of these restrictions. The World Health Organization declared an end of COVID-19 as a public health emergency in May 2023. However, we will remain vigilant in monitoring the impacts on our business and operations caused by the changing COVID-19 restrictions.

Due to the evolving and uncertain nature of this event, we cannot predict at this time the full extent to which the COVID-19 and the COVID-19 prevention policy implemented by the Chinese government will adversely impact our business, results, and financial condition in the near future. We are staying in close communication with our employees, dealers and suppliers, and acting to mitigate the impact of this dynamic and evolving situation, but there is no guarantee we will be able to do so.

We may need to defend ourselves against patent, trademark or other proprietary rights infringement claims, which may be time-consuming and would cause us to incur substantial costs.

Companies, organizations or individuals, including our competitors, may hold or obtain patents, trademarks or other proprietary rights that would prevent, limit or interfere with our ability to make, use, develop, sell or market our products, and solutions development for automotive electronics, which could make it more difficult for us to operate our business. From time to time, we may receive communications from holders of patents or trademarks regarding their proprietary rights. Companies holding patents or other intellectual property rights may bring suits alleging infringement of such rights or otherwise assert their rights and urge us to take licenses. Our applications and uses of patents and trademarks relating to our design, software or artificial intelligence technologies could be found to infringe upon existing patents and trademark ownership and rights.

Additionally, we may fail to own or apply for key trademarks in a timely fashion, or at all, which may damage our reputation and brand. Additionally, we receive from time-to-time letters alleging infringement of patents, trademarks or other intellectual property rights by us. If the similar trademark were to pass the preliminary review by the PRC regulatory authorities, we plan to contest against the application decision in question during the announcement period.

As our patents may expire and may not be extended, our patent applications may not be granted and our patent rights may be contested, circumvented, invalidated or limited in scope, our patent rights may not protect us effectively.

As of June 30, 2023, we owned 29 trademarks such as “LOBOEV,” WEIQI,” “Jinbang” and “Youbang” in the 12th category, vehicle segment, 17 – 3C qualification certificates, and 9 registered patents, 16 copyrights, and nine patent applications in China. For our pending applications, we cannot assure you that we will be granted patents pursuant to our pending applications. Even if our patent applications succeed and we are issued patents in accordance with them, it is still uncertain whether these patents will be contested, circumvented or invalidated in the future.

In addition, the rights granted under any issued patents may not provide us with proprietary protection or competitive advantages. The claims under any patents that issue from our patent applications may not be broad enough to prevent others from developing technologies that are similar or that achieve results similar to ours. It is also possible that the intellectual property rights of others will bar us from licensing and from exploiting any patents that are issued from our pending applications. Numerous patents and pending patent applications owned by others exist in the fields in which we have developed and are developing our technology. These patents and patent applications might have priority over our patent applications and could subject our patent applications to invalidation. Finally, in addition to those who may claim priority, any of our existing or pending patents may also be challenged by others on the basis that they are otherwise invalid or unenforceable.

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We may be materially and adversely affected by negative publicity.

We rely heavily on our brand image in selling our products. Negative publicity relating to our products and solutions, shareholders, management, employees, operations, suppliers, dealers, industry or products similar to ours, could materially and adversely affect consumer perceptions of our brand and result in decreased demand for our products. As of the date of this prospectus, we had not received any negative publicity. However, there can be no assurance that we will not experience negative publicity in the future or that such negative publicity will not have a material adverse effect on our business, results of operations, financial condition or prospects.

We may fail to comply with legal or regulatory requirements or to obtain or adhere to requirements under relevant licenses, permits, registrations or certificates.

Our manufacturing and other production facilities as well as the packaging, storage, distribution, advertising and labeling of our products, and solutions development for automotive electronics, are subject to extensive legal and regulatory requirements. For example, pursuant to the Opinions of the State Administration for Market Regulation, the MITT and the Ministry of Public Security on Intensifying Supervision of the Execution of National Standards for Electric Bicycles, we must maintain the CCC certification for our products. Loss of or failure to renew or obtain necessary permits, licenses, registrations or certificates could delay or prevent us from meeting product demand, introducing new products, building new facilities or acquiring new business and could materially and adversely affect our operating results. If we are found to be in violation of applicable laws and regulations, we could be subject to administrative punishment, including fines, injunctions, recalls or asset seizures, as well as potential criminal sanctions, any of which could have a material adverse effect on our business, financial condition, results of operations and prospects.

In addition, future material changes in industry standards, laws and regulations, such as increased restrictions on manufacturers, could result in increased operating costs or affect our ordinary operations, which could also have a material adverse effect on our operations and our financial results. We largely rely on our self-established standards concerning the production and quality control of such products. While we are committed to producing high-quality products, there can be no assurance that our current production or quality control standards will satisfy any applicable laws and regulations that may come into effect in the future.

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We are subject to a variety of costs and risks due to our continued expansion that may not be successful and could adversely affect our profitability and operating results.

We may enter into new geographic markets where we have limited or no experiences in marketing, selling, and localizing and deploying our products. We also may increase the capacity of manufacture, sales, and operations. Business expansion may be subject to risks such as:

● costs associated with establishing new distribution networks;

● difficulty finding qualified dealers in the new markets;

● difficulty integrating new operations or new product manufacture;

● difficulties staffing and with management techniques; and

● burdens of complying with a wide variety of local laws and regulations.

The occurrence of any of these risks could negatively affect our business in the new markets and consequently our business and operating results. In addition, the concern over these risks may also prevent us from entering into or releasing certain of our smart e-scooters in certain markets.

We rely on third-party logistic service providers to deliver our online direct sales orders and certain overseas orders.

We typically rely on third-party logistic service providers to deliver our online direct sales orders and certain overseas orders. Damage or disruption to our distribution logistics due to disputes, weather, natural disasters, fire, explosions, terrorism, pandemics or labor strikes could impair our ability to distribute or sell our products. Inadequate third-party logistics services could also potentially disrupt our distribution and sales and compromise our business reputation. Failure to take adequate steps to mitigate the likelihood or potential impact of such events, or to effectively manage such events if they occur, could adversely affect our business, financial condition and results of operations, as well as require additional resources to restore our supply chain.

Our operations may be interrupted by production difficulties due to mechanical failures, utility shortages or stoppages, fire, natural disaster or other calamities at or near our facilities.

We are reliant on equipment and technology in our facilities for the production and quality control of our products, and our operations are subject to production difficulties such as capacity constraints of our production facilities, mechanical and systems failures and the need for construction and equipment upgrades, any of which may cause the suspension of production or/and reduced output. There can be no assurance that we will not experience problems with our equipment or technology in the future or that we will be able to address any such problems in a timely manner. Problems with key equipment or technology in one or more of our production facilities may affect our ability to produce our products or cause us to incur significant expense to repair or replace such equipment or technology. Also, scheduled and unscheduled maintenance programs may affect our production output. Any of these could have a material adverse effect on our business, financial condition, results of operations and prospects.

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Furthermore, we depend on a continuous supply of utilities, such as electricity and water, to operate our production facilities. Any disruption to the supply of electricity or other utilities to our production facilities may disrupt our production, or cause the deterioration or loss of our inventory. This could adversely affect our ability to fulfill our sales orders and consequently may have an adverse effect on our business and results of operations. In addition, our operations are subject to operational risks. Fire, natural disasters, pandemics or extreme weather, including earthquakes, droughts, floods, typhoons or other storms, or excessive cold or heat could cause power outages, fuel shortages, water shortages, damage to our production, processing or distribution facilities or disruption of transportation channels, any of which could impair or interfere with our operations. We cannot assure you that these events will not happen in the future or that we will be able to take adequate measures to mitigate the potential impact of such events, or to effectively respond to such events if they occur, which could materially and adversely affect our business, financial condition and results of operations.

If our suppliers or dealers fail to use ethical business practices and comply with applicable laws and regulations, our brand image could be harmed due to negative publicity.

Our core values, which include developing competitive products and solutions development for automotive electronics while operating with integrity, are an important component of our brand image, which makes our reputation sensitive to allegations of unethical business practices. We do not control the business practices of our independent suppliers or dealers. Accordingly, we cannot guarantee their compliance with ethical business practices, such as environmental responsibilities and fair wage practices. A lack of demonstrated compliance could lead us to seek alternative suppliers or dealers which could increase our costs and results in delayed delivery of our products or other disruptions of our operations.

Violation of labor or other laws by our suppliers or dealers or the divergence of their labor or other practices from those generally accepted as ethical in the markets in which we do business could also attract negative publicity for us and our brand. This could diminish the value of our brand image and reduce demand for our products if, as a result of such violation, we were to attract negative publicity. If we, or other players in our industry, encounter similar problems in the future, it could harm our brand image, business, prospects, results of operations and financial condition.

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Our success depends on our ability to retain our core management team and other key personnel.

Our performance depends on the continued service and performance of our directors, officers and senior management as they are expected to play an important role in guiding the implementation of our business strategies and future plans. If any of our directors, officers or any members of our senior management were to terminate their service or employment, there can be no assurance that we would be able to find suitable replacements in a timely manner, at acceptable cost or at all. The loss of services of key personnel or the inability to identify, hire, train and retain other qualified and managerial personnel in the future may materially and adversely affect our business, financial condition, results of operations and prospects. Additionally, we rely on our research and development personnel for product development and technology innovation. If any of our key research and development personnel were to leave us, we cannot assure you that we can secure equally competent research and development personnel in a timely manner, or at all.

Higher employee costs and inflation may adversely affect our business and our ability to achieve or maintain profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to grow. The average wage level for our employees has also increased in recent years. We expect that our employee costs, including wages and employee benefits, will increase. Unless we are able to pass on these increased employee costs to those who pay for our products and services, our ability to achieve or maintain profitability and our results of operations may be materially and adversely affected.

Our costs and expenses may also be affected by China’s inflation level. Since our inception, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for 2019, 2020, 2021 and 2022 were increases of 2.9%, 2.5%, 0.9%, and 2.1% respectively. Although we have not in the past been materially affected by inflation since our inception, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

We rely substantially on external suppliers for certain components and raw materials used in our products.

We purchase certain key components and raw material, such as batteries, motors, tires, battery chargers and controllers from external suppliers for use in our operations and production of products, and a continuous and stable supply of these components and raw materials that meet our standards is crucial to our operations and production. We normally enter into one-year  procurement agreements with our main external suppliers. We expect to continue to rely on external suppliers for a substantial percentage of our production requirements in the future. We had no suppliers accounting for greater than 10% of our total purchases in 2022 and 2021. We cannot assure you that we will be able to maintain our existing relationships with these suppliers and continue to be able to source electric motors, batteries or other key components and raw materials we use in our products on a stable basis and at a reasonable price or at all. For example, our suppliers may increase the prices for the components or materials we purchase and/or experience disruptions in their production of the components or materials.

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The supply chain also exposes us to multiple potential sources of delivery failure or component shortages. While we obtain components from multiple sources whenever possible, some of the components used in our products are purchased by us from a single source. In the event that the supply of key components is interrupted for whatever reason or there are significant increases in the prices of these key components, our business, financial condition, results of operations and prospects may be materially and adversely affected.  Additionally, changes in business conditions, force majeure, governmental changes and other factors beyond our control or that we do not presently anticipate could also affect our suppliers’ ability to deliver components to us on a timely basis.

We incur significant costs related to procuring components and raw materials required to manufacture and assemble our products. The prices for the components and raw materials fluctuate depending on factors beyond our control including market conditions and demand for these components and materials. Substantial increases in the prices for the components or raw materials we use in producing our products would increase our costs and reduce our margins. Any of the foregoing could materially and adversely affect our results of operations, financial condition and prospects. To date, we have not experienced cybersecurity attacks in our supply chain.

Any significant cybersecurity incident or disruption of our information technology systems or those of third-party partners could materially damage user relationships and subject us to significant reputational, financial, legal and operation consequences.

We depend on our information technology systems, as well as those of third parties, to develop new products and services, store data, process transactions, respond to user inquiries, and manage inventory and our supply chain. Any material disruption or slowdown of our systems or those of third parties whom we depend upon could cause outages or delays in our manufacture, which could harm our brand and adversely affect our operating results. We rely on cloud servers maintained by cloud service providers to store our data, and all of the data we collect are hosted at third-party cloud service providers.

Problems with our cloud service providers or the telecommunications network providers with whom they contract could adversely affect the user experience delivered by us. Our cloud service providers could decide to cease providing us services without adequate notice. Any change in service levels at our cloud servers or any errors, defects, disruptions or other performance problems with our information technology systems could harm our brand and may damage the data of our users. If changes in technology cause our information technology systems, or those of third parties whom we depend upon, to become obsolete, or if our or their information systems are inadequate to handle our growth, we could lose users, and our business and operating results could be adversely affected.

Changes in international trade policies, or the escalation of tensions in international relations, particularly with regard to China, may adversely impact our business and operating results.

There have been heightened tensions in international relations, particularly between the United States and China in recent years. The U.S. government has made statements and taken certain actions that may lead to potential changes to U.S. and international trade policies towards China. In January 2020, the “Phase One” agreement was signed between the United States and China on trade matters. However, it remains unclear what additional actions, if any, will be taken by the U.S. or other governments with respect to international trade agreements, the imposition of tariffs on goods imported into the U.S., tax policy related to international commerce, or other trade matters. Any unfavorable government policies on international trade, such as capital controls or tariffs, or the U.S. dollar payment and settlement system may affect the demand for our products, impact the competitive position of our products, prevent us from selling products in certain countries, or even our participation in the U.S. dollar payment and settlement system, which would materially and adversely affect our international operations, results of operations and financial condition. If any new tariffs, legislation and/or regulations are implemented, or if existing trade agreements are renegotiated or, in particular, if the U.S. government takes retaliatory trade actions due to the recent U.S.-China trade tensions, such changes could have an adverse effect on our business, financial condition and results of operations.

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In addition to trade related tensions between China and the United States, the U.S. government escalated tensions between the U.S. and China in recent years by revoking Hong Kong’s special trading status. Also, the Congress of the United States enacted the Uyghur Forced Labor Prevention Act (UFLPA) in December 2021. Effective from June 21, 2022, the UFLPA creates a rebuttable presumption that goods mined, produced, or manufactured (wholly or in part) in China’s Xinjiang Uyghur Autonomous Region are made with forced labor, where goods designated as such will be subject to an import ban into the United States. The President of the United States may also impose sanctions on companies that knowingly engage in, are responsible for, or facilitate forced labor in Xinjiang. Our factories are not in the Xinjiang Uyghur Autonomous Region of China (“XUAR”), and therefore, we do not experience labor shortages that impact our daily business. We are in the process of implementing policies and controls to mitigate risk of forced labor in our supply chain, and we do not believe that our suppliers source materials from the XUAR. However, these legal and policy developments could disrupt our supply chain or cause our suppliers to renegotiate existing arrangements with us or fail to perform on such obligations. To the extent we identify any potential non-compliance by any of our suppliers, we may have to find and establish relationships with alternative qualified suppliers under commercially acceptable terms. We cannot assure you that we will be able to do so in a timely manner. Under extreme situations, we may be subject to negative publicities or even be subject to regulatory actions, which may negatively affect our reputation and brand image, our business and results of operations, and may materially and adversely affect the price of our ordinary shares.

Recently, the war in Ukraine and sanctions on Russia increased the uncertainties in the relations between China and the United States, and tensions between these two countries could be heightened as a result. These tensions have affected both diplomatic and economic ties between the two countries. Heightened tensions could reduce levels of trade, investments, technological exchanges, and other economic activities between the two major economies. The impacts of the war in Ukraine and sanctions on Russia to our business are very limited because we do not source our raw materials from the European Union, Russia, or Ukraine and can seek alternative suppliers to our current suppliers in China without undue cost or effort. The prices of main raw materials used in our products, including engineering plastics, steel, rubber, lead-acid batteries, and lithium ion battery remain stable in 2022. However, the existing tensions and any further deterioration in international relations may have a negative impact on the general, economic, political, and social conditions in China and, given our reliance on the Chinese market, adversely impact our business, financial condition, and results of operations.

Our business plans require a significant amount of capital. In addition, our future capital needs may require us to issue additional equity or debt securities that may dilute the interests of our shareholders or introduce covenants that may restrict our operations or our ability to pay dividends.

We will need significant capital to, among other things, conduct research and development and expand our production capacity as well as roll out new products. We also expect to require significant capital and incur substantial costs in upgrading and expanding our manufacturing plant in China. As we ramp up our production capacity, operations, and research and development, we may also require significant capital to maintain our property, plant and equipment and such costs may be greater than anticipated.

Our ability to obtain the necessary financing to carry out our business plan is subject to a number of factors, including general market conditions and investor acceptance of our business plan. These factors may make the timing, amount, terms and conditions of such financing unattractive or unavailable to us. If we are unable to raise sufficient funds, we will have to significantly reduce our spending, delay or cancel our planned activities or substantially change our current corporate structure. We might not be able to obtain any funding, and we might not have sufficient resources to conduct our business as projected, both of which could mean that we would be forced to curtail or discontinue our operations.

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An economic downturn or economic uncertainty may adversely affect consumer discretionary spending and demand for our products and services.

Our products and services may be considered discretionary items for some consumers. Factors affecting the level of consumer spending for such discretionary items include general economic conditions, and other factors, such as consumer confidence in future economic conditions, fears of recession, the availability and cost of consumer credit, levels of unemployment and tax rates. As global economic uncertainty remains, trends in consumer discretionary spending also remain unpredictable and subject to reductions. Unfavorable economic conditions may lead consumers to delay or reduce purchases of our products and services and consumer demand for our products and services may not grow as we expect. Our sensitivity to economic cycles and any related fluctuation in consumer demand for our products and services may have an adverse effect on our operating results and financial condition.

As of the date of this prospectus, we do not have insurance coverage, which could expose us to significant costs and business disruption.

We are exposed to various risks associated with our business and operations, and we do not have liability insurance coverage. A successful liability claim against us due to injuries or damages suffered by our users could materially and adversely affect our reputation, results of operations and financial conditions. Even if unsuccessful, such a claim could cause us adverse publicity, require substantial costs to defend, and divert the time and attention of our management. In addition, we do not have any business disruption insurance. Any business disruption event could result in substantial costs to us and a diversion of our resources.

Competition for highly skilled personnel is often intense and we may incur significant costs or be unsuccessful in attracting, integrating, or retaining qualified personnel to fulfill our current or future needs.

We have, from time to time, experienced, and we expect to continue to experience, difficulty in hiring and retaining highly skilled employees with appropriate qualifications. In addition, if any of our senior management or key personnel joins a competitor or engages in a competing business, we may lose business, knowhow, trade secrets, business partners and key personnel. Furthermore, prospective candidates and existing employees often consider the value of the equity awards they receive in connection with their employment. Thus, our ability to attract or retain highly skilled employees may be adversely affected by declines in the perceived value of our equity or equity awards. Furthermore, there are no assurances that the number of shares reserved for issuance under our share incentive plans will be sufficient to grant equity awards adequate to recruit new employees and to compensate existing employees.

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We are or may be subject to risks associated with our joint research arrangement, strategic alliances or acquisitions.

We have entered into joint research and development agreements with Jiangsu Research Institute of Dalian University of Technology and Jinan University, respectively, to conduct research and development in several different prospects. We may in the future enter into joint research and development agreements with various third parties to further our business purpose from time to time. The collaborations could subject us to a number of risks, including risks associated with sharing proprietary information, non-performance by the third party and increased expenses in establishing new strategic alliances, any of which may materially and adversely affect our business. We may have limited ability to monitor or control the actions of these third parties and, to the extent any of these strategic third parties suffers negative publicity or harm to their reputation from events relating to their business, we may also suffer negative publicity or harm to our reputation by virtue of our association with any such third party.

In addition, although we have no current acquisition plans, if appropriate opportunities arise, we may acquire additional assets, products, technologies or business that are complementary to our existing business. In addition to possible shareholders’ approval, we may also have to obtain approvals and licenses from relevant government authorities for the acquisitions and to comply with any applicable PRC laws and regulations, which could result in increased delay and costs, and may derail our business strategy if we fail to do so. Furthermore, past and future acquisitions and the subsequent integration of new assets and business into our own require significant attention from our management and could result in a diversion of resources from our existing business, which in turn could have an adverse effect on our business operations. Acquired assets or business may not generate the financial results we expect. Acquisitions could result in the use of substantial amounts of cash, potentially dilutive issuances of equity securities, the occurrence of significant goodwill impairment charges, amortization expenses for other intangible assets and exposure to potential unknown liabilities of the acquired business. Moreover, the costs of identifying and consummating acquisitions may be significant.

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Our business could be adversely affected by trade tariffs or other trade barriers.

Starting from early 2018, the U.S. announced the imposition of tariffs on Chinese goods entering the United States and both China and the U.S. each imposed additional tariffs. The United States may also in the future impose tariffs on the importation of consumer products that may affect our business, including, among others, electric vehicles. In addition, the European Union has recently imposed tariffs on imports of e-bikes, which are defined as cycle with pedal assistance and an auxiliary electric motor, originating in the PRC. We currently export e-bikes into the United States, the Republic of Korea, ASEAN countries, and Latin American countries through our dealers, and we may increase our export volume through our dealers. To date, the impact of export restrictions, sanctions, tariffs, trade barriers, or political or trade tensions from these countries to our products is limited. However, ASEAN countries, and Latin American countries may in the future also impose tariffs on electric vehicles or other products that we currently sell to them, which may cause us to incur significant additional costs to conduct business and operation in the these countries. It is not yet clear what impact these tariffs may have or what actions other governments, including the Chinese government, may take in retaliation. In addition, these developments could have a material adverse effect on global economic conditions and the stability of global financial markets. Any of these factors could have a material adverse effect on our business, financial condition and results of operations.

Risks Related to Doing Business in China

Changes in China’s economic, political or social conditions or government policies could have a material and adverse effect on our business and results of operations.

Substantially all of our revenues are expected to be derived in China in the near future and most of our operations, including all of our manufacturing, is conducted in China. Accordingly, our results of operations, financial condition and prospects are influenced by economic, political and legal developments in China. China’s economy differs from the economies of most developed countries in many respects, including with respect to the amount of government involvement, level of development, growth rate, control of foreign exchange and allocation of resources. The PRC government exercises significant control over China’s economic growth through strategically allocating resources, controlling the payment of foreign currency-denominated obligations, setting monetary policy and providing preferential treatment to particular industries or companies. While the PRC economy has experienced significant growth over the past decades, that growth has been uneven across different regions and between economic sectors and the significant economic growth may not continue, as evidenced by the slowing of the growth of the Chinese economy since 2012. Any adverse changes in economic conditions in China, in the policies of the Chinese government or in the laws and regulations in China could have a material adverse effect on the overall economic growth of China. Such developments could adversely affect our business and operating results, leading to reduction in demand for our products and services and adversely affect our competitive position.

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Uncertainties in the interpretation and enforcement of PRC laws and regulations could limit the legal protections available to you and us.

The PRC legal system is a civil law system based on written statutes. Unlike the common law system, prior court decisions may be cited for reference but have limited precedential value. Our PRC subsidiaries are foreign-invested enterprises and are subject to laws and regulations applicable to foreign-invested enterprises as well as various Chinese laws and regulations generally applicable to companies incorporated in China. However, since these laws and regulations are relatively new and the PRC legal system continues to rapidly evolve, the interpretations of many laws, regulations and rules are not always uniform and enforcement of these laws, regulations and rules involves uncertainties.

From time to time, we may have to resort to administrative and court proceedings to enforce our legal rights. However, since the PRC administrative and court authorities have significant discretion in interpreting and implementing statutory and contractual terms, it may be more difficult to evaluate the outcome of administrative and court proceedings and the level of protection we enjoy than in more developed legal systems. Furthermore, the PRC legal system is based in part on government policies and internal rules, some of which are not published on a timely basis or at all, and which may have a retroactive effect. As a result, we may not be aware of our violation of any of these policies and rules until sometime after the violation. Such uncertainties, including uncertainty over the scope and effect of our contractual, property (including intellectual property) and procedural rights, and any failure to respond to changes in the regulatory environment in China could materially and adversely affect our business and impede our ability to continue our operations.

We may rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material and adverse effect on our ability to conduct our business.

We are a holding company, and we may rely on dividends and other distributions on equity paid by our PRC subsidiaries for our cash and financing requirements, including the funds necessary to pay dividends and other cash distributions to our shareholders and service any debt we may incur. Current PRC regulations permit our PRC subsidiaries to pay dividends to us only out of their accumulated after-tax profits upon satisfaction of relevant statutory conditions and procedures, if any, determined in accordance with Chinese accounting standards and regulations. In addition, each of our PRC subsidiaries is required to set aside at least 10% of its accumulated profits each year, if any, to fund certain reserve funds until the total amount set aside reaches 50% of its registered capital. As of June 30, 2023, the Company recorded a total statutory reserve of $494,364. For a detailed discussion of applicable PRC regulations governing distribution of dividends, please refer to “PRC Regulations – Regulation of dividend distributions”. Additionally, if our PRC subsidiaries incur debt on their own behalf in the future, the instruments governing their debt may restrict their ability to pay dividends or make other distributions to us.

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Any limitation on the ability of our PRC subsidiaries to pay dividends or make other distributions to us could materially and adversely limit our ability to grow, make investments or acquisitions that could be beneficial to our business, pay dividends, or otherwise fund and conduct our business.

Increases in labor costs and enforcement of stricter labor laws and regulations in the PRC may adversely affect our business and our profitability.

China’s overall economy and the average wage in China have increased in recent years and are expected to continue to grow. The average wage level for our employees has also increased in recent years. We expect that our labor costs, including wages and employee benefits, will continue to increase. Unless we are able to pass on these increased labor costs to those who pay for our services, our profitability and results of operations may be materially and adversely affected.

In addition, we have been subject to stricter regulatory requirements in terms of entering into labor contracts with our employees and paying various statutory employee benefits, including pensions, housing fund, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to designated government agencies for the benefit of our employees. Pursuant to the PRC Labor Contract Law and its implementation rules, employers are subject to stricter requirements in terms of signing labor contracts, minimum wages, paying remuneration, determining the term of employee’s probation and unilaterally terminating labor contracts. In the event that we decide to terminate some of our employees or otherwise change our employment or labor practices, the PRC Labor Contract Law and its implementation rules may limit our ability to effect those changes in a desirable or cost-effective manner, which could adversely affect our business and results of operations.

In October 2010, the SCNPC promulgated the PRC Social Insurance Law, effective on July 1, 2011. On April 3, 1999, the State Council promulgated the Regulations on the Administration of Housing Funds, which was amended on March 24, 2002. Companies registered and operating in China are required under the Social Insurance Law and the Regulations on the Administration of Housing Funds to apply for social insurance registration and housing fund deposit registration within 30 days of their establishment and to pay for their employees different social insurance including pension insurance, medical insurance, work-related injury insurance, unemployment insurance and maternity insurance to the extent required by law. We could be subject to orders by the competent labor authorities for rectification and failure to comply with the orders may further subject us to administrative fines.

According to the Provisional Regulations on Labor Dispatch implemented on March 1, 2014, the employer can only use dispatched workers for temporary, auxiliary or substitute positions. Additionally, the employer shall not use more dispatched workers than 10% of the total number of employees, and if this proportion is exceeded, the employer must not use any additional dispatched workers.

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As the interpretation and implementation of labor-related laws and regulations are still evolving, we cannot assure you that our employment practices do not and will not violate labor-related laws and regulations in China, which may subject us to labor disputes or government investigations. We cannot assure you that we have complied or will be able to comply with all labor-related law and regulations including those relating to obligations to make social insurance payments and contribute to the housing provident funds. If we are deemed to have violated relevant labor laws and regulations, we could be required to provide additional compensation to our employees and our business, financial condition and results of operations will be adversely affected.

Fluctuations in exchange rates could have a material and adverse effect on our results of operations and the value of your investment.

The value of Renminbi against the U.S. dollar and other currencies is affected by changes in China’s political and economic conditions and by China’s foreign exchange policies, among other things. In July 2005, the PRC government changed its decades-old policy of pegging the value of Renminbi to the U.S. dollar, and Renminbi appreciated more than 20% against the U.S. dollar over the following three years. Between July 2008 and June 2010, this appreciation halted and the exchange rate between Renminbi and the U.S. dollar remained within a narrow band. Since June 2020, Renminbi has fluctuated against the U.S. dollar, at times significantly and unpredictably. Furthermore, the exchange rate between Renminbi and the currencies of emerging markets also fluctuated in 2022 due to the U.S. dollar’s rise, with Renminbi appreciated against the currencies of emerging markets. With the development of the foreign exchange market and progress towards interest rate liberalization and Renminbi internationalization, the PRC government may in the future announce further changes to the exchange rate system and we cannot assure you that Renminbi will not appreciate or depreciate significantly in value against the U.S. dollar in the future. It is difficult to predict how market forces or PRC or U.S. government policy may impact the exchange rate between Renminbi and the U.S. dollar in the future. Our export to the emerging markets may be substantially affected by the fluctuation of the exchange rate among Renminbi, the U.S. dollar, and the currencies of emerging markets.

There remains significant international pressure on the PRC government to adopt a more flexible currency policy. Any significant appreciation or depreciation of Renminbi may materially and adversely affect our revenues, earnings and financial position. For example, to the extent that we need to convert U.S. dollars we receive from this initial public offering into Renminbi to pay our operating expenses, appreciation of Renminbi against the U.S. dollar would have an adverse effect on the RMB amount we would receive from the conversion. Conversely, a significant depreciation of Renminbi against the U.S. dollar may significantly reduce the U.S. dollar equivalent of our earnings.

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Very limited hedging options are available in China to reduce our exposure to exchange rate fluctuations. To date, we have not entered into any hedging transactions in an effort to reduce our exposure to foreign currency exchange risk. While we may decide to enter into hedging transactions in the future, the availability and effectiveness of these hedges may be limited and we may not be able to adequately hedge our exposure or at all. In addition, our currency exchange losses may be magnified by PRC exchange control regulations that restrict our ability to convert Renminbi into foreign currency. As a result, fluctuations in exchange rates may have a material adverse effect on your investment.

PRC regulation of loans to and direct investment in PRC entities by offshore holding companies and governmental control of currency conversion may delay or prevent us from using the proceeds of our offshore offerings to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

We are an offshore holding company with most of our operations conducted in China. Under PRC laws and regulations, we are permitted to utilize the proceeds from this offering to make loans to our PRC subsidiaries, or to make additional capital contributions to our PRC subsidiaries, or to establish new PRC subsidiaries and make capital contributions to these new PRC subsidiaries, or to acquire offshore entities with business operations in China in an offshore transaction, subject to applicable government registration, statutory limitations on amount and approval requirements, each of which is subject to PRC regulations and approvals or registration.

If we decide to finance our wholly-owned PRC subsidiary by means of capital contributions, these capital contributions are subject to registration with the State Administration for Market Regulation or its local branch, reporting of foreign investment information with the Ministry of Commerce, or registration with other governmental authorities in China. If we provide funding to our foreign wholly-owned subsidiaries through shareholder loans, (a) in the event that the foreign debt management mechanism as provided in the Measures for Foreign Debts Registration and Administration and other relevant rules applies, the balance of such loans cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with the SAFE or its local branches, or (b) in the event that the mechanism as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9 applies, the balance of such loans will be subject to the risk-weighted approach and the net asset limits and we will need to file the loans with the SAFE in its information system pursuant to applicable requirements and guidelines issued by the SAFE or its local branches. Pursuant to PBOC Notice No.9, upon expiry of the one-year transition period commencing on January 11, 2017, the PBOC and the SAFE would determine the cross-border financing administration mechanism for FIEs after evaluating the overall results of implementing PBOC Notice No.9. As of the date of this prospectus, neither the PBOC nor the SAFE has promulgated and made public any further rules, regulations, notices, or circulars in this regard. However, it is uncertain what mechanism will be adopted by the PBOC and the SAFE in the future and what statutory limits will be imposed on loans provided by an offshore entity like our company to its PRC subsidiaries.

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In light of the various requirements imposed by PRC regulations on loans to and direct investment in PRC entities by offshore holding companies, we cannot assure you that we will be able to complete the necessary registrations or obtain the necessary government approvals on a timely basis, if at all, with respect to future loans to our PRC subsidiaries or future capital contributions by us to our PRC subsidiaries. If we fail to complete such registrations or obtain such approvals, our ability to use the proceeds we received or expect to receive from our offshore offerings and to capitalize or otherwise fund our PRC operations may be negatively affected, which could materially and adversely affect our liquidity and our ability to fund and expand our business.

Governmental control of currency conversion may limit our ability to utilize our revenues effectively and affect the value of your investment.

The PRC government imposes controls on the convertibility of Renminbi into foreign currencies and, in certain cases, the remittance of currency out of China. Under existing PRC foreign exchange regulations, payments of current account items, such as profit distributions and trade and service-related foreign exchange transactions, can be made in foreign currencies without prior approval from the State Administration of Foreign Exchange, or SAFE, by complying with certain procedural requirements. However, approval from or registration with appropriate governmental authorities is required where Renminbi is to be converted into foreign currency and remitted out of China to pay capital expenses such as the repayment of loans denominated in foreign currencies.

Since 2016, the PRC government has tightened its foreign exchange policies again and increased scrutiny of major outbound capital movement. More restrictions and a substantial vetting process have been put in place by SAFE to regulate cross-border transactions falling under the capital account. The PRC government may also restrict access in the future to foreign currencies for current account transactions, at its discretion. We receive substantially all of our revenues in RMB. If the foreign exchange control system prevents us from obtaining sufficient foreign currencies to satisfy our foreign currency demands, we may not be able to pay dividends in foreign currencies to our shareholders.

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PRC regulations relating to offshore investment activities by PRC residents may limit our PRC subsidiaries’ ability to increase their registered capital or distribute profits to us or otherwise expose us or our PRC resident beneficial owners to liability and penalties under PRC law.

On July 4, 2014, SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will examine and handle foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under SAFE Circular 37 since June 1, 2015.

According to Circular 37 and Circular 13, our shareholders or beneficial owners who are PRC residents are subject to Circular 37 or other foreign exchange administrative regulations in respect of their investment in our Company. If our shareholders who are PRC residents or entities do not complete their registration with the local SAFE branches, our PRC subsidiaries may be prohibited from distributing their profits and any proceeds from any reduction in capital, share transfer or liquidation to us, and we may be restricted in our ability to contribute additional capital to our PRC subsidiaries. Moreover, failure to comply with SAFE registration requirements could result in liability under PRC laws for evasion of applicable foreign exchange restrictions.

To the best of our knowledge, our PRC resident shareholders who: (i) directly or indirectly hold shares in our BVI holding company and (ii) are known to us, have completed the application for foreign exchange registrations for their foreign investment in our company in accordance with Circular 37 and Circular 13.

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China’s M&A Rules and certain other PRC regulations establish complex procedures for some acquisitions of PRC companies by foreign investors, which could make it more difficult for us to pursue growth through acquisitions in China.

On August 8, 2006, six PRC regulatory authorities, including the MOFCOM and other government authorities jointly issued the Rules on Mergers and Acquisitions of Domestic Enterprise by Foreign Investors which was effective as of September 8, 2006, and amended on June 22, 2009 (the “M&A Rules”). The M&A Rules, and other recently adopted regulations and rules concerning mergers and acquisitions established additional procedures and requirements that could make merger and acquisition activities by foreign investors more time-consuming and complex. For example, the M&A Rules require that MOFCOM be notified in advance of any change-of-control transaction in which a foreign investor takes control of a PRC domestic enterprise, if any important Industry is concerned, such transaction involves factors that impact or may impact national economic security, or such transaction will lead to a change in control of a domestic enterprise which holds a famous trademark or PRC time-honored brand.

Moreover, the Anti-monopoly Law of the PRC promulgated by the SCNPC effective in August 2008 and the Provisions of the State Council on the Thresholds for Declaring Concentration of Business Operators require that transactions which are deemed concentrations and involve parties with specified turnover thresholds must be cleared by anti-monopoly enforcement authority before they can be completed.

In the future, we may pursue potential strategic acquisitions that are complementary to our business and operations. Complying with the requirements of these regulations to complete such transactions could be time-consuming, and any required approval processes, including obtaining approval or clearance from MOFCOM, may delay or inhibit our ability to complete such transactions, which could affect our ability to expand our business or maintain our market share.

If we are classified as a PRC resident enterprise for PRC income tax purposes, such classification could result in unfavorable tax consequences to us and our non-PRC shareholders.

Under the PRC Enterprise Income Tax Law and its implementation rules, an enterprise established outside of the PRC with a “de facto management body” within the PRC is considered a PRC resident enterprise. The implementation rules define the term “de facto management body” as the body that exercises full and substantial control over and overall management of the business, productions, personnel, accounts and properties of an enterprise. In 2009, the State Administration of Taxation issued a circular, known as Circular 82, which provides certain specific criteria for determining whether the “de facto management body” of a PRC-controlled enterprise that is incorporated offshore is located in China. Although Circular 82 only applies to offshore enterprises controlled by PRC enterprises or PRC enterprise groups, not those controlled by PRC individuals or foreigners like us, the criteria set forth in the circular may reflect the State Administration of Taxation’s general position on how the “de facto management body” test should be applied in determining the tax resident status of all offshore enterprises. According to Circular 82, an offshore incorporated enterprise controlled by a PRC enterprise or a PRC enterprise group will be regarded as a PRC tax resident by virtue of having its “de facto management body” in China and will be subject to PRC enterprise income tax on its global income only if all of the following conditions are met: (i) the primary location of the day-to-day operational management is in the PRC; (ii) decisions relating to the enterprise’s financial and human resource matters are made or are subject to approval by organizations or personnel in the PRC; (iii) the enterprise’s primary assets, accounting books and records, company seals, and board and shareholder resolutions, are located or maintained in the PRC; and (iv) at least 50% of voting board members or senior executives habitually reside in the PRC.

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We believe that none of our entities outside of China is a PRC resident enterprise for PRC tax purposes. However, the tax resident status of an enterprise is subject to determination by the PRC tax authorities and uncertainties remain with respect to the interpretation of the term “de facto management body.” If the PRC tax authorities determine that we are a PRC resident enterprise for enterprise income tax purposes, we will be subject to the enterprise income tax on our global income at the rate of 25% and we will be required to comply with PRC enterprise income tax reporting obligations. In addition, gains realized on the sale or other disposition of our Ordinary Shares may be subject to PRC tax, at a rate of 10% in the case of non-PRC enterprises or 20% in the case of non-PRC individuals (in each case, subject to the provisions of any applicable tax treaty), if such gains are deemed to be from PRC sources. It is unclear whether non-PRC shareholders of our company would be able to claim the benefits of any tax treaties between their country of tax residence and the PRC in the event that we are treated as a PRC resident enterprise.

We face uncertainty with respect to indirect transfers of equity interests in PRC resident enterprises by their non-PRC holding companies.

In February 2015, the State Administration of Taxation issued the Public Notice Regarding Certain Corporate Income Tax Matters on Indirect Transfer of Properties by Non-Resident Enterprises, or SAT Public Notice 7. SAT Public Notice 7 extends such administration’s tax jurisdiction to not only indirect transfers but also transactions involving transfer of other taxable assets, through the offshore transfer of a foreign intermediate holding company. In addition, SAT Public Notice 7 provides certain criteria on how to assess reasonable commercial purposes and has introduced safe harbors for internal group restructurings and the purchase and sale of equity through a public securities market. SAT Public Notice 7 also brings challenges to both the foreign transferor and transferee (or other person who is obligated to pay for the transfer) of the taxable assets. Where a non-resident enterprise conducts an “indirect transfer” by transferring the taxable assets indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise being the transferor, or the transferee, or the PRC entity which directly owned the taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee or other person who is obligated to pay for the transfer is obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. On October 17, 2017, the SAT issued the Announcement of the State Administration of Taxation on Issues Concerning the Withholding of Non-resident Enterprise Income Tax at Source, or SAT Bulletin 37, which came into effect on December 1, 2017. The SAT Bulletin 37 further clarifies the practice and procedure of the withholding of nonresident enterprise income tax.

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We face uncertainties on the reporting and consequences of future private equity financing transactions, share exchanges or other transactions involving the transfer of shares in our company by investors that are non-PRC resident enterprises. The PRC tax authorities may pursue such non-resident enterprises with respect to a filing or the transferees with respect to withholding obligation, and request our PRC subsidiaries to assist in the filing. As a result, we and non-resident enterprises in such transactions may become at risk of being subject to filing obligations or being taxed under SAT Public Notice 7 and SAT Bulletin 37, and may be required to expend valuable resources to comply with them or to establish that we and our non-resident enterprises should not be taxed under these regulations, which may have a material adverse effect on our financial condition and results of operations.

If the custodians or authorized users of controlling non-tangible assets of our company, including our corporate chops and seals, fail to fulfill their responsibilities, or misappropriate or misuse these assets, our business and operations could be materially and adversely affected.

Under PRC law, legal documents for corporate transactions are executed using the chops or seal of the signing entity or with the signature of a legal representative whose designation is registered and filed with the relevant branch of the Administration of Industry and Commerce.

Although we usually utilize chops to enter into contracts, the designated legal representatives of each of our PRC subsidiaries have the apparent authority to enter into contracts on behalf of such entities without chops and bind such entities. All designated legal representatives of our PRC subsidiaries and its subsidiaries are members of our senior management team who have signed employment agreements with us or our PRC subsidiaries and its subsidiaries under which they agree to abide by various duties they owe to us. In order to maintain the physical security of our chops and chops of our PRC entities, we generally store these items in secured locations accessible only by the authorized personnel in the legal or finance department of each of our subsidiaries. Although we monitor such authorized personnel, there is no assurance such procedures will prevent all instances of reckless or negligence. Accordingly, if any of our authorized personnel misuse or misappropriate our corporate chops or seals, we could encounter difficulties in maintaining control over the relevant entities and experience significant disruption to our operations. If a designated legal representative obtains control of the chops in an effort to obtain control over any of our PRC subsidiaries, we or our PRC subsidiary would need to pass a new shareholder or board resolution to designate a new legal representative and we would need to take legal action to seek the return of the chops, apply for new chops with the relevant authorities, or otherwise seek legal redress for the violation of the representative’s fiduciary duties to us, which could involve significant time and resources and divert management attention away from our regular business. In addition, the affected entity may not be able to recover corporate assets that are sold or transferred out of our control in the event of such a misappropriation if a transferee relies on the apparent authority of the representative and acts in good faith.

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Our leased property interest may be defective and our right to lease the properties may be affected by such defects challenged, which could cause significant disruption to our business.

As of June 30, 2023, we leased eight premises in China. Under PRC law, all lease agreements are required to be registered with the local housing authorities. The landlords of these premises may have not completed the registration of their ownership rights or the registration of our leases with the relevant authorities. Failure to complete these required registrations may expose our landlords, lessors and us to potential monetary fines. If these registrations are not obtained in a timely manner or at all, we may be subject to monetary fines or may have to relocate our offices and incur the associated losses.

If the Chinese government chooses to exert more oversight and control over offerings that are conducted overseas and/or foreign investment in China-based issuers, such action may significantly limit or completely hinder our ability to offer or continue to offer Ordinary Shares to investors and cause the value of our Ordinary Shares to significantly decline or be worthless.

Recent statements by the Chinese government have indicated an intent to exert more oversight and control over offerings that are conducted overseas and/or foreign investments in China-based issuers. On July 6, 2021, the General Office of the Communist Party of China Central Committee and the General Office of the State Council jointly issued a document to crack down on illegal activities in the securities market and promote the high-quality development of the capital market, which, among other things, requires the relevant governmental authorities to strengthen cross-border oversight of law enforcement and judicial cooperation, to enhance supervision over China-based companies listed overseas, and to establish and improve the system of extraterritorial application of the PRC securities laws. On December 24, 2021, the CSRC published the Provisions of the State Council on the Administration of Overseas Securities Offering and Listing by Domestic Companies (the “Administration Provisions”), and the Administrative Measures for the Filing of Overseas Securities Offering and Listing by Domestic Companies (the “Measures”) for public comment. It should be noted that neither the Administrative Provisions nor the Measures have come into effect as of the date of this prospectus.

Furthermore, on December 28, 2021, the CAC, the National Development and Reform Commission (“NDRC”), and several other administrations jointly issued the revised Measures for Cybersecurity Review, or the “Revised Review Measures”, which became effective and replaced the existing Measures for Cybersecurity Review on February 15, 2022. According to the Revised Review Measures, if an “online platform operator” that is in possession of personal data of more than one million users intends to list in a foreign country, it must apply for a cybersecurity review. Moreover, the CAC released the draft of the Regulations on Network Data Security Management in November 2021 for public consultation, which among other things, stipulates that a data processor listed overseas must conduct an annual data security review by itself or by engaging a data security service provider and submit the annual data security review report for a given year to the municipal cybersecurity department before January 31 of the following year. On July 7, 2022, the CAC released the Measures for the Security Assessment of Cross-Border Data, which became effective on September 1, 2022. Given the recent issuance of the Measures for the Security Assessment of Cross-Border Data, there is a general lack of guidance and substantial uncertainties exist with respect to their interpretation and implementation.

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We manufacture and sell our products primarily in China. Our subsidiaries in China do not collect or store any data (including certain personal information) from our individual end-users, who may be PRC individuals. As of date of this prospectus, we have not collected and stored personal information from our individual end-users. As a result, the likelihood of us being subject to the review of the CAC is remote. As of the date of this prospectus, we have been advised by DeHeng Law Offices (Shenzhen), our counsel as to PRC law, that our registered public offering in the U.S. is not subject to the review or prior approval of the CAC or the CSRC, and we reasonably believe that we are compliant with the regulations or policies that have been issued by the CAC to date. Uncertainties still exist, however, due to the possibility that laws, regulations, or policies in China could change rapidly in the future. Any future action by the PRC government expanding the categories of industries and companies whose foreign securities offerings are subject to review by the CSRC or the CAC could significantly limit or completely hinder our ability to offer or continue to offer securities to investors and could cause the value of such securities to significantly decline or be worthless.

The approval of or clearance by the CSRC, the CAC and other compliance procedures may be required in connection with this offering, and, if required, we cannot predict whether we will be able to obtain such approval or clearance.

The M&A Rules require an overseas special purpose vehicle that is controlled by PRC companies or individuals formed for the purpose of seeking a public listing on an overseas stock exchange through acquisitions of PRC domestic companies using shares of such special purpose vehicle or held by its shareholders as considerations to obtain the approval of the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. However, the application of the M&A Rules remains unclear. If CSRC approval in connection with the M&A Rules is required, it is uncertain whether it would be possible for us to obtain the approval. Any failure to obtain or delay in obtaining such CSRC approval for this offering would subject us to sanctions imposed by the CSRC and other PRC regulators.

While the application of the M&A Rules remains unclear, we believe, that the CSRC approval is not required in the context of this offering, because (1) the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings under this prospectus are subject to the M&A Rules; and (2) our PRC subsidiaries were not established by merger with or acquisition of PRC domestic companies as defined under the M&A Rules. However, uncertainties still exist as to how the M&A Rules will be interpreted and implemented, and the opinion of our PRC counsel is subject to any new laws, rules, and regulations or detailed implementations and interpretations in any form relating to the M&A Rules. We cannot assure you that the relevant PRC government agencies, including the CSRC, would reach the same conclusion as our PRC counsel. If the CSRC or other PRC regulatory body subsequently determines that we need to obtain the CSRC’s approval for this offering or if the CSRC or any other PRC government authorities promulgates any interpretation or implements rules that would require us to obtain CSRC or other governmental approvals for any such offering, we may face adverse actions or sanctions by the CSRC or other PRC regulatory agencies, which may include fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from any such offering into China, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, or other actions that could have a material and adverse effect on our business, reputation, financial condition, results of operations, prospects, as well as the trading price of our Ordinary Shares. The CSRC or other PRC regulatory agencies may also take actions requiring us, or making it advisable for us, to halt any such offering before the settlement and delivery of the Ordinary Shares that we are offering. In addition, if the CSRC or other regulatory agencies later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

The General Office of the Central Committee of the Communist Party of China and the General Office of the State Council jointly issued the Opinions on Severe and Lawful Crackdown on Illegal Securities Activities, which were made available to the public on July 6, 2021. These opinions emphasized the need to strengthen the administration over illegal securities activities and the supervision on overseas listings by China-based companies. These opinions proposed to take effective measures, such as promoting the construction of relevant regulatory systems, to deal with the risks and incidents facing China-based overseas-listed companies and the demand for cybersecurity and data privacy protection. Moreover, on December 28, 2021, the CAC and other ministries and commissions (including the CSRC) announced the adoption of the Cybersecurity Review Measures, which became effective on February 15, 2022 and provide that network platform operators possessing personal information of more than one million individual users must undergo a cybersecurity review by the CAC when they seek to have their securities listed on a foreign stock exchange. These policies and any related implementation rules to be enacted may subject us to additional compliance requirements. As of the date of this prospectus, no official guidance or related implementation rules have been issued in relation to these recently issued opinions, and the interpretation and implementation of these opinions remain unclear at this stage.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions. According to the Notice on the Management Arrangements for Overseas Issuance and Listing of Domestic Enterprises issued by CSRC on the same day, we need to complete the filing procedures with CSRC before our listing on U.S. exchanges. We have submitted the filing for this IPO to the CSRC on July 1, 2023, and responded to CSRC’s comments on August 15, 2023, October 26, 2023 and November 2, 2023.

Except for the CSRC filing for this issuance and listing, no effective laws or regulations in the PRC explicitly require us to seek approval from any other PRC governmental authorities for our overseas listing plan, nor has our company or any of our subsidiaries received any inquiry, notice, warning or sanctions regarding our planned overseas listing from the CSRC or any other PRC governmental authorities.

We cannot assure you that we will remain fully compliant with all new regulatory requirements of these opinions or any future implementation rules on a timely basis, or at all. If we are subject to additional requirements that we obtain the approval or clearance from either the CSRC, the CAC or any other regulators in China for this offering but fail to obtain such approval or clearance, we will not be able to pursue this offering any further. If we attempt to pursue this offering without obtaining such approval or clearance from regulators in China, even if it is rejected or granted, but later rescinded, or if we inadvertently conclude that such approvals are not required, we may face severe and expansive sanctions imposed by regulators in China, including fines and penalties on our operations in China, limitations on our operating privileges in China, delays in or restrictions on the repatriation of the proceeds from this offering into the PRC, restrictions on or prohibition of the payments or remittance of dividends by our subsidiaries in China, forced delisting of the Ordinary Shares, or other actions that could have a material and adverse effect on our business, financial condition, results of operations, reputation and prospects, as well as the trading price of the Ordinary Shares. The CSRC or other regulators in China may also take actions requiring us, or making it advisable for us, to halt this offering before the settlement and delivery of the Ordinary Shares that we are offering. Consequently, if you engage in market trading or other activities in anticipation of and prior to the settlement and delivery of the Ordinary Shares we are offering, you would be doing so at the risk that the settlement and delivery may not occur. In addition, if the CSRC or other regulators in China later promulgate new rules or explanations requiring that we obtain their approvals for this offering, we may be unable to obtain a waiver of such approval requirements.

Our Ordinary Shares may be delisted under the HFCA Act if the PCAOB is unable to inspect our auditors for two consecutive years. The delisting of our ordinary shares, or the threat of their being delisted, may materially and adversely affect the value of your investment.

The HFCA Act, or the HFCA Act, was enacted on December 18, 2020. The HFCA Act states if the SEC determines that a company has filed audit reports issued by a registered public accounting firm that has not been subject to inspection by the PCAOB for three consecutive years beginning in 2021, the SEC shall prohibit such ordinary shares from being traded on a national securities exchange or in the over the counter trading market in the U.S. On December 23, 2022, the Accelerating Holding Foreign Companies Accountable Act (“AHFCA Act”) was enacted, which amended the HFCA Act by requiring the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. As a result, the time period before our Ordinary Shares may be prohibited from trading or delisted has been reduced accordingly.

On March 24, 2021, the SEC adopted interim final rules relating to the implementation of certain disclosure and documentation requirements of the HFCA Act. A company will be required to comply with these rules if the SEC identifies it as having a “non-inspection” year under a process to be subsequently established by the SEC. The SEC is assessing how to implement other requirements of the HFCA Act, including the listing and trading prohibition requirements described above. Furthermore, on June 22, 2021, the U.S. Senate passed the AHFCA Act, which, if enacted, would amend the HFCA Act and require the SEC to prohibit an issuer’s securities from trading on any U.S. stock exchanges if its auditor is not subject to PCAOB inspections for two consecutive years instead of three. On September 22, 2021, the PCAOB adopted a final rule implementing the HFCA Act, which provides a framework for the PCAOB to use when determining, as contemplated under the HFCA Act, whether the PCAOB is unable to inspect or investigate completely registered public accounting firms located in a foreign jurisdiction because of a position taken by one or more authorities in that jurisdiction. On December 2, 2021, the SEC issued amendments to finalize rules implementing the submission and disclosure requirements in the HFCA Act. The rules apply to registrants that the SEC identifies as having filed an annual report with an audit report issued by a registered public accounting firm that is located in a foreign jurisdiction and that PCAOB is unable to inspect or investigate completely because of a position taken by an authority in foreign jurisdictions. On December 16, 2021, the PCAOB issued a Determination Report which found that the PCAOB is unable to inspect or investigate completely registered public accounting firms headquartered in: (i) China, and (ii) Hong Kong. Our auditor is not headquartered in China or Hong Kong and was not identified in this report as a firm subject to the PCAOB’s determination.

Furthermore, various equity-based research organizations have recently published reports on China-based companies after examining their corporate governance practices, related party transactions, sales practices and financial statements, and these reports have led to special investigations and listing suspensions on U.S. national exchanges. Any similar scrutiny on us, regardless of its lack of merit, could cause the market price of our ordinary shares to fall, divert management resources and energy, cause us to incur expenses in defending ourselves against rumors, and increase the premiums we pay for director and officer insurance.

Our auditor, the independent registered public accounting firm that issues the audit report included elsewhere in this prospectus, as an auditor of companies that are traded publicly in the United States and a firm registered with the PCAOB, is subject to laws in the United States pursuant to which the PCAOB conducts regular inspections to assess its compliance with the applicable professional standards. Our auditor’s registration with the PCAOB took effect in September 2020 and it is currently subject to PCAOB inspections. The PCAOB currently has access to inspect the working papers of our auditor. However, the recent developments would add uncertainties to our offering and we cannot assure you whether Nasdaq or regulatory authorities would apply additional and more stringent criteria to us after considering the effectiveness of our auditor’s audit procedures and quality control procedures, adequacy of personnel and training, or sufficiency of resources, geographic reach or experience as it relates to the audit of our financial statements.

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The SEC may propose additional rules or guidance that could impact us if our auditor is not subject to PCAOB inspection. For example, on August 6, 2020, the President’s Working Group on Financial Markets, or the PWG, issued the Report on Protecting United States Investors from Significant Risks from Chinese Companies to the then President of the United States. This report recommended the SEC implement five recommendations to address companies from jurisdictions that do not provide the PCAOB with sufficient access to fulfil its statutory mandate. Some of the concepts of these recommendations were implemented with the enactment of the HFCA Act. However, some of the recommendations were more stringent than the HFCA Act. For example, if a company’s auditor was not subject to PCAOB inspection, the report recommended that the transition period before a company would be delisted would end on January 1, 2022.

On August 26, 2022, the CSRC, the Ministry of Finance of the PRC, and PCAOB signed a Statement of Protocol, or the Protocol, governing inspections and investigations of audit firms based in China and Hong Kong. Pursuant to the Protocol, the PCAOB has independent discretion to select any issuer audits for inspection or investigation and has the unfettered ability to transfer information to the SEC. However, uncertainties still exist whether the framework will be fully complied, which could cause the market price of our ordinary shares to be materially and adversely affected, and our securities could be delisted and prohibited from being traded on the national securities exchange earlier than would be required by the HFCA Act. If our securities are unable to be listed on another securities exchange by then, such a delisting would substantially impair your ability to sell or purchase our Ordinary Shares when you wish to do so, and the risk and uncertainty associated with a potential delisting would have a negative impact on the price of our Ordinary Shares. On December 15, 2022, the PCAOB issued a Determination Report which determined that the PCAOB (1) is able to select engagements, audit areas, and potential violations to be reviewed or investigated, (2) has timely access to, and the ability to retain and use, any document or information that the PCAOB considers relevant to an inspection or investigation, and (3) is able to conduct inspections and investigations in a manner consistent with the provisions of the Act and the rules of the PCAOB, as interpreted and applied by the PCAOB. Consequently, the PCAOB concluded that in the absence of any evidence that authorities in the PRC currently are taking any positions to impair the PCAOB’s ability to execute its statutory mandate with respect to inspections or investigations, the HFCA Act dictates that the PCAOB vacate the 2021 Determinations. As required by the HFCA Act, if in the future the PCAOB determines it no longer can inspect or investigate completely because of a position taken by an authority in the PRC, the PCAOB will act expeditiously to consider whether the PCAOB should issue a new determination.

Risks Related to Our Securities and This Offering

There has been no public market for our Ordinary Shares prior to this offering, and you may not be able to resell our shares at or above the price you paid, or at all.

We have applied to list our Ordinary Shares on the Nasdaq, but we cannot guarantee an active trading market for our Ordinary Shares following this offering. If an active trading market for our Ordinary Shares does not develop after this offering, the market price and liquidity of our Ordinary Shares will be materially and adversely affected. You may not be able to sell your shares quickly or at the market price in this case. Negotiations between us and the underwriters will determine the offering price for our Ordinary Shares and the offering price may bear no relationship to the market price for our Ordinary Shares after this offering. In addition, the market price of our Ordinary Shares may decline below the offering price. Furthermore, an inactive market may also impair our ability to raise capital by selling shares of our Ordinary Shares and may impair our ability to enter into strategic partnerships or acquire companies or products by using our shares of Ordinary Shares as consideration.

The trading price of our Ordinary Shares may be volatile, which could result in substantial losses to investors.

The trading price of our Ordinary Shares may be volatile and could fluctuate widely due to factors beyond our control. This may happen because of the broad market and industry factors, like the performance and fluctuation of the market prices of other companies with business operations located mainly in China that have listed their securities in the United States. A number of Chinese companies have listed or are in the process of listing their securities on U.S. stock markets. The securities of some of these companies have experienced significant volatility, including price declines in connection with their initial public offerings. The trading performances of these Chinese companies’ securities after their offerings may affect the attitudes of investors toward Chinese companies listed in the United States in general and consequently may impact the trading performance of our Ordinary Shares, regardless of our actual operating performance.

In addition to market and industry factors, the price and trading volume for our Ordinary Shares may be highly volatile for factors specific to our own operations, including the following:

●	variations in our revenues, earnings, cash flow and data related to our user base or user engagement;

●	announcements of new investments, acquisitions, strategic partnerships or joint ventures by us or our competitors;

●	announcements of new product and service offerings, solutions and expansions by us or our competitors;

●	changes in financial estimates by securities analysts;

●	detrimental adverse publicity about us or our industry;

●	additions or departures of key personnel;

●	release of lock-up or other transfer restrictions on our outstanding equity securities or sales of additional equity securities; and

●	potential litigation or regulatory investigations.

Any of these factors may result in large and sudden changes in the volume and price at which our Ordinary Shares will trade.

In the past, shareholders of public companies have often brought securities class action suits against those companies following periods of instability in the market price of their securities. If we were involved in a class action suit, it could divert a significant amount of our management’s attention and other resources from our business and operations and require us to incur significant expenses to defend the suit, which could harm our results of operations. Any such class action suit, whether or not successful, could harm our reputation and restrict our ability to raise capital in the future. In addition, if a claim is successfully made against us, we may be required to pay significant damages, which could have a material adverse effect on our financial condition and results of operations.

Furthermore, since this offering is being conducted on a underwritten basis and the actual public offering price per share were determined by and among the underwriters, the purchasers, and us at the time of pricing and, as is typical, may be at a discount to the then-current, per-share market price of our Ordinary Shares, these factors may also negatively affect the market price of our Ordinary Shares.

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If securities or industry analysts do not publish research or reports about our business, or if they adversely change their recommendations regarding our Ordinary Shares, the market price for our Ordinary Shares and trading volume could decline.

The trading market for our Ordinary Shares will be influenced by research or reports that industry or securities analysts publish about our business. If one or more analysts who cover us downgrade our Ordinary Shares, the market price for our Ordinary Shares would likely decline. If one or more of these analysts cease to cover us or fail to regularly publish reports on us, we could lose visibility in the financial markets, which in turn could cause the market price or trading volume for our Ordinary Shares to decline.

The sale or availability for sale of substantial amounts of our Ordinary Shares could adversely affect their market price.

Sales of substantial amounts of our Ordinary Shares in the public market after the completion of this offering, or the perception that these sales could occur, could adversely affect the market price of our Ordinary Shares and could materially impair our ability to raise capital through equity offerings in the future. As of the date of this prospectus, we had 6,400,000 Ordinary Shares outstanding. The Ordinary Shares sold in this offering will be freely tradable without restriction or further registration under the Securities Act, and shares held by our existing shareholders may also be sold in the public market in the future subject to the restrictions in Rule 144 and Rule 701 under the Securities Act and the applicable lock-up agreements. There will be 8,025,000 Ordinary Shares outstanding immediately after this offering, assuming no exercise of the related warrants. In connection with this offering, our directors and officers named in the section “Management,” and certain shareholders have agreed not to sell any Ordinary Shares until 180 days after the date of this prospectus without the prior written consent of the representative, subject to certain exceptions. We cannot predict what effect, if any, market sales of securities held by our significant shareholders or any other shareholder or the availability of these securities for future sale will have on the market price of our Ordinary Shares. See “Plan of Distribution” and “Shares Eligible for Future Sale” for a more detailed description of the restrictions on selling our securities after this offering.

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Techniques employed by short sellers may drive down the market price of the Ordinary Shares.

Short selling is the practice of selling securities that the seller does not own but rather has borrowed from a third party with the intention of buying identical securities back at a later date to return to the lender. The short seller hopes to profit from a decline in the value of the securities between the sale of the borrowed securities and the purchase of the replacement shares, as the short seller expects to pay less in that purchase than it received in the sale. As it is in the short seller’s interest for the price of the security to decline, many short sellers publish, or arrange for the publication of, negative opinions and allegations regarding the relevant issuer and its business prospects in order to create negative market momentum and generate profits for themselves after selling a security short. These short seller attacks have, in the past, led to selling of shares in the market. If we were to become the subject of any unfavorable allegations, whether such allegations are proven to be true or untrue, we could have to expend a significant amount of resources to investigate such allegations and/or defend ourselves. While we would strongly defend against any such short seller attacks, we may be constrained in the manner in which we can proceed against the relevant short seller by principles of freedom of speech, applicable state law or issues of commercial confidentiality.

Because we do not expect to pay dividends in the foreseeable future, you must rely on price appreciation of our Ordinary Shares for return on your investment.

We currently intend to retain all of our available funds and any future earnings to fund the development and growth of our business. As a result, we do not expect to pay any cash dividends in the foreseeable future. Therefore, you should not rely on an investment in our Ordinary Shares as a source for any future dividend income.

Our board of directors has complete discretion as to whether to distribute dividends. Even if our board of directors decides to declare and pay dividends, the timing, amount and form of future dividends, if any, will depend on, among other things, our future results of operations and cash flow, our capital requirements and surplus, the amount of distributions, if any, received by us from our subsidiaries, our financial condition, contractual restrictions and other factors deemed relevant by our board of directors. Accordingly, the return on your investment in our Ordinary Shares will likely depend entirely upon any future price appreciation of our Ordinary Shares. There is no guarantee that our Ordinary Shares will appreciate in value in the future or even maintain the price at which you purchased our Ordinary Shares. You may not realize a return on your investment in our Ordinary Shares and you may even lose your entire investment.

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Because our public offering price is substantially higher than our net tangible book value per share, you will experience immediate and substantial dilution.

If you purchase Ordinary Shares in this offering, you will pay more for each Ordinary Shares than the corresponding amount paid by existing shareholders for their Ordinary Shares. If you purchase Ordinary Shares in this offering at a public offering price of $4.00 per share, you will suffer immediate and substantial dilution of approximately US$2.57 per share in the net tangible book value of the Ordinary Shares, assuming no exercise of the related warrants. See “Dilution” for a more complete description of how the value of your investment in our Ordinary Shares will be diluted upon the completion of this offering.

You must rely on the judgment of our management as to the use of the net proceeds from this offering, and such use may not produce income or increase our share price.

We plan to use the net proceeds of this offering primarily for working capital purposes. See “Use of Proceeds.” However, our management will have considerable discretion in the application of the net proceeds received by us. You will not have the opportunity, as part of your investment decision, to assess whether proceeds are being used appropriately. The net proceeds may be used for corporate purposes that do not improve our efforts to achieve or maintain profitability or increase our share price. The net proceeds from this offering may be placed in investments that do not produce income or that lose value.

As a company incorporated in the British Virgin Islands, we may adopt certain home country practices in relation to corporate governance matters that differ significantly from Nasdaq corporate governance listing standards. These practices may afford less protection to shareholders than they would enjoy if we complied fully with Nasdaq corporate governance listing standards.

As a business company incorporated in the BVI that is listed on Nasdaq, we are subject to Nasdaq corporate governance listing standards. However, Nasdaq rules permit a foreign private issuer like us to follow the corporate governance practices of its home country. Certain corporate governance practices in the BVI which is our home country, may differ significantly from Nasdaq corporate governance listing standards. Currently, we do not plan to rely on the home country practice with respect to our corporate governance after we complete this offering. However, if we choose to follow the home country practice in the future, our shareholders may be afforded less protection than they otherwise would enjoy under Nasdaq corporate governance listing standards applicable to U.S. domestic issuers.

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We are a BVI company and, because judicial precedent regarding the rights of shareholders is more limited under BVI law than under U.S. law, you may have less protection for your shareholder rights than you would under U.S. law.

Our corporate affairs are governed by our memorandum and articles of association as amended and restated from time to time (which shall be referred to as “Memorandum and Articles of Association” hereinafter), the BVI Act and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the BVI as well as that from English common law, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law are not as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States. In addition, some U.S. states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law than the BVI. As a result of all of the above, holders of our shares may have more difficulty in protecting their interests through actions against our management, members of the board of directors or controlling shareholders than they would as shareholders of a U.S. public company.

The laws of the British Virgin Islands may provide less protection for minority shareholders than those under U.S. law, so minority shareholders may have less recourse than they would under U.S. law if the shareholders are dissatisfied with the conduct of our affairs.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the British Virgin Islands for business companies is limited.

We are a foreign private issuer and, as a result, will not be subject to U.S. proxy rules and will be subject to more lenient and less frequent Exchange Act reporting obligations than a U.S. issuer.

Because we qualify as a foreign private issuer under the Exchange Act, we are exempted from certain provisions of the Exchange Act that are applicable to U.S. public companies, including:

●	the sections of the Exchange Act that regulate the solicitation of proxies, consents or authorizations in respect of a security registered under the Exchange Act;

●	the sections of the Exchange Act that require insiders to file public reports of their stock ownership and trading activities and impose liability on insiders who profit from trades made in a short period of time; and

●	the rules under the Exchange Act that require the filing of quarterly reports on Form 10-Q containing unaudited financial and other specified information and current reports on Form 8-K upon the occurrence of specified significant events.

In addition, foreign private issuers are not required to file their annual report on Form 20-F until 120 days after the end of each fiscal year, while U.S. domestic issuers that are not large accelerated filers or accelerated filers are required to file their annual report on Form 10-K within 90 days after the end of each fiscal year. Foreign private issuers are also exempt from Regulation FD, aimed at preventing issuers from making selective disclosures of material information. As a result, you may not have the same protections afforded to shareholders of companies that are not foreign private issuers. In addition, our officers, directors and principal shareholders are exempt from the reporting and “short-swing” profit recovery provisions of Section 16 of the Exchange Act and the rules thereunder. Therefore, our shareholders may not know on a timely basis when our officers, directors and principal shareholders purchase or sell our Ordinary Shares.

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For as long as we are an emerging growth company, we will not be required to comply with certain reporting requirements, including those relating to accounting standards and disclosure about our executive compensation, that apply to other public companies.

In April 2012, President Obama signed into law the JOBS Act. We are classified as an “emerging growth company” under the JOBS Act. For as long as we are an emerging growth company, which may be up to five full fiscal years, unlike other public companies, we will not be required to, among other things, (i) provide an auditor’s attestation report on management’s assessment of the effectiveness of our system of internal control over financial reporting pursuant to Section 404(b) of the Sarbanes-Oxley Act, (ii) comply with any new requirements adopted by the PCAOB requiring mandatory audit firm rotation or a supplement to the auditor’s report in which the auditor would be required to provide additional information about the audit and the financial statements of the issuer, (iii) provide certain disclosure regarding executive compensation required of larger public companies or (iv) hold non-binding advisory votes on executive compensation. We will remain an emerging growth company for up to five years, although we will lose that status sooner if we have more than $1.07 billion of revenues in a fiscal year, have more than $700 million in market value of our Ordinary Shares held by non-affiliates, or issue more than $1.0 billion of non-convertible debt over a three-year period.

To the extent that we rely on any of the exemptions available to emerging growth companies, you will receive less information about our executive compensation and internal control over financial reporting than issuers that are not emerging growth companies. If some investors find our Ordinary Shares to be less attractive as a result, there may be a less active trading market for our Ordinary Shares and our share price may be more volatile.

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We may lose our foreign private issuer status in the future, which could result in significant additional costs and expenses.

As discussed above, we are a foreign private issuer, and therefore, we are not required to comply with all of the periodic disclosure and current reporting requirements of the Exchange Act. The determination of foreign private issuer status is made annually on the last business day of an issuer’s most recently completed second fiscal quarter. In the future, we would lose our foreign private issuer status if (1) more than 50% of our outstanding voting securities are owned by U.S. residents and (2) a majority of our directors or executive officers are U.S. citizens or residents, or we fail to meet additional requirements necessary to avoid loss of foreign private issuer status. If we lose our foreign private issuer status, we will be required to file with the SEC periodic reports and registration statements on U.S. domestic issuer forms, which are more detailed and extensive than the forms available to a foreign private issuer. We will also have to mandatorily comply with U.S. federal proxy requirements, and our officers, directors and principal shareholders will become subject to the short-swing profit disclosure and recovery provisions of Section 16 of the Exchange Act. In addition, we will lose our ability to rely upon exemptions from certain corporate governance requirements under the listing rules of the Nasdaq. As a U.S. listed public company that is not a foreign private issuer, we will incur significant additional legal, accounting and other expenses that we will not incur as a foreign private issuer.

Our principal shareholders have substantial influence over our company. Their interests may not be aligned with the interests of our other shareholders, and they could prevent or cause a change of control or other transactions.

As of the date of this prospectus, our executive officers and directors, together with our existing shareholders, beneficially own approximately 6,400,000 Ordinary Shares. Upon the completion of this offering, they will beneficially own approximately 79.75% of our outstanding Ordinary Shares, assuming the representative does not exercise its over-allotment option.

Accordingly, our executive officers and directors, together with our existing shareholders, could have significant influence in determining the outcome of any corporate transaction or other matter submitted to the shareholders for approval, including mergers, consolidations, the election of directors and other significant corporate actions. In cases where their interests are aligned and they vote together, these shareholders will also have the power to prevent or cause a change in control. Without the consent of some or all of these shareholders, we may be prevented from entering into transactions that could be beneficial to us or our minority shareholders. In addition, our directors and officers could violate their fiduciary duties by diverting business opportunities from us to themselves or others. The interests of our largest shareholders may differ from the interests of our other shareholders. The concentration in the ownership of our Ordinary Shares may cause a material decline in the value of our Ordinary Shares. For more information regarding our principal shareholders and their affiliated entities, see “Principal Shareholders.”

As a “controlled company” under the rules of the Nasdaq Capital Market, we may choose to exempt our Company from certain corporate governance requirements that could have an adverse effect on our public shareholders.

Upon the completion of this offering, we will be a “controlled company” as defined under the Nasdaq Stock Market Rules because Mr. Huajian Xu, our Chairman and CEO, will beneficially own 46.16% of our Ordinary Shares and will be able to exercise 46.16% of the total voting power of our issued and outstanding shares, assuming no exercise of the over-allotment option by the underwriter.

As long as our officers and directors, either individually or in the aggregate, own at least 50% of the voting power of our company, we are a “controlled company” as defined under Nasdaq Market place Rules.

For so long as we are a controlled company under that definition, we are permitted to elect to rely, and may rely, on certain exemptions from corporate governance rules, including:

●       an exemption from the rule that a majority of our board of directors must be independent directors;

●       an exemption from the rule that the compensation of our CEO must be determined or recommended solely by independent directors; and

●       an exemption from the rule that our director nominees must be selected or recommended solely by independent directors.

As a result, you will not have the same protection afforded to shareholders of companies that are subject to these corporate governance requirements.

British Virgin Islands law does not impose any fiduciary or other duties on a majority or controlling shareholder in respect of the company or any minority shareholders. Although we do not intend to rely on the “controlled company” exemption under the Nasdaq listing rules, we could elect to rely on this exemption in the future. If we elect to rely on the “controlled company” exemption, a majority of the members of our board of directors might not be independent directors and our nominating and corporate governance and compensation committees might not consist entirely of independent directors.

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As the rights of shareholders under BVI law differ from those under U.S. law, you may have fewer protections as a shareholder.

Our corporate affairs are governed by our Memorandum and Articles of Association, the BVI Act and the common law of the BVI. The rights of shareholders to take action against the directors, actions by minority shareholders and the fiduciary responsibilities of our directors to us under BVI law are governed by the BVI Act and the common law of the BVI. The common law of the BVI is derived in part from comparatively limited judicial precedent in the British Virgin Islands as well as from the common law of England and the wider Commonwealth, which has persuasive, but not binding, authority on a court in the BVI. The rights of our shareholders and the fiduciary responsibilities of our directors under BVI law may not be as clearly established as they would be under statutes or judicial precedent in some jurisdictions in the United States. In particular, the BVI has a less developed body of securities laws as compared to the United States, and some states, such as Delaware, have more fully developed and judicially interpreted bodies of corporate law.

Shareholders of BVI companies may not have standing to initiate a shareholder derivative action in a federal court of the United States. Shareholders of a BVI company could, however, bring a derivative action in the BVI courts, and there is a clear statutory right to commence such derivative claims under Section 184C of the BVI Act. The circumstances in which any such action may be brought, and the procedures and defenses that may be available in respect to any such action, may result in the rights of shareholders of a BVI company being more limited than those of shareholders of a company organized in the United States. Accordingly, shareholders may have fewer alternatives available to them if they believe that corporate wrongdoing has occurred. The BVI courts are also unlikely to recognize or enforce against us judgments of courts in the United States based on certain liability provisions of U.S. securities law; and to impose liabilities against us, in original actions brought in the BVI, based on certain liability provisions of U.S. securities laws that are penal in nature. There is no statutory recognition in the BVI of judgments obtained in the United States, although the courts of the BVI will generally recognize and enforce the non-penal judgment of a foreign court of competent jurisdiction without retrial on the merits. The BVI Act offers some limited protection of minority shareholders. The principal protection under statutory law is that shareholders may apply to the BVI court for an order directing the company or its director(s) to comply with, or restraining the company or a director from engaging in conduct that contravenes, the BVI Act. Under the BVI Act, the minority shareholders have a statutory right to bring a derivative action in the name of and on behalf of the company in circumstances where a company has a cause of action against its directors. This remedy is available at the discretion of the BVI court. A shareholder may also bring an action against the company for breach of duty owed to him as a member. A shareholder who considers that the affairs of the company have been, are being or likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory, or unfairly prejudicial to him in that capacity, may apply to the BVI court for an order to remedy the situation.

There are common law rights for the protection of shareholders that may be invoked, largely dependent on English common law. Under the general rule pursuant to English common law known as the rule in Foss v. Harbottle, a court will generally refuse to interfere with the management of a company at the insistence of a minority of its shareholders who express dissatisfaction with the conduct of the company’s affairs by the majority or the Board of Directors. However, every shareholder is entitled to have the affairs of the company conducted properly according to BVI law and the constituent documents of the company. As such, if those who control the company have persistently disregarded the requirements of company law, then the courts may grant relief. Generally, the areas in which the courts will intervene are the following: (1) an act complained of which is outside the scope of the authorized business or is illegal or not capable of ratification by the majority; (2) acts that constitute fraud on the minority where the wrongdoers control the company; (3) acts that infringe or are about to infringe on the personal rights of the shareholders, such as the right to vote; and (4) where the company has not complied with provisions requiring approval of a special or extraordinary majority of shareholders. This means that even if shareholders were to sue us successfully, they may not be able to recover anything to make up for the losses suffered.

Under the laws of the BVI, the rights of minority shareholders are protected by provisions of the BVI Act dealing with shareholder remedies and other remedies available under common law (in tort or contractual remedies). The principal protection under statutory law is that shareholders may bring an action to enforce the constitutional documents of the company (i.e. the memorandum and articles of association) as shareholders are entitled to have the affairs of the company conducted in accordance with the BVI Act and the memorandum and articles of association of the company. A shareholder may also bring an action under statute if he feels that the affairs of the company have been or will be carried out in a manner that is unfairly prejudicial or discriminating or oppressive to him. The BVI Act also provides for certain other protections for minority shareholders, including in respect of investigation of the company and inspection of the company books and records. There are also common law rights for the protection of shareholders that may be invoked, largely dependent on English common law, since the common law of the BVI for business companies is limited.

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As a result of all of the above, public shareholders may have more difficulty in protecting their interests in the face of actions taken by our board of directors, management or controlling shareholders than they would as public shareholders of a U.S. company.

We may not be able to pay any dividends on our Ordinary Shares in the future due to BVI law.

Under BVI law, we may only pay dividends to our shareholders if the value of our assets exceeds our liabilities and we are able to pay our debts as they become due. We cannot give any assurance that we will declare dividends of any amounts, at any rate or at all in the future. Future dividends, if any, will be at the discretion of our Board of Directors, and will depend upon our results of operations, cash flows, financial condition, payment to us of cash dividends by our subsidiaries, capital needs, future prospects and other factors that our directors may deem appropriate.

Provisions in our amended and restated memorandum and articles of association may inhibit a takeover of us, which could limit the price investors might be willing to pay in the future for our shares and could entrench management.

Some provisions of our Memorandum and Articles of Association may discourage, delay or prevent a change in control of our Company or management that shareholders may consider favorable. However, under BVI law, our directors may only exercise the rights and powers granted to them under our Memorandum and Articles of Association, as amended and restated from time to time, as they believe in good faith to be in the best interests of our Company.

We are subject to changing law and regulations regarding regulatory matters, corporate governance and public disclosure that have increased both our costs and the risk of non-compliance.

We are subject to rules and regulations by various governing bodies, including, for example, the Securities and Exchange Commission, or SEC, which are charged with the protection of investors and the oversight of companies whose securities are publicly traded, and to new and evolving regulatory measures under applicable law. Our efforts to comply with new and changing laws and regulations have resulted in and are likely to continue to result in, increased general and administrative expenses and a diversion of management time and attention from revenue generating activities to compliance activities.

Moreover, because these laws, regulations and standards are subject to varying interpretations, their application in practice may evolve over time as new guidance becomes available. This evolution may result in continuing uncertainty regarding compliance matters and additional costs necessitated by ongoing revisions to our disclosure and governance practices. If we fail to address and comply with these regulations and any subsequent changes, we may be subject to penalty and our business may be harmed.

We may be exposed to liabilities under applicable anti-corruption laws and any determination that we violated these laws could have a materially adverse effect on our business.

We are subject to various anti-corruption laws that prohibit companies and their dealers from making improper payments or offers of payments for the purpose of obtaining or retaining business. We may conduct business in countries and regions that are generally recognized as potentially more corrupt business environments. Activities in these countries create the risk of unauthorized payments or offers of payments by one of our employees or dealers that could be in violation of various anti-corruption laws, including the United States Foreign Corrupt Practices Act (the “FCPA”). We have implemented safeguards and policies to discourage these practices by our employees and dealers but we cannot provide assurance that our internal controls and compliance systems will always protect us from acts committed by our employees or dealers. If our employees or dealers violate our policies or we fail to maintain adequate record keeping and internal accounting practices to accurately record our transactions, we may be subject to regulatory sanctions. Violations of the FCPA or other anti-corruption laws, or allegations of any such acts, could damage our reputation and subject us to civil or criminal investigations in the United States and in other jurisdictions. Those and any related shareholder lawsuits could lead to substantial civil and criminal, monetary and nonmonetary penalties and cause us to incur significant legal and investigatory fees which could adversely affect our business, combined financial condition and results of operations.

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If we fail to meet applicable listing requirements, Nasdaq may delist our Ordinary Shares from trading, in which case the liquidity and market price of our Ordinary Shares could decline.

Assuming our Ordinary Shares are listed on Nasdaq, we cannot assure you that we will be able to meet the continued listing standards of Nasdaq in the future. If we fail to comply with the applicable listing standards and Nasdaq delists our Ordinary Shares, we and our shareholders could face significant material adverse consequences, including:

● a limited availability of market quotations for our Ordinary Shares;

● reduced liquidity for our Ordinary Shares;

● a determination that our Ordinary Shares are “penny stock”, which would require brokers trading in our Ordinary Shares to adhere to more stringent rules and possibly result in a reduced level of trading activity in the secondary trading market for our Ordinary Shares;

● a limited amount of news about us and analyst coverage of us; and

● a decreased ability for us to issue additional equity securities or obtain additional equity or debt financing in the future.

The National Securities Markets Improvement Act of 1996, which is a federal statute, prevents or preempts the states from regulating the sale of certain securities, which are referred to as “covered securities.” Because we expect that our Shares will be listed on Nasdaq, such securities will be covered securities. Although the states are preempted from regulating the sale of our securities, the federal statute does allow the states to investigate companies if there is a suspicion of fraud, and, if there is a finding of fraudulent activity, then the states can regulate or bar the sale of covered securities in a particular case. Further, if we were no longer listed on Nasdaq, our securities would not be covered securities and we would be subject to regulations in each state in which we offer our securities.

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CAUTIONARY STATEMENT REGARDING FORWARD-LOOKING STATEMENTS

This prospectus contains forward-looking statements that reflect our current expectations and views of future events, all of which are subject to risks and uncertainties. Forward-looking statements give our current expectations or forecasts of future events. You can identify these statements by the fact that they do not relate strictly to historical or current facts. You can find many (but not all) of these statements by the use of words such as “approximates,” “believes,” “hopes,” “expects,” “anticipates,” “estimates,” “projects,” “intends,” “plans,” “will,” “would,” “should,” “could,” “may,” or other similar expressions in this prospectus. These statements are likely to address our growth strategy, financial results, and product and development programs. You must carefully consider any such statements and should understand that many factors could cause actual results to differ from our forward-looking statements. These factors may include inaccurate assumptions and a broad variety of other risks and uncertainties, including some that are known and some that are not. No forward-looking statement can be guaranteed and actual future results may vary materially. Factors that could cause actual results to differ from those discussed in the forward-looking statements include, but are not limited to:

●	assumptions about our future financial and operating results, including revenue, income, expenditures, cash balances, and other financial items;

●	our ability to execute our growth, and expansion, including our ability to meet our goals;

●	current and future economic and political conditions;

●	our capital requirements and our ability to raise any additional financing which we may require;

●	our ability to attract customers and dealers and further enhance our brand recognition;

●	our ability to hire and retain qualified management personnel and key employees in order to enable us to develop our business;

●	the impacts brought by COVID-19;

●	trends and competition in the electric vehicle industry; and

●	other assumptions described in this prospectus underlying or relating to any forward-looking statements.

We describe certain material risks, uncertainties, and assumptions that could affect our business, including our financial condition and results of operations, under “Risk Factors.” We base our forward-looking statements on our management’s beliefs and assumptions based on information available to our management at the time the statements are made. We caution you that actual outcomes and results may, and are likely to, differ materially from what is expressed, implied or forecast by our forward-looking statements. Accordingly, you should be careful about relying on any forward-looking statements. Except as required under the federal securities laws, we do not have any intention or obligation to update publicly any forward-looking statements after the distribution of this prospectus, whether as a result of new information, future events, changes in assumptions, or otherwise.

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ENFORCEABILITY OF CIVIL LIABILITIES

We are incorporated under the laws of the British Virgin Islands as a BVI Business Company with limited liability. We are incorporated in the British Virgin Islands because of certain benefits associated with being a BVI Business Company, such as political and economic stability, an effective judicial system, a favorable tax system, the absence of foreign exchange control or currency restrictions and the availability of professional and support services. However, the British Virgin Islands has a less developed body of securities laws as compared to the United States and provides less protections for investors. In addition, British Virgin Islands companies do not have standing to sue before the federal courts of the United States.

Substantially all of our assets are located outside the United States. In addition, certain of our directors and officers are nationals or residents of jurisdictions other than the United States and a substantial portion of their assets are located outside the United States. As a result, it may be difficult for investors to effect service of process within the United States upon us or these persons, or to enforce judgments obtained in U.S. courts against us or them, including judgments predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States. It may also be difficult for you to enforce judgments obtained in U.S. courts based on the civil liability provisions of the U.S. federal securities laws against us and our officers and directors.

We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

We have been advised by, Ogier, that the United States and the BVI do not have a treaty providing for reciprocal recognition and enforcement of judgments of courts of the United States in civil and commercial matters and that a final judgment for the payment of money rendered by any general or state court in the United States based on civil liability, whether or not predicated solely upon the U.S. federal securities laws, would not be enforceable in the BVI. We have also been advised that a final and conclusive judgment obtained in U.S. federal or state courts under which a sum of money is payable as compensatory damages (i.e., not being a sum claimed by a revenue authority for taxes or other charges of a similar nature by a governmental authority, or in respect of a fine or penalty or multiple or punitive damages) may be the subject of an action on a debt in the court of the British Virgin Islands under the common law doctrine of obligation.

We incorporated in the BVI in order to enjoy the following benefits: (1) political and economic stability; (2) an effective judicial system; (3) a favorable tax system; (4) the absence of exchange control or currency restrictions; and (5) the availability of professional and support services. However, certain disadvantages accompany incorporation in the BVI. These disadvantages include, but are not limited to, the following: (1) the BVI has a less developed body of securities laws as compared to the United States and these securities laws provide significantly less protection to investors; and (2) BVI companies may not have standing to sue before the federal courts of the United States. Our constitutional documents do not contain provisions requiring that disputes, including those arising under the securities laws of the United States, between us, our officers, directors and shareholders, be arbitrated.

Ogier has further advised us that there is uncertainty as to whether the BVI would:

●	recognize or enforce judgments of United States courts obtained against us or our directors or officers predicated upon the civil liability provisions of the securities laws of the United States or any state in the United States; or

●	entertain original actions brought in each respective jurisdiction against us or our directors or officers predicated upon the securities laws of the United States or any state in the United States.

DeHeng Law Offices (Shenzhen), our counsel as to PRC law, has advised us that the recognition and enforcement of foreign judgments are provided for under the PRC Civil Procedure Law. PRC courts may recognize and enforce foreign judgments under certain circumstances in accordance with the requirements of the PRC Civil Procedure Law. DeHeng Law Offices (Shenzhen) has advised us further that under PRC law, a foreign judgment that does not otherwise violate basic legal principles, state sovereignty, safety or social public interest may be recognized and enforced by a PRC court, based either on bilateral treaties or international conventions contracted by China and the country where the judgment is made or on reciprocity between jurisdictions. As there currently exists no bilateral treaty, international convention or other form of reciprocity between China and the United States governing the recognition of judgments, including those predicated upon the liability provisions of the U.S. federal securities laws, it would be highly unlikely that a PRC court would enforce judgments rendered by U.S. courts.

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USE OF PROCEEDS

Based upon an assumed initial public offering price of $4.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, we estimate that we will receive net proceeds from this offering, after deducting the estimated underwriting discounts and the estimated offering expenses payable by us, of approximately $6.0 million if the underwriters do not exercise their over-allotment option, and $6.9 million if the underwriters exercise their over-allotment option in full.

We plan to use the net proceeds we receive from this offering for the following purposes:

●	approximately 40% for upgrade and expansion of manufacturing facilities;

●	approximately 10% for research and development; and

●	approximately 50% for working capital.

The foregoing represents our current intentions based upon our present plans and business conditions to use and allocate the net proceeds of this offering. Our management, however, will have significant flexibility and discretion to apply the net proceeds of this offering. If an unforeseen event occurs or business conditions change, we may use the proceeds of this offering differently than as described in this prospectus. To the extent that the net proceeds we receive from this offering are not immediately used for the above purposes, we intend to invest our net proceeds in short-term, interest-bearing bank deposits or debt instruments. To the extent that our actual net proceeds is not sufficient to fund all of the proposed purposes, we will decrease our allocation of the net proceeds for the purposes set out above on a pro rata basis. We would anticipate raising additional capital through equity or debt financing sufficient to fund our proposed uses above.

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DIVIDEND POLICY

We have not previously declared or paid cash dividends and we have no plan to declare or pay any dividends in the near future on our shares. We currently intend to retain most, if not all, of our available funds and any future earnings to operate and expand our business.

We are a holding company incorporated in the British Virgin Islands. We rely principally on dividends from our PRC subsidiaries for our cash requirements, including any payment of dividends to our shareholders. PRC regulations may restrict the ability of our PRC subsidiaries to pay dividends to us. See “Risk Factors—Risks Related to Doing Business in China—We rely on dividends and other distributions on equity paid by our PRC subsidiaries to fund any cash and financing requirements we may have, and any limitation on the ability of our PRC subsidiaries to make payments to us could have a material adverse effect on our ability to conduct our business.”

Our board of directors has discretion as to whether to distribute dividends, subject to certain restrictions under British Virgin Islands law, namely that we may only pay dividends if we are solvent before and after the dividend payment in the sense that we will be able to satisfy our liabilities as they become due in the ordinary course of business; and the value of assets of our company will not be less than the sum of our total liabilities. Even if our board of directors decides to pay dividends, the form, frequency and amount will depend upon our future operations and earnings, capital requirements and surplus, general financial condition, contractual restrictions and other factors that the board of directors may deem relevant. Please see the section entitled “Material Income Tax Considerations” beginning on page 136 of this prospectus for information on the potential tax consequences of any cash dividends declared.

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CAPITALIZATION

The following table sets forth our capitalization as of June 30, 2023:

●	on an actual basis; and

●	on an as adjusted basis to reflect the issuance and sale of the Ordinary Shares by us in this offering at the assumed initial public offering price of $4.00 per share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deducting the estimated underwriting discounts, and the estimated offering expenses payable by us.

You should read this capitalization table in conjunction with “Management’s Discussion and Analysis of Financial Condition and Results of Operations” and the consolidated financial statements and the related notes appearing elsewhere in this prospectus.

	June 30, 2023
	Actual	As adjusted (Over-allotment option not exercised)	As adjusted (Over-allotment option exercised in full)
	$		$
Long-term loan	-	-	-

Shareholders’ Equity:
Ordinary Shares, $0.001 par value, 50,000,000 Ordinary Shares authorized, 6,400,000 Ordinary Shares issued and outstanding on an actual basis; 8,025,000 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is not exercised, and 8,268,750 Ordinary Shares issued and outstanding, as adjusted assuming the over-allotment option is exercised in full	6,400	8,025	8,269
Additional paid-in capital(1)	3,013,333	8,787,333	9,680,883
Retained earnings	2,205,422	2,205,422	2,205,422
Accumulated other comprehensive loss	(532,645)	(532,645)	(532,645)
Statutory reserve	494,364	494,364	494,364
Non-controlling interest	218,652	218,652	218,652
Total Shareholders’ Equity	5,405,526	11,181,151	12,074,945
Total Capitalization	5,405,526	11,181,151	12,074,945

(1)	Additional paid-in capital reflects the sale of Ordinary Shares in this offering at an assumed initial public offering price of $4.00 per share, and after deducting the estimated underwriting discounts, and estimated offering expenses payable by us. The pro forma as adjusted information is illustrative only, and we will adjust this information based on the actual initial public offering price and other terms of this offering determined at pricing. We estimate that such net proceeds will be approximately $5,774,000 ($6,500,00 gross offering proceeds, less underwriting discounts of $455,000, and offering expenses of approximately $271,000) if the underwriters’ over-allotment option is not exercised, or $6,667,550 ($7,475,000 gross offering proceeds, less underwriting discounts of $523,250, and offering expenses of approximately $284,200) if the underwriters’ over-allotment option is exercised in full.

A $1.00 increase (decrease) in the assumed initial public offering price of $4.00 per share would Increase (decrease) each of additional paid-in capital, total shareholders’ equity and total capitalization by $1,625,000 if the underwriters’ over-allotment option is not exercised or $1,868,750 if the underwriters’ over-allotment option is exercised in full, assuming the number of Ordinary Shares offered by us, as set forth on the cover page of this prospectus, remains the same and after deducting the estimated underwriting discounts, and estimated expenses payable by us.

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DILUTION

If you invest in our Ordinary Shares, your interest will be diluted for each Ordinary Share you purchase to the extent of the difference between the initial public offering price per Ordinary Share and our net tangible book value per Ordinary Share after this offering. Dilution results from the fact that the initial public offering price per Ordinary Share is substantially in excess of the net tangible book value per Ordinary Share attributable to the existing shareholders for our presently outstanding Ordinary Shares.

Our net tangible book value as of June 30, 2023, was $2,510,665, or $0.39 per Ordinary Share. Net tangible book value represents the amount of our total consolidated tangible assets, less the amount of our total consolidated liabilities. Dilution is determined by subtracting the net tangible book value per Ordinary Share (as adjusted for the offering) from the initial public offering price per Ordinary Share and after deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

After giving effect to our sale of 1,625,000 Ordinary Shares offered in this offering based on an assumed initial public offering price of $4.00 per Ordinary Share, which is the midpoint of the estimated initial public offering price range set forth on the cover page of this prospectus, after deduction of the estimated underwriting discounts and the estimated offering expenses payable by us, our as adjusted net tangible book value as of June 30, 2023, would have been $8,284,665, or $1.03 per outstanding Ordinary Share. This represents an immediate increase in net tangible book value of $0.64 per Ordinary Share to the existing shareholders, and an immediate dilution in net tangible book value of $2.97 per Ordinary Share to investors purchasing Ordinary Shares in this offering. The as adjusted information discussed above is illustrative only.

The following table illustrates such dilution:

	No Exercise of Over-Allotment Option	Full Exercise of Over-Allotment Option
Assumed Initial public offering price per Ordinary Share	$4	$4
Net tangible book value per Ordinary Share as of June 30, 2023	$0.39	$0.39
Increase in net tangible book value per Ordinary Share attributable to payments by new investors	$0.64	$0.72
Pro forma net tangible book value per Ordinary Share immediately after this offering	$1.03	$1.11
Amount of dilution in net tangible book value per Ordinary Share to new investors in the offering	$2.97	$2.89

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The following tables summarize, on a pro forma as adjusted basis as of June 30, 2023, the differences between existing shareholders and the new investors with respect to the number of Ordinary Shares purchased from us, the total consideration paid and the average price per Ordinary Share before deducting the estimated underwriting discounts and the estimated offering expenses payable by us.

					Average
	Ordinary Shares		Total		price per
	purchased		consideration		Ordinary
Over-allotment option not exercised	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	6,400,000	80%	$2,511	30%	$0.39
New investors	1,625,000	20%	$5,774	70%	$4.00
Total	8,025,000	100%	$8,285	100%	$1.03

					Average
	Ordinary Shares		Total		price per
	purchased		consideration		Ordinary
Over-allotment option exercised in full	Number	Percent	Amount	Percent	Share
	($ in thousands)
Existing shareholders	6,400,000	77%	$2,511	27%	$0.39
New investors	1,868,750	23%	$6,668	73%	$4.00
Total	8,268,750	100%	$9,178	100%	$1.11

The pro forma as adjusted information as discussed above is illustrative only. Our net tangible book value following the completion of this offering is subject to adjustment based on the actual initial public offering price of our Ordinary Shares and other terms of this offering determined at the pricing.

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CORPORATE HISTORY AND STRUCTURE

Our domestic operating enterprise Beijing LOBO was established in August, 2014. At the end of 2019, Beijing LOBO acquired 85% of the shares of Wuxi Jinbang. Guangzhou LOBO was established in May 2019. For the purpose of listing on Nasdaq, we incorporated LOBO EV Technologies Ltd., a BVI Business Company incorporated under the laws of British Virgin Islands with limited liability, in October 2021. Subsequently, we established LOBO Holdings Ltd, a Hong Kong limited liability Company, as a wholly-owned subsidiary of LOBO EV. On November 29, 2021, we organized Jiangsu WFOE, a PRC limited liability company. Thereafter, Jiangsu WFOE completed the merger of Beijing LOBO and Guangzhou LOBO in December 2021. Consequently, both Beijing LOBO and Guangzhou LOBO became the wholly owned subsidiaries of Jiangsu WFOE. After these domestic internal mergers and acquisitions were completed, we undertook a reorganization, to facilitate our IPO in the United States. On March 25 2022, a qualified appraisal company appraised the value of Jiangsu WFOE and its subsidiaries and issued an appraisal report. LOBO HK determined the consideration to paid to all shareholders of Jiangsu WFOE according to the report. On April 8, 2022, Jiangsu WFOE completed the internal procedure of merger and acquisition. The written shareholders’ resolution was signed, and then followed by the legal merger and acquisition procedures which were set up by local industrial and commercial bureau and taxation administration. LOBO HK completed its merger and acquisition of 100% equity interest in Jiangsu WFOE on April 8 2022. Jiangsu WFOE then became a foreign enterprise which is a wholly-owned subsidiary of LOBO HK.

Our Corporate Structure

The following diagram illustrates our corporate structure as of the date of this prospectus. Certain entities that are immaterial to our results of operations, business and financial condition are omitted. Except as otherwise specified, equity interests depicted in this diagram are held as to 100%.

Compliance with Foreign Investment

We have been advised by DeHeng Law Offices (Shenzhen), our PRC Counsel, that pursuant to the relevant laws and regulations in PRC, none of our businesses fall within the 2021 Negative List promulgated by the MOFCOM and NDRC. Therefore, we are able to conduct our business through our wholly-owned PRC subsidiaries without being subject to restrictions imposed by the foreign investment laws and regulations of the PRC.

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MANAGEMENT’S DISCUSSION AND ANALYSIS OF FINANCIAL CONDITION AND
RESULTS OF OPERATIONS

The following management’s discussion and analysis of financial condition and results of operations contains forward-looking statements which involve risks and uncertainties. Our actual results could differ materially from those anticipated in these forward-looking statements as a result of certain factors, including those set forth under “Risk Factors” and elsewhere in this prospectus. We assume no obligation to update forward-looking statements or the risk factors. You should read the following discussion in conjunction with our consolidated financial statements and related notes included elsewhere in this prospectus.

Overview

Our vision is to provide people good and affordable products for daily commuting, powered by design and intelligent technologies. Our mission is to become a leading innovative electric vehicle manufacturer provider in China. Leveraging our next generation technologies in connectivity, multimedia interactive software systems and artificial intelligence, we are re-defining our products in order to provide users with convenient, affordable and innovative driving experiences.

Currently, we design, develop, manufacture and sell e-bicycles, e-mopeds, urban tricycles, and off-highway four-wheeled electric shuttles, such as elderly scooters, golf carts as well as the automobile information and entertainment software development and design services to customers. We do not provide in-vehicle entertainment services to end-users independently.

For the six months ended June 30, 2023 and 2022, our revenues were $8,137,820 and $5,489,402, respectively, and our net incomes were $672,037 and $136,397, respectively. We currently generate most of our revenues from electric vehicles and accessories sales.

Key Factors that Affect Operating Results

We believe the following key factors may affect our financial condition and results of operations:

●	our ability to increase our sales volume;

●	our ability to enhance our operational efficiency; and

●	our ability to expand into international markets.

COVID-19

The outbreak of novel coronavirus (COVID-19) began in December 2019 and was quickly declared as a Public Health Emergency of International Concern on January 30, 2020 by the World Health Organization. The pandemic has resulted in quarantines, travel restrictions, and the temporary closure of stores and facilities in China and elsewhere in the past two years.

Substantially all of our revenues are generated from and workforce are concentrated in China, and the COVID-19 Outbreak has adversely affected our business operations throughout the pandemic. COVID-19 was temporarily contained in the PRC since the second quarter of 2020 through 2021, and our production and sales of new electric vehicles resumed slowly in 2022 compared to 2021, and our total revenues increased by approximately 30% for fiscal year 2022 as compared fiscal year 2021.

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Results of Operations

Six months ended June 30, 2023 and 2022

The following table sets forth a summary of our consolidated statements of operations and comprehensive income for the six months ended June 30, 2023 and 2022, respectively. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	Six Months Ended
	June 30,
	2023	2022
Revenues	$8,137,820	$5,489,402
Cost of revenues	6,954,364	4,719,210
Gross Profit	1,183,456	770,192

Operating expenses
Selling and marketing expenses	325,800	216,387
General and administrative expenses	284,134	283,050
Research and development expenses	132,174	28,492
Total operating expenses	742,108	527,929

Operating income	441,348	242,263

Other expenses (income)
Interest expense	4,656	8,620
Other (income)	(484,545)	(20,631)
Total other (income) expenses, net	(479,889)	(12,011)

Income before income tax expense	921,237	254,274
Income tax expense	249,200	117,877
Net Income	672,037	136,397

Net Income	672,037	136,397
Less: Net income attributable to non-controlling interest	(14,263)	(4,225)
Net income attributable to LOBO EV Technologies LTD	657,774	132,172

Net Income	672,037	136,397
Foreign currency translation adjustments	337,745	233,686
Foreign currency translation adjustments for non-controlling interest	8,374	6,275
Comprehensive income attributable to LOBO EV Technologies LTD	$1,018,156	$376,358

Segment Information

The Company has determined that it operates in two operating segments for the six months ended June 30, 2023 and 2022: (1) electric vehicles and accessories sales, and (2) software royalties and development and design services.

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The following tables present the summary of each reportable segment’s revenue and income, which are considered as segment operating performance measures, for the Six months ended June 30, 2023 and 2022:

	Six Months Ended June 30, 2023
	Electric vehicles and accessories sales	Software royalties and development and design services
	Segment	Segment	Consolidated
Current assets	$13,617,876	$741,548	$14,359,424
Non-current assets	1,648,698	1,422,157	3,070,855
Revenues	7,496,861	640,959	8,137,820
Depreciation and amortization	91,200	230,139	321,339
Segment income before tax	811,842	109,395	921,237
Segment gross profit margin	12%	39%	15%
Net income	$590,072	$81,965	$672,037

	Six Months Ended June 30, 2022
	Electric vehicles and accessories sales Segment	Software royalties and development and design services Segment	Consolidated
Current assets	$9,591,128	$1,153,612	$10,744,740
Non-current assets	1,470,644	1,081,897	2,552,541
Revenues	4,991,720	497,682	5,489,402
Depreciation and amortization	58,535	59,176	117,711
Segment income (loss) before tax	(863)	255,137	254,274
Segment gross profit margin	9%	60%	14%
Net income (loss)	$(54,956)	$191,353	$136,397

Depreciation and amortization

The increase of depreciation and amortization year over year was primarily due to the increases in amortization of the intangibles in the software royalties and development and design services segment.

Segment income before tax

The income before tax in the vehicles and accessories sales segment increased by $812,705 to $811,842 for the six months ended June 30, 2023, from loss before tax of $863 for the six months ended June 30, 2022.

The income before tax in the software royalties and development and design services segment decreased by $145,742 to $109,395 for the six months ended June 30, 2023, from $255,137 for the six months ended June 30, 2022, representing a significant decrease of approximately 57%. The significant decrease was primarily due to more software development projects with lower margin and more R&D expenses.

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Components of Results of Operations

Revenues

Our revenues for the Six months ended June 30, 2023 and 2022 were $8,137,820 and $5,489,402, respectively. The 48% increase in revenues was mainly driven by the steady increase of electric vehicles and accessories sales.

The electric vehicles and accessories sales segment engages in manufacturing and sale of electric vehicles and accessories. For the long-term development of the business, we have built up a production line for manufacturing electric vehicles and accessories. Currently, we are targeting a rapid growth through our regional exclusive dealers. As of August 31, 2023, we have developed approximately 152 dealers in more than 10 provinces across China. Among them, sales networks are mainly concentrated in Tianjin, Beijing, Hebei province, Jiangsu province, Zhejiang province, Anhui province and Hunan province. We also have approximately 48 foreign dealers globally.

The revenues of the electric vehicles and accessories sales segment increased by $2,505,141 to $7,496,861 for the six months ended June 30, 2023, from $4,991,720 for the six months ended June 30, 2022, representing a significant increase of approximately 50%.

A detailed breakdown of sales revenues and units sold in the electric vehicles and accessories sales segment for the Six months ended June 30, 2023 and 2022 is set forth below:

	As of		Variance
Electric vehicles and accessories sales revenues	June 30, 2023	June 30,2022	Amount	%
Two-wheeled E-bicycles	$5,438,031	$2,187,074	$3,250,957	148.64%
Two-wheeled E-Mopeds	738,615	71,771	666,844	929.13%
Three-wheeled Electric Vehicles	843,047	545,759	297,288	54.47%
Four-Wheeled Electric off-highway Shuttles	118,882	809,179	(690,297)	(85.31)%
Batteries	199,822	670,843	(471,021)	(70.21)%
Parts and Accessories	158,464	707,094	(548,630)	(77.59)%
Total	$7,496,861	$4,991,720	$2,505,141	50.19%

	As of		Variance
Electric vehicles and accessories units sold	June 30, 2023	June 30,2022	Amount	%
Two-wheeled E-bicycles	26,988	10,067	16,921	168.08%
Two-wheeled E-Mopeds	2,278	287	1,991	693.73%
Three-wheeled Electric Vehicles	2,789	1,874	915	48.83%
Four-Wheeled Electric off-highway Shuttles	133	1,659	(1,526)	(91.98)%
Batteries	4,045	38,818	(34,773)	(89.58)%
Parts and Accessories	27,088	51,541	(24,453)	(47.44)%
Total	63,321	104,246	(40,925)	(39.26)%

The software royalties and development and design services segment provides software solutions development for automotive electronics, like multimedia interactive system, multifunctional rear-view mirrors, and dash-cam, and household solar electronic system. We develop this segment primarily through collaborating with and subcontracting from tier-one automobile suppliers.

The revenues of the software royalties and development and design services segment increased by $143,227 to $640,959 for the six months ended June 30, 2023, from $497,982 for the six months ended June 30, 2022, representing an increase of approximately 29%. The increase was primarily due to new business development in the household solar electronic system industry.

Cost of revenues

Cost of revenues consists primarily of manufacturing and purchase cost of raw materials, battery packs, depreciation, maintenance, and other overhead expenses. Our cost of revenues increased by $2,235,154, or 47%, to $6,954,364 for the six months ended June 30, 2023 from $4,719,210 for the six months ended June 30, 2022. The percentage increase in cost of revenue was consistent with the 48% increase in revenues.

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Gross profit

Gross profits for the Six months ended June 30, 2023 and 2022 were $1,183,456 and $770,192, representing 15% and 14% of revenues, respectively.

Selling and marketing expenses

Our selling and marketing expenses primarily consist of salaries and benefits, office expense, and freight expense. Our selling and marketing expenses were $325,800 and $216,387 for the six months ended June 30, 2023 and 2022, respectively. The selling and marketing expenses increased primarily due to hiring more salesforce to capture the momentum of the revenue increase and more salary expenses were incurred.

General and administrative expenses

Our general and administrative expenses consist primarily of salaries and welfare expenses, rent expenses, depreciation and bad debt provision. Our general and administrative expenses were $284,134 and $283,050 for the six months ended June 30, 2023 and 2022, remaining consistent,

Research and development expenses

Research and development expenses are related to certain software research and development for internal use. Research and development expenses primarily consist of employee salaries and benefit costs. Research and development expenses were $132,174 and $28,492 for the six months ended June 30, 2023 and 2022, respectively.

Income tax expense

The PRC enterprise income tax (“EIT”) is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules, which became effective on January 1, 2008. The EIT Law applies a uniform 25% income tax rate for all resident enterprises in China. Income tax expenses amounted to $249,200 and $117,877 for the six months ended June 30, 2023 and 2022, respectively. The change resulted from the change in our taxable income.

Net income

As a result of the foregoing, our net incomes for the six months ended June 30, 2023 and 2022, were $672,037 and $136,397, respectively.

Liquidity and Capital Resources

To date, we have financed our operations primarily through capital contributions from shareholders, and from operations. We received an aggregate capital contribution from our shareholders of $449,786 for the six months ended June 30, 2022, and LOBO Holdings Ltd paid $1,437,646 additional consideration for the Reorganization during the six months ended June 30, 2023. We plan to support our future operations primarily from cash generated from our operations and the proceeds from this offering. We may, however, require additional cash due to business expansion or other future developments. If our future cash is insufficient to meet our requirements, we may further to seek to issue debt or equity securities or obtain additional credit facilities.

As of June 30, 2023, we had cash and cash equivalents of $370,171 and a total working capital of $2,626,506.

We believe that we will generate sufficient cash flows to fund our operations and to meet our obligations on a timely basis for the next 12 months assuming the successful implementation of our business plans.

Current foreign exchange and other regulations in the PRC may restrict our PRC entities in their ability to transfer their net assets to us and our subsidiaries. However, we have no present plans to declare dividend and we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions had no impact on our ability to meet our cash obligations as all of our current cash obligations are due within the PRC.

To utilize the proceeds from this offering, we may make additional loans or capital contributions to our PRC subsidiaries. PRC laws and regulations allow an offshore holding company to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to fund their capital expenditures or working capital. For an increase of registered capital, our PRC subsidiaries need to file such change of registered capital with the State Administration for Market Regulation (the “SAMR”) or its local counterparts through the enterprise registration system and the national enterprise credit information publicity system, and the SAMR or its local counterparts will then push such information to the China’s Ministry of Commerce or its local counterparts. If the holding company provides funding to our PRC subsidiaries through loans, (a) in the event that the foreign debt management mechanism as provided in the Measures for Foreign Debts Registration and Administration and other relevant rules applies, the balance of such loans cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with the SAFE or its local branches, or (b) in the event that the mechanism as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9, applies, the balance of such loans will be subject to the risk-weighted approach and the net asset limits and we will need to file the loans with the SAFE in its information system pursuant to applicable requirements and guidelines issued by the SAFE or its local branches. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions to our PRC subsidiaries and loans to our PRC subsidiaries, we cannot assure that we will be able to complete these filings and registrations on a timely basis, or at all. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” We expect the net proceeds from our initial public offering in 2022 to be used in the PRC and will be in the form of Renminbi and, therefore, our PRC subsidiaries will need to convert any capital contributions or loans from U.S. dollars into Renminbi in accordance with applicable PRC laws and regulations.

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Cash Flows

The following table summarizes our cash flows for the periods indicated:

	As of
	June 30,2023	June 30,2022
Net cash used in operating activities	$(138,265)	$(359,554)
Net cash used in investing activities	(178,886)	(280,996)
Net cash provided by financing activities	521,690	449,786
Effect of exchange rate changes	(17,197)	(22,919)
Net (decrease) increase in cash, cash equivalents, and restricted cash	$187,342	$(213,683)

Six months ended June 30, 2023 and 2022

Operating Activities

Net cash used operating activities was $138,265 for the six months ended June 30, 2023, primarily derived from (a) an increase of inventories of $1,216,371; (b) an increase of prepaid expenses of $1,858,070, (c) a decrease of accounts payable of $989,725, offset by (a) an increase of advance from customers of $1,395,028, and (b) an increase of VAT payable of $584,518. The increase in accounts payable and VAT payable was primarily due to the increase of revenues. The increase in prepaid expenses was primarily due to the prepayment to vendors.

Net cash used in operating activities was $359,554, for the six months ended June 30, 2022, primarily derived from (a) an increase of inventories of $1,116,089; (b) an increase of prepaid expenses of $819,475, (c) a decrease of accounts payable of $342,545, offset by (a) an increase of taxes payable of $409,726, and (b) an increase of VAT payable of $525,203.

Investing Activities

For the six months ended June 30, 2023, net cash used in investing activities was $178,886, which was primarily due to reorganization consideration paid of $1,437,646, and interest-free loan to related parties of $11,319,657, offset by interest-free loans repaid by related parties of $12,913,860.

For the six months ended June 30, 2022, net cash used in investing activities was $280,996, which was primarily due to (a) interest-free loans to related parties of $5,928,607, offset by interest-free loan repaid by related parties of $5,680,396.

Financing Activities

For the six months ended June 30, 2023, net cash provided by financing activities was $521,690, primarily due to $784,512 proceeds from interest-free loan from related parties.

For the six months ended June 30, 2022, net cash provided by financing activities was $449,786, representing additional paid in capital.

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Years Ended December 31, 2022 and 2021

The following table sets forth a summary of our consolidated statements of operations and comprehensive income for the fiscal years ended December 31, 2022 and 2021, respectively. This information should be read together with our consolidated financial statements and related notes included elsewhere in this prospectus. The results of operations in any period are not necessarily indicative of our future trends.

	For the years ended
	December 31,
	2022	2021
Revenues	$18,298,565	$14,128,459
Cost of revenues	15,273,181	11,197,314
Gross Profit	3,025,384	2,931,145

Operating expenses
Selling and marketing expenses	585,772	316,457
General and administrative expenses	690,763	324,702
Research and development expenses	227,555	53,139
Total operating expenses	1,504,090	694,298

Operating income	1,521,294	2,236,847

Other expenses (income)
Interest expense	16,715	12,641
Other (income)	(27,949)	(5,680)
Total other (income) expenses, net	(11,234)	6,961

Income before income tax expense	1,532,528	2,229,886
Income tax expense	417,268	568,005
Net Income	1,115,260	1,661,881

Net Income	1,115,260	1,661,881
Less: Net income attributable to non-controlling interest	(42,827)	(13,155)
Net income attributable to LOBO EV Technologies LTD	1,072,433	1,648,726

Net Income	1,115,260	1,661,881
Foreign currency translation adjustments	348,963	(61,220)
Foreign currency translation adjustments for non-controlling interest	10,651	(2,800)
Comprehensive income attributable to LOBO EV Technologies LTD	$1,474,874	$1,597,861

Segment Information

The Company has determined that it operates in two operating segments for the years ended December 31, 2022 and 2021: (1) electric vehicles and accessories sales, and (2) software royalties and development and design services.

The following tables present the summary of each reportable segment’s revenue and income, which are considered as segment operating performance measures, for the years ended December 31, 2022 and 2021:

	For the Year Ended December 31, 2022
	Electric vehicles and accessories sales	Software royalties and development and design services
	Segment	Segment	Consolidated
Current assets	$13,191,513	$755,499	$13,947,012
Non-current assets	1,587,699	1,402,747	2,990,446
Revenues	16,930,201	1,368,364	18,298,565
Depreciation and amortization	132,664	214,525	347,189
Segment income before tax	1,055,425	477,103	1,532,528
Segment gross profit margin	13%	57%	17%
Net income	$729,756	$385,504	$1,115,260

	Year ended December 31, 2021
	Electric vehicles and accessories sales	Software royalties and development and design services
	Segment	Segment	Consolidated
Current assets	$6,551,666	$1,623,658	$8,175,324
Non-current assets	2,385,626	709,592	3,095,218
Revenues	12,401,756	1,726,703	14,128,459
Depreciation and amortization	112,369	9,506	121,875
Segment income before tax	1,143,644	1,086,242	2,229,886
Segment gross profit margin	15%	65%	21%
Net income	$857,928	$803,953	$1,661,881

Depreciation and amortization

The increase of depreciation and amortization year over year was primarily due to the increases in amortization of the intangibles in the Software royalties and development and design services Segment.

Segment income before tax

The income before tax in the vehicles and accessories sales segment decreased by $88,219 to $1,055,425 for the fiscal year ended December 31, 2022, from $1,143,644 for the fiscal year ended December 31, 2021, representing a decrease of approximately 8%.

The income before tax in the software royalties and development and design services segment decreased by $609,139 to $477,103 for the fiscal year ended December 31, 2022, from $1,086,242 for the fiscal year ended December 31, 2021, representing a significant decrease of approximately 56%. The significant decrease was primarily due to a significant decrease in sales to one major dealer customer during the year ended December 31, 2022.

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Components of Results of Operations

Revenues

Our revenues for the years ended December 31, 2022 and 2021 were $18,298,565 and $14,128,459, respectively. The 30% increase in revenues was mainly driven by the steady increase of electric vehicles and accessories sales.

The electric vehicles and accessories sales segment engages in manufacturing and sale of electric vehicles and accessories. For the long-term development of the business, we have built up a production line for manufacturing electric vehicles and accessories. Currently, we are targeting a rapid growth through our regional exclusive dealers. As of August 31, 2023, we have developed approximately 152 dealers in more than 10 provinces across China. Among them, sales networks are mainly concentrated in Tianjin, Beijing, Hebei province, Jiangsu province, Zhejiang province, Anhui province and Hunan province. We also have approximately 48 foreign dealers globally as of August 31, 2023.

The revenues of the electric vehicles and accessories sales segment increased by $4,528,445 to $16,930,201 for the fiscal year ended December 31, 2022, from $12,401,756 for the fiscal year ended December 31, 2021, representing a significant increase of approximately 37%.

A detailed breakdown of sales revenues and units sold in the electric vehicles and accessories sales segment for the years ended December 31, 2022 and 2021 is set forth below:

	For the Years Ended December 31,		Variance
Electric vehicles and accessories sales revenues	2022	2021	Amount	%
Two-wheeled E-bicycles	$8,894,577	$6,028,150	$2,866,427	47.55%
Two-wheeled E-Mopeds	1,366,190	1,317,062	49,128	3.73%
Three-wheeled Electric Vehicles	2,078,847	4,114,544	(2,035,697)	(49.48)%
Four-Wheeled Electric off-highway Shuttles	1,088,644	90,542	998,102	1,102.36%
Batteries	2,724,339	696,331	2,028,008	291.24%
Parts and Accessories	777,604	155,127	622,477	401.27%
Total	$16,930,201	$12,401,756	$4,528,445	36.51%

	For the Years Ended December 31,		Variance
Electric vehicles and accessories units sold	2022	2021	Amount	%
Two-wheeled E-bicycles	45,831	34,687	11,144	32.13%
Two-wheeled E-Mopeds	4,312	4,812	(500)	(10.39)%
Three-wheeled Electric Vehicles	7,118	12,905	(5,787)	(44.84)%
Four-Wheeled Electric off-highway Shuttles	2,484	200	2,284	1,142.00%
Batteries	196,528	22,165	174,363	786.66%
Parts and Accessories	77,314	1,905	75,409	3,958.48%
Total	333,587	76,674	256,913	335.07%

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The software royalties and development and design services segment provides software solutions development for automotive electronics, like multimedia interactive system, multifunctional rear-view mirrors, and dash-cam. We develop this segment primarily through collaborating with and subcontracting from tier-one automobile suppliers.

The revenues of the software royalties and development and design services segment decreased by $358,339 to $1,368,364 for the fiscal year ended December 31, 2022, fiscal year ended December 31, 2021, representing a decrease of approximately 21%. The decrease was primarily due to significant decrease in sales to one major dealer during the year ended December 31, 2022.

Cost of revenues

Cost of revenues consists primarily of manufacturing and purchase cost of raw materials, battery packs, depreciation, maintenance, and other overhead expenses. Our cost of revenues increased by $4,075,867, or 36%, to $15,273,181 for the year ended December 31, 2022 from $11,197,314 for the year ended December 31, 2021. The percentage increase in cost of revenue was consistent with the 30% increase in revenues.

Gross profit

Gross profits for the years ended December 31, 2022 and 2021 were $3,025,384 and $2,931,145, representing 17% and 21% of revenues, respectively. The decrease in gross profit margin for the year ended December 31, 2022 was due to the overall manufacturing cost increase.

Selling and marketing expenses

Our selling and marketing expenses primarily consist of salaries and benefits, office expense, and freight expense. Our selling and marketing expenses were $585,772 and $316,457 for the years ended December 31, 2022 and 2021, respectively. The selling and marketing expenses increased primarily due to hiring more salesforce to capture the momentum of the economic recovery post-COVID and more salary expenses were incurred.

General and administrative expenses

Our general and administrative expenses consist primarily of salaries and welfare expenses, rent expenses, depreciation and bad debt provision. Our general and administrative expenses were $690,763 and $324,702 for the years ended December 31, 2022 and 2021, primarily due to increased administrative activities in Tianjin LOBO and Jiangsu LOBO, which both commenced operations in 2021 and ramped up operations in 2022.

Research and development expenses

Research and development expenses are related to certain software research and development for internal use. Research and development expenses primarily consist of employee salaries and benefit costs. Research and development expenses were $227,555 and $53,139 for the years ended December 31, 2022 and 2021, respectively.

Income tax expense

The PRC enterprise income tax (“EIT”) is calculated based on the taxable income determined under the applicable EIT Law and its implementation rules, which became effective on January 1, 2008. The EIT Law applies a uniform 25% income tax rate for all resident enterprises in China. Income tax expenses amounted to $417,268 and $568,005 for the years ended December 31, 2022 and 2021, respectively. The change resulted from the change in our taxable income.

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Net income

As a result of the foregoing, our net incomes for the years ended December 31, 2022 and 2021, were $1,115,260 and $1,661,881, respectively.

Liquidity and Capital Resources

To date, we have financed our operations primarily through capital contributions from shareholders, and from operations. We received an aggregate capital contribution from our shareholders of $2,239,679 and $1,036,811 for the years ended December 31, 2022 and 2021, respectively. We plan to support our future operations primarily from cash generated from our operations and the proceeds from this offering. We may, however, require additional cash due to business expansion or other future developments. If our future cash is insufficient to meet our requirements, we may further to seek to issue debt or equity securities or obtain additional credit facilities.

As of December 31, 2022, we had cash and cash equivalents of $182,829 and a total working capital of $3,889,263.

We believe that we will generate sufficient cash flows to fund our operations and to meet our obligations on a timely basis for the next 12 months assuming the successful implementation of our business plans.

Current foreign exchange and other regulations in the PRC may restrict our PRC entities in their ability to transfer their net assets to us and our subsidiaries. However, we have no present plans to declare dividend and we plan to retain our retained earnings to continue to grow our business. In addition, these restrictions had no impact on our ability to meet our cash obligations as all of our current cash obligations are due within the PRC.

To utilize the proceeds from this offering, we may make additional loans or capital contributions to our PRC subsidiaries. PRC laws and regulations allow an offshore holding company to provide funding to our PRC subsidiaries only through loans or capital contributions, subject to the filing or approval of government authorities and limits on the amount of capital contributions and loans. Subject to satisfaction of applicable government registration and approval requirements, we may extend inter-company loans to our PRC subsidiaries or make additional capital contributions to fund their capital expenditures or working capital. For an increase of registered capital, our PRC subsidiaries need to file such change of registered capital with the State Administration for Market Regulation (the “SAMR”) or its local counterparts through the enterprise registration system and the national enterprise credit information publicity system, and the SAMR or its local counterparts will then push such information to the China’s Ministry of Commerce or its local counterparts. If the holding company provides funding to our PRC subsidiaries through loans, (a) in the event that the foreign debt management mechanism as provided in the Measures for Foreign Debts Registration and Administration and other relevant rules applies, the balance of such loans cannot exceed the difference between the total investment and the registered capital of the subsidiaries and we will need to register such loans with the SAFE or its local branches, or (b) in the event that the mechanism as provided in the Notice of the People’s Bank of China on Matters concerning the Macro-Prudential Management of Full-Covered Cross-Border Financing, or PBOC Notice No. 9, applies, the balance of such loans will be subject to the risk-weighted approach and the net asset limits and we will need to file the loans with the SAFE in its information system pursuant to applicable requirements and guidelines issued by the SAFE or its local branches. While we currently see no material obstacles to completing the filing and registration procedures with respect to future capital contributions to our PRC subsidiaries and loans to our PRC subsidiaries, we cannot assure that we will be able to complete these filings and registrations on a timely basis, or at all. See “Risk Factors—Risks Related to Doing Business in China—PRC regulation on loans to, and direct investment in, PRC entities by offshore holding companies and governmental control in currency conversion may delay or prevent us from using the proceeds of this offering to make loans to or make additional capital contributions to our PRC subsidiaries, which could materially and adversely affect our liquidity and our ability to fund and expand our business.” We expect the net proceeds from our initial public offering in 2022 to be used in the PRC and will be in the form of Renminbi and, therefore, our PRC subsidiaries will need to convert any capital contributions or loans from U.S. dollars into Renminbi in accordance with applicable PRC laws and regulations.

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Cash Flows

The following table summarizes our cash flows for the periods indicated:

	For the year ended December 31,
	2022	2021
Net cash (used in) provided by operating activities	$(1,181,659)	$1,786,271
Net cash used in investing activities	(981,407)	(2,475,332)
Net cash provided by financing activities	1,725,629	1,236,622
Effect of exchange rate changes	6,258	(3,573)
Net (decrease) increase in cash, cash equivalents, and restricted cash	$(431,179)	$543,988

Operating Activities

Net cash used operating activities was $1,181,659 for the year ended December 31, 2022, primarily derived from (a) an increase of accounts receivables of $1,750,083; (b) an increase of prepaid expenses of $2,070,066, (c) an increase of inventories of $2,026,214, offset by (a) an increase of accounts payable of $860,369, (b) an increase of VAT payable of $1,220,419, and (c) an increase of Taxes payable of $938,977. The increase in accounts receivable and VAT payable was primarily due to the increase of revenues. The increase in prepaid expenses was primarily due to the prepayment to vendors.

Net cash provided by operating activities was $1,786,271, for the year ended December 31, 2021, primarily derived from (a) net income of $1,661,881, adjusted by depreciation and amortization of $121,875, gain on disposal of property and equipment of $3,168, and lease expense of operating lease right-of-use assets of $111,826; (b) a decrease of inventories of $370,970, (c) an increase of VAT payable of $1,756,920, (d) an increase of taxes payables of $712,439, and (e) an increase of other current payables of $118,740, and offset by (a) an increase of accounts receivables of $1,126,425; (b) an increase of prepaid expenses of $842,358, (c) a decrease of accounts payable of $473,991, (d) a decrease of advance from dealers of $446,830, and (e) a decrease of operating lease liabilities of $175,608. The increase in accounts receivable was primarily due to the increase of software development and design services. The increase in VAT payable was primarily due to the increase of revenues.

Investing Activities

For the year ended December 31, 2022, net cash used in investing activities was $981,407, which was primarily due to (a) interest-free loans to related parties of $19,535,129, and (b) purchase of property and equipment of $777,994, offset by (a) interest-free loan repaid by related parties of $18,439,556 and proceeds from sale of long-term investment of $1,500,966.

For the year ended December 31, 2021, net cash used in investing activities was $2,475,332, which was primarily due to (a) interest-free loans to related parties of $18,197,697, (b) purchases of intangible asset of $1,083,499, which consist of purchased software from third parties and capitalized software development costs, (c) a long term investment of $1,550,195, and (d) purchase of property and equipment of $10,974, offset by interest-free loan repaid by related parties of $18,343,712 and proceeds from sale of property and equipment of $23,321.

Financing Activities

For the year ended December 31, 2022, net cash provided by financing activities was $1,725,629, consisting of (a) proceeds of interest-free loans from related parties of $519,515, and (b) the contribution from shareholders in the amount of $1,208,568.

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For the year ended December 31, 2021, net cash provided by financing activities was $1,236,622, consisting of (a) the proceeds from long-term borrowings from a bank in the amount of $217,027, (b) the contribution from shareholders in the amount of $1,036,811, and (c) proceeds of interest-free loans from related parties of $2,559, offset by repayments of interest-free loans to related parties of $19,775.

Trend Information

Other than as disclosed in “Risk Factors—Risks Related to Our Business and Industry— The COVID-19 pandemic and the effect of COVID-Zero policy in China had a material adverse effect on our business in the past two years” in this prospectus, we are not aware of any trends, uncertainties, demands, commitments or events that are reasonably likely to have a material effect on our net revenues, net income, profitability, liquidity or capital resources, or that would cause reported financial information not necessarily to be indicative of future operating results or financial condition.

Off-Balance Sheet Arrangements

We did not have during the periods presented, and we do not currently have, any off-balance sheet financing arrangements or any relationships with unconsolidated entities or financial partnerships, including entities sometimes referred to as structured finance or special purpose entities, that were established for the purpose of facilitating off-balance sheet arrangements or other contractually narrow or limited purposes.

Tabular Disclosure of Contractual Obligations

Commitments and Contingencies

From time to time, we may be subject to certain legal proceedings, claims and disputes that arise in the ordinary course of business. Although the outcomes of these legal proceedings cannot be predicted, we do not believe these actions, in the aggregate, will have a material adverse impact on our financial position, results of operations or liquidity.

Operating Lease

Our operating lease contractual obligations as of December 31, 2022 were as follows:

Year ending December 31,
2023	$238,935
2024	191,384
2025	79,777
2026	62,646
2027	-
Total minimum lease payments	$572,742

Other than those shown above, we did not have any significant capital and other commitments, long-term obligations, or guarantees as of December 31, 2022.

Critical Accounting Policies

(a)	Basis of presentation and principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of LOBO, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

(b)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment, impairment of short-term investments, long-term investments and long-lived assets, valuation allowance for deferred tax assets and uncertain tax opinions. Actual results could differ from those estimates.

(c)	Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD” or “$”). The functional currency of subsidiaries located in China is the Chinese Renminbi (“RMB”), the functional currency of subsidiaries located in Hong Kong is the Hong Kong dollars (“HK$”). For the entities whose functional currency is the RMB and HK$, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments are reported as foreign currency translation adjustment and are shown as a separate component of other comprehensive loss in the Consolidated Statements of Operations and Comprehensive Income.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The Consolidated Balance Sheets amounts, with the exception of equity, on December 31, 2022 and 2021 were translated at RMB6.8972 to $1.00 and RMB6.3726 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to Consolidated Statements of Operations and Comprehensive Income and Cash Flows for the years ended December 31, 2022 and 2021 were RMB6.7290 to $1.00 and RMB6.4508 to $1.00, respectively.

(d)	Fair Value Measurement

The Company applies Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for identical or similar assets and liabilities in active markets or in inactive markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts of the Company’s financial instruments approximate their fair values because of their short-term nature. The Company’s financial instruments include cash, short-term investments, accounts receivable, amounts due from related parties, other current assets, amounts due to related parties, accounts payable and other current payables.

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

(f)	Accounts receivable

Accounts receivable are stated at the original amount less an allowance for doubtful receivables, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts. For the years ended December 31, 2022 and 2021, the Company did not consider necessary to record allowances for doubtful accounts against its accounts receivable.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(g)	Inventories

Inventories, primarily consisting of the raw materials purchased by the Company for battery packs assembling and e-bicycles production, and finished goods including battery packs and e-bicycles, are stated at the lower of cost or net realizable value. Cost of inventory is determined using weighted-average method. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. There were no write-downs recognized for the inventories for the years ended December 31, 2022 and 2021.

(h)	Short-term investments

Short-term investments include wealth management products. Short-term investments are classified as available for sale, and reported at fair value with unrealized gains and losses included in accumulated other comprehensive income. For the years ended December 31, 2022 and 2021, the Company did not record any impairment on the short-term investment.

(i)	Deferred IPO costs

Deferred IPO costs represent the incremental costs incurred for the Company’s initial public offering (“IPO”). These costs are deferred and will be deducted from the proceeds of the IPO upon the completion of the IPO. Deferred IPO costs primary include professional fees related to the IPO. As of December 31, 2022 and 2021, the deferred IPO costs were $797,403 and $73,034, respectively. Deferred IPO costs are included in the Prepaid expenses and other current assets in the Consolidated Balance Sheets.

(j)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Production line for e-bicycles	5-10 Years
Furniture, fixtures and office equipment	3-5 Years
Vehicles	4-10 Years

(k)	Intangible Assets

We purchase software from third parties and recorded the cost in intangible assets on the consolidated balance sheets.

We amortize the purchased software on a straight-line basis over their estimated useful lives, which is typically 3 years. Amortization expense of Beijing LOBO is included in General and administrative expense, and amortization expense of Guangzhou LOBO is included in cost of revenue on the statements of operations and totaled $184,856 and $15,467 for the years ended December 31, 2022 and 2021, respectively. We evaluate the purchased software for impairment and did not record impairment losses for the years ended December 31, 2022 and 2021. Refer to Note 9 – Intangible Assets of the financial statements for additional information regarding our purchased software.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(l)	Capitalized Software Development Costs

In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended, until the software is available for general release. Capitalized software costs primarily include external direct costs of materials and services utilized in developing or obtaining computer software.

As of December 31, 2022, the software development has not been completed . Once completed, the capitalized cost will be amortized on a straight-line basis when placed into service over the estimated useful lives of the software, which is typically three years. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Refer to Note 9 – Intangible Assets of the financial statements for additional information regarding our capitalized software development costs.

(m)	Impairment of Long-lived Assets

In accordance with ASC Topic 360, Property, Plant, and Equipment, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount. The Company did not record any impairment charge for the years ended December 31, 2022 and 2021.

(n)	Long-term Investment

The Company’s long-term investment includes equity investment without readily determinable fair value.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-01 Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.

The Company adopted ASC 321, Investments — Equity Securities in June 2021, when the Company’s subsidiary, Beijing LOBO, invested $1,569,218 (RMB 10,000,000) and held 48.17% equity of an unrelated limited partnership. Beijing LOBO is a limited partner that only bears legal responsibilities limited to the investment amount, and does not execute partnership affairs, nor represent the limited partnership externally. The investee company is not publicly listed, and a quoted market price is not available.

Upon adoption of ASC 321, for this equity investment without readily determinable fair value, the Company elected to use the measurement alternative to measure this investment at cost, minus impairment, if any.

On June 25, 2022, the Company signed a private equity fund transfer agreement with a third party to sell and transfer all the 48.17% equity investment held in an unrelated limited partnership for proceeds of RMB 10.1 million, resulting in a gain on sale of long-term investment of $14,861 included in the other income on the consolidated statement of operations and comprehensive income.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The Company assessed the qualitative factors and determined that there is no impairment loss that should be recognized for the year ended December 31, 2022 and 2021. As of December 31, 2022 and 2021, the Company has long-term investment of $0 and $1,569,218.

(o)	Value Added Tax

LOBO’s China subsidiaries are subject to value-added tax (“VAT”) for providing services and sales of products.

Revenue from providing services and sales of products is generally subject to VAT at applicable tax rates, and subsequently paid to PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected in accrued expenses and other payables. The Company reports revenue net of PRC’s VAT for all the periods presented in the Consolidated Statements of Operations and Comprehensive Income.

(p)	Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from January 1, 2019 and used the modified retrospective method for the revenue from sales of self-manufactured e-bicycles and software development and design services.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Revenue recognition policies are discussed as follows:

Revenue from sales of electric vehicles and accessories

The Company sells electric vehicles and accessories products to end customers. The transaction price in the contract is fixed and reflected in the sales invoice. The performance obligation is to transfer promised products to a customer upon acceptance by customers, and the Company is primarily responsible for fulfilling the promise to deliver the products to the customers. There is only one performance obligation in the contract and there is no need for allocation. The Company presents the revenue generated from its sales of products on a gross basis as the Company is a principal. The revenue is recognized at a point in time when the Company satisfies the performance obligation.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The Company offers customer warranties generally from three months to one year. Based on historical sales returns and repairs, the warranty costs have been immaterial. The Company did not consider necessary to record warranty cost for the years ended December 31, 2022 and 2021 for the sales of electric vehicles and accessories.

Revenue from sale of software development and design services

The Company provides automobile information and entertainment software development and design services to customers. The software development and design service contracts with customers includes two components: 1) software development, and 2) royalty agreements, and the contracts specify the transaction price for each component. The Company is primarily responsible for fulfilling the promises in both components of the contract, and thus the Company is the principal in both components of the contract.

The Company provides the services to the customer and is the principal for this performance obligation. Software development services includes customized product consulting and planning, technology and function development, verification and certification, prototype, and implementation. A prototype installed with the customized software is built with proprietary technology that is specific to the customer, and thus the prototype has no alternative use and is not a separate performance obligation. All activities, including the prototype, are highly interdependent and highly interrelated. Thus, in accordance with ASC 606-10-25-19, we determined the services are not separately identifiable within the context of the contract, and therefore do not constitute a separate performance obligation on its own. The contract only has one performance obligation, which is to deliver the software to the customer to use in mass production.

The Company transfers control of the software development service over time. The software that the Company developed and designed for its customer is fully customized, and thus the software does not create an asset with an alternative use to the Company. The Company has an enforceable right to payment for performance completed according to the terms of the contract. In accordance with ASC 606-10-25-27, the Company satisfies the performance obligation and recognizes revenue over time using the output method, based on the development milestones confirmed by customers periodically.

A separate revenue stream than sale of software above is when software is delivered and the third-party arranges the production and sales, the Company, as principal, charges a royalty fee per unit sold based on the sales volume generated by its third-party customers from their use of the software. The Company reconciles the royalty fees with its customers on a monthly basis, and recognizes royalty revenues at a point in time at month end.

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced when the Company has satisfied its performance obligation and has unconditional right to the payment. The Company has no contract assets as of December 31, 2022 and 2021.

Contract liabilities primarily consist of advances from customers. As of December 31, 2022 and 2021, the Company recognized advances from customers amounted to $159,844 and $254,494, respectively.

The Company’s standard warranty on the software development and design services varies from one year to three years or up to 100,000 kilometers of the vehicles that equipped with the software. This warranty primarily includes basic after-sales service, such as software bug fixes. The Company considers the standard warranty is not providing incremental service to customers rather an assurance to the quality of the software development and design services and therefore, is not a separate performance obligation. The Company analyzed historical warranty claims, and warranty cost of $56,530 and $ 251,610 were recorded in cost of revenues for the years ended December 31, 2022 and 2021, respectively.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(q)	Research and Development Expenses

Research and development (“R&D”) expenses are expensed as incurred. R&D costs are related to certain software research and development for internal use.

R&D expenses primarily consist of employee salary and benefit costs. R&D expenses were $227,555 and $53,139 for the years ended December 31, 2022 and 2021, respectively.

(r)	Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 ($14,498). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(s)	Non-controlling Interest

A non-controlling interest in a subsidiary of the Company represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the Consolidated Balance Sheets, consolidated statements of changes in shareholders’ equity and net income and other comprehensive income attributable to non-controlling shareholders are presented as a separate component on the Consolidated Statements of Operations and Comprehensive Income.

(t)	Segment Reporting

The Company has organized its operations into two operating segments. The segments reflect the way the Company evaluates its business performance and manages its operations by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The Company has determined that it operates in two operating segments: (1) electric vehicles and accessories sales segment, and (2) software royalties and development and design services segment. The Company’s reportable segments are strategic business units that offer different products and services.

They are managed separately because each business unit requires different technology and marketing strategies.

As the Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues and expenses are derived from within the PRC, no geographical segments are presented.

(u)	Net Income Per Share

Basic income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted income per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

(v)	Comprehensive Income

Comprehensive income is comprised of the Company’s net income and other comprehensive income (loss). The components of other comprehensive loss consist solely of foreign currency translation adjustments.

(w)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(x)	Recent Accounting Standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In June 2016, FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard. For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

Quantitative and Qualitative Disclosures about Market Risks

We are also exposed to liquidity risk which is risk that we are unable to provide sufficient capital resources and liquidity to meet our commitments and business needs. Liquidity risk is controlled by the application of financial position analysis and monitoring procedures. When necessary, we will turn to other financial institutions and the shareholders to obtain short-term funding to meet the liquidity shortage.

Inflation risk

Our costs and expenses may also be affected by China’s inflation level. Since our inception, inflation in China has not materially impacted our results of operations. According to the National Bureau of Statistics of China, the year-over-year percent changes in the consumer price index for 2019, 2020 and 2021 were increases of 2.9%, 2.5% and 0.9%, respectively. Although we have not in the past been materially affected by inflation since our inception, we can provide no assurance that we will not be affected in the future by higher rates of inflation in China.

Interest rate risk

Our exposure to interest rate risk primarily relates to the long-term borrowings we have entered with a bank. We have not been exposed to material risks due to changes in interest rates. An increase, however, may raise the cost of any debt we have now or in the future.

Foreign currency translation and transaction

Substantially all of our operating activities and our assets and liabilities are denominated in RMB, which is not freely convertible into foreign currencies. All foreign exchange transactions take place either through the Peoples’ Bank of China (“PBOC”) or other authorized financial institutions at exchange rates quoted by PBOC. Approval of foreign currency payments by the PBOC or other regulatory institutions requires submitting a payment application form together with suppliers’ invoices and signed contracts. The value of RMB is subject to changes in central government policies and to international economic and political developments affecting supply and demand in the China Foreign Exchange Trading System market.

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INDUSTRY

China is one of the major manufactures and consumers of two-wheeled electric vehicles, three-wheeled electric vehicles, and off-highway four-wheeled electric shuttles on a global scale. The new energy vehicles industry in China is large and growing steadily. The industry has been attracting investment in recent years. New technologies and new materials are also constantly being added to the products in the industry. As a result, competition within the industry is intensifying.

According to the market research and analysis report provided by Beijing Boyan Zhishang Information Consulting Co., Ltd., an active market research company in China, the market conditions of electric two-wheeled vehicles, e-mopeds, three-wheeled vehicles and off-highway four-wheeled electric shuttles are generally as follows:

Electric Two-Wheeled Vehicles Market in China

Electric two-wheeled vehicles normally refer to all kinds of two wheeled e-scooters, e-bicycles, e-mopeds, and e-motorcycles. China has adopted a new national standard promoting the use of lithium-ion battery-powered electric two-wheeled vehicles. With the amendment of the General Technical Specifications for Electric Bicycles, the Chinese government has set a limit on the total permissible weight of electric bicycles (including the weight of the battery) to 55kg starting from April 2019. Since the replacement cycle of electric two-wheeled vehicles is between three and five years, most of the tenure of two-wheeled vehicles on the road have been replaced by the new two-wheeled vehicles which is compliant to the new national standard since 2022.

Retail sales market of two-wheeled vehicles in China

From 2017 to 2022, the annual sale revenue in China increased from $10.89 billion to $14.3 billion. And its CAGR is about 5.6%. The sales volume increased from 30 million Units to 59.04 million units and the CAGR is 11.9%.

The charts below present the retail sales volume and retail sales value of the two-wheeled electric vehicles market in China:

Sales volume and value of the Electric Two-Wheeled Vehicles market in the PRC, 2017-2022

Sales volume and value of the Electric Two-Wheeled Vehicles in China from 2017-2022

Year	Sales volume (unit, Million)	Sales revenue (Billion USD $)	Average price in USD$	Growth rate in sales volume	Growth rate in sales revenue
2017	30.50	10.89	357
2018	32.20	11.09	344	5.57%	1.84%
2019	36.80	13.3	361	14.29%	19.92%
2020	47.60	16.3	342	29.35%	22.56%
2021	41.50	14.3	344	-12.82%	-12.27%
2022	59.04	17.76	300	42.2%	24.2%

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Source: China Electric Vehicle Association

Export of two-wheeled vehicles in China

China is one of the largest exporters of electric two-wheeled vehicles in the world. According to the China Electric Vehicle Association, the export value of China’s electric two-wheeled vehicles industry was USD 3.67 billion in 2017, USD 5.01 billion in 2018, USD 5.47 billion in 2019, USD 6.82 billion in 2020, USD 7.43 billion in 2021 and USD 7.35 billion in 2022. Europe and Southeast Asia are the two major export destinations of China’s electric two-wheeled vehicles, accounting for about 70% of the total export volume. The export volume of China’s electric two-wheeled vehicles industry from 2017 to 2022 is as follows:

Export volume and value of China’s two-wheeled vehicles industry from 2017 to 2022

Year	Sales volume (unit, Million)	Sales revenue (Billion USD $)	Average price in USD$	Growth rate in sales volume	Growth rate in sales revenue
2017	9.66	3.67	380.00
2018	11.95	5.01	420.00	23.71%	36.73%
2019	13.34	5.47	410.00	11.63%	8.97%
2020	17.94	6.82	380.00	34.48%	24.64%
2021	19.30	7.43	385.00	7.58%	9.0%
2022	22.97	7.35	320	19%	-1%

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Source: China Electric Vehicle Association

Forecast of market scale of two wheeled electric vehicles

According to China Electric Vehicle Association, the market size of China’s two wheeled electric vehicle industry will be USD 236 billion in 2023, and USD 37.28 billion in 2028, with the CAGR is at approximately 9.06%. The forecast of the market scale of China’s two-wheeled electric vehicle industry from 2023 to 2028 is as follows:

Year	The forecast of the market scale of China’s two-wheeled electric vehicle industry from 2023 to 2028	Year on year growth rate (%)
2023	23.6	16.26%
2024	25.8	9.32%
2025	28.5	10.47%
2026	30.6	7.37%
2027	33.8	10.46%
2028	37.28	10.30%

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Source: China Electric Vehicle Association

Electric Three-Wheeled Vehicles Market in China

Electric three-wheeled vehicles are divided into freight cargo e-tricycles for heavy load purposes (usually in rural areas) and urban e-tricycles for transportation purposes (usually in urban areas). We only manufacture and sell urban e-tricycles for transportation purposes, which require certain licenses from the PRC government. On November 27, 2018, the Ministry of industry and information technology of PRC issued The Administrative Measures For Road Motor Vehicle Manufacturers And Product Access Permits, which came into effect on June 1, 2019. According to the provisions of Article 6 of the measures, the enterprises shall obtain the industry access permit to manufacture the road motor vehicle products first. The qualified manufacturers can apply for the driving permits of the road motor vehicle products. Only products that have obtained driving permits can be licensed by the Public Security Bureau of PRC for running on public roads. Article 28 of the measures allows non-qualified enterprises to outsource the production capacity of the qualified enterprises.

Retail sales market of electric three-wheeled vehicles in China

According to China Electric Vehicle Association, the growth of sales volume of three-wheeled electric vehicle in China including the freight cargo tricycles increased from 7 million units in 2017 to 14.35 million units in 2022, representing a CAGR of about 12.7%. Among them, the number of freight cargo tricycles is declining, and the number of urban tricycles is increasing to 30% of the total three-wheeled vehicle market in 2022, with sales volume reaching nearly 4.5 million units. At the same time, the fuel engine tricycles decline from 30% of the total three-wheeled vehicle market in 2017 to 10% of the total three-wheeled vehicle market in 2022. The sales value of tricycles was about USD 4.37 billion in 2017 and 6.46 billion in 2022. The CAGR is about 14.4%. The sales volume and value of China’s three-wheeled vehicles industry from 2017 to 2022 is as follows:

Sales volume and value of China’s three-wheeled vehicle industry from 2017 to 2022

Year	Sales volume (unit, Million)	Year on year growth rate (%)	Sales value (billion USD$)	Year on year growth rate (%)	price per unit (USD $)
2017	7.00		4.37		624.29
2018	7.79	11.24%	4.06	-7.09%	521.39
2019	7.8	0.23%	4.07	0.25%	521.49
2020	8.70	11.47%	4.3	5.65%	494.25
2021	9.20	5.75%	4.56	6.05%	495.65
2022	14.35	55.9%	6.46	41.6%	450

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Source: China Electric Vehicle Association

Forecast of market scale of three-wheeled electric vehicles

According to China Electric Vehicle Association, the market size of China’s three-wheeled electric vehicle industry will be USD 6.3 billion in 2023, and USD 9.12 billion in 2028, with the CAGR of revenue is at approximately 6.36%. The forecast of the market scale of China’s three-wheeled electric vehicle industry from 2022 to 2028 is as follows:

The forecast of the market scale of China’s three-wheeled vehicle industry from 2023 to 2028

Year	The forecast of the market vale (billion USD$)	Year on year growth rate (%)	The forecast of the market volume (unit Million)	Year on year growth rate (%)
2023	6.3	-2.4%	13.69	-4%
2024	6.78	7.6%	14.42	5.3%
2025	7.3	7.7%	15.53	7.69%
2026	7.9	8%	16.8	8.17%
2027	8.5	7.6%	17.7	5.35%
2028	9.12	7.3%	19.40	9.6%

Source: China Electric Vehicle Association

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Off-Highway Four-Wheeled Electric Shuttles Market in China

The off-highway four-wheeled electric shuttles market including golf carts, indoor-patrol cart, sight-seeing tourist carts, various utilities carts and elderly e-scooters. The market scale of the off-highway four-wheeled electric shuttles in China accounts for USD 2.7 billion in 2022, and can be expected to reach 3.87 billion in 2028, representing CAGR of 6.3%. For example, the global golf cart market sales reached USD 1.5 billion in 2021 and is expected to reach USD 1.9 billion in 2028, with a CAGR of 2.93%. At present, North America is the largest golf cart market in the world, accounting for about 50% of the market share, followed by the Asia Pacific and European markets, which together account for nearly 40% of the market share.

Off-Highway Four-Wheeled Electric Shuttles Retail sales market in China

According to China Electric Vehicle Association, the sales volume of China’s off-highway four-wheeled electric shuttles grew rapidly from 1.1 million units in 2017 to 2.9 million units in 2022, among them, the elderly e-scooters accounting for more than 300 thousand units. representing a CAGR of 18.%. The sales volume of China’s off-highway four-wheeled electric shuttles industry is about USD 1.21 billion from 2017 to USD 2.7 billion in 2022, representing a CAGR of 15.68%. With the continuous growth of the elderly population, the segment of four-wheeled elderly e-scooters is expected to contribute increasingly to the sales revenue. The charts below present the retail sales volume and retail sales value of the off-highway four-wheeled electric shuttles market in China:

Sales volume and value of China’s off-highway four-wheeled electric shuttles from 2017 to 2022

Year	Sales volume ( unit, Million)	Year on year growth rate (%)	Sales value (Billion USD)	Year on year growth rate (%)
2017	1.10		1.21
2018	1.25	13.61%	1.38	14.05%
2019	1.33	6.52%	1.50	8.70%
2020	1.21	-9.34%	1.38	-8.00%
2021	1.80	49.15%	1.93	39.86%
2022	2.9	61%	2.7	39.89%

Source: China Electric Vehicle Association

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Export of off-highway four-wheeled electric shuttles in China

China is one of the largest exporters of off-highway four-wheeled electric shuttles in the world. Although the industry has experienced the negative impact of COVID-19 and excessive increase of shipping costs, the exports of this segment product have maintained growth since 2017. For example, according to the data of China Customs, 542,000 units of electric golf carts were exported from China in 2017, 586.000 units in 2018, 551,000 units in 2019, 854,000 units in 2020, 938,500 units in 2021 and 910,300 units in 2022, representing a CAGR of 9.02%.

The export volume and value in USD of China’s electric golf cart and patrol /sightseeing cart from 2017 to 2022 is as follows:

Year	Sales volume ( unit, 10 thousand)	Year on year growth rate (%)	Sales value (in 10 million USD)	Year on year growth rate (%)
2017	54.2	0	52.6	0
2018	58.6	8.12%	56.18	6.81%
2019	55.1	-5.97%	55.72	-0.82%
2020	85.4	54.99%	77.19	38.53%
2021	93.85	9.89%	92.12	19.34%
2022	91.03	3%	75.62	-17.9%

Resource: China Customs

Forecast of market scale of off-highway four-wheeled electric shuttles

According to China Electric Vehicle Association, the market size of China’s off-highway four-wheeled electric shuttles will be USD 6.23 billion in 2022 and USD 9.12 billion in 2028, representing a CAGR of 5.56%. The forecast of the market scale of China’s off-highway four-wheeled electric shuttles from 2022 to 2028 is as follows:

Year	Sales value (billion USD)	Year on year growth rate (%)	Sales volume (unit, Million)	Year on year growth rate (%)
2023	2.48	18.45%	2.5	19.05%
2024	2.91	17.60%	2.94	17.60%
2025	3.14	7.96%	3.20	8.84%
2026	3.41	8.53%	3.48	8.75%
2027	3.65	6.90%	3.72	6.90%
2028	3.87	6%	4.00	7.53%

The forecast of the market value and volume of China’s off-highway four-wheeled electric shuttles from 2022 to 2028

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Source: China Electric Vehicle Association

In-vehicle Infotainment system industry

In-vehicle Infotainment system is a combination of vehicle systems which are used to deliver entertainment and information to the driver and the passengers through audio/video interfaces, control elements like touch screen displays, button panel, voice commands, and more. In-vehicle Infotainment system market demand is likely to be driven by demand for navigation as the key feature, and by increased demand for cognitive functioning and entertainment in general. Large screens continue to penetrate the market, as demand for entertainment with connected technologies like Bluetooth, apps, and video-on-demand remains high. The growing automation in cars is making way for increased addition of speech recognition technology, which is also a key trend to drive increased demand for entertainment in vehicles. An in-vehicle infotainment system generally includes the following: car entertainment system, car navigation system, car stereo, Vehicle Onboard Radar and parking sensor.

The charts below present the retail sales volume and retail sales value of global in-vehicle infotainment system market.

Year	Sale volume (10 Million sets)	Year on year growth rate	Sale value (Billion USD)	Year on year growth rate	price per set (USD $)
2017	10.45		12.04		115.17
2018	11.47	9.70%	13.15	9.26%	114.71
2019	12.67	10.50%	14.42	9.62%	113.79
2020	13.51	6.60%	15.48	7.35%	114.59
2021	14.51	7.40%	16.77	8.37%	115.63
2022	15.45	6.50%	17.97	7.14%	116.32
2023	16.7	8.10%	19.50	8.53%	116.78
2024	18.24	9.20%	21.45	9.96%	117.60
2025	19.59	7.40%	22.96	7.08%	117.25
2026	21.41	9.30%	25.20	9.74%	117.72
2027	22.97	7.30%	26.88	6.66%	117.01
2028	24.46	6.50%	28.74	6.93%	117.48

The output of in-vehicle infotainment systems globally has shown a stable growth in recent years. It is expected to grow from US$16.77million in 2021 to US$28.74 billion in 2028, with a CAGR of 7.96% (2022-2028). From 2017 to the 2021, the CAGR of output of in-vehicle infotainment systems in China was 6.8%.

The output of in-vehicle infotainments system in China has shown a fast trend of growth in recent years. It is expected to grow from US$4.47 billion in 2021 to US$8.02 billion in 2028, with a CAGR of 8.67% (2022-2028). From 2017 to the 2021, the CAGR of output of in-vehicle infotainment systems in China was 6.96%. It is expected that the output of in-vehicle infotainment systems in China will reach 77.93 million sets in 2028 and revenues of US$8.02 billion.

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Below is the trend of China in-vehicle infotainment system market volume and sales value:

Year	Sale volume (Million sets)	Year on year growth rate	Sales value (Billion USD)	Year on year growth rate	Average price per set (USD)
2017	31.79		3.18		99.92
2018	34.53	8.62%	3.48	9.47%	105.47
2019	38.08	10.28%	3.82	9.75%	104.3
2020	40.21	5.59%	4.06	6.44%	102
2021	43.95	9.30%	4.47	10.07%	103
2022	46.9	6.71%	4.79	7.13%	106
2023	51.4	9.59%	5.2	8.61%	106.25
2024	56.23	9.40%	5.72	9.95%	106.25
2025	60.68	7.91%	6.24	9.09%	106.25
2026	65.77	8.39%	6.71	7.53%	107.34
2027	71.82	9.20%	7.36	9.75%	107.5
2028	77.93	8.51%	8.02	8.93%	107.66

Source: Electronic Technology Committee of SAE-China

PRC REGULATIONS

We operate our business in the PRC under a legal regime consisting of the National People’s Congress, which is the country’s highest legislative body, the State Council, which is the highest authority of the executive branch of the PRC central government, and several ministries and agencies under its authority, including the State Administration of Foreign Exchange, or SAFE, the Ministry of Commerce, or MOFCOM, the National Development and Reform Commission, or NDRC, or the State Administration for Market Regulation, or SAMR, formerly known as the State Administration for Industry and Commerce, and their respective authorized local counterparts.

This section sets forth a summary of the most significant rules and regulations that affect our business activities in the PRC.

Regulation of the Production of Electric Bicycles

On June 24, 2017, the State Council of the PRC issued the Decision on Adjusting the Catalogue for the Administration of Production Permits for Industrial Products and on Trying out the Simplification of Approval Procedures, or the Decision. Pursuant to the Decision, the production license for electric bicycle was cancelled and was changed to implement mandatory product certification management. On July 2, 2018, the Announcement on the Arrangements for the Transfer of Electric Bicycle Products from Licensing to CCC Certification Management was jointly promulgated by the State Administration for the CNCA. According to the Announcement, electric bicycle products without CCC certification shall not be delivered, sold, imported or used in other business activities commencing from April 15, 2019. On July 19, 2018, the CNCA issued the Implementation Rules for Compulsory Product Certification of Electric Bicycles (CNCA-C11-16: 2018) which came into effect on August 1, 2018.

On May 15, 2018, the New National Standards were promulgated by the State Administration for Market Regulation and the National Standardization Management Committee and became effective on April 15, 2019. The New National Standards replace the General Technical Requirements for Electric Bicycles (GB 17761-1999) which were issued on May 28, 1999.

Regulations relating to Foreign Direct Investment

The Company Law of the PRC (the “Company Law”) was promulgated on December 29, 1993 and was subsequently amended on December 25, 1999, August 28, 2004, October 27, 2005, December 28, 2013 and October 26, 2018. Limited liability companies and stock limited companies established in China shall be subject to the Company Law. Foreign-invested companies are also subject to the Company Law, except as otherwise provided in the foreign investment laws.

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The Foreign Investment Law of the PRC (the “Foreign Investment Law”) was adopted by the National People’s Congress on March 15, 2019, which came into force as of January 1, 2020, and replaced the Law of the PRC on Sino-Foreign Equity Joint Ventures, the Law of the PRC on Sino-Foreign Contractual Joint Ventures and the Law of the PRC on Wholly Foreign-owned Enterprises to become the legal foundation for foreign investment in the PRC. Under the Foreign Investment Law, the State Council of the People’s Republic of China, or the State, shall implement the management systems of pre-entry national treatment and negative list for foreign investment, according to which the treatment given to foreign investors and their investments during the investment access stage shall be no less favorable than that given to their domestic counterparts, and the State shall give national treatment to foreign investment beyond the negative list where special administrative measures for the access of foreign investment in specific fields is specified. Besides, the State shall protect foreign investors’ investment, earnings and other legitimate rights and interests within the territory of the PRC in accordance with the law. The State will take measures to prompt foreign investment such as ensuring fair competition for foreign-invested enterprises to participate in government procurement activities, and protecting the intellectual property rights of foreign investors and foreign-invested enterprises. In respect of administration of foreign investment, foreign investment projects shall go through relevant verification and record-filing formalities if required by relevant PRC laws and regulations. The organization form, institutional framework and standard of conduct of a foreign-invested enterprise shall be subject to the provisions of the Company Law or the Partnership Enterprise Law of the PRC, if applicable.

According to the Catalogue for the Guidance of Foreign Investment Industries first promulgated on June 20, 1995 and amended from time to time and the Provisions for Guiding Foreign Investment Direction issued by the State Council on February 11, 2002 and implemented on April 1, 2002, the foreign-invested projects can be classified into the following categories by industries: encouraged, permitted, restricted and prohibited. The industries not listed in the catalogue belong to the permitted industries for foreign investment projects. According to the Catalogue of Industries for Encouraging Foreign Investment (2020 Version) which was promulgated on December 27, 2020 and became effective on January 27, 2021 and the Special Administrative Measures for the Admission of Foreign Investment (Negative List) (2021 Edition) which was promulgated on December 27, 2021 and became effective on January 1, 2022, the industry in which our PRC subsidiaries are primarily engaged does not fall into the category of restricted or prohibited industries.

Measures on Reporting of Foreign Investment Information was promulgated by the Ministry of Commerce and State Administration for Market Regulation on December 30, 2019 and took effect on January 1, 2020, which repealed the Provisional Methods for Filing Management. According to the Measures on Reporting of Foreign Investment Information, foreign investors or foreign-invested enterprises shall submit investment information through submission of initial reports, change reports, deregistration reports, annual reports etc. Such investment information shall be submitted to the commerce administrative authorities through the Enterprise Registration System and the National Enterprise Credit Information Publicity System. The market regulatory authorities shall promptly forward the aforesaid investment information submitted by foreign investors and foreign-invested enterprises to the commerce administrative authorities.

Regulations relating to production safety

In accordance with the Law on Production Safety of the PRC (the “Production Safety Law”), which was promulgated on June 29, 2002, became effective on November 1, 2002 and was amended on August 27, 2009, August 31, 2014 and June 10, 2021 respectively, entities engaging in production are required to implement production safety measures specified in the Production Safety Law and other relevant laws, administrative regulations, national standards and industry standards. Any entity that does not implement such measures for safe production is prohibited from engaging in production and business operation activities. Entities are required to provide their employees with education and training on production safety. Entities shall also provide their employees with protective gear that meet national and industry standards as well as supervision and proper training to ensure their correct utilization.

Regulations Relating to Product Quality

According to the Civil Code of the PRC, which was promulgated in May 2020 and became effective in January 2021, a defective product which causes property damage or physical injury to any person may subject the manufacturer or vendor of such product to civil liability for such damage or injury.

The Product Quality Law of the PRC was promulgated on February 22, 1993, amended on 8 July 2000, 27 August 2009 and 29 December 2018, respectively. The Product Quality Law applies to anyone who manufactures or sells any product within the territory of the PRC. It is prohibited from producing or selling counterfeit products in any form, including counterfeit brands, or providing false information about the product manufacturers. Violation of national or industrial standards may result in civil liability and administrative penalties such as compensation, fines, suspension of business and confiscation of illegal income, and serious violations may result in criminal liabilities.

Regulations on Consumer Protection

The PRC Consumer Protection Law, as amended on October 25, 2013 and effective on March 15, 2014, sets out the obligations of business operators and the rights and interests of the consumers. Pursuant to this law, business operators must guarantee that the commodities they sell satisfy the requirements for personal or property safety, provide consumers with authentic information about the commodities, and guarantee the quality, function, usage and term of validity, etc. of the commodities. Failure to comply with the Consumer Protection Law may subject business operators to civil liabilities such as refunding purchase prices, exchange of commodities, repairing, ceasing damages, compensation, and restoring reputation, and even subject the business operators or the responsible individuals to criminal penalties if business operators commit crimes by infringing the legitimate rights and interests of consumers. The amended PRC Consumer Protection Law further strengthens the protection of consumers and imposes more stringent requirements and obligations on business operators, especially on the business operators through the Internet. For example, the consumers are entitled to return the goods (except for certain specific goods) within seven days upon receipt without any reasons when they purchase the goods from business operators via the Internet. The consumers whose interests have been damaged due to their purchase of goods or acceptance of services on online marketplace platforms may claim damages from sellers or service providers.

Regulations relating to environmental protection

Enterprises conducting manufacturing activities in China are subject to provisions under the PRC environmental laws and regulations on noise, waste water, air emission and other industrial waste. The major governing environmental laws and regulations consist of the Environmental Protection Law of the PRC, which was most recently amended on April 24, 2014 and became effective on January 1, 2015, the Law of the PRC on the Prevention and Control of Water Pollution, which was most recently amended on June 27, 2017 and became effective on January 1, 2018, the Law of the PRC on the Prevention and Control of Air Pollution, which was most recently amended and became effective on October 26, 2018, the Law of the PRC on the Prevention and Control of Solid Waste Pollution, which was most recently amended on April 29, 2020 and became effective on the September 1, 2020 and the Law of the PRC on the Prevention and Control of Noise Pollution, which was promulgated on December 24, 2021 and became effective on June 5, 2022 (collectively the “Environmental Laws”). Pursuant to the Environmental Laws, PRC enterprises shall build requisite environmental treatment facilities affiliating to the manufacturing facilities, where waste air, waste water and waste solids generated can be treated properly in accordance with the relevant provisions.

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Pursuant to the Law of the PRC on Evaluation of Environment Effects, which was promulgated on October 28, 2002 and was amended on July 2, 2016 and on December 29, 2018, the Administrative Regulations on Environmental Protection for Construction Projects, which was promulgated on November 29, 1998 and amended on July 16, 2017 and became effective on October 1, 2017, and the Interim Measures for the Acceptance Inspections of Environment Protection Facilities of Construction Projects, which was promulgated by the Ministry of Environmental Protection of the PRC on November 20, 2017, enterprises that are planning construction projects should provide assessment reports, statement or registration form on the environmental impact of such projects. The assessment reports and statements must be approved by the competent environmental protection authorities prior to commencement of any construction work, while the registration forms shall be filed to them. Unless otherwise stipulated by laws and regulations, enterprises which are required to provide assessment reports and statements shall undertake the responsibility of acceptance inspections of the environmental protection facilities by itself upon the completion of the construction project. A construction project may be formally put into production or use only if the corresponding environmental protection facilities have passed the acceptance inspection. The competent authorities may carry out spot check and supervision on the implementation of the environmental protection facilities.

Regulations relating to Intellectual Property Rights

Trademark

The Trademark Law of the PRC was promulgated on August 23, 1982 with the last amendment effective from November 1, 2019. The implementing regulations of Trademark Law of the PRC was promulgated on August 3, 2002 by the State Council and amended on April 29, 2014 and became effective on May 1, 2014. These current effective laws and regulations provide the basic legal framework for the regulations of trademarks in China, covering registered trademarks including commodity trademarks, service trademarks, collective marks and certificate marks. The Trademark Office under the State Administration for Market Regulation of China or “SAMR” is responsible for the registration and administration of trademarks in China. Trademarks are granted on a term of 10 years commencing on its registration date. Six months prior to the expiration of the 10-year term, an application may renew the trademark for another 10 years.

Patent

Pursuant to the Patent Law of the PRC, or the Patent Law of the PRC, promulgated on March 12, 1984 with the last amendment effective from June 1, 2021, and the Implementing Regulations of the Patent Law of the PRC promulgated on June 15, 2001 with the last amendment effective from February 1, 2010, respectively, an inventor or a designer may apply to the State Intellectual Property Office, or the SIPO for the grant of an invention patent, a utility model patent or a design patent. According to the Patent Law of the PRC, the right to apply for a patent (a patent application) and of registered patent can be transferred upon completion of registration with SIPO. The patent right duration is 20 years for invention, 10 years for utility model and 15 years for design, starting from the date of application. A patentee is obligated to pay annual fee beginning with the year in which the patent right is granted. Failure to pay the annual fee may result in a termination of the patent right duration.

Copyright

Copyright in the PRC, including copyrighted software, is principally protected under the Copyright Law of the PRC, the Regulation on Computer Software Protection and related rules and regulations, the term of protection for copyrighted software is 50 years.

Domain names.

Domain names are regulated by the Administrative Measures on the Internet Domain Names promulgated by the Ministry of Industry and Information Technology or “MIIT”. The MIIT is the major regulatory body responsible for the administration of domain names, under supervision of which the CNNIC is responsible for the daily administration of .cn domain names and Chinese domain names. MIIT adopts the “first to file” principle with respect to the registration of domain names. Domain name registrations are handled through domain name service agencies established under the relevant regulations, and applicants become domain name holders upon successful registration.

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Regulations on employment and social welfare

Labor Laws

Companies in the PRC are subject to the Labor Law of the PRC (the “PRC Labor Law”) which was promulgated on July 5, 1994, became effective on January 1, 1995 and was further amended on August 27, 2009 and December 29, 2018, the Labor Contract Law of the PRC (the “PRC Labor Contract Law”) which was promulgated on June 29, 2007, became effective on January 1, 2008 and was further amended on December 28, 2012, and the Implementation Regulations of the PRC Labor Contract Law which was promulgated by the State Council on September 18, 2008 and became effective on the same date, as well as other related regulations, rules and provisions promulgated by the relevant government authorities from time to time. Compared to previous PRC laws and regulations, the PRC Labor Contract Law imposes stricter requirements in such respects as signing of labor contracts with employees, stipulation of probation period and violation penalties, termination of labor contracts, payment of remuneration and economic compensation, use of labor dispatches as well as social security premiums.

According to the PRC Labor Law and the PRC Labor Contract Law, a labor contract in writing shall be concluded when a labor relationship is to be established between an employer and an employee. An employer shall pay an employee two times of his salary for each month in the circumstance where he fails to enter into a written labor contract with the employee for more than a month but less than a year; where such period exceeds one year, the parities are deemed to have entered into an unfixed-term labor contract. Employers shall pay wages that are not lower than the local minimum wage standards to the employees. Employers are also required to establish labor safety and sanitation systems in compliance with PRC rules and standards, and to provide relevant training to the employees.

Social Insurance and Housing Provident Funds

The PRC social insurance system is mainly governed by the Social Insurance Law of the PRC (the “Social Insurance Law”). The Social Insurance Law was promulgated by the SCNPC on 28 October 2010, became effective on July 1, 2011 and was amended on December 29, 2018. According to the Social Insurance Law, the Decision of the State Council on the Establishment of the Medical Insurance Program for Urban Workers (effective from December 14, 1998), the Regulation of Insurance for Work-Related Injuries (effective from January 1, 2004 and amended on December 20, 2010), Trial Measures for Maternity Insurance of the Staff and Workers in Enterprises (effective from January 1, 1995), the Regulations on Unemployment Insurance (effective from January 22, 1999), the Interim Regulations on the Collection and Payment of Social Insurance Premiums(effective from January 22, 1999 and most recently amended on March 24, 2019), employers in the PRC shall make social insurance registration with the competent authorities, and pay five basic types of social insurance premiums for their employees, or rather, basic pension insurance, basic medical insurance, work-related injury insurance, unemployment insurance and maternity insurance. According to the Social Insurance Law, if an employing entity does not pay the full amount of social insurance premiums as scheduled or required, the social insurance premium collection institution shall order it to make the payment or make up the difference within the stipulated period and impose a daily fine equivalent to 0.05% of the overdue payment from the day on which the payment is overdue. If the payment is not made within the prescribed time, the social insurance authority shall impose a fine ranging from one to three times of the overdue payment amount.

According to the Regulations on Management of Housing Provident Funds which was promulgated by the State Council and came into effect on April 3, 1999 and was amended on March 24, 2002 and March 24, 2019, all business entities (including foreign invested enterprises) are required to register with the local housing provident funds management center and then maintain housing provident fund accounts and pay the related funds for their employees. In addition, for both employees and employers, the payment rate for housing provident fund shall not be less than 5% of the average monthly salary of the employees in the previous year. The payment rate may be raised if the employer desires so. Where an entity fails to deposit the housing provident fund in full within the time limit, it shall be ordered by the housing provident fund management center to deposit the fund within a time limit; if it still fails to deposit the fund within the time limit, the housing provident fund management center may apply to the People’s Court for enforcement.

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Regulations relating to foreign exchange

The Regulation of the PRC on Foreign Exchange Control, promulgated by the State Council on January 29, 1996 and most recently amended on August 5, 2008, is the principal regulation on foreign exchange in the PRC. According to such regulation, Renminbi is freely convertible for current account items after due process, including distribution of dividends, trade-related foreign exchange transactions and service-related foreign exchange transactions, whereas foreign exchange for capital account items, such as direct investments or loans, requires prior approval of and registration with the State Administration of Foreign Exchange (the “SAFE”).

According to the Circular of State Administration of Foreign Exchange on the Reform of Administrative Approach for the Settlement of Foreign Exchange Capital Funds of Foreign-funded Enterprises which was promulgated on March 30, 2015 and effective as from June 1, 2015, the voluntary settlement of foreign exchange capital funds for foreign-funded enterprises will be implemented. The foreign exchange capital funds in a foreign-funded enterprise’s capital account which have been recognized by a foreign exchange bureau as the interests of monetary capital contributions or registered with a bank as commercial capital contributions, can be settled in banks according to such enterprise’s actual business operation requirements. The provisional percentage for the voluntary settlement of foreign exchange capital funds for foreign-funded enterprises is 100%.

According to the Notice of State Administration of Foreign Exchange on Reforming and Standardizing Capital Account Foreign Exchange Settlement Administration Policies issued by SAFE on June 9, 2016, it has been specified that, for the capital account foreign exchange income subject to voluntary foreign exchange settlement (including the repatriation of the proceeds from overseas listing), the domestic institutions may conduct the foreign exchange settlement at the banks according to their operation needs. The proportion of the capital account foreign exchange income subject to voluntary foreign exchange settlement was tentatively set as 100%, provided that SAFE may adjust the aforesaid proportion according to the international payment balance status in good time.

On January 26, 2017, SAFE promulgated the Circular on Further Improving the Reform of Foreign Exchange Administration and Optimizing Genuineness and Compliance Verification (the “SAFE Circular 3”), which became effective on the same date and stipulates several capital control measures with respect to the outbound remittance of profit from domestic entities to offshore entities, including: to process outbound remittance of profits in an amount equivalent to above USD 50,000 for domestic entities (i) banks shall, under the principle of genuine transaction, check board resolutions regarding profit distribution, the original version of tax filing records and audited financial statements, and affix seals on the original version of the tax filing records to indicate the amount and the date of the outbound remittance; and (ii) domestic entities shall use profits to make up for previous years’ losses before remitting the profits. Further, pursuant to the SAFE Circular 3, domestic entities shall make detailed explanations of the sources of capital and utilization arrangements, and provide board resolutions, contracts and other proof when completing the registration procedures in connection with an outbound investment.

Regulation of dividend distributions

The principal laws, rules and regulations governing dividend distribution by foreign-invested enterprises in the PRC are the Company Law of the PRC, as amended. Under these laws, rules and regulations, foreign-invested enterprises may pay dividends only out of their accumulated profit, if any, as determined in accordance with PRC accounting standards and regulations. Both PRC domestic companies and wholly-foreign owned PRC enterprises are required to set aside as general reserves at least 10% of their after-tax profit, until the cumulative amount of such reserves reaches 50% of their registered capital. A PRC company is not permitted to distribute any profits until any losses from prior fiscal years have been offset. Profits retained from prior fiscal years may be distributed together with distributable profits from the current fiscal year.

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Regulations on tax

PRC Enterprise Income Tax

PRC enterprise income tax is calculated based on taxable income, which is determined under (i) the Enterprise Income Tax Law of the PRC (the “EIT Law”), which was promulgated on 16 March 2007, and was most recently amended and became effective on December 29, 2018, and (ii) the Implementing Regulations of the EIT Law (the “EIT Regulation”) promulgated by the State Council on December 6, 2007 and implemented on 1 January 2008 and amended on 23 April 2019. The EIT Law imposes a uniform enterprise income tax rate of 25% on all PRC resident enterprises, including foreign-invested enterprises, unless they are qualified for certain exceptions. The enterprise income tax is calculated based on the PRC resident enterprise’s global income as determined under PRC tax laws and accounting standards.

The EIT Law also provides that enterprises established under the laws of foreign jurisdictions with “de facto management body” located in PRC are treated as “resident enterprises” for PRC tax purposes, and will be subjected to PRC income tax on their worldwide income. Under the EIT Regulation, a “de facto management body” is defined as a body that has real and overall management and control over the business, personnel, accounts and properties of an enterprise.

PRC Value-Added Tax

Pursuant to the Interim Regulations of the PRC on Value-added Tax which was promulgated on December 13, 1993 and was most recently amended and became effective on November 19, 2017 and the Implementing Rules for the Interim Regulations of the PRC on Value-added Tax which was promulgated on December 25, 1993 and was most recently amended on October 28, 2011 and became effective on November 1, 2011 (collectively the “VAT Law”), all entities and individuals that are engaged in the sale of goods, the provision of repairs and replacement services and the importation of goods in China are generally required to pay value-added tax (the “VAT”) at a rate of 17.0% of the gross sales proceeds received, less any deductible VAT already paid or borne by the taxpayer. Further, when exporting goods, the exporter is entitled to all the refund of VAT that it has already paid or borne unless otherwise stipulated.

In accordance with the Notice of Ministry of Finance and State Administration of Taxation on the Adjustment of Value-added Tax which was promulgated by the Ministry of Finance and the State Administration of Taxation on April 4, 2018 and came into effect on May 1, 2018, the rate of Value-added Tax was adjusted. To be specific, where a taxpayer engages in a taxable sales activity for the Value-added Tax purpose or imports goods, the previous applicable 17% tax rates were adjusted to 16%.

In accordance with the Notice of Ministry of Finance and State Administration of Taxation on the Adjustment of export rebate rate of some products which was promulgated by the Ministry of Finance and the State Administration of Taxation on October 22, 2018 and came into effect on November 1, 2018, except for the products mentioned otherwise, the export rebate rate of the export products has increased from 15% to 16%.

According to Announcement on Policies for Deepening the Value-added Tax Reform which was promulgated by the Ministry of Finance, the State Taxation Administration and the General Administration of Customs on March 20, 2019 and came into effect on April 1, 2019, the rate of Value-added Tax has been adjusted. To be specific, (1) for general Value-added Tax payers’ sales activities or imports that are subject to Value-added Tax at an existing applicable rate of 16%, the applicable Value-added Tax rate is adjusted to 13%; (2) for the exportation of goods or labor services that are previously subject to Value-added Tax at 16%, with the applicable export refund at the same rate, both the applicable Value-added Tax rate and export refund rate are adjusted to 13%.

Withholding Income Tax and Tax Treaties

The EIT Regulation provides that since January 1, 2008, an income tax rate of 10% will normally be applicable to dividends declared to non-PRC resident investors which do not have an establishment or place of business in the PRC, or which have such establishment or place of business but the relevant income is not effectively connected with the establishment or place of business, to the extent such dividends are derived from sources within the PRC.

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Pursuant to an Arrangement between the Mainland of China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and the Prevention of Fiscal Evasion with Respect to Taxes on Incomes (the “Double Tax Avoidance Arrangement”), and other applicable PRC laws, if a Hong Kong resident enterprise is determined by the competent PRC tax authority having satisfied the relevant conditions and requirements under such Double Tax Avoidance Arrangement and other governing laws, the 10% withholding tax on the dividends the Hong Kong resident enterprise receives from a PRC resident enterprise may be reduced to 5%. However, in compliance with the Notice of SAT on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (the “Circular 81”), which was promulgated and became effective on February 20, 2009, if the relevant PRC tax authorities determine in their discretion that a company benefits from such reduced income tax rate due to a structure or arrangement that is primarily tax-driven, such PRC tax authorities may adjust the preferential tax treatment. On February 3, 2018, the SAT issued the Announcement on Certain Issues Concerning the Beneficial Owners in a Tax Agreement (the “Circular 9”), which provides the guidance for determining whether a resident of a contracting counterparty is the “beneficial owner” of an item of income under China’s tax treaties and similar arrangements. Under Circular 9, a beneficial owner generally shall be engaged in substantive business activities and an agent may not be regarded as a beneficial owner and, therefore, may not qualify for these benefits.

Regulation of overseas investment by PRC residents

On July 4, 2014, the SAFE promulgated the Circular on Relevant Issues Relating to Domestic Resident’s Investment and Financing and Roundtrip Investment through Special Purpose Vehicles, or SAFE Circular 37, which replaced the former Notice on Relevant Issues Concerning Foreign Exchange Administration for PRC Residents to Engage in Financing and Inbound Investment via Overseas Special Purpose Vehicles (generally known as SAFE Circular 75) promulgated by SAFE on October 21, 2005. On February 13, 2015, SAFE further promulgated the Circular on Further Simplifying and Improving the Administration of the Foreign Exchange Concerning Direct Investment, or SAFE Circular 13, which took effect on June 1, 2015. This SAFE Circular 13 has amended SAFE Circular 37 by requiring PRC residents or entities to register with qualified banks rather than SAFE or its local branch in connection with their direct establishment or indirect control of an offshore entity established for the purpose of overseas investment or financing, for the purpose of overseas investment and financing, with such PRC residents’ legally owned assets or equity interests in domestic enterprises or offshore assets or interests. Qualified local banks will directly examine and accept foreign exchange registration for overseas direct investment, including the initial foreign exchange registration and amendment registration, under Circular 37 from June 1, 2015.

These circulars further require amendment to the registration in the event of any significant changes with respect to the special purpose vehicle, such as an increase or decrease of capital contributed by PRC residents, share transfer or exchange, merger, division or other material events. In the event that a PRC resident holding interests in a special purpose vehicle fails to complete the required SAFE registration, the PRC subsidiary of that special purpose vehicle may be prohibited from making profit distributions to the offshore parent and from carrying out subsequent cross-border foreign exchange activities, and the special purpose vehicle may be restricted in its ability to contribute additional capital into its PRC subsidiary. Failure to comply with the various SAFE registration requirements described above could result in liability under PRC law for evasion of foreign exchange controls.

Potential Approval Required for This Offering

On December 28, 2021, the Cyberspace Administration of China (the “CAC”) jointly with the relevant authorities formally published Measures for Cybersecurity Review (2021) which took effect on February 15, 2022 and replace the former Measures for Cybersecurity Review (2020). Measures for Cybersecurity Review (2021) stipulates that operators of critical information infrastructure purchasing network products and services, and online platform operator (together with the operators of critical information infrastructure, the “Operators”) carrying out data processing activities that affect or may affect national security, shall conduct a cybersecurity review, any online platform operator who controls more than one million users’ personal information must go through a cybersecurity review by the cybersecurity review office if it seeks to be listed in a foreign country. Given that: (i) we do not possess personal information on more than one million users in our business operations; and (ii) data processed in our business does not have a bearing on national security and thus may not be classified as core or important data by the authorities, our PRC legal counsel has advised that this offering would not be required to apply for a cybersecurity review under the Measures for Cybersecurity Review (2021).

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The Regulations on Mergers and Acquisitions of Domestic Companies by Foreign Investors, or the M&A Rules, adopted by six PRC regulatory agencies in 2006 and amended in 2009, requires an overseas special purpose vehicle formed for listing purposes through acquisitions of PRC domestic companies and controlled by PRC companies or individuals to obtain the approval of the China Securities Regulatory Commission, or the CSRC, prior to the listing and trading of such special purpose vehicle’s securities on an overseas stock exchange. Our PRC counsel, DeHeng Law Offices (Shenzhen), has advised us based on their understanding of the current PRC law, rules and regulations that the CSRC’s approval is not required for the listing and trading of our Ordinary Shares on Nasdaq in the context of this offering, given that:

●	the CSRC currently has not issued any definitive rule or interpretation concerning whether offerings like ours under this prospectus are subject to this regulation; and

●	Jiangsu WFOE was not established by a merger with or an acquisition of any PRC domestic companies as defined under the M&A Rules.

However, our PRC legal counsel has further advised us that there remains some uncertainty as to how the M&A Rules will be interpreted or implemented in the context of an overseas offering and its opinions summarized above are subject to any new laws, rules and regulations or detailed implementations and interpretations in any form relating to the M&A Rules.

On February 17, 2023, the CSRC issued the Trial Measures for the Administration of Overseas Issuance and Listing of Securities by Domestic Enterprises and five supporting guidelines, which became effective on March 31, 2023 (the “Overseas Listing Regulations”). The Overseas Listing Regulations require that a PRC domestic enterprise seeking to issue and list its shares overseas shall complete the filing procedures with the CSRC, failing which we may be fined between RMB 1 million and RMB 10 million. The required filing materials shall include but not be limited to: (1) filing report and relevant commitments; and (2) domestic legal opinions. According to the Notice on the Management Arrangements for Overseas Issuance and Listing of Domestic Enterprises issued by CSRC on the same day, we need to complete the filing procedures with the CSRC before our listing on U.S. exchanges. We have submitted the filing for this IPO to the CSRC on July 1, 2023, and responded to CSRC’s comments on August 15, 2023, October 26, 2023 and November 2, 2023. The Overseas Listing Regulations may subject us to additional compliance requirements in the future, and we cannot assure you that we will be able to get the clearance of filing procedures under the Overseas Listing Regulations on a timely basis, or at all. Any failure of us to fully comply with new regulatory requirements may significantly limit or completely hinder our ability to offer or continue to offer our ordinary shares, cause significant disruption to our business operations, and severely damage our reputation, which would materially and adversely affect our financial condition and results of operations and cause our ordinary shares to significantly decline in value or become worthless.

On February 24, 2023, the CSRC, together with the MOF, National Administration of State Secrets Protection and National Archives Administration of China, revised the Provisions on Strengthening Confidentiality and Archives Administration for Overseas Securities Offering and Listing, which were issued by the CSRC and National Administration of State Secrets Protection and National Archives Administration of China in 2009, or the “Provisions.” The revised Provisions were issued under the title the “Provisions on Strengthening Confidentiality and Archives Administration of Overseas Securities Offering and Listing by Domestic Companies”, and came into effect on March 31, 2023, together with the Overseas Listing Regulations. One of the major revisions to the revised Provisions is expanding their application to cover indirect overseas offering and listing, as is consistent with the Overseas Listing Regulations. The revised Provisions require that, among other things, (a) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals or entities including securities companies, securities service providers and overseas regulators, any documents and materials that contain state secrets or working secrets of government agencies, shall first obtain approval from competent authorities according to law, and file with the secrecy administrative department at the same level; and (b) a domestic company that plans to, either directly or indirectly through its overseas listed entity, publicly disclose or provide to relevant individuals and entities including securities companies, securities service providers and overseas regulators, any other documents and materials that, if leaked, will be detrimental to national security or public interest, shall strictly fulfill relevant procedures stipulated by applicable national regulations. Any failure or perceived failure by our Company or our PRC subsidiaries to comply with the above confidentiality and archives administration requirements under the revised Provisions and other PRC laws and regulations may result in the relevant entities being held legally liable by competent authorities and referred to the judicial organ to be investigated for criminal liability if suspected of committing a crime.

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BUSINESS

Overview

We are an innovative electric vehicles manufacturer and seller. We design, develop, manufacture and sell e-bicycles, e-mopeds, e-tricycles, and electric off-highway four-wheeled shuttles such as golf carts and mobility scooters for the elderly and disabled persons. We also provide automobile information and entertainment software development and design services to customers, but we do not provide in-vehicle entertainment services to end-users independently. Leveraging our cutting-edge technologies in connectivity, multimedia interactive systems and artificial intelligence, we are re-defining our products in order to provide users with convenient, affordable and pleasant driving experiences. We do not provide in-vehicle entertainment services to end-users independently.

Headquartered in Wuxi, China, LOBO EV is a holding company and our operating entities include Jiangsu LOBO, Beijing LOBO, Guangzhou LOBO, Tianjin LOBO, Tianjin Bibosch and Wuxi Jinbang. We are a golden plus supplier verified by Alibaba.com, and also an Excellent Company certified by China Business Credit Platform. We also obtained a certificate dated January 18, 2022, issued by the Development and Reform Commissions of Gaoxin District and Xinwu District of Wuxi, certifying that Jiangsu LOBO is qualified as a pre-IPO company and the local governments shall provide support to the IPO of Jiangsu LOBO.

Beijing LOBO (formerly Beijing Weiqi Technology Co., Ltd.), established in August 2014 and acquired by Jiangsu LOBO in 2021, our main operating entity, manufactures and sells e-bicycles and e-tricycles in China. Wuxi Jinbang, formed in October 2002 as one of the earliest companies manufacturing e-bicycles in China and acquired by Beijing LOBO in 2019, manufactures e-bicycles and e-mopeds. Tianjin LOBO, established in October 2021, manufactures e-tricycles and off-highway four-wheeled electric shuttles. Tianjin Bibosch, formed in March 2022, engages in the export business of our products. Guangzhou LOBO (formerly Guangzhou Zhong Ke Car-link Technology Co., Ltd.), formed in May 2019, provides intelligent product software solutions to automotive electronics, such as multimedia interactive systems, multifunctional rear-view mirrors, and dash-cams through cooperation with leading suppliers in the automobile industry.

We amended our memorandum and articles of association in March 2023 in order to effect a reorganization of our ordinary shares by way of a sub-division and subsequent surrender of certain of our ordinary shares. In September 2023, we issued additional 700,000 ordinary shares to our shareholders on a pro-rata basis. As a result of the share reorganization and the shares issuance, there are 6,400,000 ordinary shares outstanding as of the date hereof. Throughout this prospectus, each reference to a number of our ordinary shares selling in this offering at $4.00 per share gives effect to the share reorganization, unless otherwise indicated.

Our Mission

Our mission is to provide daily commuters with safer, smarter, and affordable e-bicycles, e-tricycles, and off-highway four-wheeled electric shuttles.

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Our Vision

Our vision is to provide commuters with affordable and high-quality EV and become a market leader in our industry by leveraging our design and intelligent technology.

Corporate Information

Our principal executive office is located at Gemini Mansion B 901, Software Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, and our phone number is +86 510 88584252. Our registered office in the British Virgin Islands is located at the offices of Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands. We maintain a corporate website at www.loboebike.com. The information contained in, or accessible from, our website or any other website does not constitute a part of this prospectus. We have appointed Puglisi & Associates, located at 850 Library Avenue, Suite 204, Newark, Delaware 19711, as our agent upon whom process may be served in any action brought against us under the securities laws of the United States.

Corporate History and Structure

We are a British Virgin Islands business company incorporated on October 25, 2021 under the name LOBO AI Technologies Ltd. On December 14, 2021, the Company changed its name to LOBO EV Technologies Ltd.

The following diagram illustrates our corporate structure upon completion of our initial public offering (“IPO”).

Our domestic operating enterprise Beijing LOBO was established in August, 2014. At the end of 2019, Beijing LOBO acquired 85% of the shares of Wuxi Jinbang. Guangzhou LOBO was established in May 2019. For the purpose of listing on Nasdaq, we incorporated LOBO EV Technologies Ltd., a BVI Business Company incorporated under the laws of British Virgin Islands with limited liability, in October 2021. Subsequently, we established LOBO Holdings Ltd, a Hong Kong limited liability Company, as a wholly-owned subsidiary of LOBO EV. On November 29, 2021, we organized Jiangsu WFOE, a PRC limited liability company. Thereafter, Jiangsu WFOE completed the merger of Beijing LOBO and Guangzhou LOBO in December 2021. Consequently, both Beijing LOBO and Guangzhou LOBO became the wholly-owned subsidiaries of Jiangsu WFOE. After these domestic internal mergers and acquisitions were completed, we undertook a reorganization, to facilitate the IPO in the United States. On March 25 2022, a qualified appraisal company appraised the value of Jiangsu WFOE and its subsidiaries and issued an appraisal report. LOBO HK determined the consideration to paid to all shareholders of Jiangsu WFOE according to the report. On April 8, 2022, Jiangsu WFOE completed the internal procedure of merger and acquisition. The written shareholders’ resolution was signed, and then followed by the legal merger and acquisition procedures which were set up by local industrial and commercial bureau and taxation administration. LOBO HK completed its merger and acquisition of 100% equity interest in Jiangsu WFOE on April 8 2022. Jiangsu WFOE then became a foreign enterprise which is a wholly-owned subsidiary of LOBO HK.

Below is milestone of history:

Our Competitive Strengths

We believe that the following strengths contribute to our success and differentiate us from our competitors:

Accumulated industry resources and experienced management team

Our success is led by a visionary management team with a unique combination of engineering, design, and management experience, with a strong track record of execution. Our management and key personnel have extensive experience in the e-bicycles industry and the IT industry. Our CEO, Mr. Huajian Xu, has over 20 years’ experience in the marketing and management in the telecommunications industry, IT industry and e-bicycle industry. Together with the Standardization Work Committee of the China Electrotechnical Society, as the first author, he drafted the “Technical specification for conductive and intelligent fast charger of electric bicycles T/CES 065-2021” in 2021, which has become the industry standard of the intelligent fast charging field in the e-bicycle industry in China. The standard specifies the requirements for communication protocol, safety and charging process of conductive fast charger of e-bicycles. He also was in charge of the new industry standard of wheeled service robot for elderly with other experts organized by Standardization Work Committee of the China Electrotechnical Society. The industry standard was released in December 2022. Our COO, Mr. Jiancong Cai, has over 12 years’ experiences in the research and development and management in the electronics industry. Mr. Cai was in charge of the business of TCL Electronics Holdings Limited, a listed company in Hong Kong (01070.HK) and the general manager of TCL (Vietnam) Co., Ltd. a subsidiary of TCL Science and Technology Group Co., Ltd, a listed company in Shenzhen (000100.SZ) between 2012 and 2013. He served as the general manager of Guangzhou Flyaudio Automobile Audio Co., Ltd, an automotive electronics company, for six years. Our core management personnel also includes Mr. Xing Xia, the general manager of Wuxi Jinbang. Mr. Xia is one of the pioneers in the domestic e-bicycle industry and electric motorcycle industry, and has more than 20 years’ experience in the manufacture, operation and management of electric motorcycles and bicycles.

User-centered product design philosophy

We believe that products can speak everything by themselves. We adhere to the user-centered product design concept and integrated product development concept in our innovative research and development system. In every process of product development, we design and develop our products based on the needs of customers and user experience. To this end, we value actual needs of end-users for product design and integrate them into the entire product life cycle. Our R&D team and sales team work closely with our dealers during our design and research process. For example, we invite dealers to participate in our scenario-based surveys, prototype testing and usability testing sessions. The goal of our user-centered product design is to provide commuters with safe, affordable and high-quality EV products.

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Our user-centric product design process includes:

1.	Understand the context of use and specify user requirements by conducting interviews with our end-users and dealers: Who are the main users of the product; what drives users to use the product; what are users’ demands and under what circumstances users use the product?
2.	Design solutions and launch prototypes for testing: Once we summarize the design concept and the user’s requirements, we will launch prototypes for testing.
3.	Evaluate against the requirements and optimize our products with our suppliers: We conduct usability tests to get firsthand feedback from the users of the products and optimize the products with our suppliers in order to achieve cost efficiency. Getting our suppliers involved in the development of our new products is a critical element of our cost control.
4.	Repeat the above process to realize continuous improvement.

Many of our best-selling products, such as the e-bicycle model Z8, and the urban tricycle model X1 are symbolic products developed under the user-centered design concept. For example, we sealed the chassis by installing an armor for the urban tricycle models X1 to shield our tricycles from being damaged by poor road conditions and thereby reducing our users’ maintenance costs.

Innovative marketing strategy

Our marketing strategy can be divided into differentiated strategy and cost-leadership strategy. For the differentiated strategy, we strengthen our own characteristics of products, and focus on differentiated features and functions for our users, such as users living in rural area of China, delivery persons, the elderly, and female users. For example, some of our products provide extended seats for rural users, extended cargo brackets for delivery persons, dash cams embedded in elderly scooters and unique appliqués for females. Under the guidance of cost-leadership strategy, the company adopts a series of means to optimize the production process, optimize the product structure, outsource certain manufacturing to other reliable manufacturers, optimize supply chain management, obtain priority treatment from our suppliers, and reduce product costs through joint research and development with academics. The concepts of total quality management and total budget management are introduced and adopted in our business and daily operations.

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Our Growth Strategies

We are still in the early stage of development, and growth is the most important goal of the Company at present. Considering the current market competition and our own strengths and weaknesses, our strategic goal is to become a hidden champion in the field of intelligent urban tricycles and off-highway four-wheeled electric shuttles through our efforts in the next decade. Our strategies to achieve this goal are as follows:

Continue to innovate and launch new products

Our success has been underpinned by our innovation of products, including our integrated product development concept and user-centered product design philosophy. We believe that our high-quality and affordable products are the keys to our success. To achieve the goal of being a hidden champion in the industry, we will (1) adhere to the manufacture of e-bicycles as our main business, launch new products, and diversify our products line, such as our latest solar-powered e-bicycles; (2) prioritize our strategic products, such as intelligent electric urban tricycles and elderly scooters, and (3) strengthen the development of intelligent multimedia interactive system software solutions to help our technologies attain a leading position in the EV industry. Intelligent multimedia interactive systems can be used in four-wheeled vehicles, two-wheeled vehicles, and three-wheeled vehicles, which can greatly increase the differentiated advantages of our products.

To stay at the forefront of technological innovation, we will continue to invest significant resources in research and development and will recruit experts and talents globally. We will seek to establish and strengthen strategic cooperation and partnerships globally with industry leaders, design firms and research institutions.

Attach importance to customer relationship management

The perspective of our customer relationship management is to “help our customers succeed”, rather than simply meeting the customer demands. We value the feedback of our customers and dealers and upgrade our products to address their demands. To build a long-lasting relationship with our dealers and customers, we provide technical support, product information, and manufacturing know-how. We plan to set up branches or representative offices in our foreign target markets in order to better understand the local market in the future.

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Diversify and increase marketing methods

Our sales channels are divided into two segments: (1) for e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled electric shuttles segment, we sell our products through dealers and the Alibaba international platform, where we can also find new dealers; and (2) for solutions development segment, we operate our business based on relationship marketing through visiting tier-one suppliers and obtaining new orders.

As of August 31, 2023, we have established a dealer network with approximately 152 dealers in over 10 provinces across China, including Tianjin, Beijing, Hebei, Jiangsu, Zhejiang, Anhui, Hunan, Fujian and Guangdong, and 48 dealers in foreign countries in Asia, Latin America and the U.S.

We normally expand our dealer network and engage new dealers when we attend trade shows. Recently, because of the COVID-19 pandemic, most trade shows in China were canceled. To maintain our dealer network, we visit our dealers and develop new dealer relationships by visiting dealers in person. At the same time, we expand our brand awareness by using social media. We also expect to increase our marketing expenses on the Alibaba international platform and participate in industry international exhibitions, for example, Canton Fair, to expand our dealer network around the world in 2023. We expect to attend more trade shows in 2023 as the impacts brought by COVID-19 are diminishing.

For our solution development segment, we maintain our business relationship with a few leading suppliers in the industry by providing good quality service and improving the capabilities of our solutions, including the capabilities in integrating and outsourcing. Our rich experiences and resource capabilities in multimedia interactive software system give us irreplaceable advantages for tier-one suppliers.

Strengthen cost control

We endeavor to reduce our procurement cost through centralized ordering and controlling manufacturing costs through the innovation of internal management and the optimization of process flow. We benefit from our close relationships with our suppliers.

We utilize a centralized ordering system, under which we place most orders for a particular type of spare part from selected mid-sized and small-sized suppliers who rely on us for fast development and market expansion. By purchasing spare parts from a few suppliers, we are in a better position to negotiate the purchase price, thereby reducing costs. For example, we placed 40% of our orders from two suppliers in 2022, which reduced costs by approximately 3% compared to 2021.

We provide our know-how to our suppliers and work with them to improve manufacturing efficiency and lower costs, and as a result, we can reduce our procurement cost. For example, we worked with one of our suppliers to improve the front suspension system of their golf cart products and upgrade their cart models, which greatly established and strengthened our procurement relationship, thereby obtaining preferential purchase prices. We also worked with a paint factory to help them solve a static electricity problem in manufacturing and assisted them in innovating their painting process, thereby reducing our procurement costs.

We also optimize our work process and improving our manufacturing efficiency. We innovate small and practical tools that help unskilled workers quickly increase their labor productivity and, therefore, the training sessions for our assembly workers have been shortened, allowing novice workers to start working in our factories after half a day of training. By upgrading our training sessions and facilities for our workers, we expect to further improve our cost control capability.

Our Challenges

Currently, we are facing the following major challenges:

●	The ongoing effects of the COVID-19 in China may have a material adverse effect on our business, including our ability to manage the supply chain and manage day-to-day service and product delivery.

●	Major key players in this industry have raised sufficient funds to increase their manufacturing capacity and to increase the investments in sales channel development and talent recruitment after they were listed on exchanges in China, Hong Kong and the U.S. in recent years. As a result, market concentration began to increase, and the competition intensified.

●	If we fail to effectively implement our cost leadership strategy, we may lose our channels to the markets and suffer losses.

●	If we fail to provide appropriate differentiated products, we may lose our users and market share.

●	We may not be able to attract, retain, and motivate talented and experienced employees who share our vision and passion.

To overcome these challenges, we need adequate capital to make continuous investments in the technology research and development, manage the stability of supply chain, market development, and recruitment, maintain our strength in the industry, improve profit margin, expand market share, and improve our brand awareness and reputation.

In general, the successful execution of our growth strategies depends on whether we can overcome certain challenges, manage risks and uncertainties, including but not limited to, our ability to maintain and enhance our brand awareness, innovate and successfully launch new products and services, maintain and expand our distribution network, satisfy the mandated safety standards relating to our products, secure the supply of components and parts used in our products, grow collaboration with our dealers, control costs associated with our operation and production, and recruit and retain dedicated executive officers, key employees and qualified personnel. Please see “Risk Factors” and other information included in this prospectus for a discussion of these and other risks and uncertainties that we face.

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Our Products and Solutions

Our product portfolio consists of four series, including two-wheeled electric vehicles, electric three-wheeled vehicles, electric four-wheeled utility vehicles, and solutions development for automotive electronics. We purchase spare parts from suppliers and assemble our products in our factories. We have three factories with four assembly lines in total in Tianjin and Wuxi. There are two factories with three assembly lines in Tianjin, and there is one factory with one assembly line in Wuxi. We lease the factories but own the manufacturing equipment in our factories. During peak periods, the actual utilization rate of production capacity is about 90% under the current site conditions.

For cost control purpose, we outsource the production of mature and simple products that have relatively low gross profit margins, as well as four-wheeled vehicles that we do not have the conditions to assemble. Outsourcing manufacturing of certain models of two-wheeled bicycles can reduce the costs by 3%-5% compared with manufacturing in our factories. The outsourced products only make up a part of our overall products and cover our two-wheeled, three-wheeled, and four-wheeled products. In 2020, we outsourced 4,038 electric two-wheeled bicycles and two electric three-wheeled bicycles accounting for 7.05% of electric vehicles in stock. In 2021, we outsourced 4,419 electric two-wheeled bicycles, one three-wheeled electric bicycle, and 1,840 electric four-wheeled utility vehicles, accounting for 12.00% of electric vehicles in stock. In 2022, the company outsourced 5,293 electric two-wheeled bicycles, 21 electric three-wheeled bicycles, and 710 electric four-wheeled utility vehicles, accounting for 25.35% of electric vehicles in stock.

The table below illustrates our typical products:

Two-Wheeled Electric Vehicles
Model	Illustration	Parameters
e-bike G1		Motor Power：450W; Battery:36V16A Lithium battery; Wheel hub: 24 inch, High pressure die casting magnesium alloy
Expedition		Motor Power :400w Battery:48V Lead acid / Lithium Battery Range Per Charge: About 70km Max Speed:40km/h Net Weight:55kg Tires:2.75*12inch Max load: 250kg Brake (Front/Rear): Disc/Drum
Little Q3

Motor Power :400w

Battery:48V Lead acid / Lithium Battery

Range Per Charge: About 65km

Max Speed:25km/h

Headlight: Lens

Net Weight(no battery): 50kg

Tires:2.75*12inch

Max load: 250kg

Brake (Front/Rear): Drum/Drum

Little Colt		Motor Power :400w Battery:48V Lead acid / Lithium Battery Range Per Charge: About 65km Max Speed:25km/h Net Weight(no battery):50kg Tires:2.75*12inch Max load: 250kg Brake (Front/Rear): Drum/Drum

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F6	Motor Power :400w Battery:48V Lead acid / Lithium Battery Range Per Charge: About 65km Max Speed:25km/h Net Weight(no battery):50kg Tires:2.75*12inch Max load: 250kg Brake (Front/Rear): Disc/Drum
G-One	Motor Power :400w Battery:48V Lead acid / Lithium Battery Range Per Charge: About 65km Max Speed:25km/h Net Weight(no battery):50kg Tires:2.75*12inch Max load: 250kg Brake (Front/Rear): Disc/Drum
Z8	Motor Power :400w Battery:48V Lead acid / Lithium Battery Range Per Charge: About 65km Max Speed:40km/h Net Weight(no battery):50kg Tires:2.75*14inch Max load: 250kg Brake (Front/Rear): Disc/Drum
Forest Rider

Motor Power :8000w

Gears: Single Speed

Battery:72V Lithium Battery

Battery Capacity:>40Ah

Range Per Charge: About 60km

Max Speed:100km/h

Net Weight(no battery):86kg

Wheel Size:21” motorcycle tire

Max load: 250kg

Brake (Front/Rear): Hydraulic Disc

Frame: Carbon Steel Frame

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Three-Wheeled Electric Vehicles(e-Tricycles)
Model	Illustration	Parameters
Dazzle

Motor Power :500w

Battery:48V~60V Lead acid / Lithium Battery

The Controller：12

Range Per Charge: About 70km

Max Speed:25km/h

Net Weight:145kg

Tires300-8 Vacuum tire

Front fork: Hydraulic fork

Remote control: Dual remote control

Brake (Front/Rear): Dis/Dis

Little Box

Motor Power :500w

Battery:48V~60V Lead acid / Lithium Battery

The Controller：12

Range Per Charge: About 70km

Max Speed:25km/h

Net Weight:190kg

Tires300-8 Vacuum tire

Front fork： Hydraulic fork

Remote control: Dual remote control

Brake (Front/Rear): Dis/Dis

TT

Motor Power :500w

Battery:48V~60V Lead acid / Lithium Battery

The Controller：12

Range Per Charge: About 70km

Max Speed:25km/h

Net Weight：170kg

Tires300-8 Vacuum tire

Front fork: Hydraulic fork

Remote control: Dual remote control

Brake (Front/Rear): 110 Drum/Drum

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X1

Motor Power :Mingzun500w

Battery:48V~60V Lead acid / Lithium Battery

The Controller：12

Range Per Charge: About 70km

Max Speed:25km/h

Net Weight:160kg

Tires300-8 Vacuum tire

Front fork: Hydraulic fork

Remote control: Dual remote control

Brake (Front/Rear): 110 Drum/Drum

Piggy Peggy

Motor Power :Mingzun500w

Battery:48V~60V Lead acid / Lithium Battery

The Controller: 12

Range Per Charge: About 70km

Max Speed:25km/h

Net Weight:170kg

Tires300-8 Vacuum tire

Front fork: Hydraulic fork

Remote control: Dual remote control

Brake (Front/Rear): 110 Drum/Drum

Little Pudding

Motor Power :Mingzun500w

Battery:48V~60V Lead acid / Lithium Battery

The Controller：12

Range Per Charge: About 70km

Max Speed:25km/h

Net Weight:140kg

Tires300-8 Vacuum tire

Front fork: Hydraulic fork

Remote control: Dual remote control

Brake (Front/Rear): 110 Drum/Drum

S3 (Solar Power)

Solar film power charging panel

Motor Power : 500w

Battery:48V~60V Lead acid / Lithium

Max Speed:25km/h

Net Weight:180kg

Tires300-8 Vacuum tire

Front fork: Hydraulic fork

Remote control: Dual remote control

Brake (Front/Rear): 110 Drum/Drum

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Off-Highway Four-Wheeled Electric Shuttles
Model	Illustration	Parameters
Elderly Scooter

Motor Power :250w

Battery:48V Lead acid / Lithium Battery

The Controller：180W24V

Range Per Charge: About 50km

Max Speed:10km/h

Net Weight:35kg

Tires: Eight-inch Vacuum rims

Front fork: Hydraulic fork

Remote control: Dual remote control

Brake (Front/Rear):Electromagnetic brake

Golf Cart		Size：3000×1250×1910mm Battery：48V 160AH Lead acid battery Max speed:≤45km/h Brake:(front/rear):Disc/Disc Aluminum alloy wheels Dash panel: LCD display
WAGON		Battery：60V45Ah Lead acid battery Brake: Disc Brake Max speed:<30 km /h Grade ability:30° Dash panel: LCD Display Brake:(front/rear):Drum/Drum Remote control: Dual remote control
E678		Size：240-100-125cm Battery：60V45Ah Lead acid battery Brake: Disc Brake Max speed:<30 km /h Grade ability:30° Dash panel: LCD Display Brake:(front/rear):Drum/Drum Remote control: Dual remote control
H-01		Battery：60V45Ah Lead acid battery Brake: Disc Brake Max speed:<30 km /h Grade ability:30° Dash panel: LCD Display Brake(front/rear):Disc/Drum Remote control: Dual remote control

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Brief introduction to our products

Two-wheeled Electric Vehicles (The e-bicycles)

E-bicycles. Our e-bicycles are powered by electric motors. The appearance of e-bicycles is similar to that of traditional bicycles, with a few plastic shields. Our e-bicycles can reach maximum speeds of 25 km/h when powered by an electric motor. Most of our e-bicycle models use lithium batteries. All of our e-bicycles conform to the new national standard GB17761-2018 and have obtained 3C Certificates (China Compulsory Certificate). E-bicycles are more convenient for riders to ride than traditional bicycles as riders can rely on the electric motor for propulsion. As of September 4, 2023, we had 17 e-bicycle models with 3C. The suggested retail prices for the different models of our e-bicycles ranged from RMB 1200 (USD $188) to RMB 3000 (USD $471) as of June 4, 2023 (including batteries and chargers).

E-Mopeds. Our e-mopeds are powered by electric motors and generally have more powerful motors, high-capacity batteries than our e-bicycles. All of the e-mopeds conform to the “General specifications for electric motorcycles and mopeds’ (GB/T 24158-2018).” Most of the e-mopeds are exported overseas, including to Europe, Southeast Asia and Latin America. Very few of our e-mopeds have been sold in China. The suggested retail prices for the different models ranged from RMB 2000 (USD $310) to RMB 4000 (USD $630) in China.

For fiscal years 2022 and 2021, our revenue generated from sales of two-wheeled electric vehicles amounted to RMB 69 million (USD $10.2 million) and RMB 48 million (USD $7.4 million), respectively, representing 56% and 52 % of our total revenue for those periods, respectively.

Three-wheeled Electric Vehicles (The e-tricycles)

Our e-tricycles consist of more than 30 models. Our e-tricycle is an urban leisure tricycle for one or two adult passengers’ commuter use only, which is mainly composed of a front wheel and two rear wheels, of which two rear wheels are power wheels and the front wheel is the steering wheel. The maximum speed is usually less than 25 km/h.

As of June 4, 2023, the suggested retail prices for the different models of our multifunctional tricycles ranged from RMB 1980 (USD $310) to RMB 4980 (USD $780) (including batteries and chargers).

For fiscal years 2022 and 2021, our revenue generated from sales of three-wheeled electric vehicles amounted to RMB 14.0 million (USD $2.1 million) and RMB 27 million (USD $4.1 million), respectively, representing 11% and 37% of our total revenue for those periods, respectively.

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Electric Off-highway Four-wheeled Shuttles

Our electric Off-highway Four-wheeled shuttles consists of electric golf carts and elderly e-scooters. These electric four-wheeled vehicles are powered by electric motors and are able to achieve maximum speeds of 40 km/h. They are designed for specific functions and certain models can carry loads of up to 200-300 kilograms. The elderly e-scooter is designed especially for the elderly and disabled persons and for one passenger only. The maximum speed is less than 10 km/h. The suggested retail prices for the different models of our golf carts range from RMB 20,000 (USD $3,100) to RMB 60,000 (USD $9,400) and the retail price of elderly scooters range from RMB 2,500 (USD $390) to 5,000 (USD $780) (excluding batteries and chargers).

For fiscal year 2022 and 2021, our revenue generated from sales of four-wheeled electric vehicles amounted to RMB 7.3 million (USD $1.1 million) and RMB 0.6 million (USD $91,000), representing 6% and 1 % of our total revenue for those periods, respectively.

Research and Development (“R&D”)

For the years ended December 31, 2022, and 2021, our continued expenditure in research and development was approximately $228,000 and $53,000, respectively.

R&D management with Academics and institutions

As a small-size company with limited resources and capabilities, we will continue utilizing social and academic resources. We are working with Jiangsu Research Institute of Dalian University of Technology to establish a joint innovation center. The center will focus on the research in the wheeled service robot. We also entered into a letter of intent with Jinan University. Pursuant to the letter of intent, the parties intend to jointly conduct talent training, research and development in the area of scientific and technological transformation. We believe by cooperating with academic institutions, we can meet our R&D needs and control our R&D costs. We also jointly develop new models EV and accessories with our research partners according to market demands. We share expenses in joint development to control risks and cost.

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Research and development direction and focus

Currently, we regard intelligent products as an important means of our differentiated competitive strategy. We attach great importance to the intelligent transformation of our e-bicycles, e-mopeds, e-tricycles, and off-highway four-wheeled shuttles. Our new instrument panels integrate our intelligent achievements in automotive electronics and embed the multimedia interactive software system into the instruments of some models, which have won high praise from customers. Our new instrument panels can be commercialized once the cost is reduced and the durability is improved.

We continue to invest in automotive electronics solutions and in multimedia interactive software system in order to keep pace with cutting-edge technologies. Based on the long-term relationship with our suppliers and dealers, we are able to continue to provide our partners with premium products and services that exceed their expectations.

Intellectual Property

We regard our patents, copyrights, trademarks, trade secrets and other intellectual property rights as critical to our success. We rely on a combination of patent, copyright, trademark and trade secret laws and restrictions on disclosure to protect our intellectual property rights. Our intellectual property portfolio included the following:

●	Patents: As of June 30, 2023, we have nine registered patents in China, covering battery anti-theft, USB sockets, electronic fences, automatic driving and navigation, and multimedia interactive software system and six patent applications in China. The term for invention patents in China is 20 years from the date of filing, for utility model patents is 10 years from the filing date, and the term for design patents is 15 years from the filing date. Details of the fifteen patents are as follows:

No.	Patent Description	Holder	Patent Type	Patent Number	Duration
1	Low-speed intelligent driving interactive system based on full Netcom and Internet of Things	Beijing LOBO	invention patent	202111338873.X	Substantive review stage
2	Exercise bike containing electric bicycle	Beijing LOBO	invention patent	ZL201610210034.2	January 30, 2018 to January 29, 2028
3	Theft-proof electric vehicle charging pile with electric shock prevention structure at charging port	Beijing LOBO	utility model patent	ZL202022466382.0	September 21, to 2021 to September 20, 2031
4	Safety testing device for electric vehicle	Beijing LOBO	utility model patent	ZL202022725280.6	August 31, 2021 to August 30, 2031
5	High-temperature resistant testing device for battery of electric vehicle	Beijing LOBO	utility model patent	ZL202022724099.3	August 31, 2021 to August 30, 2031
6	Anti-theft test device for electric vehicle	Beijing LOBO	utility model patent	ZL202022724082.8	September 17, 2019 to September 16, 2029
7	Electric vehicle instrument panel structure with mobile phone USB charging interface	Beijing LOBO	utility model patent	ZL202022704745.X	September 17, 2021 to September 16, 2031
8	Anti-theft device for battery of electric bicycle	Beijing LOBO	utility model patent	Zl201921532945.2	October 27, 2020 to October 26, 2030
9	Anti-theft device for battery of electric bicycle	Beijing LOBO	utility model patent	CN201921534015.0	October 27, 2020 to October 26, 2030
10	Rechargeable embedded Webcam	Guangzhou LOBO	utility model patent	CN202122583834.8	March 4, 2022-March 05, 2032
11	Service robot with the function of monitoring/tracker based on the body signals	Tianjin LOBO	Invention patent	202210460919.3	Substantive review stage
12	An Intelligent Scooter based on Internet of things	Wuxi Jinbang	Invention patent	202210492447X	Substantive review stage
13	A safe and stable brake pad component	Jiangsu LOBO	utility model patent	202321258632.9	Substantive review stage
14	A brake pad assembly with adjustment intervention	Jiangsu LOBO	utility model patent	202321258650.7	Substantive review stage
15	A New Type of Brake Pad Device	Jiangsu LOBO	utility model patent	202310585374.3	Substantive review stage

●	Software copyrights: As of the date of this prospectus, we had 16 software copyrights registered in China;

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NO.	Copyright Name	Registration Number	Registration Approval Time	Copyright Type	Holder
1	Remote bicycle battery mobile phone monitoring software	2021SR1734964	2021-11-15	Software copyright	Beijing LOBO
2	Electric bicycle charging safety alarm system software	2021SR1734968	2021-11-15	Software copyright	Beijing LOBO
3	Electric bicycle driving record monitoring software	2021SR1729327	2021-11-15	Software copyright	Beijing LOBO
4	Remote anti-theft positioning monitoring system software	2021SR1729234	2021-11-15	Software copyright	Beijing LOBO
5	Baby car electronic fence nursing software	2021SR1729503	2021-11-15	Software copyright	Beijing LOBO
6	Tire pressure monitoring software for electric driving tire	2021SR1728000	2021-11-15	Software copyright	Beijing LOBO.
7	Intelligent monitoring AI interactive system for the elderly based on Cloud Platform Internet of things	2022SR0599829	2022/3/22	Software copyright	Wuxi Jinbang
8	Auto drive system for low-speed travel tool based on GPS inertial navigation system	2021SR1780825	2021-11-18	Software copyright	Guangzhou LOBO
9	Interactive system for intelligent driving of low-speed travel tools based on all Netcom GSM LTE vehicle networking	2021SR1781828	2021-11-18	Software copyright	Guangzhou LOBO
10	Real time video remote monitoring and status transmission system of low-speed travel tools based on all Netcom GSM LTE communication network	2021SR1782159	2021-11-18	Software copyright	Guangzhou LOBO
11	Perceptual fusion judgment intelligent travel system based on millimeter wave radar and ultrasonic radar	2021SR1781895	2021-11-18	Software copyright	Guangzhou LOBO
12	HD 3D look around system of low-speed travel tool based on digital transmission	2021SR1780235	2021-11-18	Software copyright	Guangzhou LOBO
13	AR Realistic Intelligent Helmet with Remote Monitoring System Based on 5G Network v1.0	2023SR0199869	2022-11-09	Software copyright	Guangzhou LOBO, Nantong University, Jianfeng Li
14	Integrated Fusion Control Algorithm and Human Machine Interaction System for Service Robot based on 5G Network	2022SR1572371	2022-10-26	Software copyright	Jiangsu LOBO
15	Remote Task Scheduling System for Intelligent Sweeping Robot Based on 5G Mobile Network V1.0	2022SR1572370	2022-09-02	Software copyright	Jiangsu LOBO
16	WIFI and Bluetooth Interconnected Intelligent Helmet System Based on Solar Power Supply V1.0	2022SR1412602	2022-07-28	Software copyright	Guangzhou LOBO

●	Trademarks: As of the date of this prospectus, we own two stylized or graphic trademarks for all relevant goods/services.

We also own 29 trademark registrations such as “Weiqi,” “LOBOEV,” “Jinbang,” and “Youbang” vehicle segment category of good/services and 17 3C qualification certificates.

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Model Number	Certificate No.	Date of issue
TDT019Z	2021011119384946	2022-04-28
TDT010Z	2020011119307740	2021-06-21
TDT017Z	2021011119384944	2021-06-21
TDT018Z	2021011119384945	2021-06-21
TDT015Z	2021011119375108	2021-06-01
TDT100Z	2019011119200660	2021-03-19
TDT012Z	2020011119344583	2022-04-28
TDT013Z	2020011119344581	2022-04-28
TDT027Z	2022011119484590	2022-07-20
TDT025Z	2022011119467323	2022-08-08
TDT026Z	2022011119467325	2022-07-20
TDT020Z	2022011119447641	2022-04-28
TDT024Z	2022011119449239	2022-04-28
TDT021Z	2022011119447719	2022-04-28
TDT022Z	2022011119447642	2022-04-28
TDT023Z	2022011119450050	2022-04-28
TDT029Z	2023011119523337	2023-02-10

●

Domain names: We have eighteen registered domain names in China, including: www.loboebike.com, www.loboai.com, www.loboai.cn, www.loboev.cn, www.loboev.net, www.lobomotorcycle.com, www.loboemotorcycle.com, www.lobotricycle.com, www.loboatv.com, www.loboutv.com, www.loboetricycle.com, www.loboescooter.com, www.vikitech.cn, www.voxrobo.com, www.wq960.cn, www.wq960.com, www.唯奇.com, and www.ybddc.com.cn.

In addition to the foregoing protections, we generally control access to and use of our proprietary and other confidential information through the use of internal and external controls. For example, for external controls, we enter into confidentiality agreements or agree to confidentiality clauses with research partners and, for internal controls, we adopt and maintain policies governing the operation and maintenance of our systems and the management of user-generated data.

Our Supply Chain

Our supply chain diversification strategy helps us build a more resilient supply chain and gives us flexibility in supply procurement.

China’s electric bicycle industry and supply chain are geographically divided into several regions, mainly the Tianjin region, Wuxi region and Taizhou region. The suppliers of different sizes and quality are gathered in different regions except for several large national suppliers. We sourced from over 180 suppliers across the three regions in 2022. Our top ten suppliers accounted for 52.24% of the value of our total purchases in 2022. There is no supplier that accounted for 10% or more of total purchase during the year ended December 31, 2022. The supply chain covers from bicycle frames to lamps, tires, hydraulic forks, power motors, controllers, batteries, cushions, instrument panels, plastic covers and other accessories. Our product managers cooperated with our suppliers closely by soliciting our suppliers’ input and feedback throughout our product design and manufacturing process, therefore, we maintain the flexibility of our supply chain by designing products with common components or sourcing interchangeable components from different suppliers. Close working relationships with our suppliers, our continued procurement, and punctual payments are the key reasons why we can launch new products periodically with price advantage and operate an efficient and diversified supply chain. None of our suppliers represents more than 10% of total annual purchases in 2022.

We operate a centralized procurement decision-making process when sourcing from our suppliers. Our general manager controls the negotiation with all important suppliers and continues visiting them on site for the purpose of understanding how the supplier controls the quality and establishing working relationships with the key persons of the suppliers. We have been strengthening our cooperation with existing qualified suppliers and attracting new capable suppliers at the same time. We further optimize our supply chain by regularly providing improvement recommendations to our suppliers on various production-related issues, including product quality, production efficiency and cost control, so that supply chain optimization becomes an ongoing process.

Our framework agreements with our suppliers typically have terms that ensure our suppliers will adhere to our delivery instructions, quality control standards, and return and exchange policies, such as those requiring our suppliers to pay liquidated damages for their failure to deliver goods on time and for losses arising from defects in product quality.

Marketing

We aim to engage in cost-effective marketing activities by taking the advantage of social media and participating in exhibition shows with our product portfolio. We also utilize a “shop in shop” strategy, which is that we occupy a small area in a large store to promote our products. We are committed to providing our differentiated cost-effective products to our dealers. Furthermore, we rely on the Alibaba international platform and participate in foreign-oriented exhibitions, such as the Guangzhou Export Commodities Fair to promote our foreign trade business.

Location-based offline marketing

We conduct offline marketing and advertising activities through car circuit ads, small outdoor concerts, concert tour shows, etc. To achieve higher efficiency in offline marketing, for example, we cooperate with local dealers to sponsor concert shows in the rural area of China near the dealers’ stores, by providing product discounts, promotions, and coupons to the viewers of the shows.

Event-specific marketing

In addition to our day-to-day marketing operation, we also organize event-specific marketing activities, such as new product launches, promotions, and discounts during national holidays and periodic dealer appreciation events. We rely on our dealers to manage other event-specific marketing activities.

Overseas marketing

We did not incur expenses in overseas marketing. Currently, we conduct our foreign business through Alibaba’s international platform. We have been verified as a golden plus supplier by Alibaba.com. We plan to participate in foreign exhibitions and upgrade our website to an independent e-commerce website then initiate our online business with foreign dealers.

Our dealers

We sell our products to dealers, who then resell our products to end users. The revenues of our top ten dealers accounted for 59.05% of our total revenues for the fiscal year in 2022, with one dealer accounting for 10% or more of the company’s revenue. As of August 31, 2023, we have approximately 152 dealers nationwide and approximately 48 foreign dealers around the world.

Employees

We had 73 full-time employees as of June 30, 2023. As of the date of prospectus, all our employees are based in China. We also hire independent contractors in our manufacturing segment.

The following table provides the number of our full-time employees by function, as of June 30, 2023

Function	Number of Full-Time Employees
Research and Development	9
Business and Marketing	44
Administrative, Human Resources and Finance	23
Total	76

As of June 30, 2023, we had 55 personnel working on the assembly and production lines. The following table provides the number of personnel working on the assembly and production lines outsourced from third parties by location as of June 30, 2023. The exact number is subject to changes based on our daily operations and orders.

Location	Number of Outsourced Independent Contractors
Beijing LOBO	20
Tianjin LOBO	18
Wuxi Jinbang	17

As required by the PRC laws, we participate in various employee social security plans that are organized by municipal and provincial governments for our PRC-based full-time employees, including pension, unemployment insurance, childbirth insurance, work-related injury insurance and medical insurance. We are required under PRC law to make contributions monthly at specified percentages of the salaries, bonuses and certain allowances of our PRC-based full-time employees, up to maximum amounts specified by applicable local governments.

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We enter into employment contracts and standard confidentiality and intellectual property agreements with our key employees. We believe that maintaining good working relationships with our employees is essential, and we have not experienced any labor disputes. None of our employees are represented by labor unions.

Properties

Our headquarters are located at Gemini Mansion B 901, Software Park No. 18-17 Zhenze Rd. Xinwu Qu, Wuxi Jiangsu, China and we maintain offices, manufacturing and storage facilities in Tianjin, Wuxi and Guangzhou respectively. The offices of Tianjin Bibosch and Beijing LOBO are at the FL 403, 506-509, H2 Building, Changyuan Road, Wuqing Development Zone, Tianjin. The factories are at Beicai Village, Wuqing District and Lvcai Road North 1, Wuqing Development Zone, Wuqing District, Tianjin respectively. The factory and office of Wuxi Jinbang is at No 50, Housong Road, Xishan District, Wuxi, Jaingsu Province. The Office of Guangzhou LOBO is at No. 12, Keyan Road, Huangpu District, Guangzhou. As of the date of this prospectus, we do not own any real estate, and we leased an aggregate of 12,082.94 square meters of real property, of which 672.8 square meters are office rooms, 2500 square meters are inventory room, and 8,910.14 square meters are factory buildings. We do not expect to experience difficulties in renewing any of the leases when they expire. If we require additional space, we expect to be able to obtain additional facilities on commercially reasonable terms. For the sake of cost control, on the premise of reasonable layout of production capacity, we may terminate the lease contract in advance or not renew the contract when it expires.

Legal Proceedings

From time to time, we may be subject to legal proceedings, investigations and claims incidental to the conduct of our business. Currently, we are not a party to, nor are we aware of, any legal proceedings, investigations or claims which, in the opinion of our management, are likely to have a material adverse effect on our business, financial condition or results of operations.

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MANAGEMENT

Directors and Executive Officers

The following table sets forth information regarding our executive officers and directors as of the date of this prospectus.

Name	Age	Position
Huajian Xu	56	Director, Chief Executive Officer and Chairman
Tong Zhu	47	Chief Financial Officer
Jiancong Cai	37	Chief Operating Officer
Zhaohui Randall Xu	54	Independent Director Nominee*
Ye Ren	36	Independent Director Nominee*
Harry D. Schulman	72	Independent Director Nominee*

*	Each of Mr. Xu, Mr. Schulman, and Ms. Ren has accepted our appointment to be our independent director, effective upon the SEC’s declaration of effectiveness of our registration statement on Form F-1, of which this prospectus is a part.

Below is a summary of the business experience of each our executive officers and directors:

Huajian Xu Mr. Xu has been a director and our chief executive officer since October 2021 and August 2022, respectively. Mr. Xu has over 25 years’ experience in business and corporate management. He served as vice general manager and general manager of Beijing Weiqi Technologies Co. Ltd, which is the initial name of Beijing Lobo from July 2016 to June 2019 and from June 2021 to present successively. He served as vice general manager of Changzhou Hengmao Power Technology Co., Ltd, a subsidiary of EZGO Technologies Ltd (NASDAQ: EZGO) which mainly produce lithium batteries from July 2019 to May 2021. Prior that, Mr. Xu served as deputy manager at Tantech Holdings Ltd. (NASDAQ: TANH) from November 2012 to May 2016, vice president at Hangzhou B-Soft Group Co., Ltd., a listed Company (300451.SZ) in China from November 2008 to October 2012, vice president of Hangzhou Wealthford Investment Management Co., Ltd. from October 2002 to October 2008, a senior manager at Zhejiang Mobile Communication Co., Ltd., a subsidiary of China Mobile (00941.HK) from September 1997 to September 2002, a senior manager at Zhejiang Nantian Post and Telecommunications Co., Ltd. from October 1995 to August 1997. Prior to that, Mr. Xu worked as a lecturer at Zhejiang University from February 1992 to September 1995 and Zhejiang Shuren University from October 1990 to January 1992. From September 1983 to July 1987, Mr. Xu studied in Suzhou University of Science and Technology majoring in history and received his Bachelor’s degree. From September 1987 to July 1990, he studied in Northeast Normal University and received his Master’s degree in history. He also obtained his second Master’s degree in total quality management from the Hong Kong Polytechnic University in July 2001. Mr. Xu co-authored the industry standard T / CES 065-2021 Technical Specification for Conductive Intelligent Fast Charger Of Electric Bicycle, and T/CES 161-2022 Technical Specification for wheeled service robot with vehicle functions which were launched by the China Electrotechnical Society in September 2021 and December 2022 respectively.

Tong Zhu Ms. Zhu has been our CFO since December 2022. Ms. Zhu has more than 25 years’ experience in accounting and finance. From March 2016 to October 2022, Ms. Zhu served as CFO of Dandehill Supply Chain Co., Ltd., a supply chain company. From February 2006 to November 2015, Ms. Zhu served as various roles with Caterpillar Inc. (NYSE: CAT), where she gained solid experience in manufacturing management accounting. From August 2004 to October 2005, Ms. Zhu worked as an accountant with Fleishman Hillard (NYSE: OMC) in Australia. Ms. Zhu is a Certified Public Accountant of Australia and a Certified Internal Auditor. Ms. Zhu received her Bachelor’s degree in Finance from Shandong University of Finance and Economics in 1996 and her Master’s degree in Accounting from Macquarie University, Sydney in 2004.

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Jiancong Cai Mr. Cai has been our chief operating officer since August 2022. Prior that, he has been the general manager & executive director of Guangzhou Zhongke Car-Link Technologies Ltd, the former name of Guangzhou Lobo, since June 2019. He also served as the general manager of Beijing Weiqi Technologies Co., Ltd, the former name of Beijing LOBO, from May 2019 to May 2021. Mr. Cai served as the general manager of the overseas businesses department and the general manager in Guangzhou Flyaudio Car Audio Co., Ltd from March 2013 to May 2019 successively. He served as general manager of TCL (Vietnam) Co., Ltd. a subsidiary of TCL Science and Technology Group Co., Ltd, a listed company (000100.SZ) in China from February 2012 to January 2013, marketing director of TCL Electronics Holdings Limited, a company listed in Hong Kong (01070.HK) from August 2009 to January 2012. From September 2005 to July 2009, he studied in Nantong University majoring in Applied Physics and received his Bachelors of Science Degree. From September 2014 to July 2016, Mr. Cai studied in Jinan University and received his Master’s Degree in Public Administration. He is a seasoned veteran in the field of consumer electronics and automotive electronics with global perspective of management and operations.

Zhaohui Randall Xu Professor Xu will serve as our independent Director upon effectiveness of this registration statement. He is a seasoned expert in financial reporting & management and SEC regulations compliance with rich knowledge and hands-on experience with U.S. securities law and Nasdaq and NYSE rules. He has had experience in mergers & acquisitions transactions, equity and debt financing. He has been serving as a Professor of Accounting at the University of Houston-Clear Lake since August 2007. He served as senior financial advisor to Kaixin Auto Holdings (NASDAQ: KXIN) from November 2019 to December 2021, and has been serving as a Director of Investor Relations of Renren Inc (NYSE: RENN) since November 2020. From May 1994 to May 1999, Mr. Xu served as financial manager with Dalian Transportation Co. Ltd. From August 1990 to April 1994, he served as business analyst with Jinshi International Trading Co. Ltd. From August 1986 to July 1990, he studied in Luoyang Foreign Languages Institute and got his bachelor degree majoring in English. He received his MBA & Master of Accounting in Tulane University in May 2002. From August 2003 to July 2007, he studied in University of Alabama and received his Ph.D. in Accounting. He has obtained his U,S. CPA License from Delaware and Colorado in December 2002. Professor Xu is a member of Financial Executives International, a member of American Accounting Association and a member of AICPA.

Ye Ren Ms. Ren will serve as our independent Director upon effectiveness of this registration statement. From August 2019 to March 2022, Ms. Ren served as Chief Financial Officer of CN Energy Group Ltd. (NASDAQ: CNEY) where she was responsible for budget and financial regulation compliance. From April 2017 to July 2018, Ms. Ren served as the Deputy Finance Manager of Zhejiang Yongning Pharmaceutical Co., Ltd., where she was responsible for the department budget and internal control. From December 2014 to March 2017, Ms. Ren served as an Assistant to the Chief Financial Officer of Tantech Holdings Ltd. (NASDAQ: TANH). From October 2013 to November 2015, Ms. Ren served as a Senior Auditor of Pan-China Certificated Public Accountants LLP. Ms. Ren obtained her bachelor’s degree in Accounting with minor major in accounting from George Fox University in 2010 and her master’s degree in Accounting from the University of South Carolina in 2013.

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Harry D. Schulman Mr. Schulman will serve as our independent Director upon effectiveness of this registration statement. Over the past 20 years, he has served on multiple boards of public and private companies. Mr. Schulman has served as CEO of HD Schulman Int’l Trading LLC, a consumer product company since January 2020. He has served as a board member and the chair of Audit Committee of Infobird Company Ltd (NASDAQ: IFBD) since June 2020. Since November 2019, he has served as a board member of Bright Mountain Media Inc, a public digital media marketing company. Since August 2016, he has served as a managing partner of Hair Clinical LLC. He served as an operating partner in Baird Capital Partners, a private equity and venture capital firm from 2008 to 2014, during which he served on the board and advisory board of various companies that Baird Capital Partners invested in. From 2008 to 2010, he served as a director and chairman of the audit committee of Hancock Fabrics, Inc. From 2009 to 2016, he served as the chairman of the advisory board of O2 Media, Inc., a direct to consumer and B to B marketing firm. From 1989 to 2007, he served as the VP, CFO, COO and CEO of Applica, Inc., a manufacturer and marketer of small household appliances, successively. From 1987 to 1988, he served as a SVP and general manager of Medical Insurance Administrators, Inc. which is a nationally known third party administrator of health insurance plans. From  1983 to 1987, he served as a VP of Baring Industries, Inc., an institutional food service and laundry equipment designer and dealer. From 1975 to 1983, he was a controller, secretary and treasurer of Societe Generale de Belgique, Sibeka Group, an industrial diamond and mining tool manufacturer. Mr. Schulman received his Bachelor’s Degree in Business Administration in July 1973 from University of Dayton and obtained his Master’s Degree in Business from University of Miami, Florida in July 1983.

Employment Agreements and Director Agreements

We will enter into employment agreements with each of our executive officers, pursuant to which such individuals have agreed to serve as our executive officers for a period of 3 years from the commencement of trading of our Ordinary Shares on Nasdaq. We may terminate the employment for cause at any time for certain acts, such as conviction or plea of guilty to a felony or any crime involving moral turpitude, negligent or dishonest acts to our detriment, or misconduct or a failure to perform agreed duties. We may also terminate the employment without cause at any time upon 3 months’ advance written notice. Each executive officer may resign at any time upon 3 months’ advance written notice.

Each executive officer has agreed to hold, both during and after the termination or expiry of his employment agreement, in strict confidence and not to use, except as required in the performance of his duties in connection with the employment or pursuant to applicable law, any of our confidential or proprietary information or the confidential or proprietary information of any third party received by us and for which we have confidential obligations. Each executive officer has also agreed to disclose in confidence to us all inventions, designs and trade secrets which he conceives, develops or reduces to practice during his employment with us and to assign all right, title and interest in them to us, and assist us in obtaining and enforcing patents, copyrights and other legal rights for these inventions, designs and trade secrets.

In addition, each executive officer has agreed to be bound by non-competition and non-solicitation restrictions during the term of the employment and for one year following the last date of employment. Specifically, each executive officer has agreed not to: (i) engage or assist others in engaging in any business or enterprise that is competitive with our business, (ii) solicit, divert or take away the business of our clients, customers or business partners, or (iii) solicit, induce or attempt to induce any employee or independent contractor to terminate his or her employment or engagement with us. The employment agreements also contain other customary terms and provisions.

We have also entered into director agreements with each of our directors which agreements set forth the terms and provisions of their engagement.

Family Relationships

There are no family relationships or other arrangements among our directors and executive officers.

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Board of Directors

Composition of our Board of Directors

Our board of directors will consist of four directors upon the SEC’s declaration of effectiveness of our registration statement on Form F-1 of which this prospectus is a part. A director is not required to hold any shares in our Company to qualify to serve as a director. The Corporate Governance Rules of the Nasdaq generally require that a majority of an issuer’s board of directors must consist of independent directors.

Our board of directors currently consists of one director and will have three independent directors appointed at the effectiveness of this registration statement. Our board of directors has determined that each of Professor Xu, Ms. Ren, and Mr. Schulman is an “independent director” as defined under the Nasdaq rules. Our board of directors will be composed of a majority of independent directors at the effectiveness of this registration statement.

A director is not required to hold any of our shares to qualify to serve as a director.

Committees of the Board of Directors

Prior to completion of this offering, we intend to establish an audit committee, a compensation committee and a nominating and corporate governance committee under our board of directors. We intend to adopt a charter for each of the three committees prior to completion of this offering. Each committee’s members and functions are described below.

Audit Committee.

Our audit committee will consist of our three independent directors and will be chaired by Professor Xu. We have determined that Professor Xu satisfies the requirements of Section 303A of the Corporate Governance Rules/Rule 5605(c)(2) of the Listing Rules of the Nasdaq and meets the independence standards under Rule 10A-3 under the Exchange Act. We have determined that Professor Xu qualifies as an “audit committee financial expert.” The audit committee oversees our accounting and financial reporting processes and the audits of the financial statements of our Company. The audit committee is responsible for, among other things:

●	reviewing and recommending to our board for approval, the appointment, re-appointment or removal of the independent auditor, after considering its annual performance evaluation of the independent auditor;

●	approving the remuneration and terms of engagement of the independent auditor and pre-approving all auditing and non-auditing services permitted to be performed by our independent auditors at least annually;

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●	reviewing with the independent registered public accounting firm any audit problems or difficulties and management’s response;

●	discussing with our independent auditor, among other things, the audits of the financial statements, including whether any material information should be disclosed, issues regarding accounting and auditing principles and practices;

●	reviewing and approving all proposed related party transactions, as defined in Item 404 of Regulation S-K under the Securities Act;

●	discussing the annual audited financial statements with management and the independent registered public accounting firm;

●	reviewing the adequacy and effectiveness of our accounting and internal control policies and procedures and any special steps taken to monitor and control major financial risk exposures;

●	approving annual audit plans, and undertaking an annual performance evaluation of the internal audit function;

●	establishing and overseeing procedures for the handling of complaints and whistleblowing; and

●	meeting separately and periodically with management and the independent registered public accounting firm.

Compensation Committee.

Our compensation committee will consist of our three independent directors and will be chaired by Ms. Ren. We have determined that Ms. Ren satisfies the “independence” requirements of Rule5605(c)(2) of the Listing Rules of the Nasdaq. The compensation committee assists the board in reviewing and approving the compensation structure, including all forms of compensation, relating to our directors and executive officers. Our chief executive officer may not be present at any committee meeting during which his compensation is deliberated upon. The compensation committee is responsible for, among other things:

●	overseeing the development and implementation of compensation programs in consultation with our management;

●	at least annually, reviewing and approving, or recommending to the board for its approval, the compensation for our executive officers;

●	at least annually, reviewing and recommending to the board for determination with respect to the compensation of our non-executive directors;

●	at least annually, reviewing periodically and approving any incentive compensation or equity plans, programs or other similar arrangements;

●	reviewing executive officer and director indemnification and insurance matters; and

●	overseeing our regulatory compliance with respect to compensation matters, including our policies on restrictions on compensation plans and loans to directors and executive officers.

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Nominating and Corporate Governance Committee.

Our nominating and corporate governance committee will consist of our three independent directors, and will be chaired by Mr. Schulman. We have determined that Mr. Schulman satisfies the “independence” requirements of Rule5605(c)(2) of the Listing Rules of Nasdaq. The nominating and corporate governance committee assists the board in selecting individuals qualified to become our directors and in determining the composition of the board and its committees. The nominating and corporate governance committee is responsible for, among other things:

●	recommending nominees to the board for election or re-election to the board, or for appointment to fill any vacancy on the board;

●	reviewing annually with the board the current composition of the board with regards to characteristics such as independence, knowledge, skills, experiences, expertise, diversity and availability of service to us;

●	developing and recommending to our board such policies and procedures with respect to nomination or appointment of members of our board and chairs and members of its committees or other corporate governance matters as may be required pursuant to any SEC or NASDAQ rules, or otherwise considered desirable and appropriate;

●	selecting and recommending to the board the names of directors to serve as members of the audit committee and the compensation committee, as well as of the nominating and corporate governance committee itself; and

●	evaluating the performance and effectiveness of the board as a whole.

Code of Business Conduct and Ethics

In connection with this offering, we will adopt a code of business conduct and ethics, which is applicable to all of our directors, executive officers and employees and is publicly available upon the effectiveness of this registration statement.

Duties of Directors

Under British Virgin Islands law, our board of directors has the powers necessary for managing, and for directing and supervising, our business affairs. The functions and powers of our board of directors include, among others:

●	convening shareholders’ annual and extraordinary general meetings and reporting its work to shareholders at such meetings;

●	executing checks, promissory notes and other negotiable instruments on behalf of the Company;

●	declaring dividends and distributions;

●	appointing officers and determining the term of office of the officers;

●	exercising the borrowing powers of our Company and mortgaging the property of our Company; and

●	maintaining or registering a register of mortgages, charges or other encumbrances of the company.

Under BVI law, our directors have a duty to act honestly, in good faith and with a view to our best interests. Our directors also have a duty to exercise the care, diligence and skills that a reasonably prudent person would exercise in comparable circumstances. You should refer to “Description of Share Capital – Differences in Corporate Law” for additional information on the standard of corporate governance under British Virgin Islands law. In fulfilling their duty of care to us, our directors must ensure compliance with our Memorandum and Articles of Association. We have the right to seek damages if a duty owed by our directors is breached.

Interested Transactions

A director may, subject to any separate requirement for audit and risk committee approval under applicable law or applicable Nasdaq rules, vote in respect of any contract or transaction in which he or she is interested, provided that the nature of the interest of any directors in such contract or transaction is disclosed by him or her at or prior to its consideration and any vote in that matter.

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Foreign Private Issuer Exemption

We are a “foreign private issuer,” as defined by the SEC. As a result, in accordance with the rules and regulations of Nasdaq, we may choose to comply with home country governance requirements and certain exemptions thereunder rather than complying with Nasdaq corporate governance standards. We may choose to take advantage of the following exemptions afforded to foreign private issuers:

●	Exemption from filing quarterly reports on Form 10-Q, from filing proxy solicitation materials on Schedule 14A or 14C in connection with annual or extraordinary general meetings of shareholders, from providing current reports on Form 8-K disclosing significant events within four (4) days of their occurrence, and from the disclosure requirements of Regulation FD.

●	Exemption from Section 16 rules regarding sales of Ordinary Shares by insiders, which will provide less data in this regard than shareholders of U.S. companies that are subject to the Exchange Act.

●	Exemption from the Nasdaq rules applicable to domestic issuers requiring disclosure within four (4) business days of any determination to grant a waiver of the code of business conduct and ethics to directors and officers. Although we will require board approval of any such waiver, we may choose not to disclose the waiver in the manner set forth in the Nasdaq rules, as permitted by the foreign private issuer exemption.

●	Exemption from the requirement that our board of directors have a compensation committee that is composed entirely of independent directors with a written charter addressing the committee’s purpose and responsibilities.

●	Exemption from the requirements that director nominees are selected, or recommended for selection by our board of directors, either by (i) independent directors constituting a majority of our board of directors’ independent directors in a vote in which only independent directors participate, or (ii) a committee comprised solely of independent directors, and that a formal written charter or board resolution, as applicable, addressing the nominations process is adopted.

Furthermore, Nasdaq Rule 5615(a)(3) provides that a foreign private issuer, such as us, may rely on our home country corporate governance practices in lieu of certain of the rules in the Nasdaq Rule 5600 Series and Rule 5250(d), provided that we nevertheless comply with Nasdaq’s Notification of Noncompliance requirement (Rule 5625), the Voting Rights requirement (Rule 5640) and that we have an audit committee that satisfies Rule 5605(c)(3), consisting of committee members that meet the independence requirements of Rule 5605(c)(2)(A)(ii). We intend to follow Nasdaq listing rules and will not rely on our home country’s corporate governance practices within two years of the completion of our initial public offering.

Although we are permitted to follow certain corporate governance rules that conform to British Virgin Islands requirements in lieu of Nasdaq Rule 5600 Series and Rule 5250(d), we intend to comply with the Nasdaq corporate governance rules applicable to foreign private issuers, including the requirement to hold annual meetings of shareholders.

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Other Corporate Governance Matters

The Sarbanes-Oxley Act of 2002, as well as related rules subsequently implemented by the SEC, requires foreign private issuers, including us, to comply with various corporate governance practices. In addition, Nasdaq rules provide that foreign private issuers may follow home country practices in lieu of the Nasdaq corporate governance standards, subject to certain exceptions and except to the extent that such exemptions would be contrary to U.S. federal securities laws.

Because we are a foreign private issuer, our members of our board of directors, executive board members and senior management are not subject to short-swing profit and insider trading reporting obligations under section 16 of the Exchange Act. They will, however, be subject to the obligations to report changes in share ownership under section 13 of the Exchange Act and related SEC rules.

We may also be eligible to utilize the controlled Company exemptions under the Nasdaq corporate governance rules if more than 50% of our voting power is held by an individual, a group or another Company. Pursuant to the Nasdaq corporate governance rules, in order for a group to exist, such shareholders must have publicly filed a notice that they are acting as a group (i.e., a Schedule 13D).

Compensation of Directors and Executive Officers

For the years ended December 31, 2022, 2021 and 2020, we paid an aggregate of approximately $20,000, $15,100 and $7,800, respectively, in cash and benefits to our executive officers. We do not have a share incentive program to provide for grants of awards to our directors and executive officers. We have not set aside or accrued any amount to provide pension, retirement or other similar benefits to our executive officers and directors.

Equity Incentive Plan

We have not granted any equity awards to our directors or executive officers during the fiscal year ended December 31, 2021 and 2022.

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Incentive Compensation

We do not maintain any cash incentive or bonus programs and did not maintain any such programs during the year ended December 31, 2021 and 2022.

Director and Executive Officer Compensation Table

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the year ended December 31, 2022

Name	Fees Earned in Cash	All Other Compensation	Total
Huajian Xu	$8,900	$0	$8,900
Jiancong Cai	$8,900	$0	$8,900
Tong Zhu	$2,200	$0	$2,200

The following table sets forth information regarding the compensation paid to our directors and our executive officers during the year ended December 31, 2021.

Name	Fees Earned in Cash	All Other Compensation	Total
Huajian Xu	$8,400	$0	$8,400
Jiancong Cai	$6,700	$0	$6,700
Tong Zhu	$0	$0	$0

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PRINCIPAL SHAREHOLDERS

The following table sets forth information regarding the beneficial ownership of our Ordinary Shares as of the date of this prospectus by our officers, directors, and 5% or greater beneficial owners of Ordinary Shares. There is no other person or group of affiliated persons known by us to beneficially own more than 5% of our Ordinary Shares. The following table assumes that none of our officers, directors or 5% or greater beneficial owners of our Ordinary Shares will purchase shares in this offering. In addition, the following table assumes that the over-allotment option has not been exercised. Holders of our Ordinary Shares are entitled to one (1) vote per share and vote on all matters submitted to a vote of our shareholders, except as may otherwise be required by law.

We have determined beneficial ownership in accordance with the rules of the SEC. These rules generally attribute beneficial ownership of securities to persons who possess sole or shared voting power or investment power with respect to those securities. The person is also deemed to be a beneficial owner of any security of which that person has a right to acquire beneficial ownership within 60 days. Unless otherwise indicated, the person identified in this table has sole voting and investment power with respect to all shares shown as beneficially owned by him, subject to applicable community property laws.

	Ordinary Shares Beneficially Owned Prior to This Offering		Ordinary Shares Beneficially Owned After This Offering (2)
Name of Beneficial Owners(1)	Number	%	Number	%
Directors and Executive Officers:
Huajian Xu (4)	3,704,320	57.88%	3,704,320	46.16%
Tong Zhu	-	-	-	-
Jiancong Cai	640,000	10.00%	640,000	7.98%
Zhaohui Randall Xu	-	-	-	-
Ye Ren	-	-	-	-
Harry D. Schulman	-	-	-	-
All directors, director nominees, and executive officers as a group (6 persons)	4,344,320	67.88%	4,344,320	54.13%
5% shareholders:
Jiancong Cai	640,000	10.00%	640,000	7.98%
Wealthford Capital Ltd. (3)	3,704,320	57.88%	3,704,320	46.16%
Huiyan Xie	640,000	10.00%	640,000	7.98%

(1)	Unless otherwise noted, the business address of each of the following entities or individuals is Gemini Mansion B 901, i Park, No. 18-17 Zhenze Rd, Xinwu District, Wuxi, Jiangsu, People’s Republic of China, 214111.

(2)	Giving effect to the reorganization of our Ordinary Shares that was effected in March 2023, applicable percentage of ownership is based on 8,025,000 Ordinary Shares outstanding immediately after the offering.

(3)	3,704,320 Ordinary Shares directly held by Wealthford Capital Ltd. of which our Chief Executive Officer is the 90% shareholder and holds the voting and dispositive power over the Ordinary Shares held by such entity.

(4)	Huajian Xu, our Chief Executive Officer, is the 90% shareholder of Wealthford Capital Ltd. and holds the voting and dispositive power over the Ordinary Shares held by such entity.

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RELATED PARTY TRANSACTIONS

The following is a list of related parties with which the Company has transactions since December 31, 2019:

	Name	Relationship
(a)	Jiancong Cai	Deputy General Manager/ 10% shareholder the Company
(b)	Huiyan Xie	10% shareholder of the Company
(c)	Huajian Xu	CEO of the Company
(d)	Xing Xia	Deputy General Manager/ 15% shareholder of Wuxi Jinbang
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	Xing Xia (d) holds 49% of the company’s shares and serves as a supervisor.
(f)	Pingyi Xu	Huajian Xu (c)’s son
(g)	Linhui He	Jiancong Cai (a)’s wife
(h)	Tianjin Dilang Technology Co., Ltd.	Huiyan Xu (b) holds 20% of the company’s shares, serves as the company’s executive director and manager, and is the company’s legal representative; Changzhou Yizhiying Internet of Things Technology Co., Ltd., which is 100% owned by Jiangsu Yidianxing Electric Technology Co., Ltd., holds 80% of the company’s shares.
(i)	Wealthford Capital Ltd.	57.88% shareholder of the Company
(j)	Hangzhou Zhiyi Digital Technology Co., Ltd.	Pingyi Xu (f) holds 90% of the company’s shares and serves as a legal representative; Huajian Xu (c) holds 10% of the company’s shares.
(k)	Qianlimu (Shiyan) Technology Co., LTD	Hangzhou Zhiyi Digital Technology Co., Ltd. (j) holds 70% of the company’s share

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Amounts due from related parties

As of June 30, 2023, amounts due from related parties, consisted of the following:

					Exchange
		December 31,		Received	Rate	December 31,
		2019	Provided	Repayment	Translation	2020
Amounts due from related parties
(b)	Huiyan Xie	$20,698	$6,108,447	$(5,552,765)	$33,678	$610,058
(c)	Huajian Xu	-	66,409	-	3,860	70,269
(d)	Xing Xia	1,207,345	2,667,754	(1,977,521)	120,935	2,018,513
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	22,471	8,690	-	2,010	33,171
Total amounts due from related parties		$1,250,514	$8,851,300	$(7,530,286)	$160,483	$2,732,011

					Exchange
		December 31,		Received	Rate	December 31,
		2020	Provided	Repayment	Translation	2021
Amounts due from related parties
(a)	Jiancong Cai	$-	$331,471	$(174,520)	$1,926	$158,877
(b)	Huiyan Xie	610,058	13,834,408	(13,324,865)	20,842	1,140,443
(c)	Huajian Xu	70,269	-	(4,561)	1,680	67,388
(d)	Xing Xia	2,018,513	3,718,728	(4,493,123)	38,770	1,282,888
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	33,171	313,090	(346,643)	382	-
Total amounts due from related parties		$2,732,011	$18,197,697	$(18,343,712)	$63,600	$2,649,596

					Exchange
		December 31,		Received	Rate	December 31,
		2021	Provided	Repayment	Translation	2022
Amounts due from related parties
(a)	Jiancong Cai	158,877	4,136,951	(3,625,974)	(24,545)	645,309
(b)	Huiyan Xie	1,140,443	9,140,841	(9,363,654)	(81,310)	836,320
(c)	Huajian Xu	67,388	217,355	(280,679)	(4,064)	-
(d)	Xing Xia	1,282,888	6,039,982	(5,169,249)	(118,811)	2,034,810
Total amounts due from related parties		$2,649,596	$19,535,129	$(18,439,556)	$(228,730)	$3,516,439

					Exchange
		December 31,		Received	Rate	June 30,
		2022	Provided	Repayment	Translation	2023
Amounts due from related parties
(a)	Jiancong Cai	$645,309	1,522,996	(1,763,971)	(20,779)	383,555
(b)	Huiyan Xie	836,320	7,171,441	(7,602,614)	(40,723)	364,424
(d)	Xing Xia	2,034,810	2,625,220	(3,547,275)	(83,011)	1,029,744
Total amounts due from related parties		$3,516,439	$11,319,657	$(12,913,860)	$(144,513)	$1,777,723

The balance mainly represented the interest-free loans receivable from the shareholders and related entity. The amounts due from our COO, Jiancong Cai, shareholders Huiyan Xie and Xing Xia will be fully repaid to the Company prior to the effective date of this registration statement, or December 31, 2023, whichever is earlier.

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Amount due to Related Parties

As of June 30, 2023, amounts due to related parties consisted of the following:

					Exchange
		December 31,			Rate	December 31,
		2019	Borrowed	Repaid	Translation	2020
Amounts due to related parties
(a)	Jiancong Cai	$5,688	$35,735	$(29,825)	$147,361	$158,959
(b)	Huiyan Xie	-	146,573	-	-	146,573
(c)	Huajian Xu	305,237	146,637	(307,784)	529,006	673,096
(d)	Xing Xia	-	673,096	-	(673,096)	-
(f)	Pingyi Xu	-	4,167	-	170,048	174,215
(g)	Linhui He	50,723	16,525	(65,007)	578	2,819
Total amounts due to related parties		$361,648	$1,022,733	$(402,616)	$173,897	$1,155,662

					Exchange
		December 31,			Rate	December 31,
		2020	Borrowed	Repaid	Translation	2021
Amounts due to related parties
(a)	Jiancong Cai	$158,959	$-	$(12,464)	$142	$146,637
(b)	Huiyan Xie	146,573	-	-	-	146,573
(c)	Huajian Xu	673,096	-	-	-	673,096
(f)	Pingyi Xu	174,215	-	(4,460)	51	169,806
(g)	Linhui He	2,819	2,559	(2,851)	64	2,591
Total amounts due to related parties		$1,155,662	$2,559	$(19,775)	$257	$1,138,703

					Exchange
		December 31,			Rate	December 31,
		2021	Borrowed	Repaid	Translation	2022
Amounts due to related parties
(a)	Jiancong Cai	$146,637	-	-	-	$146,637
(b)	Huiyan Xie	146,573	-	-	-	146,573
(c)	Huajian Xu	673,096	519,515	-	-	1,192,611
(f)	Pingyi Xu	169,806	-	-	-	169,806
(g)	Linhui He	2,591	-	(2,454)	(137)	-
Total amounts due to related parties		$1,138,703	$519,515	$(2,454)	$(137)	$1,655,627

					Exchange
		December 31,			Rate	June 30,
		2022	Borrowed	Repaid	Translation	2023
Amounts due to related parties
(a)	Jiancong Cai	$146,637	-	(146,637)	-	-
(b)	Huiyan Xie	146,573	-	(146,573)	-	-
(c)	Huajian Xu	1,192,611	784,512	(733,848)	(2,731)	1,240,544
(f)	Pingyi Xu	$169,806	-	(169,806)	-	$-
Total amounts due to related parties		$1,655,627	$784,512	$(1,196,864)	$(2,731)	$1,240,544

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DESCRIPTION OF SHARE CAPITAL

We are a British Virgin Islands company with limited liability incorporated on October 25, 2021 pursuant to the BVI Business Companies Act of 2004 (as amended) (the “BVI Act”) under the name of “LOBO AI TECHNOLOGIES LTD”. On December 14, 2021, our name was changed to “Lobo EV Technologies Ltd.” Our affairs are governed by our memorandum and articles of association (as amended and restated from time to time), the BVI Act and the common law of the British Virgin Islands.

As provided in our memorandum and articles of association, subject to the BVI Act, we have full capacity to carry on or undertake any business or activity, do any act or enter into any transaction, and, for such purposes, full rights, powers and privileges. Our registered office is at Ogier Global (BVI) Limited, Ritter House, Wickhams Cay II, PO Box 3170, Road Town, Tortola VG1110, British Virgin Islands.

Prior to the effectiveness of the registration statement, of which this prospectus forms a part, we will adopt an amended and restated memorandum and articles of association (which is referred to as the “Memorandum” and “Articles of Association”, respectively below) which shall provide that we authorize the issuance of up to 50,000,000 Ordinary Shares of par value US$0.001.

In September 2023, we issued additional 700,000 ordinary shares to our shareholders on a pro-rata basis. As a result of the share reorganization and the shares issuance, there are 6,400,000 ordinary shares outstanding as of the date hereof. As of the date immediately prior to this offering, 6,400,000 Ordinary Shares of par value US$0.001 were issued, fully paid and outstanding. Upon completion of this offering, we will have 8,025,000 Ordinary Shares issued and outstanding, assuming the underwriter does not elect to exercise their option to purchase additional Ordinary Shares from us.

All options, regardless of grant dates, will entitle holders to an equivalent number of Ordinary Shares once the vesting and exercising conditions are met.

The following are summaries of material provisions of our Memorandum and Articles of Association and the BVI Act insofar as they relate to material terms of our Ordinary Shares that we expect will become effective upon the closing of this offering. The summaries do not purport to be complete and are qualified in their entirety by reference to our Memorandum and Articles of Association, which is filed as an exhibit to the registration statement of which this prospectus forms a part.

Ordinary Shares

General. Upon the completion of this offering, the maximum number of shares we will be authorized to issue will be 50,000,000 Ordinary Shares, with a par value of $0.001 each. Holders of Ordinary Shares will have the same rights. All of our outstanding Ordinary Shares are fully paid and non-assessable. To the extent they are issued, certificates representing the Ordinary Shares are issued in registered form. Our shareholders who are non-residents of the BVI may freely hold and vote their Ordinary Shares.

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Our Memorandum and Articles of Association do not provide for pre-emptive rights.

Dividends. The holders of our Ordinary Shares are entitled to such dividends as may be declared by our board of directors. Our Memorandum and Articles of Association provide that dividends may be declared and paid at such time, and in such an amount, as the directors determine subject to their being satisfied that the Company that, immediately after the distribution, the value of the Company’s assets will exceed its liabilities and the Company will be able to pay its debts as and when they fall due. Holders of Ordinary Shares will be entitled to the same amount of dividends, if declared.

Voting Rights. In respect of all matters subject to a shareholders’ vote, each ordinary share is entitled to one vote for each ordinary share registered in his or her name on our register of members. Holders of Ordinary Shares shall at all times vote together on all resolutions submitted to a vote of the members. At any meeting of the Members, the chairman of such meeting is responsible for deciding such matters as he considers appropriate and whether any resolution proposed has been carried or not.

Meetings. We must provide written notice of all meetings of shareholders, stating the time, date and place and, in the case of a general meeting of shareholders, the purpose or purposes thereof, at least seven days before the date of the proposed meeting. Our board of directors shall call a general meeting upon the written request of shareholders holding at least 30% of our outstanding voting shares. In addition, our board of directors may call a general meeting of shareholders on its own motion. At any meeting of shareholders, a quorum will be present if there are shareholders present in person or by proxy representing not less than 50% of the issued Ordinary Shares entitled to vote on the resolutions to be considered at the meeting. Such quorum may be represented by only a single shareholder or proxy. If no quorum is present within two hours of the start time of the meeting, the meeting shall be dissolved if it was requested by shareholders. In any other case, the meeting shall be adjourned to the next business day, and if shareholders representing not less than one-third of the votes of the Ordinary Shares or each class of shares entitled to vote on the matters to be considered at the meeting are present within one hour of the start time of the adjourned meeting, a quorum will be present. No business may be transacted at any general meeting unless a quorum is present at the commencement of business.

A corporation that is a shareholder shall be deemed for the purpose of our Memorandum and Articles of Association to be present in person if represented by its duly authorized representative. Such duly authorized representative shall be entitled to exercise the same powers on behalf of the corporation which he represents as that corporation could exercise if it were one of our individual shareholders.

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Transfer of Ordinary Shares. Under the BVI Act, the transfer of a registered share which is not listed on a recognized exchange is by a written instrument of transfer signed by the transferor and containing the name of the transferee. However, the instrument must also be signed by the transferee if registration would impose a liability on the transferee to the Company. The instrument of transfer must be sent to the Company for registration. The transfer of a registered share is effective when the name of the transferee is entered in the register of members. The entry of the name of a person in the Company’s register of members is prima facie evidence that legal title in the share vests in that person.

The procedure is different for the transfer of shares that are listed on a recognized exchange. Such shares may be transferred without the need for a written instrument of transfer if the transfer is carried out in accordance with the laws, rules, procedures and other requirements applicable to shares listed on the recognized exchange and subject to the Company’s amended and restated memorandum and articles of association.

Liquidation. As permitted by BVI law and our Memorandum and Articles of Association, the Company may be voluntarily liquidated by a resolution of members or, if permitted under section 199(2) of the BVI Act, by a resolution of directors if we have no liabilities or we are able to pay our debts as they fall due and the value of our assets equals or exceeds our liabilities by resolution of directors and resolution of shareholders. On a liquidation, on winding up or other return of assets of the Company to shareholders (other than on conversion, redemption or purchase of Ordinary Shares), assets available for distribution among the holders of Ordinary Shares shall be distributed among the holders of the Ordinary Shares on a pro rata basis.

Calls on Ordinary Shares and Forfeiture of Ordinary Shares. Our board of directors on the terms established at the time of the issuance of such shares or as otherwise agreed, make calls upon shareholders for any amounts unpaid on their Ordinary Shares in a notice served to such shareholders at least 14 days prior to the specified time of payment. The Ordinary Shares that have been called upon and remain unpaid are subject to forfeiture. For the avoidance of doubt, if the issued Ordinary Shares have been fully paid in accordance with the terms of its issuance and subscription, the board of directors shall not have the right to make calls on such fully paid Ordinary Shares and such fully paid Ordinary Shares shall not be subject to forfeiture.

Redemption of Ordinary Shares. The BVI Act and our Articles of Association permit us to purchase our own shares with the prior written consent of the relevant shareholders, a resolution of directors and in accordance with applicable law.

Variation of Rights of Shares. All or any of the rights as specified in the Memorandum may only, whether or not the Company is being wound up, be varied with the consent in writing of or by a resolution passed at a meeting by the holders of more than 50% of the holders of the issued shares of that class. The rights conferred upon the holders of the shares of any class issued shall not, unless otherwise expressly provided by the terms of issue of the shares of that class, be deemed to be varied by the creation or issue of further shares ranking pari passu with such existing class of shares.

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Inspection of books and records.

Under the BVI Act, holders of our Ordinary Shares are entitled, upon giving written notice to us, to inspect (i) our memorandum and articles of association, as amended and restated from time to time; (ii) the register of members, (iii) the register of directors and (iv) minutes of meetings and resolutions of members, and to make copies and take extracts from the documents and records. However, our directors can refuse access if they are satisfied that to allow such access would be contrary to our interests. See “Where You Can Find More Information.”

Rights of non-resident or foreign shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

Issuance of Additional Shares. Our Memorandum and Articles of Association authorizes our board of directors to issue additional Ordinary Shares from time to time as our board of directors shall determine, provided that such issuance does not exceed the maximum number of shares the Company is authorized to issue.

Register of Members

Under the BVI Act we must keep a register of members and there should be entered therein:

●	the names and addresses of our members, a statement of the number and class of shares held by each member;

●	the date on which the name of any person was entered on the register as a member; and

●	the date on which any person ceased to be a member.

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Under the BVI Act, the register of members of our Company is prima facie evidence of the matters set out therein (that is, the register of members will raise a presumption of fact on the matters referred to above unless rebutted) and a member registered in the register of members is deemed as a matter of the BVI Act to have legal title to the shares as set against its name in the register of members. Upon completion of this offering, we will perform the procedure necessary to update the register of members to record and give effect to the issuance of shares by us to the transfer agent. Once our register of members has been updated, the shareholders recorded in the register of members will be deemed to have legal title to the shares set against their name.

If the name of any person is incorrectly entered in or omitted from our register of members, or if there is any default or unnecessary delay in entering on the register the fact of any person having ceased to be a member of our Company, the person or member aggrieved (or any member of our Company or our Company itself) may apply to the High Court of the British Virgin Islands for an order that the register be rectified, and the Court may either refuse such application or it may, if satisfied of the justice of the case, make an order for the rectification of the register.

Differences in Corporate Law

The BVI Act and the laws of the BVI affecting BVI companies like us and our shareholders differ from laws applicable to United States corporations and their shareholders. Set forth below is a summary of the significant differences between the provisions of the BVI Act applicable to us and for illustrative purposes only, the Delaware Corporation Law, which governs companies incorporated in the State of Delaware.

Mergers and Similar Arrangements. Under the BVI Act two or more companies, each a “constituent Company”, may merge or consolidate in accordance with Section 170 of the BVI Act. A merger means the merging of two or more constituent companies into one of the constituent companies and a consolidation means the uniting of two or more constituent companies into a new company. In order to merge or consolidate, the directors of each constituent company must approve a written plan of merger or consolidation, which must be authorized by a resolution of shareholders. While a director may vote on the plan of merger or consolidation even if he has a financial interest in the plan, the interested director must disclose the interest to all other directors of the company promptly upon becoming aware of the fact that he is interested in a transaction entered into or to be entered into by the company.

A transaction entered into by our Company in respect of which a director is interested (including a merger or consolidation) is voidable by us unless the director’s interest was (a) disclosed to the board prior to the transaction or (b) the transaction is (i) between the director and the company and (ii) the transaction is in the ordinary course of the company’s business and on usual terms and conditions. Notwithstanding the above, a transaction entered into by the company is not voidable if the material facts of the interest are known to the shareholders and they approve or ratify it or the company received fair value for the transaction.

Shareholders not otherwise entitled to vote on the merger or consolidation may still acquire the right to vote if the plan of merger or consolidation contains any provision that, if proposed as an amendment to the Memorandum or Articles of Association, would entitle them to vote as a class or series on the proposed amendment. In any event, all shareholders must be given a copy of the plan of merger or consolidation irrespective of whether they are entitled to vote at the meeting to approve the plan of merger or consolidation. The shareholders of the constituent companies are not required to receive shares of the surviving or consolidated company but may receive debt obligations or other securities of the surviving or consolidated company, other assets, or a combination thereof. Further, some or all of the shares of a class or series may be converted into a kind of asset while the other shares of the same class or series may receive a different kind of asset. As such, not all the shares of a class or series must receive the same kind of consideration. After the plan of merger or consolidation has been approved by the directors and authorized by a resolution of the shareholders, articles of merger or consolidation are executed by each company and filed with the Registrar of Corporate Affairs in the BVI. A shareholder may dissent from a mandatory redemption of his shares pursuant to an arrangement (if permitted by the court), a merger (unless the shareholder was a shareholder of the surviving company prior to the merger and continues to hold the same or similar shares after the merger) or a consolidation. A shareholder properly exercising his dissent rights is entitled to a cash payment equal to the fair value of his shares.

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A shareholder dissenting from a merger or consolidation must object in writing to the merger or consolidation before the vote by the shareholders on the merger or consolidation, unless notice of the meeting was not given to the shareholder. If the merger or consolidation is approved by the shareholders, the company must give notice of this fact to each shareholder who gave written objection within 20 days immediately following the date of the shareholders’ approval. These shareholders then have 20 days from the date of such notice to give to the company their written election in the form specified by the BVI Act to dissent from the merger or consolidation, provided that in the case of a merger, the 20 days starts when the plan of merger is delivered to the shareholder. Upon giving notice of his election to dissent, a shareholder ceases to have any shareholder rights except the right to be paid the fair value of his shares. As such, the merger or consolidation may proceed in the ordinary course notwithstanding his dissent. Within seven days of the later of the delivery of the notice of election to dissent and the effective date of the merger or consolidation, the company must make a written offer to each dissenting shareholder to purchase his shares at a specified price per share that the company determines to be the fair value of the shares. The company and the shareholder then have 30 days to agree upon the price. If the company and a shareholder fail to agree on the price within the 30 days, then the company and the shareholder shall, within 20 days immediately following the expiration of the 30-day period, each designate an appraiser and these two appraisers shall designate a third appraiser. These three appraisers shall fix the fair value of the shares as of the close of business on the day prior to the shareholders’ approval of the transaction without taking into account any change in value as a result of the transaction.

Shareholders’ Suits.

There are both statutory and common law remedies available to our shareholders as a matter of British Virgin Islands law. These are summarized below.

Prejudiced members

A shareholder who considers that the affairs of the company have been, are being, or are likely to be, conducted in a manner that is, or any act or acts of the company have been, or are, likely to be oppressive, unfairly discriminatory or unfairly prejudicial to him in that capacity, can apply to the court under Section 184I of the BVI Act, inter alia, for an order that his shares be acquired, that he be provided compensation, that the Court regulate the future conduct of the company, or that any decision of the company which contravenes the BVI Act or our memorandum and articles of association be set aside.

Derivative actions

Section 184C of the BVI Act provides that a shareholder of a company may, with the leave of the Court, bring an action in the name of the company to redress any wrong done to it.

Just and equitable winding up

In addition to the statutory remedies outlined above, shareholders can also petition for the winding up of a company on the grounds that it is just and equitable for the court to so order. Save in exceptional circumstances, this remedy is only available where the company has been operated as a quasi-partnership and trust and confidence between the partners has broken down.

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Indemnification of Directors and Executive Officers and Limitation of Liability. BVI law does not limit the extent to which a company’s memorandum and articles of association may provide for indemnification of officers and directors, except to the extent any provision providing indemnification may be held by the BVI courts to be contrary to public policy (e.g. for purporting to provide indemnification against civil fraud or the consequences of committing a crime). Under our Memorandum and Articles of Association, we indemnify against all expenses, including legal fees, and against all judgments, fines and amounts paid in settlement and reasonably incurred in connection with legal, administrative or investigative proceedings for any person who:

●	is or was a party or is threatened to be made a party to any threatened, pending or completed proceedings, whether civil, criminal, administrative or investigative, by reason of the fact that the person is or was our director; or

●	is or was, at our request, serving as a director or officer of, or in any other capacity is or was acting for, another body corporate or a partnership, joint venture, trust or other enterprise.

These indemnities only apply if the person acted honestly and in good faith with a view to our best interests and, in the case of criminal proceedings, the person had no reasonable cause to believe that his conduct was unlawful. This standard of conduct is generally the same as permitted under the Delaware General Corporation Law for a Delaware corporation. In addition, we will enter into indemnification agreements with our directors and executive officers that provide such persons with additional indemnification beyond that provided in our Memorandum and Articles of Association.

Insofar as indemnification for liabilities arising under the Securities Act may be permitted to our directors, officers or persons controlling us under the foregoing provisions, we have been informed that in the opinion of the SEC, such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

Directors’ Fiduciary Duties. Under Delaware corporate law, a director of a Delaware corporation has a fiduciary duty to the corporation and its shareholders. This duty has two components: the duty of care and the duty of loyalty. The duty of care requires that a director act in good faith, with the care that an ordinarily prudent person would exercise under similar circumstances. Under this duty, a director must inform himself of, and disclose to shareholders, all material information reasonably available regarding a significant transaction. The duty of loyalty requires that a director acts in a manner he reasonably believes to be in the best interests of the corporation. He must not use his corporate position for personal gain or advantage. This duty prohibits self-dealing by a director and mandates that the best interest of the corporation and its shareholders take precedence over any interest possessed by a director, officer or controlling shareholder and not shared by the shareholders generally. In general, actions of a director are presumed to have been made on an informed basis, in good faith and in the honest belief that the action taken was in the best interests of the corporation. However, this presumption may be rebutted by evidence of a breach of one of the fiduciary duties. Should such evidence be presented concerning a transaction by a director, the director must prove the procedural fairness of the transaction, and that the transaction was of fair value to the corporation.

Under British Virgin Islands law, the directors owe the company certain statutory and fiduciary duties including, among others, a duty to act honestly, in good faith, for a proper purpose and with a view to what the directors believe to be in the best interests of the company. When exercising powers or performing duties as a director, the director is required to exercise the care, diligence and skill that a reasonable director would exercise in the circumstances taking into account, without limitation, the nature of the company, the nature of the decision and the position of the director and the nature of the responsibilities undertaken. In exercising the powers of a director, the directors ensure neither they nor the company acts in a manner which contravenes the BVI Act or our memorandum and articles of association, as amended and restated from time to time. A shareholder has the right to seek damages for breaches of duties owed to us by our directors.

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Shareholder Action by Written Consent. Under the Delaware General Corporation Law, a corporation may eliminate the right of shareholders to act by written consent by amendment to its certificate of incorporation. British Virgin Islands law provides that shareholders may approve corporate matters by way of a written resolution without a meeting signed by or on behalf of shareholders sufficient to constitute the requisite majority of shareholders who would have been entitled to vote on such matter at a general meeting; provided that if the consent is less than unanimous, notice must be given to all non-consenting shareholders.

Shareholder Proposals. Under the Delaware General Corporation Law, a shareholder has the right to put any proposal before the annual meeting of shareholders, provided it complies with the notice provisions in the governing documents. A general meeting may be called by the board of directors or any other person authorized to do so in the governing documents, but shareholders may be precluded from calling general meetings.

British Virgin Islands law and our Articles of Association provide that shareholders holding 30% or more of the voting rights entitled to vote on any matter for which a meeting is to be converted may request that the directors shall requisition a shareholder’s meeting. As a British Virgin Islands Company, we are not obliged by law to call shareholders’ annual general meetings, but our Memorandum and Articles of Association do permit the directors to call such a meeting. The location of any shareholders’ meeting can be determined by the board of directors and can be held anywhere in the world.

Cumulative Voting. Under the Delaware General Corporation Law, cumulative voting for elections of directors is not permitted unless the corporation’s certificate of incorporation specifically provides for it. Cumulative voting potentially facilitates the representation of minority shareholders on a board of directors since it permits the minority shareholder to cast all the votes to which the shareholder is entitled on a single director, which increases the shareholder’s voting power with respect to electing such director. There are no prohibitions in relation to cumulative voting under the laws of the British Virgin Islands but our Articles of Association do not provide for cumulative voting. As a result, our shareholders are not afforded any less protections or rights on this issue than shareholders of a Delaware corporation.

Removal of Directors. Under the Delaware General Corporation Law, a director of a corporation with a classified board may be removed only for cause with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. Under Memorandum and Articles of Association, directors may be removed with or without cause, by a resolution of our shareholders called for the purpose of removing the director or for purposes including the removal of the director. Directors can also be removed by a resolution of directors, with or without cause, passed at a meeting of directors called for the purpose of removing the director or for purposes including the removal of the director.

Transactions with Interested Shareholders. The Delaware General Corporation Law contains a business combination statute applicable to Delaware corporations whereby, unless the corporation has specifically elected not to be governed by such statute by amendment to its certificate of incorporation, it is prohibited from engaging in certain business combinations with an “interested shareholder” for three years following the date that such person becomes an interested shareholder. An interested shareholder generally is a person or a group who or which owns or owned 15% or more of the target’s outstanding voting share within the past three years. This has the effect of limiting the ability of a potential acquirer to make a two-tiered bid for the target in which all shareholders would not be treated equally. The statute does not apply if, among other things, prior to the date on which such shareholder becomes an interested shareholder, the board of directors approves either the business combination or the transaction which resulted in the person becoming an interested shareholder. This encourages any potential acquirer of a Delaware corporation to negotiate the terms of any acquisition transaction with the target’s board of directors.

British Virgin Islands law has no comparable statute and our Memorandum and Articles of Association fails to expressly provide for the same protection afforded by the Delaware business combination statute.

Dissolution; Winding up. Under the Delaware General Corporation Law, unless the board of directors approves the proposal to dissolve, dissolution must be approved by shareholders holding 100% of the total voting power of the corporation. Only if the dissolution is initiated by the board of directors may it be approved by a simple majority of the corporation’s outstanding shares. Delaware law allows a Delaware corporation to include in its certificate of incorporation a supermajority voting requirement in connection with dissolutions initiated by the board. Under the BVI Act and our Memorandum and Articles of Association, we may appoint a voluntary liquidator by a resolution of the shareholders or resolution of directors.

Variation of Rights of Shares. Under the Delaware General Corporation Law, a corporation may vary the rights of a class of shares with the approval of a majority of the outstanding shares of such class, unless the certificate of incorporation provides otherwise. Under BVI law and our Memorandum and Articles of Association, if at any time our shares are divided into different classes of shares, the rights attached to any class may only be varied, whether or not our company is in liquidation, with the consent in writing of or by a resolution passed at a meeting by a majority of the votes cast by those entitled to vote at a meeting of the holders of the issued shares in that class.

Amendment of Governing Documents. Under the Delaware General Corporation Law, a corporation’s governing documents may be amended with the approval of a majority of the outstanding shares entitled to vote, unless the certificate of incorporation provides otherwise. As permitted by British Virgin Islands law, our Memorandum and Articles of Association may be amended with a resolution of our shareholders or, subject to certain exceptions, by resolutions of directors. An amendment is effective from the date it is registered at the Registry of Corporate Affairs in the BVI.

Rights of Non-resident or Foreign Shareholders. There are no limitations imposed by our Memorandum and Articles of Association on the rights of non-resident or foreign shareholders to hold or exercise voting rights on our shares. In addition, there are no provisions in our Memorandum and Articles of Association governing the ownership threshold above which shareholder ownership must be disclosed.

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SHARES ELIGIBLE FOR FUTURE SALE

Prior to this offering, there was no established public trading market for our Ordinary Shares. We cannot assure you that a liquid trading market for our Ordinary Shares will develop on Nasdaq or be sustained after this offering. Future sales of substantial amounts of Ordinary Shares in the public market, or the perception that such sales may occur, could adversely affect the market price of our Ordinary Shares. Further, since a large number of our Ordinary Shares will not be available for sale shortly after this offering because of the contractual and legal restrictions on resale described below, sales of substantial amounts of our Ordinary Shares in the public market after these restrictions lapse, or the perception that such sales may occur, could adversely affect the prevailing market price and our ability to raise equity capital in the future.

Upon completion of this offering, we will have 8,025,000 Ordinary Shares outstanding. All of the Ordinary Shares sold in this offering will be freely transferable by persons other than our “affiliates” without restriction or further registration under the Securities Act. Sales of substantial amounts of our Ordinary Shares in the public market could adversely affect prevailing market prices of our Ordinary Shares. Prior to this offering, there has been no public market for our Ordinary Shares, and while we intend to submit application for the Ordinary Shares to be listed on Nasdaq, we cannot assure you that a regular trading market will develop in the Ordinary Shares.

Lock-Up Agreements

All of our directors and officers have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of twelve (12) months after the date of this prospectus. All other pre-IPO shareholders have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the date of this prospectus. After the expiration of the 6-month period, the Ordinary Shares held by our directors, executive officers and our existing shareholders may be sold subject to the restrictions under Rule 144 under the Securities Act or by means of registered public offerings.

Rule 144

All of our Ordinary Shares outstanding prior to this offering are “restricted shares” as that term is defined in Rule 144 under the Securities Act and may be sold publicly in the United States only if they are subject to an effective registration statement under the Securities Act or pursuant to an exemption from the registration requirements. Under Rule 144 as currently in effect, a person who has beneficially owned our restricted shares for at least six months is generally entitled to sell the restricted securities without registration under the Securities Act beginning 90 days after the date of this prospectus, subject to certain additional restrictions.

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Our affiliates may sell within any three-month period a number of restricted shares that does not exceed the greater of the following:

●	1% of the then outstanding Ordinary Shares of the same class, which will equal approximately 80,250 Ordinary Shares immediately after this offering assuming the over-allotment option is not exercised and 82,687 Ordinary Shares assuming the over-allotment option is exercised in full; or

●	the average weekly trading volume of our Ordinary Shares on Nasdaq during the four calendar weeks preceding the date on which notice of the sale is filed with the SEC.

Affiliates who sell restricted securities under Rule 144 may not solicit orders or arrange for the solicitation of orders, and they are also subject to notice requirements and the availability of current public information about us.

Persons who are not our affiliates are only subject to one of these additional restrictions, the requirement of the availability of current public information about us, and this additional restriction does not apply if they have beneficially owned our restricted shares for more than one year.

Rule 701

In general, under Rule 701 of the Securities Act as currently in effect, each of our employees, consultants or advisors who purchases our Ordinary Shares from us in connection with a compensatory stock or option plan or other written agreement relating to compensation is eligible to resell such Ordinary Shares 90 days after we became a reporting Company under the Exchange Act in reliance on Rule 144, but without compliance with some of the restrictions, including the holding period, contained in Rule 144.

Listing

We have applied to list our Ordinary Shares on The Nasdaq Capital Market under the trading symbol “LOBO”.

Transfer Agent and Registrar

The transfer agent and registrar for our Ordinary Shares is Vstock Transfer, LLC.

Selling Restrictions

No action has been taken in any jurisdiction except the United States that would permit a public offering of our Ordinary Shares, or the possession, circulation or distribution of this prospectus or any other material relating to us or our Ordinary Shares in any jurisdiction where action for that purpose is required. Accordingly, the shares may not be offered or sold, directly or indirectly, and neither this prospectus nor any other offering material or advertisements in connection with the shares may be distributed or published, in or from any country or jurisdiction except in compliance with any applicable rules and regulations of any such country or jurisdiction.

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MATERIAL INCOME TAX CONSIDERATIONS

The following summary of material Cayman Islands, China and United States federal income tax consequences of an investment in our Ordinary Shares is based upon laws and relevant interpretations thereof in effect as of the date of this prospectus, all of which are subject to change. This summary does not deal with all possible tax consequences relating to an investment in our Ordinary Shares, such as the tax consequences under state, local, and other tax laws.

British Virgin Islands Taxation

The Company and all distributions, interest and other amounts paid by the company in respect of the Ordinary Shares of the Company to persons who are not resident in the BVI are exempt from all provisions of the Income Tax Ordinance in the BVI.

No estate, inheritance, succession or gift tax, rate, duty, levy or other charge is payable by persons who are not resident in the BVI with respect to any shares, debt obligation or other securities of the Company.

All instruments relating to transactions in respect of the shares, debt obligations or other securities of the Company and all instruments relating to other transactions relating to the business of the Company are exempt from payment of stamp duty in the BVI provided that they do not relate to real estate in the BVI.

There are currently no withholding taxes or exchange control regulations in the BVI applicable to the Company or its members.

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People’s Republic of China Taxation

According to the Enterprise Income Tax Law of the PRC (the “Income Tax Law”) and the Implementation Regulations of Enterprise Income Tax Law of the PRC, the enterprise income tax for both domestic and foreign-invested enterprises are unified at 25%.

According to the Income Tax Law, income such as dividends, rental, interest and royalty from the PRC derived by a non-resident enterprise which has no establishment in the PRC or has establishment but the income has no relationship with such establishment is subject to a 10% withholding tax, which may be reduced if the foreign jurisdiction of incorporation has a tax treaty with the PRC that provides for a different withholding arrangement, unless the relevant income is specifically exempted from tax under the applicable income tax laws, regulations, notices and decisions which relate to foreign invested enterprises and their investors. Pursuant to the Arrangement between Mainland China and the Hong Kong Special Administrative Region for the Avoidance of Double Taxation and Tax Evasion on Income, the tax rate in respect to dividends paid by a PRC enterprise to a Hong Kong enterprise is reduced to 5% from a standard rate of 10% if the Hong Kong enterprise directly holds at least 25% of the PRC enterprise. Pursuant to the Notice of the State Administration of Taxation on the Issues concerning the Application of the Dividend Clauses of Tax Agreements (“SAT Circular 81”), a Hong Kong resident enterprise must meet the following conditions, among others, in order to enjoy the reduced tax rate: (i) it must directly own the required percentage of equity interests and voting rights in the PRC resident enterprise; and (ii) it must have directly owned such percentage in the PRC resident enterprise throughout the 12 months prior to receiving the dividends. Additionally, China has started an anti-tax treaty shopping practice since the issuance of Circular 601 in 2009. On February 3, 2018, the State Administration of Taxation released the Announcement on Issues concerning the “Beneficial Owner” in Tax Treaties (“PN9”), which provides guidelines in determining a beneficial owner qualification under dividends, interest and royalty articles of tax treaties. PRC tax authorities in general often scrutinize fact patterns case by case in determining foreign shareholders’ qualifications for a reduced treaty withholding tax rate, especially against foreign companies that are perceived as being conduits or lacking commercial substance. Furthermore, according to the Administrative Measures for Non-Resident Enterprises to Enjoy Treatments under Tax Treaties, which became effective in January 2020, where non-resident enterprises judge by themselves that they meet the conditions for entitlement to reduced tax rate according to tax treaties, they may enjoy such entitlement after reporting required information to competent tax authorities provided that they shall collect and retain relevant documents for future reference and inspections.

Provided that our BVI holding company is not deemed to be a PRC resident enterprise, holders of our Ordinary Shares who are not PRC residents will not be subject to PRC income tax on dividends distributed by us or gains realized from the sale or other disposition of our shares. However, under SAT Circular 7, where a non-resident enterprise conducts an “indirect transfer” by transferring taxable assets, including, in particular, equity interests in a PRC resident enterprise, indirectly by disposing of the equity interests of an overseas holding company, the non-resident enterprise, being the transferor, or the transferee or the PRC entity which directly owned such taxable assets may report to the relevant tax authority such indirect transfer. Using a “substance over form” principle, the PRC tax authority may disregard the existence of the overseas holding company if it lacks a reasonable commercial purpose and was established for the purpose of reducing, avoiding or deferring PRC tax. As a result, gains derived from such indirect transfer may be subject to PRC enterprise income tax, and the transferee obligated to withhold the applicable taxes, currently at a rate of 10% for the transfer of equity interests in a PRC resident enterprise. We and our non-PRC resident investors may be at risk of being required to file a return and being taxed under SAT Circular 7, and we may be required to expend valuable resources to comply with SAT Circular 7, or to establish that we should not be taxed thereunder.

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Certain United States Federal Income Tax Considerations

The following discussion is a summary of U.S. federal income tax considerations generally applicable to U.S. Holders (as defined below) of the ownership and disposition of our Ordinary Shares. This summary applies only to U.S. Holders that hold our Ordinary Shares as capital assets (generally, property held for investment) and that have the U.S. dollar as their functional currency. This summary is based on U.S. tax laws in effect as of the date of this prospectus, on U.S. Treasury regulations in effect or, in some cases, proposed as of the date of this prospectus, and judicial and administrative interpretations thereof available on or before such date. All of the foregoing authorities are subject to change, which could apply retroactively and could affect the tax consequences described below. Moreover, this summary does not address the U.S. federal estate, gift, backup withholding, and alternative minimum tax considerations, or any state, local, and non-U.S. tax considerations, relating to the ownership and disposition of our Ordinary Shares. The following summary does not address all aspects of U.S. federal income taxation that may be important to particular investors in light of their individual circumstances or to persons in special tax situations such as:

●	financial institutions or financial services entities;

●	insurance companies;

●	pension plans;

●	cooperatives;

●	regulated investment companies;

●	real estate investment trusts;

●	broker-dealers;

●	traders that elect to use a mark-to-market method of accounting;

●	governments or agencies or instrumentalities thereof;

●	certain former U.S. citizens or long-term residents;

●	tax-exempt entities (including private foundations);

●	persons liable for alternative minimum tax;

●	persons holding stock as part of a straddle, hedging, conversion or other integrated transaction;

●	persons whose functional currency is not the U.S. dollar;

●	passive foreign investment companies;

●	controlled foreign corporations;

●	taxpayers subject to the applicable financial statement accounting rules under Section 451(b) of the U.S. Internal Revenue Code

●	persons that actually or constructively own 5% or more of the total combined voting power of all classes of our voting stock; or

●	partnerships or other entities taxable as partnerships for U.S. federal income tax purposes, or persons holding ordinary shares through such entities.

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PROSPECTIVE INVESTORS ARE URGED TO CONSULT THEIR OWN TAX ADVISORS REGARDING THE APPLICATION OF U.S. FEDERAL TAXATION TO THEIR PARTICULAR CIRCUMSTANCES, AND THE STATE, LOCAL, NON-U.S., OR OTHER TAX CONSEQUENCES OF THE OWNERSHIP AND DISPOSITION OF OUR ORDINARY SHARES.

For purposes of this discussion, a “U.S. Holder” is a beneficial owner of our Ordinary Shares that is, for U.S. federal income tax purposes:

●	an individual who is a citizen or resident of the United States;

●	a corporation (or other entity taxable as a corporation for U.S. federal income tax purposes) created or organized in the United States or under the laws of the United States, any state thereof or the District of Columbia;

●	an estate, the income of which is subject to U.S. federal income taxation regardless of its source; or

●	a trust that (1) is subject to the primary supervision of a court within the United States and the control of one or more U.S. persons for all substantial decisions, or (2) has a valid election in effect under applicable U.S. Treasury regulations to be treated as a U.S. person.

If a partnership (or other entity treated as a partnership for U.S. federal income tax purposes) is a beneficial owner of our Ordinary Shares, the tax treatment of a partner in the partnership will generally depend upon the status of the partner and the activities of the partnership. Partnerships holding our Ordinary Shares and their partners are urged to consult their tax advisors regarding an investment in our Ordinary Shares.

Taxation of Dividends and Other Distributions on Our Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” any cash distributions (including the amount of any PRC tax withheld) paid on our Ordinary Shares out of our current or accumulated earnings and profits, as determined under U.S. federal income tax principles, will generally be includible in the gross income of a U.S. Holder as dividend income on the day actually or constructively received by the U.S. Holder. Because we do not intend to determine our earnings and profits on the basis of U.S. federal income tax principles, any distribution we pay will generally be treated as a “dividend” for U.S. federal income tax purposes. A non-corporate U.S. Holder will be subject to tax on dividend income from a “qualified foreign corporation” at a lower applicable capital gains rate rather than the marginal tax rates generally applicable to ordinary income provided that certain holding period requirements are met. A non-U.S. corporation (other than a corporation that is classified as a PFIC for the taxable year in which the dividend is paid or the preceding taxable year) will generally be considered to be a qualified foreign corporation (i) if it is eligible for the benefits of a comprehensive tax treaty with the United States that the U.S. Secretary of Treasury determines is satisfactory for purposes of this provision and includes an exchange of information program, or (ii) with respect to any dividend it pays on stock that is readily tradable on an established securities market in the United States, including Nasdaq. It is unclear whether dividends that we pay on our Ordinary Shares will meet the conditions required for the reduced tax rate. However, in the event that we are deemed to be a PRC resident enterprise under the PRC Enterprise Income Tax Law (see “Taxation—People’s Republic of China Taxation”), we may be eligible for the benefits of the United States-PRC income tax treaty. If we are eligible for such benefits, dividends we pay on our Ordinary Shares, would be eligible for the reduced rates of taxation described in this paragraph. You are urged to consult your tax advisor regarding the availability of the lower rate for dividends paid with respect to our Ordinary Shares. Dividends received on our Ordinary Shares will not be eligible for the dividends-received deduction allowed to corporations.

Dividends will generally be treated as income from foreign sources for U.S. foreign tax credit purposes and will generally constitute passive category income. Depending on the U.S. Holder’s individual facts and circumstances, a U.S. Holder may be eligible, subject to a number of complex limitations, to claim a foreign tax credit not in excess of any applicable treaty rate in respect of any foreign withholding taxes imposed on dividends received on our Ordinary Shares. A U.S. Holder who does not elect to claim a foreign tax credit for foreign tax withheld may instead claim a deduction, for U.S. federal income tax purposes, in respect of such withholding, but only for a year in which such U.S. Holder elects to do so for all creditable foreign income taxes. The rules governing the foreign tax credit are complex and their outcome depends in large part on the U.S. Holder’s individual facts and circumstances. Accordingly, U.S. Holders are urged to consult their tax advisors regarding the availability of the foreign tax credit under their particular circumstances.

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Taxation of Sale or Other Disposition of Ordinary Shares

Subject to the discussion below under “Passive Foreign Investment Company Rules,” a U.S. Holder will generally recognize capital gain or loss upon the sale or other disposition of Ordinary Shares in an amount equal to the difference between the amount realized upon the disposition and the U.S. Holder’s adjusted tax basis in such Ordinary Shares. Any capital gain or loss will be long term if the Ordinary Shares have been held for more than one year and will generally be U.S.-source gain or loss for U.S. foreign tax credit purposes. Long-term capital gains of non-corporate taxpayers are currently eligible for reduced rates of taxation. In the event that gain from the disposition of the Ordinary Shares is subject to tax in the PRC, such gain may be treated as PRC-source gain under the United States-PRC income tax treaty. The deductibility of a capital loss may be subject to limitations. U.S. Holders are urged to consult their tax advisors regarding the tax consequences if a foreign tax is imposed on a disposition of our Ordinary Shares, including the availability of the foreign tax credit under their particular circumstances.

Passive Foreign Investment Company Rules

A non-U.S. corporation, such as our company, will be classified as a PFIC, for U.S. federal income tax purposes for any taxable year, if either (i) 75% or more of its gross income for such year consists of certain types of “passive” income or (ii) 50% or more of the value of its assets (determined on the basis of a quarterly average) during such year is attributable to assets that produce or are held for the production of passive income. For this purpose, cash and cash equivalents are categorized as passive assets and the company’s goodwill and other unbooked intangibles are taken into account as non-passive assets. Passive income generally includes, among other things, dividends, interest, rents, royalties, and gains from the disposition of passive assets. We will be treated as owning a proportionate share of the assets and earning a proportionate share of the income of any other corporation in which we own, directly or indirectly, more than 25% (by value) of the stock.

No assurance can be given as to whether we may be or may become a PFIC, as this is a factual determination made annually that will depend, in part, upon the composition of our income and assets. Furthermore, the composition of our income and assets may also be affected by how, and how quickly, we use our liquid assets and the cash raised in this offering. Under circumstances where our revenue from activities that produce passive income significantly increase relative to our revenue from activities that produce non-passive income, or where we determine not to deploy significant amounts of cash for active purposes, our risk of becoming classified as a PFIC may substantially increase. In addition, because there are uncertainties in the application of the relevant rules, it is possible that the Internal Revenue Service may challenge our classification of certain income and assets as non-passive or our valuation of our tangible and intangible assets, each of which may result in our becoming a PFIC for the current or subsequent taxable years. If we were classified as a PFIC for any year during which a U.S. Holder held our Ordinary Shares, we generally would continue to be treated as a PFIC for all succeeding years during which such U.S. Holder held our Ordinary Shares even if we cease to be a PFIC in subsequent years, unless certain elections are made.

If we are classified as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, and unless the U.S. Holder makes a mark-to-market election (as described below), the U.S. Holder will generally be subject to special tax rules that have a penalizing effect, regardless of whether we remain a PFIC, on (i) any excess distribution that we make to the U.S. Holder (which generally means any distribution paid during a taxable year to a U.S. Holder that is greater than 125 percent of the average annual distributions paid in the three preceding taxable years or, if shorter, the U.S. Holder’s holding period for the Ordinary Shares), and (ii) any gain realized on the sale or other disposition of Ordinary Shares. Under these rules,

●	the U.S. Holder’s gain or excess distribution will be allocated ratably over the U.S. Holder’s holding period for the Ordinary Shares;

●	the amount allocated to the current taxable year and any taxable years in the U.S. Holder’s holding period prior to the first taxable year in which we are classified as a PFIC (each, a “pre-PFIC year”), will be taxable as ordinary income;

●	the amount allocated to each prior taxable year, other than a pre-PFIC year, will be subject to tax at the highest tax rate in effect for individuals or corporations, as appropriate, for that year; and

●	an additional tax equal to the interest charge generally applicable to underpayments of tax will be imposed in respect of the tax attributable to each prior taxable year, other than a pre-PFIC year, of the U.S. Holder.

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If we are treated as a PFIC for any taxable year during which a U.S. Holder holds our Ordinary Shares, or if any of our subsidiaries is also a PFIC, such U.S. Holder would be treated as owning a proportionate amount (by value) of the shares of any lower-tier PFICs for purposes of the application of these rules. U.S. Holders are urged to consult their tax advisors regarding the application of the PFIC rules to any of our subsidiaries.

As an alternative to the foregoing rules, a U.S. Holder of “marketable stock” in a PFIC may make a mark-to-market election with respect to such stock, provided that such stock is “regularly traded” within the meaning of applicable U.S. Treasury regulations. If our Ordinary Shares qualify as being regularly traded, and an election is made, the U.S. Holder will generally (i) include as ordinary income for each taxable year that we are a PFIC the excess, if any, of the fair market value of Ordinary Shares held at the end of the taxable year over the adjusted tax basis of such Ordinary Shares and (ii) deduct as an ordinary loss the excess, if any, of the adjusted tax basis of the Ordinary Shares over the fair market value of such Ordinary Shares held at the end of the taxable year, but such deduction will only be allowed to the extent of the amount previously included in income as a result of the mark-to-market election. The U.S. Holder’s adjusted tax basis in the Ordinary Shares would be adjusted to reflect any income or loss resulting from the mark-to-market election. If a U.S. Holder makes a mark-to-market election in respect of a corporation classified as a PFIC and such corporation ceases to be classified as a PFIC, the U.S. Holder will not be required to take into account the gain or loss described above during any period that such corporation is not classified as a PFIC. If a U.S. Holder makes a mark-to-market election, any gain such U.S. Holder recognizes upon the sale or other disposition of our Ordinary Shares in a year when we are a PFIC will be treated as ordinary income and any loss will be treated as ordinary loss, but such loss will only be treated as ordinary loss to the extent of the net amount previously included in income as a result of the mark-to-market election.

Because a mark-to-market election cannot be made for any lower-tier PFICs that we may own, a U.S. Holder may continue to be subject to the PFIC rules with respect to such U.S. Holder’s indirect interest in any investments held by us that are treated as an equity interest in a PFIC for U.S. federal income tax purposes.

Furthermore, as an alternative to the foregoing rules, a U.S. Holder that owns stock of a PFIC generally may make a “qualified electing fund” election regarding such corporation to elect out of the PFIC rules described above regarding excess distributions and recognized gains. However, we do not intend to provide information necessary for U.S. Holders to make qualified electing fund elections which, if available, would result in tax treatment different from the general tax treatment for PFICs described above.

If a U.S. Holder owns our Ordinary Shares during any taxable year that we are a PFIC, the U.S. Holder must generally file an annual Internal Revenue Service Form 8621 and provide such other information as may be required by the U.S. Treasury Department, whether or not a mark-to-market election is or has been made. If we are or become a PFIC, you should consult your tax advisor regarding any reporting requirements that may apply to you.

You should consult your tax advisors regarding how the PFIC rules apply to your investment in our Ordinary Shares.

Non-U.S. Holders

Cash dividends paid or deemed paid to a Non-U.S. Holder with respect to the Ordinary Shares generally will not be subject to U.S. federal income tax unless such dividends are effectively connected with the Non-U.S. Holder’s conduct of a trade or business within the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States).

In addition, a Non-U.S. Holder generally will not be subject to U.S. federal income tax on any gain attributable to a sale or other taxable disposition of the Ordinary Shares unless such gain is effectively connected with its conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, is attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) or the Non-U.S. Holder is an individual who is present in the United States for 183 days or more in the taxable year of such sale or other disposition and certain other conditions are met (in which case, such gain from U.S. sources generally is subject to U.S. federal income tax at a 30% rate or a lower applicable tax treaty rate).

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Cash dividends and gains that are effectively connected with the Non-U.S. Holder’s conduct of a trade or business in the United States (and, if required by an applicable income tax treaty, are attributable to a permanent establishment or fixed base that such holder maintains or maintained in the United States) generally will be subject to regular U.S. federal income tax at the same regular U.S. federal income tax rates as applicable to a comparable U.S. Holder and, in the case of a Non-U.S. Holder that is a corporation for U.S. federal income tax purposes, may also be subject to an additional branch profits tax at a 30% rate or a lower applicable tax treaty rate.

Information Reporting and Backup Withholding

Certain U.S. Holders are required to report information to the Internal Revenue Service relating to an interest in “specified foreign financial assets,” including shares issued by a non-United States corporation, for any year in which the aggregate value of all specified foreign financial assets exceeds $50,000 (or a higher dollar amount prescribed by the Internal Revenue Service), subject to certain exceptions (including an exception for shares held in custodial accounts maintained with a U.S. financial institution). These rules also impose penalties if a U.S. Holder is required to submit such information to the Internal Revenue Service and fails to do so.

In addition, dividend payments with respect to our Ordinary Shares and proceeds from the sale, exchange or redemption of our Ordinary Shares may be subject to additional information reporting to the IRS and possible U.S. backup withholding. Backup withholding will not apply, however, to a U.S. Holder who furnishes a correct taxpayer identification number and makes any other required certification on IRS Form W-9 or who is otherwise exempt from backup withholding. U.S. Holders who are required to establish their exempt status generally must provide such certification on IRS Form W-9. U.S. Holders are urged to consult their tax advisors regarding the application of the U.S. information reporting and backup withholding rules.

Backup withholding is not an additional tax. Amounts withheld as backup withholding may be credited against your U.S. federal income tax liability, and you may obtain a refund of any excess amounts withheld under the backup withholding rules by filing the appropriate claim for refund with the IRS and furnishing any required information. We do not intend to withhold taxes for individual shareholders. However, transactions effected through certain brokers or other intermediaries may be subject to withholding taxes (including backup withholding), and such brokers or intermediaries may be required by law to withhold such taxes.

THE PRECEDING DISCUSSION OF U.S. FEDERAL TAX CONSIDERATIONS IS FOR GENERAL INFORMATION PURPOSES ONLY. IT IS NOT TAX ADVICE. EACH PROSPECTIVE INVESTOR SHOULD CONSULT ITS OWN TAX ADVISOR REGARDING THE PARTICULAR U.S. FEDERAL, STATE, LOCAL AND FOREIGN TAX CONSEQUENCES OF PURCHASING, HOLDING AND DISPOSING OF OUR ORDINARY SHARES, INCLUDING THE CONSEQUENCES OF ANY PROPOSED CHANGE IN APPLICABLE LAWS.

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UNDERWRITING

We have entered into an underwriting agreement dated [●], 2023 with Kingswood, a division of Kingswood Capital Partners, LLC, or the Representative, acting as the lead managing underwriter and book-runner with respect to the Ordinary Shares subject to this offering. Subject to the terms and conditions of the underwriting agreement, we have agreed to sell to the underwriters, and each underwriter named below has severally agreed to purchase from us, on a firm commitment basis, the number of Ordinary Shares set forth opposite its name below, at the public offering price, less the underwriting discount set forth on the cover page of this prospectus:

Name	Number of Shares to be purchased from the Company
Kingswood, a division of Kingswood Capital Partners, LLC

Total:	1,625,000

The underwriters are offering the Ordinary Shares subject to their acceptance of the Ordinary Shares from us and subject to prior sale. The underwriting agreement provides that the obligations of the underwriters to pay for and accept delivery of the Ordinary Shares offered by this prospectus are subject to the approval of certain legal matters by their counsel and to certain other conditions. The underwriters are obligated to take and pay for all of the Ordinary Shares offered by this prospectus if any such shares are taken. However, the underwriters are not required to take or pay for the Ordinary Shares covered by the underwriters’ over-allotment option described below.

Over-allotment Option

We have granted to the underwriters an option, exercisable for 45 days after closing of this offering, to purchase up to an additional 243,750 Ordinary Shares at the public offering price listed on the cover page of this prospectus, less underwriting discounts and commissions. The option may be exercised in whole or in part, and may be exercised more than once, during the 45-day option period. The underwriters may exercise this option solely for the purpose of covering over-allotments, if any, made in connection with the offering contemplated by this prospectus. To the extent the option is exercised, each underwriter will become obligated, subject to certain conditions, to purchase the same percentage of the additional shares as the number listed next to the underwriter’s name in the preceding table bears to the total number of shares listed next to the names of all underwriters in the preceding table. If any additional Ordinary Shares are purchased, the underwriters will offer these Ordinary Shares on the same terms as those on which the other Ordinary Shares are being offered.

The Representative has advised us that it proposes to offer the shares to the public at the public offering price set forth on the cover page of this prospectus and to certain dealers at that price less a concession not in excess of US$[●] per share. The underwriters may allow, and certain dealers may re-allow, a discount from the concession not in excess of US$[●] per share to certain brokers and dealers. After this offering, the public offering price, concession and reallowance to dealers may be reduced by the Representative. No such reduction shall change the amount of proceeds to be received by us as set forth on the cover page of this prospectus. The securities are offered by the underwriters as stated herein, subject to receipt and acceptance by them and subject to their right to reject any order in whole or in part. The underwriters have informed us that they do not intend to confirm sales to any accounts over which they exercise discretionary authority.

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Discounts, Commissions and Expenses

The underwriting discounts and commissions are 7.0% of the initial public offering price.

The following table shows the price per share and total public offering price, underwriting discounts and commissions, and proceeds before expenses to us. These amounts are shown assuming both no exercise and full exercise of the underwriters’ over-allotment option.

	Total
	Per Share		No Exercise		Full Exercise
Public offering price	US$	4.00	US$	6,500,000	US$	7,475,000

Underwriting discounts and commissions to be paid by us:	US$	0.28	US$	455,000	US$	523,250

Proceeds, before expenses, to us	US$	3.72	US$	6,045,000	US$	6,951,750

We will also pay to the Representative by deduction from the net proceeds of the offering contemplated herein, a non-accountable expense allowance equal to one percent (1.0%) of the gross proceeds received by us from the sale of the Ordinary Shares (excluding any Ordinary Shares sold pursuant to the underwriter’s over-allotment option).

We agreed to pay $70,000 as an advance towards the Representative’s accountable expenses (US$35,000 paid upon execution of the engagement letter in connection with this offering, and an additional US$35,000 to be paid upon receipt of initial comments from the SEC to the registration statement of which this prospectus forms a part), (together, the “Advance”). As of the date of this prospectus, we have paid US$35,000 of the Advance to the Representative; any portion of the Advance will be returned to us to the extent the Representative’s out-of-pocket accountable expenses are not actually incurred in accordance with FINRA Rule 5110(g)(4)(A).

We have agreed to reimburse the Representative for its expenses relating to the offering up to a maximum of $183,000, including but not limited to expenses and disbursements relating to background checks of the Company’s officers and directors, legal fees, reasonable travel and lodging expenses incurred by the Representative or its counsel in connection with visits to, and examinations of, the Company, and “tombstone or Lucite” advertisements.

We estimate that the total expenses of the offering payable by us, excluding the underwriters’ discount and commissions and non-accountable expense allowance will be approximately US$883,245 including a maximum aggregate reimbursement of US$183,000 of Representative’s accountable expenses.

144

Representative’s Warrants

In addition, we have agreed to issue warrants to the Representative to purchase a number of Ordinary Shares equal to 10% of the total number of Ordinary Shares sold in this offering (including any Ordinary Shares sold pursuant to an exercise of the over-allotment option). Such warrants shall have an exercise price equal to 110% of the offering price of the Ordinary Shares sold in this offering. The Representative’s warrants may be exercised in cash or on a cashless basis, will be exercisable for five years from the commencement of sales of this offering and will terminate on the fifth anniversary of the commencement of sales of this offering. The warrants are not redeemable by us. The Representative’s warrants and the underlying shares will be deemed compensation by FINRA, and therefore will be subject to FINRA Rule 5110. In accordance with FINRA Rule 5110(e)(1), and except as otherwise permitted by FINRA rules, neither the Representative’s warrants nor any of our Ordinary Shares issued upon exercise of the Representative’s warrants may be sold, transferred, assigned, pledged or hypothecated, or be the subject of any hedging, short sale, derivative, put or call transaction that would result in the effective economic disposition of such securities by any person, for a period of 180 days immediately following the commencement of sales in this offering, except as permitted by Rule 5110(e)(2). In addition, although the Representative’s warrants and the underlying Ordinary Shares will be registered by the registration statement of which this prospectus forms a part, we have also agreed that the warrants will provide for unlimited piggyback registration and one demand registration right at our expense and an additional demand registration right at the holder’s expense for a period of five years from commencement of sales of this offering and in compliance with FINRA Rule 5110(g)(6) in all respects. These registration rights apply to all of the securities directly and indirectly issuable upon exercise of the Representative’s warrants.

We will bear all fees and expenses attendant to registering the Ordinary Shares issuable upon exercise of the warrants. The exercise price and number of Ordinary Shares issuable upon exercise of the warrants may be adjusted in certain circumstances, including in the event of a stock dividend, extraordinary cash dividend or our recapitalization, reorganization, merger or consolidation.

Indemnification; Indemnification Escrow

We have agreed to indemnify the underwriters against certain liabilities, including liabilities under the Securities Act and liabilities arising from breaches of representations and warranties contained in the underwriting agreement, or to contribute to payments that the underwriters may be required to make in respect of those liabilities.

Concurrently with the execution and delivery of the underwriting agreement, the Company will set up an escrow account with a third-party escrow agent in the United States and will fund such account with $500,000 from the offering proceeds that may be utilized by the underwriters to fund any bona fide indemnification claims of the underwriters arising during the 12-month period following the closing of the offering. The escrow account will be interest bearing, and we will be free to invest the assets in securities. All funds that are not subject to an indemnification claim will be returned to us after the applicable period expires. The Company will pay the reasonable fees and expenses of the escrow agent.

Lock-Up Agreements

Our officers, directors and principal shareholders (10% or more shareholders), have agreed, subject to certain exceptions, to a twelve (12) month “lock-up” period from the closing of this offering with respect to the Ordinary Shares that they beneficially own, including the issuance of shares upon the exercise of convertible securities and options that are currently outstanding or which may be issued. This means that, for a period of twelve (12) months following the closing of the offering, such persons may not offer, sell, pledge or otherwise dispose of these securities without the prior written consent of the Representative. We have also agreed, in the underwriting agreement, to similar restrictions on the issuance and sale of our securities for twelve (12) months following the closing of this offering, subject to certain customary exceptions, without the prior written consent of the Representative. All other pre-IPO shareholders have agreed, subject to certain exceptions, not to sell, transfer, or dispose of, directly or indirectly, any of our Ordinary Shares or securities convertible into or exercisable or exchangeable for our Ordinary Shares for a period of six (6) months after the date of this prospectus.

The Representative has no present intention to waive or shorten the lock-up period; however, the terms of the lock-up agreements may be waived at its discretion. In determining whether to waive the terms of the lock-up agreements, the Representative may base its decision on its assessment of the relative strengths of the securities markets and companies similar to ours in general, and the trading pattern of, and demand for, our securities in general.

145

Right of First Refusal

For a period of 18 months from the commencement of sales of this offering, we have granted the Representative the right of first refusal to act as lead manager and bookrunner or lead placement agent with respect to any public or private sale of the securities of the Company and/or any of its subsidiaries.

Nasdaq Listing

We have applied to have our Ordinary Shares approved for listing on the Nasdaq under the symbol “LOBO.” We make no representation that such application will be approved or that our Ordinary Shares will trade on such market either now or at any time in the future; notwithstanding the foregoing, we will not close this offering unless such Ordinary Shares will be listed on the Nasdaq at the completion of this offering.

Electronic Distribution

A prospectus in electronic format may be made available on websites or through other online services maintained by Representative or by its affiliates. Other than the prospectus in electronic format, the information on the Representative’s website and any information contained in any other website maintained by it is not part of this prospectus or the registration statement of which this prospectus forms a part, has not been approved and/or endorsed by us or the Representative in its capacity as an underwriter, and should not be relied upon by investors.

Any underwriter who is a qualified market maker on the Nasdaq may engage in passive market making transactions on the Nasdaq in accordance with Rule 103 of Regulation M, during the Business Day prior to the pricing of the offering, before the commencement of offers or sales. Passive market makers must comply with applicable volume and price limitations and must be identified as passive market makers. In general, a passive market maker must display its bid at a price not in excess of the highest independent bid for such security; if all independent bids are lowered below the passive market maker’s bid, however, the passive market maker’s bid must then be lowered when certain purchase limits are exceeded.

No Prior Public Market

Prior to this offering, there has been no public market for our securities and the public offering price for our Ordinary Shares will be determined through negotiations between us and the Representative. Among the factors to be considered in these negotiations will be prevailing market conditions, our financial information, market valuations of other companies that we and the Representative believe to be comparable to us, estimates of our business potential, the present state of our development and other factors deemed relevant. The offering price for our Ordinary Shares in this offering has been arbitrarily determined by the Company in its negotiations with the underwriters and does not necessarily bear any direct relationship to the assets, operations, book or other established criteria of value of the Company.

Price Stabilization, Short Positions and Penalty Bids

Until the distribution of the Ordinary Shares offered by this prospectus is completed, rules of the SEC may limit the ability of the underwriters to bid for and to purchase our Ordinary Shares. As an exception to these rules, the underwriters may engage in transactions effected in accordance with Regulation M under the Exchange Act that are intended to stabilize, maintain or otherwise affect the price of our Ordinary Shares. The underwriters may engage in over-allotment sales, syndicate covering transactions, stabilizing transactions and penalty bids in accordance with Regulation M.

●	Stabilizing transactions consist of bids or purchases made by the managing underwriter for the purpose of preventing or slowing a decline in the market price of our securities while this offering is in progress.

146

●	Short sales and over-allotments occur when the managing underwriter, on behalf of the underwriting syndicate, sells more of our shares than they purchase from us in this offering. In order to cover the resulting short position, the managing underwriter may exercise the overallotment option described above and/or may engage in syndicate covering transactions. There is no contractual limit on the size of any syndicate covering transaction. The underwriters will deliver a prospectus in connection with any such short sales. Purchasers of shares sold short by the underwriters are entitled to the same remedies under the federal securities laws as any other purchaser of Ordinary Shares covered by the registration statement.

●	Syndicate covering transactions are bids for or purchases of our securities on the open market by the managing underwriter on behalf of the underwriters in order to reduce a short position incurred by the managing underwriter on behalf of the underwriters.

●	A penalty bid is an arrangement permitting the managing underwriter to reclaim the selling concession that would otherwise accrue to an underwriter if the ordinary shares originally sold by the underwriter were later repurchased by the managing underwriter and therefore was not effectively sold to the public by such underwriter.

Stabilization, syndicate covering transactions and penalty bids may have the effect of raising or maintaining the market price of our Ordinary Shares or preventing or retarding a decline in the market price of our Ordinary Shares. As a result, the price of our Ordinary Shares may be higher than the price that might otherwise exist in the open market.

Neither we nor the underwriters make any representation or prediction as to the effect that the transactions described above may have on the prices of our Ordinary Shares. These transactions may occur on the Nasdaq or on any trading market. If any of these transactions are commenced, they may be discontinued without notice at any time.

Other Relationships

The underwriters and certain of their affiliates are full service financial institutions engaged in various activities, which may include securities trading, commercial and investment banking, financial advisory, investment management, investment research, principal investment, hedging, financing and brokerage activities. Some of the underwriters and certain of their affiliates may, in the future, engage in investment banking and other commercial dealings in the ordinary course of business with us and our affiliates, for which they may in the future receive customary fees, commissions and expenses. In addition, in the ordinary course of their business activities, the underwriters and their affiliates may make or hold a broad array of investments and actively trade debt and equity securities (or related derivative securities) and financial instruments (including bank loans) for their own account and for the accounts of their clients. Such investments and securities activities may involve securities and/or instruments of ours or our affiliates. The underwriters and their affiliates may also make investment recommendations and/or publish or express independent research views in respect of such securities or financial instruments and may hold, or recommend to clients that they acquire, long and/or short positions in such securities and instruments.

Offers Outside the United States

Other than in the United States, no action has been taken by us or the underwriters that would permit a public offering of the Ordinary Shares offered by this prospectus in any jurisdiction where action for that purpose is required. The Ordinary Shares offered by this prospectus may not be offered or sold, directly or indirectly, nor may this prospectus or any other offering material or advertisements in connection with the offer and sale of any such shares be distributed or published in any jurisdiction, except under circumstances that will result in compliance with the applicable rules and regulations of that jurisdiction. Persons into whose possession this prospectus comes are advised to inform themselves about and to observe any restrictions relating to the offering and the distribution of this prospectus. This prospectus does not constitute an offer to sell or a solicitation of an offer to buy any Ordinary Shares offered by this prospectus in any jurisdiction in which such an offer or solicitation is unlawful.

Notice to Prospective Investors in Hong Kong

The contents of this prospectus have not been reviewed by any regulatory authority in Hong Kong. You are advised to exercise caution in relation to the offer. If you are in any doubt about any of the contents of this prospectus, you should obtain independent professional advice. Please note that (i) our shares may not be offered or sold in Hong Kong, by means of this prospectus or any document other than to “professional investors” within the meaning of Part I of Schedule 1 of the Securities and Futures Ordinance (Cap.571, Laws of Hong Kong) (SFO) and any rules made thereunder, or in other circumstances which do not result in the document being a “prospectus” within the meaning of the Companies Ordinance (Cap.32, Laws of Hong Kong) (CO) or which do not constitute an offer or invitation to the public for the purpose of the CO or the SFO, and (ii) no advertisement, invitation or document relating to our shares may be issued or may be in the possession of any person for the purpose of issue (in each case whether in Hong Kong or elsewhere) which is directed at, or the contents of which are likely to be accessed or read by, the public in Hong Kong (except if permitted to do so under the securities laws of Hong Kong) other than with respect to the shares which are or are intended to be disposed of only to persons outside Hong Kong or only to “professional investors” within the meaning of the SFO and any rules made thereunder.

Notice to Prospective Investors in the People’s Republic of China

This prospectus may not be circulated or distributed in the PRC and the Shares may not be offered or sold, and will not offer or sell to any person for re-offering or resale directly or indirectly to any resident of the PRC except pursuant to applicable laws, rules and regulations of the PRC. For the purpose of this paragraph only, the PRC does not include Taiwan and the special administrative regions of Hong Kong and Macau.

147

EXPENSES RELATING TO THIS OFFERING

Set forth below is an itemization of the total expenses, excluding underwriting discounts and commissions, that we expect to incur in connection with this offering. With the exception of the SEC registration fee and the Nasdaq listing fee, all amounts are estimates.

SEC Registration Fee	$915
Nasdaq Listing Fee	$5,000
FINRA Filing Fee	$2,184
Legal Fees and Expenses	$450,000
Accounting Fees and Expenses	$347,500
Printing and Engraving Expenses	$5,995
Miscellaneous Expenses	$71,266
Total	$882,860

LEGAL MATTERS

Loeb & Loeb LLP is acting as counsel to our Company regarding U.S. securities law matters. The validity of the ordinary shares offered hereby will be passed upon for us by Ogier. Certain legal matters with respect to U.S. federal and New York State law in connection with this offering will be passed upon for the Underwriter by Ellenoff Grossman & Schole LLP. Legal matters as to PRC law will be passed upon for us by DeHeng Law Offices (Shenzhen) and for the Underwriter by Jincheng Tongda & Neal Law Firm. Loeb & Loeb LLP may rely upon Ogier with respect to matters governed by BVI law and DeHeng Law Offices (Shenzhen) with respect to matters governed by PRC law.

EXPERTS

The consolidated financial statements as of December 31, 2022 and 2021 and for each of the years then ended included in this prospectus have been so included in reliance on the report of TPS Thayer, LLC, an independent registered public accounting firm, given on the authority of such firm as experts in accounting and auditing.

WHERE YOU CAN FIND ADDITIONAL INFORMATION

We have filed a registration statement, including relevant exhibits, with the SEC on Form F-1 under the Securities Act with respect to the Ordinary Shares to be sold in this offering. This prospectus, which constitutes a part of the registration statement on Form F-1, does not contain all of the information contained in the registration statement. You should read our registration statements and their exhibits and schedules for further information with respect to us and our Ordinary Shares.

Immediately upon the effectiveness of the registration statement on Form F-1 to which this prospectus is a part, we will become subject to periodic reporting and other informational requirements of the Exchange Act as applicable to foreign private issuers. Accordingly, we will be required to file reports, including annual reports on Form 20-F, and other information with the SEC. You can request copies of these documents, upon payment of a duplicating fee, by writing to the SEC.

148

INDEX TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

F-1

LOBO EV TECHNOLOGIES LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED BALANCE SHEETS

(In U.S. dollars except for number of shares)

	As of
	June 30,	December 31,
	2023	2022
	(As Restated)	(As Restated)
Assets
Current assets:
Cash and cash equivalents	$370,171	$182,829
Accounts receivable	2,696,624	3,056,321
Inventories	4,789,969	3,814,028
Amounts due from related parties	1,777,723	3,516,439
Short-term investments	183,195	24,271
Prepaid expenses and other current assets	4,541,742	3,353,124
Total current assets	14,359,424	13,947,012
Property and equipment, net	1,176,666	1,048,806
Intangible assets, net	1,504,399	1,441,691
Operating lease right-of-use assets, net	389,790	499,949
Total Assets	17,430,279	16,937,458

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$762,105	$1,795,420
Advances from customers	1,485,422	159,844
Other current payables	425,683	684,971
VAT payable	5,441,234	4,856,716
Taxes payable	2,178,296	1,921,825
Amounts due to related parties	1,240,544	1,655,627
Short-term Loan	-	202,981
Operating lease liabilities, current	199,634	218,011
Total current liabilities	11,732,918	11,495,395
Operating lease liabilities, non-current	239,269	314,391
Other payables	52,566	48,064
Total liabilities	12,024,753	11,857,850

Commitments and contingencies

Equity:
Common stock (par value of $0.001 per share, 50,000,000 shares authorized, 6,400,000 shares issued and outstanding, as of June 30,2023 and December 31, 2022, respectively)(1)	6,400	6,400
Additional paid-in capital	3,013,333	3,013,333
Retained earnings	2,205,422	1,619,682
Accumulated other comprehensive income	(532,645)	(194,900)
Statutory reserve	494,364	422,330
Total LOBO EV Technologies LTD’s shareholders’ equity	5,186,874	4,866,845
Non-controlling interest	218,652	212,763
Total Equity	5,405,526	5,079,608

Total Liabilities and Equity	$17,430,279	$16,937,458

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(1) Reflects retrospectively the stock dividend of 700,000 shares of ordinary shares issued on September 1, 2023. Refer to Note 1, “Organization and Principal Activities.”

F-2

LOBO EV TECHNOLOGIES LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF OPERATIONS AND COMPREHENSIVE INCOME

(In U.S. dollars except for number of shares)

	Six Months Ended
	June 30,
	2023	2022
	(As Restated)	(As Restated)
Revenues	$8,137,820	$5,489,402
Cost of revenues	6,954,364	4,719,210
Gross Profit	1,183,456	770,192

Operating expenses
Selling and marketing expenses	325,800	216,387
General and administrative expenses	284,134	283,050
Research and development expenses	132,174	28,492
Total operating expenses	742,108	527,929

Operating income	441,348	242,263

Other expenses (income)
Interest expense	4,656	8,620
Other (income)	(484,545)	(20,631)
Total other income, net	(479,889)	(12,011)

Income before income tax expense	921,237	254,274
Income tax expense	249,200	117,877
Net Income	672,037	136,397

Net Income	672,037	136,397
Less: Net income attributable to non-controlling interest	(14,263)	(4,225)
Net income attributable to LOBO EV Technologies LTD	657,774	132,172

Net Income	672,037	136,397
Foreign currency translation adjustments	337,745	233,686
Foreign currency translation adjustments for non-controlling interest	8,374	6,275
Comprehensive income attributable to LOBO EV Technologies LTD	$1,018,156	$376,358

Net income per share, basic and diluted(1)	$0.11	$0.02
Weighted average shares outstanding, basic and diluted(1)	6,400,000	6,400,000

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(1) Reflects retrospectively the stock dividend of 700,000 shares of ordinary shares issued on September 1, 2023. Refer to Note 1, “Organization and Principal Activities.”

F-3

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF EQUITY

FOR THE SIX MONTHS ENDED JUNE 30, 2023 AND 2022

(In U.S. dollars except for number of shares)

For the six months ended June 30, 2023

(As restated)

				Additional			Accumulated Other	Total	Non-
	Common Stock		Subscription	Paid In	Statutory	Retained	Comprehensive	Shareholders’	controlling	Total
	Shares	Amount	Receivable	Capital	Reserve	Earnings	(Loss)/Income	Equity	Interest	Equity
Balance at, December 31, 2022(1)	6,400,000	6,400	-	3,013,333	422,330	1,619,682	(194,900)	4,866,845	212,763	5,079,608
Net income						657,774		657,774	14,263	672,037
Appropriation of statutory reserve					72,034	(72,034)		-		-
Foreign currency translation adjustments							(337,745)	(337,745)	(8,374)	(346,119)
Balance at, June 30, 2023(1)	6,400,000	$6,400	$-	$3,013,333	$494,364	$2,205,422	$(532,645)	$5,186,874	$218,652	$5,405,526

For the six months ended June 30, 2022

(As restated)

				Additional			Accumulated Other	Total	Non-
	Common Stock		Subscription	Paid In	Statutory	Retained	Comprehensive	Shareholders’	controlling	Total
	Shares	Amount	Receivable	Capital	Reserve	Earnings	(Loss)/Income	Equity	Interest	Equity
Balance at, December 31, 2021(1)	6,400,000	6,400	(5,700)	1,810,465	291,599	677,980	154,063	2,934,807	180,587	3,115,394
Net income	-	-	-	-		132,172	-	132,172	4,225	136,397
Appropriation of statutory reserve					34,354	(34,354)		-		-
Foreign currency translation adjustments	-	-	-	-		-	(233,686)	(233,686)	(6,275)	(239,961)
Capital contribution				449,786		-	-	449,786	-	449,786
Balance at, June 30, 2022 (1)	6,400,000	$6,400	$(5,700)	$2,260,251	$325,953	$775,798	$(79,623)	$3,283,079	$178,537	$3,461,616

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

(1) Reflects retrospectively the stock dividend of 700,000 shares of ordinary shares issued on September 1, 2023. Refer to Note 1, “Organization and Principal Activities.”

F-4

LOBO EV TECHNOLOGIES LTD

UNAUDITED INTERIM CONDENSED CONSOLIDATED STATEMENT OF CASH FLOWS

(In U.S. dollars except for number of shares)

	Six Months Ended June 30,
	2023	2022
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$672,037	$136,397
Adjustment to reconcile net income to net cash provided by operating activities
Depreciation and amortization	321,339	117,711
Gain on sale of long-term investments	-	(15,434)
Lease expense of operating lease Right-of-use assets, nets	108,617	104,168
Changes in Operating Assets and Liabilities
Accounts receivable	220,260	347,631
Inventories	(1,216,371)	(1,116,089)
Prepaid expenses and other current assets	(1,858,070)	(819,475)
Accounts payable	(989,725)	(342,545)
Advance from customers	1,395,028	244,968
Other current payables	71,499	99,628
VAT payable	584,518	525,203
Taxes payable	642,125	409,726
Operating lease Liabilities	(89,522)	(51,443)
Net cash used in operating activities	(138,265)	(359,554)

CASH FLOWS FROM INVESTING ACTIVITIES
Interest-free loan to related parties	(11,319,657)	(5,928,607)
Interest-free loan repaid by related parties	12,913,860	5,680,396
Proceeds from sale of long-term equity investments	-	75,395
Purchase of property and equipment	(10,796)	(15,399)
Consideration paid for Reorganization	(1,437,646)	-
Purchase of intangible assets	(324,647)	(92,781)
Net cash used in investing activities	(178,886)	(280,996)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of interest-free loan from related parties	784,512	-
Repayments of interest-free loan to related parties	(60,752)	-
Proceeds from short-term loan	(202,070)	-
Proceeds from additional paid in capital	-	449,786
Net cash provided by financing activities	521,690	449,786

Effect of exchange rate changes on cash and cash equivalents	(17,197)	(22,919)

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	187,342	(213,683)
CASH AND CASH EQUIVALENTS, beginning of period	182,829	614,008
CASH AND CASH EQUIVALENTS, end of period	$370,171	$400,325

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$(72)	$(117,877)
Interest	$(4,660)	$(8,620)

NON-CASH TRANSACTIONS
Addition of Right-of-use assets, nets	$-	$290,130
Liabilities incurred for purchase of property and equipment	$-	$954,644

The accompanying notes are an integral part of these unaudited interim condensed consolidated financial statements.

F-5

LOBO EV TECHNOLOGIES LTD

NOTES TO UNAUDITED INTERIM CONDENSED CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Lobo EV Technologies Ltd. (“LOBO”) was incorporated as a BVI Business Company under the laws of the British Virgin Islands with limited liability on October 25, 2021. LOBO does not conduct any substantive operations on its own, but instead conducts its business operations through its wholly-owned subsidiary in the People’s Republic of China (the “PRC”) and the subsidiary of such entity. LOBO and its subsidiaries are hereinafter collectively referred to as “the Company”. LOBO is an innovative electric vehicles manufacturer and seller. LOBO designs, develops, manufactures and sells e-bicycles, e-mopeds, e-tricycles, and electric four-wheeled shuttles, through its indirectly wholl\-owned subsidiaries, Jiangsu LOBO, Beijing LOBO, Guangzhou LOBO, Tianjin LOBO, Tianjin Bibosch and Wuxi Jinbang. LOBO also provides software solutions for automotive electronics, such as interactive multimedia software systems, multifunctional rear-view mirrors, and dash cams. As described below, LOBO, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization

The Reorganization of the Company’s legal structure was completed on March 14, 2022. The Reorganization involved (i) the incorporation of LOBO in the British Virgin Islands as a holding company; (ii) the incorporation of LOBO Holdings Limited in Hong Kong (“LOBO HK”), as a wholly-owned subsidiary of LOBO; (iii) the share transfer of Jiangsu LOBO from Jiangsu LOBO’s shareholders to LOBO HK, resulting in Jiangsu LOBO becoming a wholly-owned subsidiary of LOBO HK in the PRC.

In March 2023, LOBO HK entered into a supplemental agreement with Jiangsu LOBO’s former shareholders, and agreed the consideration for the share transfer of Jiangsu LOBO to LOBO HK shall be $1,437,646 (RMB 10,000,000), the registered capital amount of Jiangsu LOBO since its incorporation in November 2021. The pro-rata amount to each shareholder of Jiangsu LOBO was documented in the initial share transfer agreement entered in March 2022, when LOBO HK and former Jiangsu LOBO shareholders’ decided the consideration to be zero at the time. In March 2023, when LOBO HK and former Jiangsu LOBO Shareholders entered into the supplemental agreement, the nature of the share transfer transaction did not change, which is still an acquisition under common control. The supplemental agreement is part of the Reorganization process.

Jiangsu LOBO former shareholders include related parties who are also officers of LOBO under current structure, hence the acquisition was accounted for as common control acquisition in accordance with ASC 805-50-45-5. Under the guidance, the current capital structure has been retroactively presented in prior periods as if such structure existed at that time.

The reorganization has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, and therefore, the consideration amount of $1,437,646 is retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements in accordance with ASC805-50-45-5.

The following tables only present the impact of the retrospective adjustments of the additional reorganization consideration on our previously reported consolidated balance sheets, and consolidated statement of equity for the years ended December 31, 2022 and for the six months ended June 30, 2022. The values as previously reported were derived from our Form F-1/A for the fiscal year ended December 31, 2022 filed on June 7, 2023, and on Form F-1 DRSA for the six months ended June 30, 2022 filed on January 6, 2023. As adjusted numbers are previously presented in the Form F-1/A that was filed on September 29, 2023.

CONSOLIDATED BALANCE SHEETS

December 31, 2022

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Other current payables	$383,437	301,534	(a)	$684,971
Amounts due to related parties	519,515	1,136,112	(b)	1,655,627
Total current liabilities	10,057,749	1,437,646	(d)	11,495,395
Total liabilities	10,420,204	1,437,646	(d)	11,857,850
Additional paid-in capital	2,239,679	(1,437,646)	(c)	802,033
Total LOBO EV Technologies LTD’s shareholders’ equity	6,304,491	(1,437,646)	(d)	4,866,845
Total Equity	$6,517,254	(1,437,646)	(d)	$5,079,608

June 30, 2022

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Additional paid-in Capital	1,486,597	$(1,437,646)	(e)	48,951
Total Shareholders’ Equity	4,720,725	$(1,437,646)	(d)	3,283,079
Total Equity	4,899,262	$(1,437,646)	(d)	3,461,616

CONSOLIDATED STATEMENT OF EQUITY

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Additional paid-in Capital at December 31, 2021	1,036,811	$(1,437,646)	(e)	(400,835)
Total Shareholders’ Equity at December 31, 2021	4,372,453	$(1,437,646)	(d)	2,934,807
Total Equity at December 31, 2021	4,553,040	$(1,437,646)	(d)	3,115,394
Additional paid-in Capital at June 30, 2022	1,486,597	$(1,437,646)	(e)	48,951
Total Shareholders’ Equity at June 30, 2022	4,720,725	$(1,437,646)	(d)	3,283,079
Total Equity at June 30, 2022	4,899,262	$(1,437,646)	(d)	3,461,616

Additional paid-in Capital at December 31, 2022	2,239,679	$(1,437,646)	(e)	802,033
Total Shareholders’ Equity at December 31, 2022	6,304,491	$(1,437,646)	(d)	4,866,845
Total Equity at December 31, 2022	$6,517,254	$(1,437,646)	(d)	$5,079,608

(a)	Increase other current payables for the amount of additional Reorganization consideration due to former Jiangsu LOBO sharesholders who are not considered as the Company’s related parties.
(b)	Increase due to related parties for the amount of additional Reorganization consideration due to former Jiangsu LOBO sharesholders who are officers of LOBO HK, and thus considered as the Company’s related parties.
(c)	Decrease additional paid-in capital for the amount of total additional Reorganization consideration.
(d)	These are footing impact on the financial statements.
(e)	Retrospectively adjust the additional paid-in capital amount to the beginning period.
(f)	Retrospectively adjust the 700,000 ordinary share of stock dividend in the common stock par value to the beginning period.

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued ordinary shares of 50,000 to 50,000,000, and decreased the par value of ordinary shares from $1 to $0.001. Then the shareholders surrendered a pro-rata number of ordinary shares of 44,300,000 to the Company for no consideration and thereafter cancelled.   The surrendered shares have been retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements.

Restatement

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders as dividend. The stock dividend was issued subsequent to June 30, 2023, but prior to the issuance of the unaudited interim financial statement for the quarterly period ended June 30, 2023. The Company determined the fair value of the stock dividend of $2,212,000 is material, thus restated the unaudited interim financial statements for the quarterly period ended June 30, 2023.

The following tables only present the impact of the retrospective adjustments of the stock dividend on our previously reported consolidated balance sheets, consolidated statements of operations and comprehensive income, and consolidated statement of equity as of June 30, 2023 and December 31, 2022, and for the six months ended June 30, 2022. The values as previously reported were derived from our Form F-1/A for the six months ended June 30, 2023 filed on September 5, 2023.

F-6

CONSOLIDATED BALANCE SHEETS

June 30, 2023

	As Previously Reported	Retrospective Adjustments	As Adjusted
Common stock, shares	5,700,000	700,000	6,400,000
Common stock, par value	$5,700	$700	$6,400
Additional paid-in capital	802,033	2,211,300	3,013,333
Retained earnings	$4,417,422	$(2,212,000)	$2,205,422

December 31, 2022

	As Previously Reported	Retrospective Adjustments	As Adjusted
Common stock, shares	5,700,000	700,000	6,400,000
Common stock, par value	$5,700	$700	$6,400
Additional paid-in capital	802,333	2,211,300	3,013,333
Retained earnings	$3,831,682	$(2,212,000)	$1,619,682

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the six months ended June 30, 2023

	As Previously Reported	Retrospective Adjustments	As Adjusted
Net income per share, basic and diluted	$0.12	$(0.01)	$0.11
Weighted average shares outstanding, basic and diluted	5,700,000	700,000	6,400,000

For the six months ended June 30, 2022

	As Previously Reported	Retrospective Adjustments	As Adjusted
Weighted average shares outstanding, basic and diluted	5,700,000	700,000	6,400,000

CONSOLIDATED STATEMENT OF EQUITY

For Six Months ended June 30, 2023

	As Previously Reported	Retrospective Adjustments	As Adjusted
Common stock, shares at December 31, 2022	5,700,000	700,000	6,400,000
Common stock, par value at December 31, 2022	$5,700	$700	$6,400
Additional paid-in capital at December 31, 2022	802,033	2,211,300	3,013,333
Retained earnings at December 31, 2022	$3,831,682	$(2,212,000)	$1,619,682
Common stock, shares at June 30, 2023	5,700,000	700,000	6,400,000
Common stock, par value at June 30, 2023	$5,700	$700	$6,400
Additional paid-in capital at June 30, 2023	802,033	2,211,300	3,013,333
Retained earnings at June 30, 2023	$4,417,422	$(2,212,000)	$2,205,422

For Six Months ended June 30, 2022

	As Previously Reported	Retrospective Adjustments	As Adjusted
Common stock, shares at December 31, 2021	5,700,000	700,000	6,400,000
Common stock, par value December 31, 2021	$5,700	$700	$6,400
Additional paid-in Capital at December 31, 2021	(400,835)	2,211,300	1,810,465
Retained earnings at December 31, 2021	2,889,980	(2,212,000)	677,980
Common stock, shares at June 30, 2022	5,700,000	700,000	6,400,000
Common stock, par value June 30, 2022	5,700	700	6,400
Additional paid-in Capital at June 30, 2022	48,951	2,211,300	2,260,251
Retained earnings at December June 30, 2022	2,987,798	(2,212,000)	775,798

As of November 8, 2023, the Company has 50,000,000 ordinary shares authorized, with 6,400,000 ordinary shares issued and outstanding. The stock dividend, all share and per share data as of June 30, 2023 and 2022, and December 31, 2022, and for the six months ended June 30, 2023 and 2022 are retroactively adjusted.

LOBO is a holding company and had not commenced operations until the Reorganization was complete.

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of the PRC Shareholders). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-7

The consolidated financial statements reflect the activities of LOBO and each of the following entities:

			Percentage
	Date of	Place of	of effective
Name	Incorporation	incorporation	ownership	Principal Activities
Wholly owned subsidiaries
LOBO AI Technologies Ltd (LOBO BVI)	October, 2021	BVI	100%	Holding company
LOBO Holdings Ltd (LOBO HK)	November, 2021	HK	100%	Investment holding company
Jiangsu LOBO Electric Vehicle Co. Ltd (Jiangsu LOBO)	November, 2021	PRC	100%	WFOE, a holding company
Beijing LOBO Intelligent Machine Co., Ltd (Beijing LOBO)	August, 2014	PRC	100%	Domestic sales and outsourcing special models of e-bicycle and UVT
Tianjin LOBO Intelligent Robot Co., Ltd (Tianjin LOBO)	October, 2021	PRC	100%	Production of electric bicycles, urban tricycles and elderly scooters
Guangzhou LOBO Intelligent Technologies Co. Ltd (Guangzhou LOBO)	May, 2019	PRC	100%	Software development for automotive electronics
Wuxi Jinbang Electric Vehicle Manufacture Co., Ltd (Wuxi Jinbang)	October, 2002	PRC	85%	Production of electric bicycles and electric moped
Tianjin Bibosch Intelligent Technologies Co., Ltd (Tianjin Bibosch)	March, 2022	PRC	100%	Foreign sales of e-bicycle and UVT

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	(a)	Basis of presentation and principles of consolidation

The accompanying condensed consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The condensed consolidated financial statements include the financial statements of LOBO, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

(b)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment, impairment of short-term investments, long-term investments and long-lived assets, valuation allowance for deferred tax assets and uncertain tax opinions. Actual results could differ from those estimates.

(c)	Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD” or “$”). The functional currency of subsidiaries located in China is the Chinese Renminbi (“RMB”), the functional currency of subsidiaries located in Hong Kong is the Hong Kong dollars (“HK$”). For the entities whose functional currency is the RMB and HK$, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments are reported as foreign currency translation adjustments and are shown as a separate component of other comprehensive loss in the Consolidated Statements of Operations and Comprehensive Income.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

The Consolidated Balance Sheets amounts, with the exception of equity, on June 30, 2023 and December 31, 2022 were translated at RMB7.2513 to $1.00 and RMB6.8972 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to Consolidated Statements of Operations and Comprehensive Income and Cash Flows for the six months ended June 30, 2023 and 2022 were RMB6.9283 to $1.00 and RMB6.4791 to $1.00, respectively.

(d)	Fair Value Measurement

The Company applies Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for identical or similar assets and liabilities in active markets or in inactive markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts of the Company’s financial instruments approximate their fair values because of their short-term nature. The Company’s financial instruments include cash, short-term investments, accounts receivable, amounts due from related parties, other current assets, amounts due to related parties, accounts payable and other current payables.

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

F-8

(f)	Accounts receivable

Accounts receivable are stated at the original amount less an allowance for doubtful receivables, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts. As of June 30, 2023 and December 31, 2022, the Company did not consider necessary to record allowances for doubtful accounts against its accounts receivable.

(g)	Inventories

Inventories, primarily consisting of the raw materials purchased by the Company for battery packs assembling and e-bicycles production, and finished goods including battery packs and e-bicycles, are stated at the lower of cost or net realizable value. Cost of inventory is determined using weighted-average method. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. There were no write-downs recognized for the inventories for the six months ended June 30, 2023 and 2022.

(h)	Short-term investments

Short-term investments include wealth management products. Short-term investments are classified as available for sale, and reported at fair value with unrealized gains and losses included in accumulated other comprehensive income. For the six months ended June 30, 2023 and 2022, the Company did not record any impairment on the short-term investments.

(i)	Deferred IPO costs

Deferred IPO costs represent the incremental costs incurred for the Company’s initial public offering (“IPO”). These costs are deferred and will be deducted from the proceeds of the IPO upon the completion of the IPO. Deferred IPO costs primary include professional fees related to the IPO. As of June 30, 2023 and December 31, 2022, the deferred IPO costs were $1,000,672 and $797,403, respectively. Deferred IPO costs are included in the Prepaid expenses and other current assets in the Consolidated Balance Sheets.

(j)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Production line for e-bicycles	5-10 Years
Furniture, fixtures and office equipment	3-5 Years
Vehicles	4-10 Years

F-9

(k)	Intangible Assets

We purchase software from third parties and recorded the cost in intangible assets on the consolidated balance sheets.

We amortize the purchased software on a straight-line basis over their estimated useful lives, which is typically 3 to 10 years. Amortization expense of Beijing LOBO is included in General and administrative expense, and amortization expense of Guangzhou LOBO is included in cost of revenue as the purchased software in Guangzhou LOBO is directly related to revenue generating activities, on the statements of operations and totaled $192,971 and $68,199 for the six months ended June 30, 2023 and 2022, respectively. We evaluate the purchased software for impairment and did not record impairment losses for the six months ended June 30, 2023 and 2022. Refer to Note 8 – Intangible Assets for additional information regarding our purchased software.

(l)	Capitalized Software Development Costs

In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended, until the software is available for general release. Capitalized software costs primarily include external direct costs of materials and services utilized in developing or obtaining computer software.

Capitalized software costs are included in intangible assets on our consolidated balance sheets. As of June 30, 2023 and December 31, 2022, the software development had not been completed . Once completed, the capitalized cost will be amortized on a straight-line basis when placed into service over the estimated useful lives of the software, which is typically three years. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Refer to Note 8 – Intangible Assets for additional information regarding our capitalized software development costs.

(m)	Impairment of Long-lived Assets

In accordance with ASC Topic 360, Property, Plant, and Equipment, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount. The Company did not record any impairment charge for the six months ended June 30, 2023 and 2022.

(n)	Value Added Tax

LOBO’s China subsidiaries are subject to value-added tax (“VAT”) for providing services and sales of products.

Revenue from providing services and sales of products is generally subject to VAT at applicable tax rates, and subsequently paid to PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected in accrued expenses and other payables. The Company reports revenue net of PRC’s VAT for all the periods presented in the Consolidated Statements of Operations and Comprehensive Income.

(o)	Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from January 1, 2019 and used the modified retrospective method for the revenue from sales of self-manufactured e-bicycles and software development and design services.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Revenue recognition policies are discussed as follows:

F-10

Revenue from sales of electric vehicles and accessories

The Company sells electric vehicles and accessories products to end customers. The transaction price in the contract is fixed and reflected in the sales invoice. The performance obligation is to transfer promised products to a customer upon acceptance by customers, and the Company is primarily responsible for fulfilling the promise to deliver the products to the customers. There is only one performance obligation in the contract and there is no need for allocation. The Company presents the revenue generated from its sales of products on a gross basis as the Company is a principal. The revenue is recognized at a point in time when the Company satisfies the performance obligation.

The Company offers customer warranties generally from three months to one year. The Company analyzed historical warranty and return claims for defective products and concluded that there is no costs associated with warranty and returns claims for the six months ended June 30, 2023 and 2022.

Revenue from sale of software development and design services

The Company provides automobile information and entertainment software development and design services to customers. The software development and design service contracts with customers includes two components: 1) software development, and 2) royalty agreements, and the contracts specify the transaction price for each component. The Company is primarily responsible for fulfilling the promises in both components of the contract, and thus the Company is the principal in both components of the contract.

The Company provides the services to the customer and is the principal for this performance obligation. Software development services includes customized product consulting and planning, technology and function development, verification and certification, prototype, and implementation. A prototype installed with the customized software is built with proprietary technology that is specific to the customer, and thus the prototype has no alternative use and is not a separate performance obligation. All activities, including the prototype, are highly interdependent and highly interrelated. Thus, in accordance with ASC 606-10-25-19, we determined the services are not separately identifiable within the context of the contract, and therefore do not constitute a separate performance obligation on its own. The contract only has one performance obligation, which is to deliver the software to the customer to use in mass production.

The Company transfers control of the software development service over time. The software that the Company developed and designed for its customer is fully customized, and thus the software does not create an asset with an alternative use to the Company. The Company has an enforceable right to payment for performance completed according to the terms of the contract. In accordance with ASC 606-10-25-27, the Company satisfies the performance obligation and recognizes revenue over time using the output method, based on the development milestones confirmed by customers periodically.

A separate revenue stream than sale of software above is when software is delivered and the third-party arranges the production and sales, the Company, as principal, charges a royalty fee per unit sold based on the sales volume generated by its third-party customers from their use of the software. The Company reconciles the royalty fees with its customers on a monthly basis, and recognizes royalty revenues at a point in time at month end.

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced when the Company has satisfied its performance obligation and has unconditional right to the payment. The Company has no contract assets as of June 30, 2023 and December 31, 2022.

Contract liabilities primarily consist of advances from customers. As of June 30, 2023 and December 31, 2022, the Company recorded advances from customers amounted to $1,485,422 and $159,844, respectively.

The Company’s standard warranty on the software development and design services varies from one year to three years or up to 100,000 kilometers of the vehicles that equipped with the software. This warranty primarily includes basic after-sales service, such as software bug fixes. The Company considers the standard warranty is not providing incremental service to customers rather an assurance to the quality of the software development and design services and therefore, is not a separate performance obligation. The Company analyzed historical warranty claims, and warranty cost of $64,485 and $2,403 were recorded in cost of revenues for the six months ended June 30, 2023 and 2022, respectively.

F-11

(p)	Research and Development Expenses

Research and development (“R&D”) expenses are expensed as incurred. R&D costs are related to certain software research and development for internal use.

R&D expenses primarily consist of employee salary and benefit costs. R&D expenses were $132,174 and $28,492 for the six months ended June 30, 2023 and 2022, respectively.

(q)	Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 ($14,138). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(r)	Non-controlling Interest

A non-controlling interest in a subsidiary of the Company represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the Consolidated Balance Sheets, and net income and other comprehensive income attributable to non-controlling shareholders are presented as a separate component on the Consolidated Statements of Operations and Comprehensive Income.

(s)	Segment Reporting

The Company has organized its operations into two operating segments. The segments reflect the way the Company evaluates its business performance and manages its operations by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

The Company has determined that it operates in two operating segments: (1) electric vehicles and accessories sales segment, and (2) software royalties and development and design services segment. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business unit requires different technology and marketing strategies.

F-12

As the Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues and expenses are derived from within the PRC, no geographical segments are presented.

(t)	Net Income Per Share

Basic income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted income per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

(u)	Comprehensive Income

Comprehensive income is comprised of the Company’s net income and other comprehensive income (loss). The components of other comprehensive loss consist solely of foreign currency translation adjustments.

(v)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(w)	Recent Accounting Standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In June 2016, FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard. For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years. The Company adopted ASU 2016-13 effective January 1, 2023 and determined that the update applied to accounts receivable, short-term investments and prepayment to vendors included in the prepaid expenses. The adoption did not have a material effect on our financial statements and did not significantly impact the Company’s accounting policies or estimation methods related to the allowance for doubtful accounts.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

F-13

3.	REVENUES AND COST OF REVENUES

The following table identifies the disaggregation of the Company’s revenues for the six months ended June 30, 2023 and 2022, respectively:

	June 30,2023	June 30,2022
Revenues
Electric vehicles and accessories sales	$7,496,861	$4,991,720

Software royalties	232,462	16,017
Software development and design services	408,497	481,665

Software royalties and development and design subtotal	640,959	497,682

Total revenues accounted for under ASC Topic 606	$8,137,820	$5,489,402

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year.

Cost of electric vehicles and accessories revenues consist primarily of cost of products, labor cost, and other overhead expenses. Cost of Software development and design revenues consist primarily of raw material cost, outsourced development cost, and amortization cost of the intangible assets. The following table identifies the disaggregation of the Company’s cost of revenues for the six months ended June 30, 2023 and 2022, respectively:

	June 30,2023	June 30,2022
Cost of revenues
Electric vehicles and accessories	$6,561,276	$4,521,499
Software development and design services	393,088	197,711

Total cost of revenues	$6,954,364	$4,719,210

4.	ACCOUNTS RECEIVABLE

As of June 30, 2023 and December 31, 2022, accounts receivable consisted of the following, and the Company determined that allowance for doubtful accounts were not necessary.

	As of
	June 30, 2023	December 31, 2022
Accounts receivable	$2,696,624	$3,056,321

5.	SHORT-TERM INVESTMENTS

As of June 30, 2023 and December 31, 2022, short-term investments consisted of the wealth management products totaled $183,195 and $24,271, respectively. Wealth management products are deposits in a financial institution with variable interest rates and not-guaranteed principal, and thus classified as available for sale. The wealth management products were purchased on March 24, 2020, April 29, 2020, May 27, 2021, June 14, 2022, June 15, 2022 and June 7, 2023, and carried at fair value. The Company redeemed certain wealth management products on April 17, 2023 at fair value. Wealth management products had duration of 30 years, during which the Company could redeem the wealth management product at its discretion at any time. For the six months ended June 30, 2023, the weighted average interest rates of the short-term investments are 2.5%, and the Company concluded that the gain or loss from the changes in fair values is immaterial to be recognized in accumulated other comprehensive income on the condensed consolidated balance sheets.

F-14

6.	INVENTORY

As of June 30, 2023 and December 31, 2022, inventory consisted of the following:

	As of
	June 30,2023	December 31,2022
Finished goods(1)	$3,154,876	$2,457,121
Raw materials(2)	1,607,547	1,353,371
Others(3)	27,546	3,536
Total Inventory	$4,789,969	$3,814,028

(1)	Finished goods includes electric vehicles and accessories.

(2)	Raw materials mainly include parts, and battery cells.

(3)	Others includes low-value consumption goods and goods shipped in transit.

There were no write-downs recognized for the inventory for the six months ended June 30, 2023 and 2022.

7.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of June 30, 2023 and December 31, 2022, prepaid expenses and other current assets consisted of the following:

	As of
	June 30, 2023	December 31, 2022
Prepayment to vendors	$3,231,727	$2,148,368
Deferred IPO Costs(1)	1,000,672	797,403
Advances to employees(2)	50,403	29,759
Others(3)	258,940	377,594
Prepaid expenses and other current assets	$4,541,742	$3,353,124

(1)	The balance represented the incremental costs incurred for the Company’s initial public offering (“IPO”), which will be deducted from the proceeds of the IPO upon the completion of the IPO.
(2)	The balance represented advanced to the Company subsidiaries non-director/officer employees.
(3)	The balance primarily represented deductible VAT input tax of $113,794 and $262,447 as of June 30, 2023 and December 31, 2022.

F-15

8.	PROPERTY AND EQUIPMENT, NET

As of June 30, 2023 and December 31, 2022, property and equipment, net consisted of the following:

	As of
	June 30, 2023	December 31, 2022
Production line for e-bicycles	$1,683,869	$1,463,948
Furniture, fixtures and office equipment	170,678	168,595
Vehicles	76,837	80,781
	1,931,384	1,713,324
Less: accumulated depreciation	754,718	664,518
Property and equipment, net	$1,176,666	$1,048,806

For the six months ended June 30, 2023 and 2022, depreciation expense amounted to $128,368 and $49,512, respectively. There was no disposal or impairment recorded to property and equipment for the six months ended June 30, 2022.

9.	INTANGIBLE ASSETS, NET

As of June 30, 2023 and December 31, 2022, intangible assets, net consisted of the following:

The capitalized software for internal use had not been completed as of June 30, 2023, thus the Company has not started amortization of the capitalized software costs for internal use as of June 30, 2023. The accumulated amortization as of June 30, 2023 and December 31, 2022 represented the amortization expense of the purchased software.

	As of
	June 30, 2023	December 31, 2022
Purchased software	$1,081,666	$1,129,526
Capitalized software development costs	792,241	506,803
	1,873,907	1,636,329
Less: accumulated amortization	(369,508)	(194,638)
Intangible assets, net	$1,504,399	$1,441,691

In the software development process, once the preliminary project stage was completed and management committed to funding the software through completion and the software will be used to perform the function intended, the application development stage started. In accordance with ASC 350-40-25, the software development costs incurred in the application development stage were capitalized, and the cost incurred in the preliminary project stage were expensed.

For the six months ended June 30, 2023 and 2022, amortization expense amounted to $192,971 and $$68,199. The Company did not recognize impairment loss for the six months ended June 30, 2022 and 2021.

The following summarizes total future amortization expenses of the purchased software at June 30, 2023:

Year ending December 31,
2023 (remaining 6 months)	192,786
2024	378,532
2025	251,417
2026	46,369
2027 and after	184,996
Total future amortization expense	$1,054,100

F-16

10.	ADVANCES FROM CUSTOMERS

Advances from customers are contract liabilities that represent the Company’s obligation to transfer goods or services to customers for which the Company has received prepayments from the customers. As of June 30, 2023 and December 31, 2022, the Company recorded advances from customers that amounted to $1,485,422 and $159,844, respectively.

11.	TAXES PAYABLE

As of June 30, 2023 and December 31, 2022, taxes payable consisted of the following:

	As of
	June 30,	December 31,
	2023	2022
Income tax payable	$1,553,086	$1,382,570
Other tax payable	625,210	539,255
Total tax payable	$2,178,296	$1,921,825

12.	OPERATING LEASE LIABILITIES AND RIGHT OF USE ASSETS

Operating Leases

The Company measured and recorded right of use assets and corresponding operating lease liabilities at the lease commencement dates. The discount rate utilized in such present value calculation was 4.75% based on an estimate of the Company’s incremental borrowing rate. The Company has made operating lease payments in the amount of $77,759 during the six months ended June 30, 2023. Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. For the six months ended June 30, 2023 and 2022, the Company incurred operating lease expense amounted to $96,913 and $104,281, respectively.

Operating lease liabilities as of June 30, 2023 and December 31, 2022, consist of:

	As of
	June 30, 2023	December 31, 2022
Current portion	199,634	$218,011
Long term portion	239,269	314,391
Total operating lease liabilities	$438,903	$532,402

The following summarizes total future minimum operating lease payments at June 30, 2023:

The periods ending December 31,
2023 (Remaining 6 months)	$148,504
2024	182,038
2025	75,881
2026	59,587
2027	-
Total minimum lease payments	466,010
Less: present value discount	(27,107)
Present value of minimum lease payments	$438,903

As of June 30, 2023 and December 31, 2022, the weighted average discount rate for these leases is 4.75% and 4.75%, and the weighted average remaining term is 37 months and 41 months, respectively.

F-17

13.	SHORT-TERM LOAN

On April 21, 2021, the Company’s subsidiary, Wuxi Jinbang entered into a line of credit agreement of $219,691 (RMB1,400,000) with Jiangsu Changjiang Commercial Bank with an annual interest rate of 8.40%. The Company pays interest monthly, and the principal balance at maturity.

In April 2023, the Company paid off the entire balance of the line of credit. Thus, the Company reclassed the bank loan from long-term loan as of December 31, 2021 to short-term loan as of December 31, 2022.

The loan is secured by certain real estate assets owned by Xing Xia, Deputy General Manager and 15% shareholder of Wuxi Jinbang, and his wife, Qiuhua Rong, and guaranteed by Xing Xia, Qiuhua Rong, and Zhiqiang Xu, a former shareholder of Wuxi Jinbang. The Company also incurred other small amounts of interest expense during the normal course of conducting its business.

For the six months ended June 30, 2023 and 2022, the Company recorded interest expenses of $4,656 and $8,620, respectively.

14.	RELATED PARTY TRANSACTIONS AND BALANCES

The following is a list of related parties which the Company had transactions with during the six months ended June 30, 2023 and 2022:

	Name	Relationship
(a)	Jiancong Cai	Deputy General Manager/10% shareholder of the Company
(b)	Huiyan Xie	10% shareholder of the Company
(c)	Huajian Xu	CEO of the Company
(d)	Xing Xia	Deputy General Manager/ 5% shareholder of Wuxi Jinbang
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	Xia Xing(d) holds 49% of the Company’s shares and serves as a supervisor.
(f)	Pingyi Xu	Xu Huajian’s son
(g)	Linhui He	Cai Jiancong (a)’s wife
(h)	Tianjin Dilang Technology Co., Ltd.

Xie Huiyan(b) holds 20% of the Company’s shares, serves as the Company’s executive director and manager, and is the Company’s legal representative; Changzhou Yizhiying Internet of Things Technology Co., Ltd., which is 100% owned by Jiangsu Yidianxing Electric Technology Co., Ltd., holds 80% of the Company’s shares.

(i)	Wealthford Capital Ltd.	57.88% shareholder of the Company; Huanjian Xu (c), CEO of the Company, and his son Pingyi Xu (f) are 100% shareholders of Wealthford Capital Ltd.
(j)	Hangzhou Zhiyi Digital Technology Co., Ltd.	Xu Pingyi(f) holds 90% of the Company’s shares and serves as a supervisor. Xu Huajian(c) holds 10% of the Company’s shares.

Amounts due from related parties

As of June 30, 2023 and December 31, 2022, amounts due from related parties, consisted of the following:

					Exchange
		December 31,		Received	Rate	June 30,
		2022	Provided	Repayment	Translation	2023
Amounts due from related parties
(a)	Jiancong Cai	645,309	1,522,996	(1,763,971)	(20,779)	383,555
(b)	Huiyan Xie	836,320	7,171,441	(7,602,614)	(40,723)	364,424
(d)	Xing Xia	2,034,810	2,625,220	(3,547,275)	(83,011)	1,029,744
Total amounts due from related parties		$3,516,439	$11,319,657	$(12,913,860)	$(144,513)	$1,777,723

The balance mainly represented the interest-free loan receivables from the shareholders and related entity. The amounts due from our CEO, Huajian Xu and COO, Jiancong Cai will be fully repaid to the Company prior to the effective date of this registration statement.

F-18

Amounts due to Related Parties

As of June 30, 2023 and December 31, 2022, amounts due to related parties consisted of the following:

					Exchange
		December 31,			Rate	June 30,
		2022	Borrowed	Repaid	Translation	2023
Amounts due to related parties
(e)	Jiancong Cai	$146,637	-	(146,637)	-	-
(f)	Huiyan Xie	146,573	-	(146,573)	-	-
(g)	Huajian Xu	1,192,611	784,512	(733,848)	(2,731)	1,240,544
(h)	Pingyi Xu	$169,806	-	(169,806)	-	$-
Total amounts due to related parties		$1,655,627	$784,512	$(1,196,864)	$(2,731)	$1,240,544

The balances represented interest-free loans payable to shareholders.

Total amount of $1,196,864 repaid to related parties during the six months ended June 30, 2023 includes $1,136,112 of the reorganization consideration, and $60,752 repaid to Huajian Xu for other due to related party amount. $301,534 of the remaining reorganization consideration was paid to other Jiangsu LOBO shareholders who are not considered the Companies related parties, the amount was recorded in Other current payables as of December 31, 2022. The total payment of $1,437,646 for additional reorganization consideration was presented as investing activity on the condensed consolidated statement of cash flows for six months ended June 30, 2023.

There were no other transactions between the Company and its related parties during the six months ended June 30, 2023 and 2022.

15.	INCOME TAXES

BVI – British Virgin Islands

The Company is incorporated in the BVI. Under the current laws of the BVI, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the BVI.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD 2 million will be taxed at 16.5%. The Company’s Hong Kong subsidiaries did not have assessable profits that were derived in Hong Kong for the six months ended June 30, 2023 and 2022. Therefore, no Hong Kong profit tax has been provided for the six months ended June 30, 2023 and 2022.

PRC – People’s Republic of China

The Company’s PRC subsidiaries are subject to the PRC Enterprise Income Tax Law (“EIT Law”) and are taxed at the statutory income tax rate of 25%, unless otherwise specified.

The components of the income tax provision are:

	For the Six Months Ended June 30,
	June 30, 2023	June 30, 2022
Current	$249,200	$117,877
Deferred	-	-
Total income tax provision	$249,200	$117,877

The income tax provision is included in our consolidated statement of operations and comprehensive income.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the Six Months Ended June 30,
	2023	2022
Net income before provision for income taxes	$921,237	$254,274
PRC statutory tax rate	25%	25%
Income tax at statutory tax rate	230,309	63,569

Changes in valuation allowance	13,405	51,485
Effect of income tax rate differences in Hong Kong	291	-
Tax effect of non-deductible items	5,195	2,823
Income tax provision	$249,200	$117,877
Effective tax rates	27%	46%

F-19

The current PRC EIT Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by the PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

As of June 30, 2023 and December 31, 2022, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

As of December 31, 2022, there was no tax effect of temporary difference under ASC Topic 740 “Accounting for Income Taxes” that gives rise to deferred tax asset and liability, and there was no net operating loss carried forward.

As of June 30, 2023, the Company’s subsidiary Jiangsu LOBO has total net operating losses of $54,934, which gave rise to deferred tax assets of $13,733. Future tax benefits for these net operating loss carryforwards are recognized to the extent that realization of these benefits is considered more likely than not. As of June 30, 2023, the Company concluded that Jiangsu LOBO will not realize a future tax benefit, thus a full valuation allowance of $13,733 was established and net deferred tax asset was $0 at June 30, 2023.

Accounting for uncertainty tax position

The Company did not identify significant unrecognized tax benefits as of June 30, 2023 and December 31, 2022. The Company did not incur any interest and penalties related to potential underpaid income tax expenses. In general, the PRC tax authority has up to five years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2023 to 2027 of the Company’s PRC subsidiaries remain open to examination by the taxing jurisdictions. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

16.	EQUITY (As Restated)

(a) Ordinary Shares and Additional Paid In Capital

The Company was established under the laws of the British Virgin Islands on October 25, 2021. The authorized number of Ordinary Shares was 50,000,000 with par value of $0.001 per share. As of December 31, 2021, the Company’s shareholders have not funded the capital of the Ordinary Shares in British Virgin Islands and recorded subscription receivable as of December 31, 2021. The Company’s shareholders have funded the $50,000 capital in British Virgin Islands in October and November, 2022.

Upon the Reorganization event described in Note 1, on March 14, 2022, the Company issued the 5,700,000 Ordinary Shares of common stock with par value of $0.001 in exchange for all outstanding common stock of Jiangsu Lobo. The Reorganization has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying financial statements of the Company.

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued ordinary shares of 50,000 to 50,000,000, and decreased the par value of ordinary shares from $1 to $0.001. Then the shareholders surrendered a pro-rata number of ordinary shares of 44,300,000 to the Company for no consideration and thereafter cancelled.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per share. As of October 15, 2023, the Company has 50,000,000 shares authorized, with 6,400,000 ordinary shares issued and outstanding. The stock dividend, all shares data as of June 30, 2023 and 2022, and December 31, 2022 and 2021, and per share data for the periods ended June 30, 2023 and 2022 are presented on a retroactive basis.

In March 2023, the Company entered a supplemental agreement with Jiangsu LOBO shareholders and agreed the consideration to be $1,437,646 (RMB 10,000,000). The consideration amount of $1,437,646 is retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements.

F-20

(b) Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Net income after taxation can be made up for the cumulative prior years’ losses, if any before allocated to the “Statutory reserve”. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors of the Company. As of June 30, 2023 and December 31, 2022, statutory reserve provided were $494,364 and $422,330, respectively.

(c) Non-controlling interest

As of June 30, 2023 and December 31, 2022, the Company’s non-controlling interest represented 15% equity interest of Wuxi Jinbang, which was established October, 2002.

17.	SEGMENT REPORTING

The Company has determined that it operates in two operating segments: (1) electric vehicles and accessories sales, and (2) software royalties and development and design services.

The Company’s Chief Operating Decision Maker (“CODM”), chief executive officer, measures the performance of each segment based on metrics of revenue and profit before taxes from operations and uses these results to evaluate the performance of, and to allocate resources to each of the segments. As most of the Company’s long-lived assets are located in the PRC and most of the Company’s revenues are derived from the PRC, no geographical information is presented. The Company does not allocate assets to its segments as the CODM does not evaluate the performance of segments using asset information.

The following tables present the summary of each reportable segment’s revenue and income, which is considered as a segment operating performance measure, for the period ended June 30, 2023 and 2022:

	Six Months Ended June 30, 2023
	Electric vehicles and accessories sales	Software royalties and development and design services
	Segment	Segment	Consolidated
Current assets	$13,617,876	$741,548	$14,359,424
Non-current assets	1,648,698	1,422,157	3,070,855
Revenues	7,496,861	640,959	8,137,820
Depreciation and amortization	91,200	230,139	321,339
Segment income before tax	811,842	109,395	921,237
Segment gross profit margin	12%	39%	15%
Net income	$590,072	$81,965	$672,037

	Six Months Ended June 30, 2022
	Electric vehicles and accessories sales Segment	Software royalties and development and design services Segment	Consolidated
Current assets	$9,591,128	$1,153,612	$10,744,740
Non-current assets	1,470,644	1,081,897	2,552,541
Revenues	4,991,720	497,682	5,489,402
Depreciation and amortization	58,535	59,176	117,711
Segment income (loss) before tax	(863)	255,137	254,274
Segment gross profit margin	9%	60%	14%
Net income (loss)	$(54,956)	$191,353	$136,397

F-21

18.	CONCENTRATIONS

Concentrations of Credit Risk

As of June 30, 2023 and December 31, 2022 , cash and cash equivalents balances in the PRC are $370,171 and $182,829, respectively, which were primarily deposited in financial institutions located in Mainland China. Each bank account is insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $74,648). To limit exposure to credit risk relating to deposits, the Company primarily places cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and management also continually monitors the financial institutions’ credit worthiness.

Concentrations of Customers

The following table sets forth information as to each customer that accounted for 10% or more of total accounts receivable as of June 30, 2023 and December 31, 2022:

	As of		As of
	June 30, 2023		December 31, 2022
Customer	Amount	% of Total	Amount		% of Total
A	$1,191,233	44.17%	$	*	* %
B	404,582	15.00%		518,907	16.98%
C	404,145	14.99%		*	* %
D	365,264	13.55%		*	* %
E	*	* %		1,508,419	49.35%
F	*	* %		537,601	17.59%
Total	$2,365,224	87.71%		$2,564,927	83.92%

The following table sets forth information as to each customer that accounted for 10% or more of total revenues for the six months ended June 30, 2023 and 2022.

	Six Months Ended June 30,
	2023		2022
Customer	Amount	% of Total	Amount		% of Total

A	$1,421,213	17.46%	$	*	*	%
B	1,145,778	14.08%		*	*	%
C	*	* %		567,600	10.34%
Total	$2,566,991	31.54%		$567,600	10.34%

F-22

The following table sets forth information as to each supplier that accounted for 10% or more of total accounts payable as of June 30, 2023 and December 31, 2022.

	As of		As of
	June 30, 2023		December 31, 2022
Suppliers	Amount	% of Total	Amount		% of Total
A	$384,759	50.49%	$	*	* %
B	115,979	15.22%		*	* %
C	*	* %		403,026	22.45%
D	*	*		299,694	16.69%
E	*	* %		249,164	13.88%
Total	$500,738	65.71%		951,884	53.02%

The following table sets forth information as to each supplier that accounted for 10% or more of total purchase or the six months ended June 30, 2023 and 2022

	Six Months Ended June 30,
	2023		2022
Suppliers	Amount	% of Total	Amount		% of Total

A	$1,831,395	26.35%	$	*	*	%
B	759,940	10.93%		*	*	%
C	*	* %		1,033,961	19.58%
Total	$2,591,335	37.28%		1,033,961	19.58%

*	represented the percentage below 10%

19.	SUBSEQUENT EVENTS (as restated)

In September 2023, the Company issued additional 700,000 ordinary shares to our shareholders on a pro-rata basis as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per share. As of November 17, 2023, the Company has 50,000,000 shares authorized, with 6,400,000 ordinary shares issued and outstanding. The stock dividend, all shares data as of June 30, 2023 and 2022, and December 31, 2022 and 2021, and per share data for the periods ended June 30, 2023 and 2022 are presented on a retroactive basis.

The Company has performed an evaluation of subsequent events through November 17, 2023, which was the date of the issuance of the consolidated financial statements, and determined that no events would have required adjustment or disclosure in the consolidated financial statements other than that discussed above.

F-23

INDEX TO CONSOLIDATED FINANCIAL STATEMENTS

F-24

REPORT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

To the Board of Directors and Shareholders

Lobo EV Technologies Ltd

Opinion on the Financial Statements

We have audited the accompanying consolidated balance sheets of Lobo EV Technologies Ltd and subsidiaries (collectively, the “Company”) as of December 31, 2022 and 2021, and the related consolidated statements of operations and comprehensive income, changes in shareholders’ equity and cash flows for each of the two years in the period ended December 31, 2022, and the related notes (collectively referred to as the “financial statements”). In our opinion, the financial statements present fairly, in all material respects, the consolidated financial position of the Company as of December 31, 2022 and 2021, and the consolidated results of its operations and its consolidated cash flows for each of the two years in the period ended December 31, 2022 in conformity with U.S generally accepted accounting principles.

Basis for Opinion

These financial statements are the responsibility of the Company’s management. Our responsibility is to express an opinion on the Company’s financial statements based on our audits. We are a public accounting firm registered with the Public Company Accounting Oversight Board (United States) (“PCAOB”) and are required to be independent with respect to the Company in accordance with the U.S. federal securities laws and the applicable rules and regulations of the Securities and Exchange Commission and the PCAOB.

We conducted our audits in accordance with the standards of the PCAOB. Those standards require that we plan and perform the audits to obtain reasonable assurance about whether the financial statements are free of material misstatement, whether due to error or fraud. The Company is not required to have, nor were we engaged to perform, an audit of its internal control over financial reporting. As part of our audits, we are required to obtain an understanding of internal control over financial reporting, but not for the purpose of expressing an opinion on the effectiveness of the Company’s internal control over financial reporting. Accordingly, we express no such opinion.

Our audits included performing procedures to assess the risks of material misstatements of the financial statements, whether due to error or fraud, and performing procedures that respond to those risks. Such procedures included examining, on a test basis, evidence regarding the amounts and disclosures in the financial statements. Our audits also included evaluating the accounting principles used and significant estimates made by management, as well as evaluating the overall presentation of the financial statements. We believe that our audits provided a reasonable basis for our opinion.

/s/ TPS Thayer, LLC

We have served as the Company’s auditor since 2021.

Sugar Land, Texas

June 14, 2023, except for Note 1, 15, 17, 20 and 21, as to which the date is November 17, 2023

F-25

LOBO EV TECHNOLOGIES LTD

CONSOLIDATED BALANCE SHEETS

(In U.S. dollars except for number of shares)

	As of
	December 31,	December 31,
	2022	2021

Assets
Current assets:
Cash and cash equivalents	$182,829	$614,008
Accounts receivable	3,056,321	1,459,961
Inventories	3,814,028	1,988,470
Amounts due from related parties	3,516,439	2,649,596
Short-term investments	24,271	6,277
Prepaid expenses and other current assets	3,353,124	1,457,012
Total current assets	13,947,012	8,175,324
Property and equipment, net	1,048,806	302,533
Intangible assets, net	1,441,691	1,112,712
Operating lease right-of-use assets, net	499,949	110,755
Long -term investments	-	1,569,218
Total Assets	16,937,458	11,270,542

Liabilities and Shareholders’ Equity
Current liabilities:
Accounts payable	$1,795,420	$863,240
Advances from customers	159,844	254,494
Other current payables(1)	684,971	540,714
VAT payable	4,856,716	3,636,297
Taxes payable	1,921,825	1,420,096
Amounts due to related parties(1)	1,655,627	1,138,703
Short-term Loan	202,981	-
Operating lease liabilities, current	218,011	24,575
Total current liabilities	11,495,395	7,878,119
Long-term Loan	-	219,691
Operating lease liabilities, non-current	314,391	13,350
Other payables	48,064	43,988
Total liabilities	11,857,850	8,155,148

Commitments and contingencies

Equity:
Common stock (par value of $0.001 per share, 50,000,000 authorized, 6,400,000 issued and outstanding, as of December 31, 2022 and 2021, respectively) (2)	6,400	6,400
Subscription receivable(1) (2)	-	(5,700)
Additional paid-in capital	3,013,333	1,810,465
Retained earnings(2)	1,619,682	677,980
Accumulated other comprehensive income	(194,900)	154,063
Statutory reserve	422,330	291,599
Total LOBO EV Technologies LTD’s shareholders’ equity(1)	4,866,845	2,934,807
Non-controlling interest	212,763	180,587
Total Equity(1)	5,079,608	3,115,394

Total Liabilities and Equity	$16,937,458	$11,270,542

The accompanying notes are an integral part of these consolidated financial statements.

(1) Reflects retrospectively the additional Reorganization consideration of $1,437,646. Refer to Note 1, “Organization and Principal Activities.”

(2) Reflects retrospectively the stock dividend of 700,000 shares of ordinary shares issued on September 1, 2023. Refer to Note 1, “Organization and Principal Activities.”

F-26

LOBO EV TECHNOLOGIES LTD

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

(In U.S. dollars except for number of shares)

	For the years ended
	December 31,
	2022	2021
Revenues	$18,298,565	$14,128,459
Cost of revenues	15,273,181	11,197,314
Gross Profit	3,025,384	2,931,145

Operating expenses
Selling and marketing expenses	585,772	316,457
General and administrative expenses	690,763	324,702
Research and development expenses	227,555	53,139
Total operating expenses	1,504,090	694,298

Operating income	1,521,294	2,236,847

Other expenses (income)
Interest expense	16,715	12,641
Other (income)	(27,949)	(5,680)
Total other (income) expenses, net	(11,234)	6,961

Income before income tax expense	1,532,528	2,229,886
Income tax expense	417,268	568,005
Net Income	1,115,260	1,661,881

Net Income	1,115,260	1,661,881
Less: Net income attributable to non-controlling interest	(42,827)	(13,155)
Net income attributable to LOBO EV Technologies LTD	1,072,433	1,648,726

Net Income	1,115,260	1,661,881
Foreign currency translation adjustments	348,963	(61,220)
Foreign currency translation adjustments for non-controlling interest	10,651	(2,800)
Comprehensive income attributable to LOBO EV Technologies LTD	$1,474,874	$1,597,861

Net income per share, basic and diluted(2)	$0.17	$0.26
Weighted average shares outstanding, basic and diluted(2)	6,400,000	6,400,000

The accompanying notes are an integral part of these consolidated financial statements.

(2) Reflects retrospectively the stock dividend of 700,000 shares of ordinary shares issued on September 1, 2023. Refer to Note 1, “Organization and Principal Activities.”

F-27

CONSOLIDATED STATEMENTS OF CHANGES IN SHAREHOLDERS’ EQUITY

(In U.S. dollars except for number of shares)

	Common Stock		Subscription	Additional Paid In	Statutory	Retained	Accumulated Other Comprehensive	Total Shareholders’	Non- controlling	Total
	Shares	Amount	Receivable	Capital	Reserve	Earnings	(Loss)/Income	Equity	Interest	Equity
Balance at, December 31, 2020(1) (2)	6,400,000	6,400	(5,700)	773,654	123,477	(802,624)	92,843	188,050	164,632	352,682
Net income	-	-	-	-		1,648,726	-	1,648,726	13,155	1,661,881
Appropriation of statutory reserve	-	-	-	-	168,122	(168,122)	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	61,220	61,220	2,800	64,020
Capital contribution				1,036,811	-	-	-	1,036,811	-	1,036,811
Balance at, December 31, 2021(1) (2)	6,400,000	6,400	(5,700)	1,810,465	291,599	677,980	154,063	2,934,807	180,587	3,115,394
Net income	-	-	-	-		1,072,433	-	1,072,433	42,827	1,115,260
Appropriation of statutory reserve	-	-	-	-	130,731	(130,731)	-	-	-	-
Foreign currency translation adjustments	-	-	-	-	-	-	(348,963)	(348,963)	(10,651)	(359,614)
Capital contribution	-	-	5,700	1,202,868	-	-	-	1,208,568	-	1,208,568
Balance at, December 31, 2022(1) (2)	6,400,000	$6,400	$-	$3,013,333	$422,330	$1,619,682	$(194,900)	$4,866,845	$212,763	$5,079,608

The accompanying notes are an integral part of these consolidated financial statements.

(1) Reflects retrospectively the additional Reorganization consideration of $1,437,646. Refer to Note 1, “Organization and Principal Activities.”

(2) Reflects retrospectively the stock dividend of 700,000 shares of ordinary shares issued on September 1, 2023. Refer to Note 1, “Organization and Principal Activities.”

F-28

LOBO EV TECHNOLOGIES LTD

CONSOLIDATED STATEMENTS OF CASH FLOWS

(In U.S. dollars except for number of shares)

	For the Years Ended December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,115,260	$1,661,881
Adjustment to reconcile net income to net cash (used in) provided by operating activities
Depreciation and amortization	347,189	121,875
Gain on disposal of property and equipment	-	(3,168)
Gain on sale of long-term investments	(14,861)
Lease expense of operating lease Right-of-use assets, nets	230,305	111,826
Changes in Operating Assets and Liabilities
Accounts receivable	(1,750,083)	(1,126,425)
Inventories	(2,026,214)	370,970
Prepaid expenses and other current assets	(2,070,066)	(842,358)
Accounts payable	860,369	(473,991)
Advance from customers	(82,999)	(446,830)
Other current payables	178,113	118,740
VAT payable	1,220,419	1,756,920
Taxes payable	938,977	712,439
Operating lease Liabilities	(128,068)	(175,608)
Net cash (used in) provided by operating activities	(1,181,659)	1,786,271

CASH FLOWS FROM INVESTING ACTIVITIES
Interest-free loan to related parties	(19,535,129)	(18,197,697)
Interest-free loan repaid by related parties	18,439,556	18,343,712
Proceeds from sale of property and equipment	-	23,321
Proceeds from sale of long-term equity investments	1,500,966
Purchase of property and equipment	(777,994)	(10,974)
Purchase of intangible assets	(608,806)	(1,083,499)
Purchase of long-term investment	-	(1,550,195)
Net cash used in investing activities	(981,407)	(2,475,332)

CASH FLOWS FROM FINANCING ACTIVITIES
Proceeds of interest-free loan from related parties	519,515	2,559
Repayments of interest-free loan to related parties	(2,454)	(19,775)
Proceeds from long-term loan	-	217,027
Proceeds from additional paid in capital	1,208,568	1,036,811
Net cash provided by financing activities	1,725,629	1,236,622

Effect of exchange rate changes on cash and cash equivalents	6,258	(3,573)

NET (DECREASE) INCREASE IN CASH AND CASH EQUIVALENTS	(431,179)	543,988
CASH AND CASH EQUIVALENTS, beginning of the years	614,008	70,020
CASH AND CASH EQUIVALENTS, end of the years	$182,829	$614,008

SUPPLEMENTAL CASH FLOW INFORMATION
Cash paid during the period for:
Income taxes	$-	$(568,005)
Interest	$(16,715)	$(12,641)

NON-CASH TRANSACTIONS
Addition of Right-of-use assets, nets	$575,581	$149,217
Liabilities incurred for purchase of property and equipment	$162,411	$-

The accompanying notes are an integral part of these consolidated financial statements.

F-29

LOBO EV TECHNOLOGIES LTD

NOTES TO CONSOLIDATED FINANCIAL STATEMENTS

1.	ORGANIZATION AND PRINCIPAL ACTIVITIES

Lobo EV Technologies Ltd. (“LOBO”) was incorporated as an exempted holding company under the laws of the British Virgin Islands on October 25, 2021. LOBO does not conduct any substantive operations on its own, but instead conducts its business operations through its wholly-owned subsidiary in the People’s Republic of China (the “PRC”) and the subsidiary of such entity. LOBO and its subsidiaries are hereinafter collectively referred to as “the Company”. LOBO is an innovative electric vehicles manufacturer and seller. LOBO designs, develops, manufactures and sells e-bicycles, e-mopeds, e-tricycles, and electric four-wheeled shuttles, through its indirectly wholly-owned subsidiaries, Jiangsu LOBO, Beijing LOBO, Guangzhou LOBO, Tianjin LOBO, Tianjin Bibosch and Wuxi Jinbang. LOBO also provides software solutions for automotive electronics, such as interactive multimedia software systems, multifunctional rear-view mirrors, and dash cams. As described below, LOBO, through a series of transactions which is accounted for as a reorganization of entities under common control (the “Reorganization”), became the ultimate parent entity of its subsidiaries. Accordingly, these consolidated financial statements reflect the historical operations of the Company as if the current organization structure had been in existence throughout the periods presented.

Reorganization

The Reorganization of the Company’s legal structure was completed on March 14, 2022. The Reorganization involved (i) the incorporation of LOBO in the British Virgin Islands as a holding company; (ii) the incorporation of LOBO Holdings Limited in Hong Kong (“LOBO HK”), as a wholly-owned subsidiary of LOBO; (iii) the share transfer of Jiangsu LOBO from Jiangsu LOBO’s shareholders to LOBO HK, resulting in Jiangsu LOBO becoming a wholly-owned subsidiary of LOBO HK in the PRC.

LOBO is a holding company and had not commenced operations until the Reorganization was complete.

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of the PRC Shareholders). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

In March 2023, LOBO HK entered into a supplemental agreement with Jiangsu LOBO’s former shareholders, and agreed the consideration for the share transfer of Jiangsu LOBO to LOBO HK shall be $1,437,646 (RMB 10,000,000), the registered capital amount of Jiangsu LOBO since its incorporation in November 2021. The pro-rata amount to each shareholder of Jiangsu LOBO was documented in the initial share transfer agreement entered in March 2022, when LOBO HK and former Jiangsu LOBO shareholders’ decided the consideration to be zero at the time.

In March 2023, when LOBO HK and former Jiangsu LOBO Shareholders entered into the supplemental agreement, the nature of the share transfer transaction did not change, which is still an acquisition under common control. The supplemental agreement is part of the Reorganization process.

Jiangsu LOBO former shareholders include related parties who are also officers of LOBO under current structure, hence the acquisition was accounted for as common control acquisition in accordance with ASC 805-50-45-5. Under the guidance, the current capital structure has been retroactively presented in prior periods as if such structure existed at that time.

The reorganization has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, and therefore, the consideration amount of $1,437,646 is retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements (Retrospective Adjustment -1).

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued ordinary shares of 50,000 to 50,000,000, and decreased the par value of ordinary shares from $1 to $0.001. Then the shareholders surrendered a pro-rata number of ordinary shares of 44,300,000 to the Company for no consideration and thereafter cancelled. The surrendered shares have been retrospectively adjusted as of the beginning of the first period presented in the accompanying consolidated financial statements.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per ordinary share. As of October 15, 2023, the Company has 50,000,000 ordinary shares authorized, with 6,400,000 ordinary shares issued and outstanding. The stock dividend, all share and per share data as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 are retroactively adjusted (Retrospective Adjustment -2).

The following tables present the impact of the retrospective adjustments on our previously reported consolidated balance sheets, and consolidated statement of equity for the years ended December 31, 2022 and 2021. The values as previously reported were derived from our Form F-1/A for the fiscal year ended December 31, 2022 and 2021 filed on June 7, 2023.

F-30

CONSOLIDATED BALANCE SHEETS

December 31, 2021

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Other current payables	$239,180	$301,534	(a)	$540,714
Amounts due to related parties	2,591	1,136,112	(b)	1,138,703
Total current liabilities	6,440,473	1,437,646	(c)	7,878,119
Total liabilities	6,717,502	1,437,646	(c)	8,155,148
Common stock, par value	5,700	700	(e)	6,400
Additional paid-in capital	1,036,811	773,654	(d)	1,810,465
Retained earnings	2,889,980	(2,212,000)	(e)	677,980
Total LOBO EV Technologies LTD’s shareholders’ equity	4,372,453	(1,437,646)	(c)	2,934,807
Total Equity	$4,553,040	$(1,437,646)	(c)	$3,115,394

December 31, 2022

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Other current payables	$383,437	$301,534	(a)	$684,971
Amounts due to related parties	519,515	1,136,112	(b)	1,655,627
Total current liabilities	10,057,749	1,437,646	(c)	11,495,395
Total liabilities	10,420,204	1,437,646	(c)	11,857,850
Common stock, par value	5,700	700	(e)	6,400
Additional paid-in capital	2,239,679	773,654		3,013,333
Retained earnings	3,831,682	(2,212,000)	(e)	1,619,682
Total LOBO EV Technologies LTD’s shareholders’ equity	6,304,491	(1,437,646)	(c)	4,866,845
Total Equity	$6,517,254	$(1,437,646)	(c)	$5,079,608

CONSOLIDATED STATEMENTS OF OPERATIONS AND COMPREHENSIVE INCOME

For the year ended December 31, 2021

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Net income per share, basic and diluted	$0.29	$(0.03)	(e)	$0.26
Weighted average shares outstanding, basic and diluted	5,700,000	700,000	(e)	6,400,000

For the year ended December 31, 2022

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Net income per share, basic and diluted	$0.20	$(0.03)	(e)	$0.17
Weighted average shares outstanding, basic and diluted	5,700,000	700,000	(e)	6,400,000

CONSOLIDATED STATEMENT OF CHANGES IN SHAREHOLDERS’ EQUITY

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Balance at, December 31, 2020
Common stock, shares	5,700,000	700,000	(e)	6,400,000
Comsont stock, par value	$5,700	$700	(e)	$6,400
Additional paid-in capital	-	773,654		773,654
Retained earnings	1,409,376	(2,212,000)	(e)	(802,624)
Total LOBO EV Technologies LTD’s shareholders’ equity	1,625,696	(1,437,646)	(c)	188,050
Total Equity	$1,790,328	$(1,437,646)	(c)	$352,682

Balance at, December 31, 2021
Common stock, shares	5,700,000	700,000	(e)	6,400,000
Comsont stock, par value	$5,700	700	(e)	6,400
Additional paid-in capital	1,036,811	773,654	(d)	1,810,465
Retained earnings	2,889,980	(2,212,000)	(e)	677,980
Total LOBO EV Technologies LTD’s shareholders’ equity	4,372,453	(1,437,646)	(c)	2,934,807
Total Equity	$4,553,040	$(1,437,646)	(c)	$3,115,394

Balance at, December 31, 2022
Common stock, shares	5,700,000	700,000	(e)	6,400,000
Comsont stock, par value	$5,700	700	(e)	6,400
Additional paid-in capital	2,239,679	773,654	(d)	3,013,333
Retained earnings	3,831,682	(2,212,000)	(e)	1,619,682
Total LOBO EV Technologies LTD’s shareholders’ equity	6,304,491	(1,437,646)	(c)	4,866,845
Total Equity	$6,517,254	$(1,437,646)	(c)	$5,079,608

F-31

LOBO EV TECHNOLOGIES LTD

(Parent Company Only)

CONDENSED BALANCE SHEETS

(IN U.S. DOLLARS)

	As Previously Reported	Retrospective Adjustments	Reference	As Adjusted
Balance at, December 31, 2021
Investment in subsidiaries	$4,372,453	$(1,437,646)	(c)	$2,934,807
Total Assets	$4,372,453	$(1,437,646)	(c)	$2,934,807
Common stock, shares	5,700,000	700,000	(e)	6,400,000
Comsont stock, par value	$5,700	$700	(e)	$6,400
Additional paid-in capital	$1,036,811	$773,654	(d)	$1,810,465
Retained earnings	$2,889,980	$(2,212,000)	(e)	$677,980
Equity attributable to LOBO EV Technologies LTD’s shareholders	$4,372,453	$(1,437,646)	(c)	$2,934,807
Total shareholders’ equity	$4,372,453	$(1,437,646)	(c)	$2,934,807
Total Liabilities and Shareholders’ Equity	$4,372,453	$(1,437,646)	(c)	$2,934,807

Balance at, December 31, 2022
Investment in subsidiaries	$6,304,491	$(1,437,646)	(c)	$4,866,845
Total Assets	$6,304,491	$(1,437,646)	(c)	$4,866,845
Common stock, shares	5,700,000	700,000	(e)	6,400,000
Comsont stock, par value	$5,700	$700	(e)	$6,400
Additional paid-in capital	$2,239,679	$773,654	(d)	$3,013,333
Retained earnings	$3,831,682	$(2,212,000)	(e)	$1,619,682
Equity attributable to LOBO EV Technologies LTD’s shareholders	$6,304,491	$(1,437,646)	(c)	$4,866,845
Total shareholders’ equity	$6,304,491	$(1,437,646)	(c)	$4,866,845
Total Liabilities and Shareholders’ Equity	$6,304,491	$(1,437,646)	(c)	$4,866,845

(a)	Increase other current payables for the amount of additional Reorganization consideration due to former Jiangsu LOBO shareholders who are not considered as the Company’s related parties.
(b)	Increase due to related parties for the amount of additional Reorganization consideration due to former Jiangsu LOBO shareholders who are officers of LOBO HK, and thus considered as the Company’s related parties.
(c)	Decrease additional paid-in capital for the amount of total additional Reorganization consideration.
(d)	The combined impact of the additional Reorganization consideration and stock dividend.
(e)	Retrospectively adjust the fair value of the 700,000 ordinary shares issued as stock dividend.

LOBO is a holding company and had not commenced operations until the Reorganization was complete.

During the years presented in these consolidated financial statements, the control of the entities has never changed (always under the control of the PRC Shareholders). Accordingly, the combination has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time and in accordance with ASC 805-50-45-5, the entities under common control are presented on a combined basis for all periods to which such entities were under common control. The consolidation of the Company and its subsidiaries has been accounted for at historical cost and prepared on the basis as if the aforementioned transactions had become effective as of the beginning of the first period presented in the accompanying consolidated financial statements.

The consolidated financial statements reflect the activities of LOBO and each of the following entities:

			Percentage
	Date of	Place of	of effective
Name	Incorporation	incorporation	ownership	Principal Activities
Wholly owned subsidiaries
LOBO AI Technologies Ltd (LOBO BVI)	October, 2021	BVI	100%	Holding company
LOBO Holdings Ltd (LOBO HK)	November, 2021	HK	100%	Investment holding company
Jiangsu LOBO Electric Vehicle Co. Ltd (Jiangsu LOBO)	November, 2021	PRC	100%	WFOE, a holding company
Beijing LOBO Intelligent Machine Co., Ltd (Beijing LOBO)	August, 2014	PRC	100%	Domestic sales and outsourcing special models of e-bicycle and UVT
Tianjin LOBO Intelligent Robot Co., Ltd (Tianjin LOBO)	October, 2021	PRC	100%	Production of electric bicycles, urban tricycles and elderly scooters
Guangzhou LOBO Intelligent Technologies Co. Ltd (Guangzhou LOBO)	May, 2019	PRC	100%	Software development for automotive electronics
Wuxi Jinbang Electric Vehicle Manufacture Co., Ltd (Wuxi Jinbang)	October, 2002	PRC	85%	Production of electric bicycles and electric moped
Tianjin Bibosch Intelligent Technologies Co., Ltd (Tianjin Bibosch)	March, 2022	PRC	100%	Foreign sales of e-bicycle and UVT

F-32

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES

	(a)	Basis of presentation and principles of consolidation

The accompanying consolidated financial statements are prepared in accordance with accounting principles generally accepted in the United States of America (“U.S. GAAP”). The consolidated financial statements include the financial statements of LOBO, and its subsidiaries. All inter-company transactions and balances have been eliminated upon consolidation.

(b)	Use of estimates

The preparation of consolidated financial statements in conformity with U.S. GAAP requires the Company’s management to make estimates and assumptions that affect the reported amounts of assets and liabilities and disclosure of contingent assets and liabilities at the date of the consolidated financial statements and the reported amounts of revenues and expenses during the reporting period and accompanying notes, including allowance for doubtful accounts, the useful lives of property and equipment, impairment of short-term investments, long-term investments and long-lived assets, valuation allowance for deferred tax assets and uncertain tax opinions. Actual results could differ from those estimates.

(c)	Foreign Currency Translation

The reporting currency of the Company is the U.S. dollar (“USD” or “$”). The functional currency of subsidiaries located in China is the Chinese Renminbi (“RMB”), the functional currency of subsidiaries located in Hong Kong is the Hong Kong dollars (“HK$”). For the entities whose functional currency is the RMB and HK$, results of operations and cash flows are translated at average exchange rates during the period, assets and liabilities are translated at the unified exchange rate at the end of the period, and equity is translated at historical exchange rates. As a result, amounts relating to assets and liabilities reported on the statements of cash flows may not necessarily agree with the changes in the corresponding balances on the balance sheets. Translation adjustments are reported as foreign currency translation adjustment and are shown as a separate component of other comprehensive loss in the Consolidated Statements of Operations and Comprehensive Income.

Transactions denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing on the transaction dates. Assets and liabilities denominated in foreign currencies are translated into the functional currency at the exchange rates prevailing at the balance sheet date with any transaction gains and losses that arise from exchange rate fluctuations on transactions denominated in a currency other than the functional currency are included in the results of operations as incurred.

F-33

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The Consolidated Balance Sheets amounts, with the exception of equity, on December 31, 2022 and 2021 were translated at RMB6.8972 to $1.00 and RMB6.3726 to $1.00, respectively. Equity accounts were stated at their historical rates. The average translation rates applied to Consolidated Statements of Operations and Comprehensive Income and Cash Flows for the years ended December 31, 2022 and 2021 were RMB6.7290 to $1.00 and RMB6.4508 to $1.00, respectively.

(d)	Fair Value Measurement

The Company applies Accounting Standards Codification (“ASC”) Topic 820, Fair Value Measurements and Disclosures which defines fair value, establishes a framework for measuring fair value and expands financial statement disclosure requirements for fair value measurements.

ASC Topic 820 defines fair value as the price that would be received from the sale of an asset or paid to transfer a liability (an exit price) on the measurement date in an orderly transaction between market participants in the principal or most advantageous market for the asset or liability.

ASC Topic 820 specifies a hierarchy of valuation techniques, which is based on whether the inputs into the valuation technique are observable or unobservable. The hierarchy is as follows:

Level 1 inputs to the valuation methodology are quoted prices (unadjusted) for identical assets or liabilities in active markets.

Level 2 inputs to the valuation methodology include quoted prices for identical or similar assets and liabilities in active markets or in inactive markets, and inputs that are observable for the assets or liability, either directly or indirectly, for substantially the full term of the financial instruments.

Level 3 inputs to the valuation methodology are unobservable and significant to the fair value.

The carrying amounts of the Company’s financial instruments approximate their fair values because of their short-term nature. The Company’s financial instruments include cash, short-term investments, accounts receivable, amounts due from related parties, other current assets, amounts due to related parties, accounts payable and other current payables.

(e)	Cash and cash equivalents

Cash and cash equivalents consist of cash on hand, bank deposits and short-term, highly liquid investments that are readily convertible to known amounts of cash and have insignificant risk of changes in value related to changes in interest rates and have original maturities of three months or less when purchased.

(f)	Accounts receivable

Accounts receivable are stated at the original amount less an allowance for doubtful receivables, if any, based on a review of all outstanding amounts at period end. An allowance is also made when there is objective evidence that the Company will not be able to collect all amounts due according to the original terms of the receivables. The Company analyzes the aging of the customer accounts, coverage of credit insurance, customer concentrations, customer credit-worthiness, historical and current economic trends and changes in its customer payment patterns when evaluating the adequacy of the allowance for doubtful accounts. For the years ended December 31, 2022 and 2021, the Company did not consider necessary to record allowances for doubtful accounts against its accounts receivable.

F-34

2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(g)	Inventories

Inventories, primarily consisting of the raw materials purchased by the Company for battery packs assembling and e-bicycles production, and finished goods including battery packs and e-bicycles, are stated at the lower of cost or net realizable value. Cost of inventory is determined using weighted-average method. Where there is evidence that the utility of inventories, in their disposal in the ordinary course of business, will be less than cost, whether due to physical deterioration, obsolescence, changes in price levels, or other causes, the inventories are written down to net realizable value. There were no write-downs recognized for the inventories for the years ended December 31, 2022 and 2021.

(h)	Short-term investments

Short-term investments include wealth management products. Short-term investments are classified as available for sale, and reported at fair value with unrealized gains and losses included in accumulated other comprehensive income. For the years ended December 31, 2022 and 2021, the Company did not record any impairment on the short-term investment.

(i)	Deferred IPO costs

Deferred IPO costs represent the incremental costs incurred for the Company’s initial public offering (“IPO”). These costs are deferred and will be deducted from the proceeds of the IPO upon the completion of the IPO. Deferred IPO costs primary include professional fees related to the IPO. As of December 31, 2022 and 2021, the deferred IPO costs were $797,403 and $73,034, respectively. Deferred IPO costs are included in the Prepaid expenses and other current assets in the Consolidated Balance Sheets.

(j)	Property and equipment, net

Property and equipment are stated at cost less accumulated depreciation and impairment, if any, and depreciated on a straight-line basis over the estimated useful lives of the assets. Cost represents the purchase price of the asset and other costs incurred to bring the asset into its intended use. The cost of repairs and maintenance is expensed as incurred; major replacements and improvements are capitalized. When assets are retired or disposed of, the cost and accumulated depreciation are removed from the accounts, and any resulting gains or losses are included in income/loss in the year of disposition. Estimated useful lives are as follows:

Production line for e-bicycles	5-10 Years
Furniture, fixtures and office equipment	3-5 Years
Vehicles	4-10 Years

(k)	Intangible Assets

We purchase software from third parties and recorded the cost in intangible assets on the consolidated balance sheets.

We amortize the purchased software on a straight-line basis over their estimated useful lives, which is typically 3 years. Amortization expense of Beijing LOBO is included in General and administrative expense, and amortization expense of Guangzhou LOBO is included in cost of revenue on the statements of operations and totaled $184,856 and $15,467 for the years ended December 31, 2022 and 2021, respectively. We evaluate the purchased software for impairment and did not record impairment losses for  the years  ended December 31, 2022 and 2021. Refer to Note 8 – Intangible Assets for additional information regarding our purchased software.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(l)	Capitalized Software Development Costs

In accordance with ASC 350-40, Internal-Use Software, the Company capitalizes certain computer software and software development costs incurred in connection with developing or obtaining computer software for internal use when both the preliminary project stage is completed, and it is probable that the software will be used as intended, until the software is available for general release. Capitalized software costs primarily include external direct costs of materials and services utilized in developing or obtaining computer software.

As of December 31, 2022, the software development has not been completed. Once completed, the capitalized cost will be amortized on a straight-line basis when placed into service over the estimated useful lives of the software, which is typically three years. The Company reviews the carrying value for impairment whenever facts and circumstances exist that would suggest that assets might be impaired or that the useful lives should be modified. Refer to Note 8 – Intangible Assets for additional information regarding our capitalized software development costs.

(m)	Impairment of Long-lived Assets

In accordance with ASC Topic 360, Property, Plant, and Equipment, the Company reviews long-lived assets for impairment whenever events or changes in circumstances indicate that the carrying amount of the assets may not be fully recoverable. The Company recognizes an impairment loss when the sum of expected undiscounted future cash flows is less than the carrying amount of the asset. The amount of impairment is measured as the difference between the asset’s estimated fair value and its carrying amount. The Company did not record any impairment charge for the years ended December 31, 2022 and 2021.

(n)	Long-term Investment

The Company’s long-term investment includes equity investment without readily determinable fair value.

In January 2016, the Financial Accounting Standards Board (“FASB”) issued ASU 2016-01 Financial Instruments - Overall: Recognition and Measurement of Financial Assets and Financial Liabilities. The ASU requires equity investments (except those accounted for under the equity method of accounting or those that result in consolidation of the investee) to be measured at fair value with changes in fair value recognized in net income.

The Company adopted ASC 321, Investments — Equity Securities in June 2021, when the Company’s subsidiary, Beijing LOBO, invested $1,569,218 (RMB 10,000,000) and held 48.17% equity of an unrelated limited partnership. Beijing LOBO is a limited partner that only bears legal responsibilities limited to the investment amount, and does not execute partnership affairs, nor represent the limited partnership externally. The investee company is not publicly listed, and a quoted market price is not available.

Upon adoption of ASC 321, for this equity investment without readily determinable fair value, the Company elected to use the measurement alternative to measure this investment at cost, minus impairment, if any.

On June 25, 2022, the Company signed a private equity fund transfer agreement with a third party to sell and transfer all the 48.17% equity investment held in an unrelated limited partnership for proceeds of RMB 10.1 million, resulting in a gain on sale of long-term investment of $14,861 included in the other income on the consolidated statement of operations and comprehensive income.

The Company assessed the qualitative factors and determined that there is no impairment loss that should be recognized for the year ended December 31, 2022 and 2021. As of December 31, 2022 and 2021, the Company has long-term investment of $0 and $1,569,218.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(o)	Value Added Tax

LOBO’s China subsidiaries are subject to value-added tax (“VAT”) for providing services and sales of products.

Revenue from providing services and sales of products is generally subject to VAT at applicable tax rates, and subsequently paid to PRC tax authorities after netting input VAT on purchases. The excess of output VAT over input VAT is reflected in accrued expenses and other payables. The Company reports revenue net of PRC’s VAT for all the periods presented in the Consolidated Statements of Operations and Comprehensive Income.

(p)	Revenue Recognition

The Company adopted ASU 2014-09, Revenue from Contracts with Customers (“ASC Topic 606”) from January 1, 2019 and used the modified retrospective method for the revenue from sales of self-manufactured e-bicycles and software development and design services.

The core principle of ASC Topic 606 is that a company should recognize revenue to depict the transfer of promised goods or services to customers in an amount that reflects the consideration to which the company expects to be entitled in exchange for those goods or services. The following five steps are applied to achieve that core principle:

Step 1: Identify the contract with the customer

Step 2: Identify the performance obligations in the contract

Step 3: Determine the transaction price

Step 4: Allocate the transaction price to the performance obligations in the contract

Step 5: Recognize revenue when the company satisfies a performance obligation

Revenue recognition policies are discussed as follows:

Revenue from sales of electric vehicles and accessories

The Company sells electric vehicles and accessories products to end customers. The transaction price in the contract is fixed and reflected in the sales invoice. The performance obligation is to transfer promised products to a customer upon acceptance by customers, and the Company is primarily responsible for fulfilling the promise to deliver the products to the customers. There is only one performance obligation in the contract and there is no need for allocation. The Company presents the revenue generated from its sales of products on a gross basis as the Company is a principal. The revenue is recognized at a point in time when the Company satisfies the performance obligation.

The Company offers customer warranties generally from three months to one year. To estimate reserve for warranties and returns the Company relies on historical sales returns and warranty repair costs. Based on assessment the Company assessed no cost for warranties and returns for the years ended December 31, 2022 and 2021 for the electric vehicles and accessories segment.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

Revenue from sale of software development and design services

The Company provides automobile information and entertainment software development and design services to customers. The software development and design service contracts with customers includes two components: 1) software development, and 2) royalty agreements, and the contracts specify the transaction price for each component. The Company is primarily responsible for fulfilling the promises in both components of the contract, and thus the Company is the principal in both components of the contract.

The Company provides the services to the customer and is the principal for this performance obligation. Software development services includes customized product consulting and planning, technology and function development, verification and certification, prototype, and implementation. A prototype installed with the customized software is built with proprietary technology that is specific to the customer, and thus the prototype has no alternative use and is not a separate performance obligation. All activities, including the prototype, are highly interdependent and highly interrelated. Thus, in accordance with ASC 606-10-25-19, we determined the services are not separately identifiable within the context of the contract, and therefore do not constitute a separate performance obligation on its own. The contract only has one performance obligation, which is to deliver the software to the customer to use in mass production.

The Company transfers control of the software development service over time. The software that the Company developed and designed for its customer is fully customized, and thus the software does not create an asset with an alternative use to the Company. The Company has an enforceable right to payment for performance completed according to the terms of the contract. In accordance with ASC 606-10-25-27, the Company satisfies the performance obligation and recognizes revenue over time using the output method, based on the development milestones confirmed by customers periodically.

A separate revenue stream than sale of software above is when software is delivered and the third-party  arranges the production and sales, the Company, as principal, charges a royalty fee per unit sold based on the sales volume generated by its third-party customers  from their use of the software. The Company reconciles the royalty fees with its customers on a monthly basis, and recognizes royalty revenues at a point in time at month end.

Timing of revenue recognition may differ from the timing of invoicing to customers. Accounts receivable represent revenue recognized for the amounts invoiced when the Company has satisfied its performance obligation and has unconditional right to the payment. The Company has no contract assets as of December 31, 2022 and 2021.

Contract liabilities primarily consist of advances from customers. As of December 31, 2022 and 2021, the Company recognized advances from customers amounted to $159,844 and $254,494, respectively.

The Company’s standard warranty on the software development and design services varies from one year to three years or up to 100,000 kilometers of the vehicles that equipped with the software. This warranty primarily includes basic after-sales service, such as software bug fixes. The Company considers the standard warranty is not providing incremental service to customers rather an assurance to the quality of the software development and design services and therefore, is not a separate performance obligation. The Company analyzed historical warranty claims, and warranty cost of $56,530 and $251,610 were recorded in cost of revenues for the years ended December 31, 2022 and 2021, respectively.

(q)	Research and Development Expenses

Research and development (“R&D”) expenses are expensed as incurred. R&D costs are related to certain software research and development for internal use.

R&D expenses primarily consist of employee salary and benefit costs. R&D expenses were $227,555 and $53,139 for the years ended December 31, 2022 and 2021, respectively.

(r)	Income Taxes

The Company accounts for income taxes using the asset/liability method prescribed by ASC 740 Income Taxes. Under this method, deferred tax assets and liabilities are determined based on the difference between the financial reporting and tax bases of assets and liabilities using enacted tax rates that will be in effect in the period in which the differences are expected to reverse. The Company records a valuation allowance to offset deferred tax assets if, based on the weight of available evidence, it is more-likely-than-not that some portion, or all, of the deferred tax assets will not be realized. The effect on deferred taxes of a change in tax rates is recognized as income or loss in the period that includes the enactment date.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

The provisions of ASC 740-10-25, “Accounting for Uncertainty in Income Taxes,” prescribe a more-likely-than-not threshold for consolidated financial statement recognition and measurement of a tax position taken (or expected to be taken) in a tax return. This interpretation also provides guidance on the recognition of income tax assets and liabilities, classification of current and deferred income tax  assets and liabilities, accounting for interest and penalties associated with tax positions, and related disclosures. The Company’s operating subsidiaries in PRC are subject to examination by the relevant tax authorities. According to the PRC Tax Administration and Collection Law, the statute of limitations is three years if the underpayment of taxes is due to computational errors made by the taxpayer or the withholding agent. The statute of limitations is extended to five years under special circumstances, where the underpayment of taxes is more than RMB100,000 ($14,498). In the case of transfer pricing issues, the statute of limitation is ten years. There is no statute of limitation in the case of tax evasion. Penalties and interest incurred related to underpayment of income tax are classified as income tax expense in the period incurred.

(s)	Non-controlling Interest

A non-controlling interest in a subsidiary of the Company represents the portion of the equity (net assets) in the subsidiary not directly or indirectly attributable to the Company. Non-controlling interests are presented as a separate component of equity on the Consolidated Balance Sheets, consolidated statements of changes in shareholders’ equity and net income and other comprehensive income attributable to non-controlling shareholders are presented as a separate component on the Consolidated Statements of Operations and Comprehensive Income.

(t)	Segment Reporting

The Company has organized its operations into two operating segments. The segments reflect the way the Company evaluates its business performance and manages its operations by the Company’s chief operating decision maker (“CODM”) for making decisions, allocating resources and assessing performance. The Company’s CODM has been identified as the chief executive officer, who reviews consolidated results when making decisions about allocating resources and assessing performance of the Company.

The Company has determined that it operates in two operating segments: (1) electric vehicles and accessories sales segment, and (2) software royalties and development and design services segment. The Company’s reportable segments are strategic business units that offer different products and services. They are managed separately because each business unit requires different technology and marketing strategies.

As the Company’s long-lived assets are substantially all located in the PRC and all of the Company’s revenues and expenses are derived from within the PRC, no geographical segments are presented.

(u)	Net Income Per Share

Basic income per share is computed by dividing net income attributable to ordinary shareholders by the weighted average number of ordinary shares outstanding for the period. Diluted income per share is calculated by dividing net income attributable to ordinary shareholders as adjusted for the effect of dilutive ordinary equivalent shares, if any, by the weighted average number of ordinary and dilutive ordinary equivalent shares outstanding during the period. Potentially dilutive shares are excluded from the computation if their effect is anti-dilutive.

(v)	Comprehensive Income

Comprehensive income is comprised of the Company’s net income and other comprehensive income (loss). The components of other comprehensive loss consist solely of foreign currency translation adjustments.

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2.	SUMMARY OF SIGNIFICANT ACCOUNTING POLICIES – continued

(w)	Commitments and Contingencies

Liabilities for loss contingencies arising from claims, assessments, litigation, fines, and penalties and other sources are recorded when it is probable that a liability has been incurred and the amount can be reasonably estimated. If a potential material loss contingency is not probable but is reasonably possible, or is probable but cannot be estimated, then the nature of the contingent liability, together with an estimate of the range of possible loss if determinable and material, is disclosed. Legal costs incurred in connection with loss contingencies are expensed as incurred.

(x)	Recent Accounting Standards

The Company is an “emerging growth company” (“EGC”) as defined in the Jumpstart Our Business Startups Act of 2012 (the “JOBS Act”). Under the JOBS Act, an EGC can delay adopting new or revised accounting standards issued subsequent to the enactment of the JOBS Act until such time as those standards apply to private companies.

In June 2016, FASB issued ASU No. 2016-13, “Financial Instruments – Credit Losses”, which will require the measurement of all expected credit losses for financial assets held at the reporting date based on historical experience, current conditions, and reasonable and supportable forecasts. Subsequently, FASB issued ASU No. 2018-19, Codification Improvements to Topic 326, to clarify that receivables arising from operating leases are within the scope of lease accounting standards. Further, FASB issued ASU No. 2019-04, ASU 2019-05, ASU 2019-10, ASU 2019-11 and ASU 2020-02 to provide additional guidance on the credit losses standard. For all other entities, the amendments for ASU 2016-13 are effective for fiscal years beginning after December 15, 2022, including interim periods within those fiscal years, with early adoption permitted. Adoption of the ASUs is on a modified retrospective basis. The Company does not expect to early adopt this guidance and is in the process of evaluating the impact of adoption of this guidance on the Company’s consolidated financial statements.

Other accounting standards that have been issued by FASB that do not require adoption until a future date are not expected to have a material impact on the consolidated financial statements upon adoption. The Company does not discuss recent standards that are not anticipated to have an impact on or are unrelated to its consolidated financial condition, results of operations, cash flows or disclosures.

3.	REVENUES AND COST OF REVENUES

The following table identifies the disaggregation of the Company’s revenues for the years ended December 31, 2022 and 2021, respectively:

	2022	2021
Revenues
Electric vehicles and accessories sales	$16,930,201	$12,401,756

Software royalties	376,868	1,362,553
Software development and design services	991,496	364,150
Software royalties and development and design subtotal	1,368,364	1,726,703

Total revenues accounted for under ASC Topic 606	$18,298,565	$14,128,459

The Company applied a practical expedient to expense costs as incurred for costs to obtain a contract with a customer when the amortization period would have been one year or less. The Company has no material incremental costs of obtaining contracts with customers that the Company expects the benefit of those costs to be longer than one year.

Cost of electric vehicles and accessories revenues consist primarily of cost of products, labor cost, and other overhead expenses. Cost of Software development and design revenues consist primarily of raw material cost, outsourced development cost, and amortization cost of the intangible assets. The following table identifies the disaggregation of the Company’s cost of revenues for the years ended December 31, 2022 and 2021, respectively:

	2022	2021
Cost of revenues
Electric vehicles and accessories	$14,689,913	$10,594,606
Software development and design services	583,268	602,708
Total cost of revenues	$15,273,181	$11,197,314

4.	ACCOUNTS RECEIVABLE

As of December 31, 2022 and 2021, accounts receivable consisted of the following, and the Company determined that based on historical observations, the allowance for doubtful accounts assessed to be zero.

	As of December 31,
	2022	2021
Accounts receivable	$3,056,321	$1,459,961

5.	SHORT-TERM INVESTMENTS

As of December 31, 2022 and 2021, short-term investments consisted of the wealth management products totaled $24,271 and $6,277, respectively. Wealth management products are deposits in a financial institution with variable interest rates and not-guaranteed principal, and thus classified as available for sale. The wealth management products were carried at fair value. Wealth management products had duration of 30 years, during which the Company could redeem the wealth management product at its discretion. For the year ended December 31, 2022, and 2021, the weighted average interest rates of the short-term investments are 2.98% and 2.5%, respectively, and the Company concluded that the gain or loss from the changes in fair values is immaterial to be recognized in accumulated other comprehensive income.

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6.	INVENTORIES

As of December 31, 2022 and 2021, inventories consisted of the following:

	As of
	December 31,
	2022	2021
Finished goods(1)	$2,457,121	$1,680,273
Raw materials(2)	1,353,371	176,539
Work-in-process(3)	-	88,478
Others(4)	3,536	43,180
Total Inventory	$3,814,028	$1,988,470

(1)	Finished goods includes electric vehicles and accessories.

(2)	Raw materials mainly include parts, and battery cells.

(3)	Work-in-process includes cost incurred to build prototypes with customized software.

(4)	Others includes low-value consumption goods and goods shipped in transit.

Based on historical observations, the write-downs were immaterial to be recognized for the inventories for the years ended December 31, 2022 and 2021.

7.	PREPAID EXPENSES AND OTHER CURRENT ASSETS

As of December 31, 2022 and 2021, prepaid expenses and other current assets consisted of the following:

	As of December 31,
	2022	2021
Prepayment to vendors	$2,148,368	$1,136,685
Deferred IPO Costs(1)	797,403	73,034
Advances to employees(2)	29,759	103,456
Others(3)	377,594	143,837
Prepaid expenses and other current assets	$3,353,124	$1,457,012

(1)	The balance represented the incremental costs incurred for the Company’s initial public offering (“IPO”), which will be deducted from the proceeds of the IPO upon the completion of the IPO.
(2)	The balance represented advances that the Company’s subsidiaries have advanced to non-director/officer employees. The advance is interest-free.
(3)	The balance primarily represented a deductible VAT input tax of $262,447 and $97,128, and a deposit of $34,014 and $46,709, as of December 31, 2022 and 2021, respectively.

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8.	PROPERTY AND EQUIPMENT, NET

As of December 31, 2022 and 2021, property and equipment, net consisted of the following:

	As of December 31,
	2022	2021
Production line for e-bicycles	$1,463,948	$600,697
Furniture, fixtures and office equipment	168,595	162,214
Vehicles	80,781	87,432
	1,713,324	850,343
Less: accumulated depreciation	(664,518)	(547,810)
Property and equipment, net	$1,048,806	$302,533

For the years ended December 31, 2022 and 2021, depreciation expense amounted to $162,333 and $106,408, respectively. For the years ended December 31, 2021, the Company disposed its property and equipment, with proceeds of $23,321, and recognized gain from disposal of property and equipment of $3,168 in the Consolidated Statements of Operations and Comprehensive Income. There was no disposals during the year ended December 31, 2022.

9.	INTANGIBLE ASSETS, NET

As of December 31, 2022 and 2021, intangibles, net consisted of the following:

	As of December 31,
	2022	2021
Purchased software	$1,129,526	$712,153
Capitalized software development costs	506,803	416,026
	1,636,329	1,128,179
Less: accumulated amortization	(194,638)	(15,467)
Intangible assets, net	$1,441,691	$1,112,712

In the software development process, once the preliminary project stage was completed and management committed to funding the software through completion and the software will be used to perform the function intended, the application development stage started. In accordance with ASC 350-40-25, the software development costs incurred in the application development stage were capitalized, and the cost incurred in the preliminary project stage were expensed.

As of December 31, 2022, the capitalized software for internal use had not been completed. Once completed, the capitalized cost will be amortized on a straight-line basis when placed into service over the estimated useful lives of the software, which is typically three years.

For the years ended December 31, 2022 and 2021, amortization expense amounted to $184,856, and $15,467. The Company did not recognize impairment loss for the years ended December 31, 2022 and 2021.

The following summarizes total future amortization expenses of the purchased software at December 31, 2022:

Year ending December 31,
2023	$284,769
2024	277,366
2025	143,724
2026	39,317
2027 and after	189,712
Total future amortization expense	$934,888
Capitalized software development costs not amortized yet	506,803
Intangible assets, net	$1,441,691

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10.	LONG-TERM INVESTMENTS

In June 2021, the Company’s subsidiary, Beijing LOBO, invested $1,569,218 (RMB 10,000,000) and held 48.17% equity of an unrelated limited partnership. Beijing LOBO is a limited partner that only bears legal responsibilities limited to the investment amount, and does not execute partnership affairs, nor represent the limited partnership externally. The investee company is not public ly listed, and a quoted market price is not available.

Upon adoption of ASC 321, for this equity investment without readily determinable fair value, the Company elected to use the measurement alternative to measure this investment at cost, minus impairment, if any.

The Company assessed the qualitative factors and determined that there is  no impairment loss  that should be recognized for the year ended December 31, 2021. As of December 31, 2021, the Company has long-term investment of $1,569,218.

On June 25, 2022, the Company signed a private equity fund transfer agreement with a third party to sell and transfer all the 48.17% equity investment held in an unrelated limited partnership for proceeds of RMB 10.1 million, resulting in a gain on sale of long-term investment of $14,861 included in the other income on the consolidated statement of operations and comprehensive income. As of December 31, 2022, the Company has long-term investment of $0.

11.	ADVANCES FROM CUSTOMERS

Advances from customers are contract liabilities that represent the Company’s obligation to transfer goods or services to customers for which the Company has received prepayments from the customers. As of December 31, 2022 and 2021, the Company recorded advances from customers that amounted to $159,844 and $254,494, respectively.

12.	TAXES PAYABLE

As of December 31, 2022 and 2021, taxes payable  consisted of the following:

	As of
	December 31,
	2022	2021
Income tax payable	$1,382,570	$1,055,780
Other tax payable	539,255	364,316
Total taxes payable	$1,921,825	$1,420,096

13.	OPERATING LEASE LIABILITIES AND RIGHT OF USE ASSETS

Operating Leases

As of January 1, 2019, the Company adopted the provisions of ASC Topic 842 using the modified retrospective method. In adopting ASC Topic 842, Leases (Topic 842), the Company elected the ‘package of practical expedients’, which permitted it not to reassess under the new standard its prior conclusions about lease identification, lease classification and initial direct costs. The Company did not elect the use-of-hindsight or the practical expedient pertaining to land easements; the latter is not applicable to the Company. In addition, the Company elected not to apply ASC Topic 842 to arrangements with lease terms of 12 month or less. The discount rate utilized in such present value calculation was 4.75% based on an estimate of the Company’s incremental borrowing rate.

Subsequent to January 1, 2019 and through December 31, 2022, the Company entered into multiple operating leases for new offices and facility spaces in China. The Company measured and recorded right of use assets and corresponding operating lease liabilities at the lease commencement dates.

The Company has made operating lease payments in the amount of $124,944 and $177,293 during the years ended December 31, 2022 and 2021. Rent expense charged to operations, which differs from rent paid due to rent credits and to increasing amounts of base rent, is calculated by allocating total rental payments on a straight-line basis over the term of the lease. For the years ended December 31, 2022 and 2021, the Company incurred operating lease expense amounted to $222,638, and $111,826, respectively.

Operating lease liabilities at December 31, 2022 and 2021, consist of:

	December 31,
	2022	2021
Current portion	$218,011	$24,575
Long term portion	314,391	13,350
Total operating lease liabilities	$532,402	$37,925

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The following summarizes total future minimum operating lease payments at December 31, 2022:

Year ending December 31,
2023	$238,935
2024	191,384
2025	79,777
2026	62,646
2027 and after	-
Total minimum lease payments	572,742
Less: present value discount	(40,340)
Present value of minimum lease payments	$532,402

As of December 31, 2022 and 2021, the weighted average discount rate for these leases is 4.75% and 4.75%, and the weighted average remaining term is 41 months and 15 months, respectively.

14.	BANK LOAN

On April 21, 2021, the Company’s subsidiary, Wuxi Jinbang entered into a line of credit agreement of $219,691 (RMB1,400,000) with Jiangsu Changjiang Commercial Bank with an annual interest rate of 8.40%. The Company pays interest monthly, and the principal balance at maturity.

In April 2023, the Company paid off the entire balance of the line of credit. Thus, the Company reclassed the bank loan from long-term loan as of December 31, 2021 to short-term loan as of December 31, 2022.

The loan is secured by certain real estate assets owned by Xing Xia, Deputy General Manager and 15% shareholder of Wuxi Jinbang, and his wife, Qiuhua Rong, and guaranteed by Xing Xia, Qiuhua Rong, and Zhiqiang Xu, a former shareholder of Wuxi Jinbang. The Company also incurred other small amounts of interest expense during the normal course of conducting its business.

For the years ended December 31, 2022, and 2021, the Company recorded interest expenses of $16,715, and $12,641, respectively.

15.	RELATED PARTY TRANSACTIONS AND BALANCES

The following is a list of related parties which the Company had transactions with during the years ended December 31, 2022 and 2021:

	Name	Relationship
(a)	Jiancong Cai	Deputy General Manager/10% shareholder of the Company
(b)	Huiyan Xie	10% shareholder of the Company
(c)	Huajian Xu	CEO of the Company
(d)	Xing Xia	Deputy General Manager/15% shareholder of Wuxi Jinbang
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	Xia Xing(d) holds 49% of the Company’s shares and serves as a supervisor.
(f)	Pingyi Xu	Xu Huajian’s son
(g)	Linhui He	Cai Jiancong (a)’s wife
(h)	Tianjin Dilang Technology Co., Ltd.

 Xie Huiyan(b) holds 20% of the Company’s shares, serves as the Company’s executive director and manager, and is the Company’s legal representative; Changzhou Yizhiying Internet of Things Technology Co., Ltd., which is 100% owned by Jiangsu Yidianxing Electric Technology Co., Ltd., holds 80% of the Company’s shares.

(i)	Wealthford Capital Ltd.	57.88% shareholder of the Company
(j)	Hangzhou Zhiyi Digital Technology Co., Ltd.	Xu Pingyi(f) holds 90% of the Company’s shares and serves as a supervisor. Xu Huajian(c) holds 10% of the Company’s shares.
(k)	Qianlimu (Shiyan) Technology Co., LTD	Hangzhou Zhiyi Digital Technology Co., Ltd. (j) holds 70% of the company’s share.

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Amounts due from related parties

As of December 31, 2022 and 2021, amounts due from related parties, consisted of the following:

		December 31, 2021	Provided	Received Repayment	Exchange Rate Translation	December 31, 2022
Amounts due from related parties
(a)	Jiancong Cai	158,877	4,136,951	(3,625,974)	(24,545)	645,309
(b)	Huiyan Xie	1,140,443	9,140,841	(9,363,654)	(81,310)	836,320
(c)	Huajian Xu	67,388	217,355	(280,679)	(4,064)	-
(d)	Xing Xia	1,282,888	6,039,982	(5,169,249)	(118,811)	2,034,810
Total amounts due from related parties		$2,649,596	$19,535,129	$(18,439,556)	$(228,730)	$3,516,439

		December 31, 2020	Provided	Received Repayment	Exchange Rate Translation	December 31, 2021
Amounts due from related parties
(a)	Jiancong Cai	$-	$331,471	$(174,520)	$1,926	$158,877
(b)	Huiyan Xie	610,058	13,834,408	(13,324,865)	20,842	1,140,443
(c)	Huajian Xu	70,269	-	(4,561)	1,680	67,388
(d)	Xing Xia	2,018,513	3,718,728	(4,493,123)	38,770	1,282,888
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	33,171	313,090	(346,643)	382	-
Total amounts due from related parties		$2,732,011	$18,197,697	$(18,343,712)	$63,600	$2,649,596

The balance mainly represented the interest-free loan receivables from the shareholders and related entity. The amounts due from our COO, Jiancong Cai, and shareholders Huiyan Xie and Xing Xia will be fully repaid to the Company prior to the effective date of this registration statement, or December 31, 2023, whichever is earlier.

Amounts due to Related Parties

The following tables are retrospectively adjusted for the additional reorganization consideration of $1,136,112 due to related parties as of December 31, 2021. $301,534 of the remaining $1,437,646 additional reorganization consideration was paid to other Jiangsu LOBO shareholders who are not considered the Companies related parties, the amount was recorded in Other current payables as of December 31, 2021.

As of December 31, 2022 and 2021, amounts due to related parties consisted of the following:

		December 31,			Exchange Rate	December 31,
		2021	Borrowed	Repaid	Translation	2022
Amounts due to related parties
(a)	Jiancong Cai	$146,637	-	-	-	$146,637
(b)	Huiyan Xie	146,573	-	-	-	146,573
(c)	Huajian Xu	673,096	519,515	-	-	1,192,611
(f)	Pingyi Xu	169,806	-	-	-	169,806
(g)	Linhui He	2,591	-	(2,454)	(137)	-
Total amounts due to related parties		$1,138,703	$519,515	$(2,454)	$(137)	$1,655,627

		December 31,			Exchange Rate	December 31,
		2020	Borrowed	Repaid	Translation	2021
Amounts due to related parties
(a)	Jiancong Cai	$158,959	$-	$(12,464)	$142	$146,637
(b)	Huiyan Xie	146,573	-	-	-	146,573
(c)	Huajian Xu	673,096	-	-	-	673,096
(f)	Pingyi Xu	174,215	-	(4,460)	51	169,806
(g)	Linhui He	2,819	2,559	(2,851)	64	2,591
Total amounts due to related parties		$1,155,662	$2,559	$(19,775)	$257	$1,138,703

The balances represented interest-free loans payable to shareholders.

Related party transactions

Other than the interest free loans due to and due from shareholders, for which the balances are disclosed above, for the years ended December 31, 2022 and 2021, the Company had the following material related party transactions:

			For the years ended
			December 31,
	Related Parties	Nature	2022	2021
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	sale of products	$-	$19,343

			For the years ended
			December 31,
	Related Parties	Nature	2022	2021
(e)	Jiangsu Zhihe New Energy Technology Co., Ltd.	Purchase of products	$-	$212,415
(j)	Hangzhou Zhiyi Digital Technology Co., Ltd.	Purchase of software development services	$-	$27,904
(b)	Huiyan Xie	Car Rental expenses	$107,000	$-
(w)	Qianlimu (Shiyan) Technology Co., LTD	Purchase of products	$39,454	-

F-45

16.	INCOME TAXES

BVI

The Company is incorporated in the BVI. Under the current laws of the BVI, the Company is not subject to income or capital gains taxes. In addition, dividend payments are not subject to withholdings tax in the BVI.

Hong Kong

On March 21, 2018, the Hong Kong Legislative Council passed The Inland Revenue (Amendment) (No. 7) Bill 2017 (the “Bill”) which introduces the two-tiered profits tax rates regime. The Bill was signed into law on March 28, 2018 and was announced on the following day. Under the two-tiered profits tax rates regime, the first 2 million Hong Kong Dollar (“HKD”) of profits of the qualifying group entity will be taxed at 8.25%, and profits above HKD 2 million will be taxed at 16.5%. The Company’s Hong Kong subsidiaries did not have assessable profits that were derived in Hong Kong for the years ended December 31, 2022 and 2021. Therefore, no Hong Kong profit tax has been provided for the years ended December 31, 2022 and 2021.

PRC

The Company’s PRC subsidiaries are subject to the PRC Enterprise Income Tax Law (“EIT Law”) and are taxed at the statutory income tax rate of 25%, unless otherwise specified.

The components of the income tax provision are:

	For the years ended
	December 31,
	2022	2021
Current	$417,268	$568,005
Deferred	-	-
Total income tax provision	$417,268	$568,005

The income tax provision is included in our consolidated statement of operations and comprehensive income.

The reconciliations of the statutory income tax rate and the Company’s effective income tax rate are as follows:

	For the years ended
	December 31,
	2022	2021
Net income before provision for income taxes	$1,532,528	$2,229,885
PRC statutory tax rate	25%	25%
Income tax at statutory tax rate	383,132	557,471

Expenses not deductible for tax purpose	4,338	10,534
R&D expenses additional deductions for tax purpose	(27,911)	-
Effect of income tax rate difference in Hong Kong	271	-
Change in valuation allowance	57,438	-
Income tax expense	$417,268	$568,005
Effective tax rates	27%	25%

The current PRC EIT Law imposes a 10% withholding income tax for dividends distributed by foreign invested enterprises to their immediate holding companies outside the PRC. A lower withholding tax rate will be applied if there is a tax treaty arrangement between the PRC and the jurisdiction of the foreign holding company. Distributions to holding companies in Hong Kong that satisfy certain requirements specified by the PRC tax authorities, for example, will be subject to a 5% withholding tax rate.

F-46

As of December 31, 2022 and 2021, the Company had not recorded any withholding tax on the retained earnings of its foreign invested enterprises in the PRC, since the Company intends to reinvest its earnings to further expand its business in mainland China, and its foreign invested enterprises do not intend to declare dividends to their immediate foreign holding companies.

As of December 31, 2022 and 2021, there was no tax effect of temporary difference under ASC Topic 740 “Accounting for Income Taxes” that gives rise to deferred tax asset and liability.

As of December 31, 2022 and 2021, there was no net operating loss carried forward.

Accounting for uncertainty tax position

The Company did not identify significant unrecognized tax benefits for the years ended December 31, 2022 and 2021. The Company did not incur any interest or penalties related to potential underpaid income tax expenses. In general, the PRC tax authority has up to five years to conduct examinations of the Company’s tax filings. Accordingly, the tax years from 2018 to 2022 of the Company’s PRC subsidiaries remain open to examination by the taxing jurisdictions. The Company does not expect that its assessment regarding unrecognized tax positions will materially change over the next 12 months.

17.	EQUITY

(a) Common stock and Additional Paid In Capital

The Company was established under the laws of the British Virgin Islands on October 25, 2021. The authorized number of Ordinary Shares was 50,000,000 with par value of $0.001 per share. As of December 31, 2021, the Company’s shareholders have not funded the capital of the Ordinary Shares in British Virgin Islands and recorded subscription receivable as of December 31, 2021. The Company’s shareholders have funded the $50,000 capital in British Virgin Islands in October and November, 2022.

Upon the Reorganization event described in Note 1, on March 14, 2022, the Company issued the 5,700,000 Ordinary Shares of common stock with par value of $0.001 in exchange for all outstanding common stock of Jiangsu Lobo. The Reorganization has been accounted for at historical cost and prepared on the basis as if the Reorganization had become effective as of the beginning of the first period presented in the accompanying financial statements of the Company.

During the years ended December 31, 2022 and 2021, Jiangsu LOBO received capital contributions of $1,202,868 and $1,036,811, respectively, from its shareholders, which were recorded as additional paid in capital, and thus, for the years ended December 31, 2022 and 2021, the Company’s additional paid-in capital was $2,239,679 and $1,036,811, respectively, at the consolidated level.

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued ordinary shares of 50,000 to 50,000,000, and decreased the par value of ordinary shares from $1 to $0.001. Then the shareholders surrendered a pro-rata number of ordinary shares of 44,300,000 to the Company for no consideration and thereafter cancelled. Following the surrender, the issued and outstanding ordinary shares were 5,700,000 of par value of $0.001 per share. All share and per share data as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 are presented on a retroactive basis.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per ordinary share. As of October 15, 2023, the Company has 50,000,000 ordinary shares authorized, with 6,400,000 ordinary shares issued and outstanding. The stock dividend, all share and per share data as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 are retroactively adjusted.

(b) Subscription receivable

As of December 31, 22021, subscription receivable represented the unfunded capital for the 5,700,000 Ordinary Shares of common stock issued by the Company. The Company’s shareholders have funded the $50,000 capital in British Virgin Islands in October and November, 2022.

(c) Statutory Reserve

The Company is required to make appropriations to certain reserve funds, comprising the statutory surplus reserve and the discretionary surplus reserve, based on after-tax net income determined in accordance with generally accepted accounting principles of the PRC (“PRC GAAP”). Net income after taxation can be made up for the cumulative prior years’ losses, if any before allocated to the “Statutory reserve”. Appropriations to the statutory surplus reserve are required to be at least 10% of the after-tax net income determined in accordance with PRC GAAP until the reserve is equal to 50% of the entity’s registered capital. Appropriations to the discretionary surplus reserve are made at the discretion of the board of directors of the Company. As of December 31, 2022 and 2021, statutory reserve provided were $422,330 and $291,599, respectively.

(d) Non-controlling interest

As of December 31, 2022 and 2021, the Company’s non-controlling interest represented 15% equity interest of Wuxi Jinbang, which was established in October 2002.

F-47

18.	SEGMENT REPORTING

The Company has determined that it operates in two operating segments: (1) electric vehicles and accessories sales, and (2) software royalties and development and design services.

The Company’s CODM, chief executive officer, measures the performance of each segment based on metrics of revenue and profit before taxes from operations and uses these results to evaluate the performance of, and to allocate resources to each of the segments. As most of the Company’s long-lived assets are located in the PRC and most of the Company’s revenues are derived from the PRC, no geographical information is presented. The Company does not allocate assets to its segments as the CODM does not evaluate the performance of segments using asset information.

The following tables present the summary of each reportable segment’s assets, revenue and income, which is considered as a segment operating performance measure, for the years ended December 31, 2022, and 2021:

	For the Year Ended December 31, 2022
	Electric vehicles and accessories sales	Software royalties and development and design services
	Segment	Segment	Consolidated
Current assets	$13,191,513	$755,499	$13,947,012
Non-current assets	1,587,699	1,402,747	2,990,446
Revenues	16,930,201	1,368,364	18,298,565
Depreciation and amortization	132,664	214,525	347,189
Segment income before tax	1,055,425	477,103	1,532,528
Segment gross profit margin	13%	57%	17%
Net income	$729,756	$385,504	$1,115,260

	Year ended December 31, 2021
	Electric vehicles and accessories sales	Software royalties and development and design services
	Segment	Segment	Consolidated
Current assets	$6,551,666	$1,623,658	$8,175,324
Non-current assets	2,385,626	709,592	3,095,218
Revenues	12,401,756	1,726,703	14,128,459
Depreciation and amortization	112,369	9,506	121,875
Segment income before tax	1,143,644	1,086,242	2,229,886
Segment gross profit margin	15%	65%	21%
Net income	$857,928	$803,953	$1,661,881

F-48

19.	CONCENTRATIONS

Concentrations of Credit Risk

As of December 31, 2022 and 2021, cash and cash equivalents balances in the PRC are $182,829 and $614,008, respectively, which were primarily deposited in financial institutions located in Mainland China. Each bank account is insured by The People’s Bank of China (the central bank of China) with the maximum limit of RMB500,000 (equivalent to $70,692). To limit exposure to credit risk relating to deposits, the Company primarily places cash and cash equivalent deposits with large financial institutions in China which management believes are of high credit quality and management also continually monitors the financial institutions’ credit worthiness.

Concentrations of Customers

The following table sets forth information as to each customer that accounted for 10% or more of total accounts receivable as of December 31, 2022 and 2021:

	As of		As of
	December 31,		December 31,
	2022		2021
Customer		% of			% of
	Amount	Total	Amount		Total
A	$1,508,419	49.35%	$	*	*	%
B	537,601	17.59%		*	*	%
C	518,907	16.98%		*	*	%
D	*	* %		1,059,937	72.60%
Total	$2,564,927	83.92%		$1,059,937	72.60%

The following table sets forth information as to each customer that accounted for 10% or more of total revenue for the years ended December 31, 2022 and 2021.

	Years ended December 31,
	2022		2021
Customer		% of		% of
	Amount	Total	Amount	Total
A	$3,176,560	17.36%	$1,466,360	10.53%
B	*	* %	1,431,645	10.28%
Total	$3,176,560	17.36%	$2,898,005	20.81%

The following table sets forth information as to each supplier that accounted for 10% or more of total accounts payable for the years ended December 31, 2022 and 2021.

	As of		As of
	December 31,		December 31,
	2022		2021
Suppliers		% of			% of
	Amount	Total	Amount		Total
A	$403,026	22.45%	$	*	*	%
B	299,694	16.69%		*	*	%
C	249,164	13.88%		*	*	%
D	*	* %		549,226	63.62%
Total	$951,884	53.02%		549,226	63.62%

*	represented the percentage below 10%

There is no supplier that accounted for 10% or more of total purchase during the year ended December 31, 2022 and 2021.

20.	SUBSEQUENT EVENTS

On March 1, 2023, the Company effected a one thousand-for-one subdivision of shares to shareholders, which increased the total number of authorized and issued ordinary shares of 50,000 to 50,000,000, and decreased the par value of ordinary shares from $1 to $0.001. Then the shareholders surrendered a pro-rata number of ordinary shares of 44,300,000 to the Company for no consideration and thereafter cancelled. Following the surrender, the issued and outstanding ordinary shares were 5,700,000 of par value of $0.001 per share. All share and per share data as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 are presented on a retroactive basis.

In March 2023, LOBO HK entered into a supplemental agreement with Jiangsu LOBO’s former shareholders, and agreed the consideration for the share transfer of Jiangsu LOBO to LOBO HK shall be $1,437,646 (RMB 10,000,000), the registered capital amount of Jiangsu LOBO since its incorporation in November 2021. The pro-rata amount to each shareholder of Jiangsu LOBO was documented in the initial share transfer agreement entered in March 2022, when LOBO HK and former Jiangsu LOBO shareholders’ decided the consideration to be zero at the time. The reorganization has been treated as a corporate restructuring (reorganization) of entities under common control and thus the current capital structure has been retroactively presented in prior periods as if such structure existed at that time, and therefore, the consideration amount of $1,437,646 is retrospectively adjusted as of December 31, 2022 and 2021.

On September 15, 2023, the Company issued a further 700,000 shares on a pro-rata basis to the existing shareholders as stock dividend. The fair value of the stock dividend is determined to be $2,212,000 at $3.16 per ordinary share. As of October 15, 2023, the Company has 50,000,000 ordinary shares authorized, with 6,400,000 ordinary shares issued and outstanding. The stock dividend, all share and per share data as of December 31, 2022 and 2021, and for the years ended December 31, 2022 and 2021 are retroactively adjusted.

The Company has performed an evaluation of subsequent events through November 17, 2023, which was the date of the issuance of the consolidated financial statements, and determined that no events would have required adjustment or disclosure in the consolidated financial statements other than that discussed above.

21.	CONDENSED PARENT ONLY FINANCIAL STATEMENTS

The condensed parent company financial statements have been prepared in accordance with Rule 12-04, Schedule I of Regulation S-X as the restricted net assets of the subsidiaries of the Company exceed 25% of the consolidated net assets of the Company. The ability of the Company’s operating subsidiaries to pay dividends may be restricted due to the restriction of paid-in capital, additional paid-in capital and statutory surplus reserves of the Company under PRC laws and regulations.

The condensed parent company financial statements have been prepared using the same accounting principles and policies described in the notes to the consolidated financial statements. Please refer to the consolidated financial statements and notes presented above for additional information and disclosures with respect to these financial statements.

F-49

LOBO EV TECHNOLOGIES LTD

(Parent Company Only)

CONDENSED BALANCE SHEETS

(IN U.S. DOLLARS)

	As of
	December 31,
	2022	2021
Assets
Investment in subsidiaries(1)	$4,866,845	$2,934,807
Total Assets(1)	4,866,845	2,934,807

Liabilities and Shareholders’ Equity
Shareholders’ equity:
Common stock (par value of $0.001 per share, 50,000,000 authorized, 6,400,000 shares issued and outstanding, as of December 31, 2022 and 2021, respectively) (2)	6,400	6,400
Subscription receivable	-	(5,700)
Additional paid-in capital(1) (2)	3,013,333	1,810,465
Retained earnings(2)	1,619,682	677,980
Accumulated other comprehensive income	(194,900)	154,063
Statutory reserve	422,330	291,599
Equity attributable to LOBO EV Technologies LTD’s shareholders(1)	$4,866,845	$2,934,807
Total shareholders’ equity(1)	4,866,845	2,934,807
Total Liabilities and Shareholders’ Equity(1)	4,866,845	2,934,807

(1) Reflects retrospectively the additional Reorganization consideration of $1,437,646. Refer to Note 1, “Organization and Principal Activities.”

(2) Reflects retrospectively the stock dividend of 700,000 shares of ordinary shares issued on September 1, 2023. Refer to Note 1, “Organization and Principal Activities.”

F-50

LOBO EV TECHNOLOGIES LTD

(Parent Company Only)

CONDENSED STATEMENTS OF COMPREHENSIVE INCOME

(IN U.S. DOLLARS)

For the year ended
December 31,
	2022	2021
Revenues	$-	$-
Cost of revenues	-	-
Gross Profit	-	-

Operating expenses
Selling and marketing expenses	-	-
General and administrative expenses	-	-
Research and development expenses	-	-
Total operating expenses	-	-

Operating income	-	-

Other expenses (income)
Interest expense (income)	-	-
Other (income) expense	-	-
Total other expenses, net	-	-
Income before income tax expense	-	-
Income tax expense	-	-
Equity income of subsidiaries	1,072,433	1,648,726
Net Income	$1,072,433	$1,648,726

Other comprehensive income (loss):
Foreign currency translation adjustments	348,963	(61,220)
Total comprehensive income	$1,421,396	$1,587,506

F-51

LOBO EV TECHNOLOGIES LTD

(Parent Company Only)

CONDENSED STATEMENTS OF CASH FLOWS

(IN U.S. DOLLARS)

	For the year ended
	December 31,
	2022	2021
CASH FLOWS FROM OPERATING ACTIVITIES
Net income	$1,072,433	$1,648,726
Adjustment to reconcile net income to net cash provided by (used in) operating activities
Equity income of subsidiaries	(1,072,433)	(1,648,726)
Net cash provided by (used in) operating activities	-	-

CASH FLOWS FROM INVESTING ACTIVITIES
Net cash used in investing activities	-	-

CASH FLOWS FROM FINANCING ACTIVITIES
Net cash provided by financing activities	-	-

NET INCREASE (DECREASE) IN CASH AND CASH EQUIVALENTS	-	-
CASH AND CASH EQUIVALENTS, beginning of period	-	-
CASH AND CASH EQUIVALENTS, end of period	$-	$-

Dividends

The Company through its PRC subsidiaries paid cash dividends of nil and nil to its shareholders for the years ended December 31, 2022 and 2021, respectively.

On September 15, 2023, the Company issued 700,000 shares on a pro-rata basis to the existing shareholders. The Company determined the fair value of the stock dividend is $2,212,000, and retrospectively adjusted the stock dividend to the consolidated financial statements as of December 31, 2022 and 2021, respectively.

F-52

PART II

INFORMATION NOT REQUIRED IN PROSPECTUS

ITEM 6. INDEMNIFICATION OF DIRECTORS AND OFFICERS.

BVI law does not limit the extent to which a company’s articles of association may provide for indemnification of officers and directors, except to the extent any such provision may be held by the BVI High Court to be contrary to public policy, such as to provide indemnification against civil fraud or the consequences of committing a crime.

Our memorandum and articles of association provide that we shall indemnify our officers and directors against all actions, proceedings, costs, charges, expenses, losses, damages or liabilities incurred or sustained by such directors or officer, other than by reason of such person’s dishonesty, willful default or fraud, in or about the conduct of our company’s business or affairs (including as a result of any mistake of judgment) or in the execution or discharge of his duties, powers, authorities or discretions, including without prejudice to the generality of the foregoing, any costs, expenses, losses or liabilities incurred by such director or officer in defending (whether successfully or otherwise) any civil proceedings concerning our company or its affairs in any court whether in the BVI or elsewhere.

Pursuant to the form of indemnification agreements has been filed as Exhibit 10.1 to this registration statement, we will agree to indemnify our directors and executive officers against certain liabilities and expenses that they incur in connection with claims made by reason of their being a director or officer of our company.

The underwriting agreement, the form of which will be filed as Exhibit 1.1 to this registration statement, will also provide for indemnification by the underwriters of us and our directors and officers for certain liabilities, including liabilities arising under the Securities Act, but only to the extent that such liabilities are caused by information relating to the underwriters furnished to us in writing expressly for use in this registration statement and certain other disclosure documents.

Insofar as indemnification for liabilities arising under the Securities Act of 1933, as amended (the “Securities Act”) may be permitted to directors, officers or persons controlling us pursuant to the foregoing provisions, we have been informed that in the opinion of the SEC such indemnification is against public policy as expressed in the Securities Act and is therefore unenforceable.

II-1

ITEM 7. RECENT SALES OF UNREGISTERED SECURITIES.

In October 2021, we issued 50,000 Ordinary Shares to the following initial shareholders at par value ($1 per share), for total consideration of $50,000. The shares were issued in reliance upon exemptions from registration under Section 4(a)(2) of the Securities Act. No underwriters were involved in these issuances of Ordinary Shares.

Name	Number of Ordinary Shares
Wealthford Capital Ltd.	28,940
Huiyan Xie	5,000
Jiancong Cai	5,000
Haoyu Xiong	2,495
Yasong Yao	1,750
Lingping Mo	1,750
Yunmei Wang	1,520
Cheukyin Tai	1,000
Yibing Zhu	525
Peter Yaugh Chen	500
Bowen Yuan	500
Yuntao Liu	260
Zisheng Zhong	260
Yiyong Zhu	250
Xiaohong Zhong	250

In September 2023, our initial shareholders approved a reorganization of our ordinary shares by way of a sub-division and subsequent surrender of certain of our Ordinary Shares such that the authorized share of the company has been increased to 50,000,000 ordinary shares of $0.001 par value each. In September 2023, the Company issued additional 700,000 ordinary shares to our shareholders on a pro-rata basis, resulting in an aggregate of 6,400,000 Ordinary Shares outstanding.

The foregoing issuances were exempt from registration under the Securities Act since they were transactions not involving a public offering. No underwriters were involved in these issuances of Ordinary Shares. Other than disclosed herein, we did not issue any securities in the past three years.

ITEM 8. EXHIBITS AND FINANCIAL STATEMENT SCHEDULES.

(a) Exhibits

See Exhibit Index of this registration statement.

EXHIBIT INDEX

Exhibit No.	Description of document
1.1**	Form of Underwriting Agreement
3.1**	Memorandum and Articles of Association of the Registrant
3.2**	Form of Amended and Restated Memorandum and Articles of Association (to be effective in connection with the completion of this offering)
4.1**	Form of Underwriter Warrant
5.1**	Opinion of Ogier regarding the validity of ordinary shares being registered
5.2**	Opinion of Loeb & Loeb LLP regarding the validity of the Underwriter’s Warrants being registered
10.1**	Form of Indemnification Agreement
10.2**	Translation of House Lease Contract dated January 5, 2022 entered by and between Guangzhou New Technology Institute and Guangzhou LOBO
10.3**	Translation of Leasing Contract entered by Tianjin Junli Electric Vehicle Co., Ltd. and Beijing LOBO
10.4**	Translation of House Lease Contract entered by Beijing Chuangfu Spring Business Service Co., Ltd. and Beijing LOBO
10.5**	Translation of Office Building Lease Contact dated March 30, 2022, entered by Tianjin Youdatong Operation Management Co., Ltd and Tianjin Bibosch
10.6**	Translation of Plant Lease Contract dated December 20, 2021 entered by Tianjin Youdatong Operation Management Co., Ltd. and Tianjin Bibosch
10.7**	Translation of Office Building Lease Contract entered by Tianjin Youdatong Operation Management Co., Ltd. and Tianjin LOBO
10.8**	Translation of Lease Contact entered by Wuxi Software Industry Development Co., Ltd. and Jiangsu LOBO
10.9**	Translation of House Lease Contact entered by Sichuan Yuanxing Rubber Co., Ltd. and Wuxi Jinbang
10.10**	Form of Employment Agreement
10.11**	Form of Independent Director Agreement
10.12**	Translation of Plant Lease Agreement entered by Tianjin Golden Wheel Bicycle (Group) Co., Ltd. and Beijing LOBO dated June 24, 2023.
10.13	Translation of Shares Transfer Agreement dated December 12, 2021
10.14	Translation of Supplement Agreement to the Shares Transfer Agreement dated March 18, 2023
21.1**	List of Subsidiaries of the Registrant
23.1**	Consent of TPS Thayer, LLC
23.2**	Consent of Ogier (included in Exhibits 5.1)
23.3**	Consent of DeHeng Law Offices (Shenzhen) (included in Exhibit 99.2)
23.4**	Consent of Loeb & Loeb LLP (included in Exhibit 5.2)
24.1**	Power of Attorney (included in signature page hereto)
99.1**	Code of Business Conduct and Ethics
99.2**	Opinion of DeHeng Law Offices (Shenzhen)
99.3**	Director Nominee Consent of Zhaohui Randall Xu
99.4**	Director Nominee Consent of Ye Ren
99.5**	Director Nominee Consent of Harry D. Schulman
99.6**	Consent of Beijing Bo Yan Zhishang Information Advise Co., Ltd.
99.7**	Request for Waiver and Representation under Item 8.A.4 of Form 20-F
99.8**	Form of Charter of the Audit Committee Charter
99.9**	Form of Charter of the Nominating and Corporate Governance
99.10**	Form of Charter of the Compensation Committee
107**	Filing Fee Table

**	Previously filed.

The agreements included as exhibits to this registration statement contain representations and warranties by each of the parties to the applicable agreement. These representations and warranties were made solely for the benefit of the other parties to the applicable agreement and (i) were not intended to be treated as categorical statements of fact, but rather as a way of allocating the risk to one of the parties if those statements prove to be inaccurate; (ii) may have been qualified in such agreement by disclosures that were made to the other party in connection with the negotiation of the applicable agreement; (iii) may apply contract standards of “materiality” that are different from “materiality” under the applicable securities laws; and (iv) were made only as of the date of the applicable agreement or such other date or dates as may be specified in the agreement.

We acknowledge that, notwithstanding the inclusion of the foregoing cautionary statements, we are responsible for considering whether additional specific disclosures of material information regarding material contractual provisions are required to make the statements in this registration statement not misleading.

(b) Financial Statement Schedules

Schedules have been omitted because the information required to be set forth therein is not applicable or is shown in the Consolidated Financial Statements or the Notes thereto.

II-2

ITEM 9. UNDERTAKINGS.

(1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

i. To include any prospectus required by Section 10(a)(3) of the Securities Act;

ii. To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change in the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the SEC pursuant to Rule 424(b) if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the “Calculation of Registration Fee” table in the effective Registration Statement;

iii. To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement.

(2) That, for the purpose of determining any liability under the Securities Act, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof;

(3) To remove from registration by means of a post-effective amendment any of the securities being registered which remain unsold at the termination of the offering.

(4) To file a post-effective amendment to the registration statement to include any financial statements required by “Item 8.A. of Form 20-F” at the start of any delayed offering or throughout a continuous offering. Financial statements and information otherwise required by Section 10(a)(3) of the Act need not be furnished, provided that the registrant includes in the prospectus, by means of a post-effective amendment, financial statements required pursuant to this paragraph (4) and other information necessary to ensure that all other information in the prospectus is at least as current as the date of those financial statements.

(5) That, for purposes of determining any liability under the Securities Act, the information omitted from the form of prospectus filed as part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b) (1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

(6) For the purpose of determining any liability under the Securities Act, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

(7) That, for the purpose of determining liability under the Securities Act to any purchaser:

Each prospectus filed by the registrant pursuant to Rule 424(b) as part of a registration statement relating to an offering, other than registration statements relying on Rule 430B or other than prospectuses filed in reliance on Rule 430A, shall be deemed to be part of and included in the registration statement as of the date it is first used after effectiveness. Provided, however, that no statement made in a registration statement or prospectus that is part of the registration statement or made in a document incorporated or deemed incorporated by reference into the registration statement or prospectus that is part of the registration statement will, as to a purchaser with a time of contract of sale prior to such first use, supersede or modify any statement that was made in the registration statement or prospectus that was part of the registration statement or made in any such document immediately prior to such date of first use.

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SIGNATURES

Pursuant to the requirements of the Securities Act of 1933, as amended, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form F-1 and has duly caused this registration statement to be signed on its behalf by the undersigned, thereunto duly authorized, in Wuxi, China, on November 29, 2023.

LOBO EV TECHNOLOGIES LTD.

By:	/s/ Huajian Xu
Name:	Huajian Xu
Title:	Chief Executive Officer

Pursuant to the requirements of the Securities Act of 1933, this Registration Statement has been signed by the following persons in the capacities and on the dates indicated.

Signature	Title	Date

/s/ Huajian Xu	Chairman and Chief Executive Officer	November 29, 2023
Huajian Xu	(Principal Executive Officer)

*	Chief Financial Officer	November 29, 2023
Tong Zhu	(Principal Financial and Accounting Officer)

*	Chief Operating Officer	November 29, 2023
Jiancong Cai

*By:	/s/ Huajian Xu
Name: Huajian Xu
Attorney-in-fact

SIGNATURE OF AUTHORIZED REPRESENTATIVE IN THE UNITED STATES

Pursuant to the Securities Act of 1933, as amended, the undersigned, the duly authorized representative in the United States of Lobo EV Technologies Ltd. has signed this registration statement or amendment thereto in Newark, Delaware on November 29, 2023.

Authorized U.S. Representative

By:	/s/ Donald J. Puglisi
Name:	Donald J. Puglisi
Title:	Managing Director

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